AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1997

                                                     REGISTRATION NO. 333-12257
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              ------------------

                                   FORM S-3/A

                                AMENDMENT NO. 6
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------



                        SINCLAIR BROADCAST GROUP, INC.
            (Exact name of registrant as specified in its charter)




                  MARYLAND                           4833                      52-1494660
     (State or other jurisdiction of     (Primary Standard Industrial       (I.R.S. Employer
      incorporation or organization)      Classification Code Number)     Identification Number)

                              ------------------
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005

(Address,          including zip code,  and  telephone  number,  including  area code, of registrant's principal executive offices)
                                DAVID D. SMITH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        SINCLAIR BROADCAST GROUP, INC.
                             2000 WEST 41ST STREET
                           BALTIMORE, MARYLAND 21211
                                (410) 467-5005

(Name,  address,  including zip code, and telephone number, including area code, of agent for service)
                              ------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS.
                              ------------------
                                With a copy to:



  GEORGE P. STAMAS, ESQ.                   STEVEN A. THOMAS, ESQ.
WILMER, CUTLER & PICKERING                THOMAS & LIBOWITZ, P.A.
   2445 M STREET, N.W.                 100 LIGHT STREET -- SUITE 1100
  WASHINGTON, D.C. 20037                    BALTIMORE, MD 21202
      (202) 663-6000                         (410) 752-2468

                              ------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

                              ------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
[]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. []

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. []

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS



                                                                                    ADDRESS, INCLUDING
                                                                                        ZIP CODE,
                                                 PRIMARY                          AND TELEPHONE NUMBER,
      EXACT NAME OF         STATE OR OTHER       STANDARD          I.R.S.          INCLUDING AREA CODE,
      REGISTRANT AS        JURISDICTION OF      INDUSTRIAL        EMPLOYER           OF REGISTRANT'S
      SPECIFIED IN         INCORPORATION OR   CLASSIFICATION   INDENTIFICATION     PRINCIPAL EXECUTIVE
       ITS CHARTER           ORGANIZATION      CODE NUMBER         NUMBER                OFFICES
------------------------- ------------------ ---------------- ----------------- --------------------------
Chesapeake Television,         Maryland            4833          52-1590917       2000 West 41st Street
 Inc.                                                                            Baltimore, Maryland 21211
                                                                                       410/467-5005
Chesapeake Television          Delaware            4833          51-0336990       2000 West 41st Street
 Licensee, Inc.                                                                  Baltimore, Maryland 21211
                                                                                       410/467-5005
FSF-TV, Inc.                North Carolina         4833          56-1739096       2000 West 41st Street
                                                                                 Baltimore, Maryland 21211
                                                                                       410/467-5005
KABB Licensee, Inc.            Delaware            4833          52-1974581       2000 West 41st Street
                                                                                 Baltimore, Maryland 21211
                                                                                       410/467-5005
KDNL Licensee, Inc.            Delaware            4833          52-1974579       2000 West 41st Street
                                                                                 Baltimore, Maryland 21211
                                                                                       410/467-5005
KSMO, Inc.                     Maryland            4833          52-1836395       2000 West 41st Street
                                                                                 Baltimore, Maryland 21211
                                                                                       410/467-5005
KSMO Licensee, Inc.            Delaware            4833          52-1966077       2000 West 41st Street
                                                                                 Baltimore, Maryland 21211
                                                                                       410/467-5005
KUPN Licensee, Inc.            Maryland            4833          52-2016990       2000 West 41st Street
                                                                                 Baltimore, Maryland 21211
                                                                                       410/467-5005
SCI-Indiana Licensee,          Delaware            4833          52-1974576       2000 West 41st Street
 Inc.                                                                            Baltimore, Maryland 21211
                                                                                       410/467-5005
SCI-Sacramento                 Delaware            4833          52-1974575       2000 West 41st Street
 Licensee, Inc.                                                                  Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Communica-            Maryland            4833          52-1977539       2000 West 41st Street
 tions, Inc.                                                                     Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of Albu-        Maryland            4833          52-1976547       2000 West 41st Street
 querque, Inc.                                                                   Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of Albu-        Delaware            4833          52-1974593       2000 West 41st Street
 querque Licensee,                                                               Baltimore, Maryland 21211
 Inc.                                                                                  410/467-5005
Sinclair Radio of              Maryland            4833          52-1975701       2000 West 41st Street
 Buffalo, Inc.                                                                   Baltimore, Maryland 21211
                                                                                       410/467-5005

                                                                                    ADDRESS, INCLUDING
                                                                                        ZIP CODE,
                                                 PRIMARY                          AND TELEPHONE NUMBER,
      EXACT NAME OF         STATE OR OTHER       STANDARD          I.R.S.          INCLUDING AREA CODE,
      REGISTRANT AS        JURISDICTION OF      INDUSTRIAL        EMPLOYER           OF REGISTRANT'S
      SPECIFIED IN         INCORPORATION OR   CLASSIFICATION   INDENTIFICATION     PRINCIPAL EXECUTIVE
       ITS CHARTER           ORGANIZATION      CODE NUMBER         NUMBER                OFFICES
------------------------- ------------------ ---------------- ----------------- --------------------------
Sinclair Radio of Buf-         Delaware            4833          52-1974582       2000 West 41st Street
 falo Licensee, Inc.                                                             Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of              Maryland            4833          52-1975786       2000 West 41st Street
 Greenville, Inc.                                                                Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of              Delaware            4833          52-1974584       2000 West 41st Street
 Greenville Licensee,                                                            Baltimore, Maryland 21211
 Inc.                                                                                  410/467-5005
Sinclair Radio of Los          Maryland            4833          52-1975780       2000 West 41st Street
 Angeles, Inc.                                                                   Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of Los          Delaware            4833          52-1974591       2000 West 41st Street
 Angeles Licensee,                                                               Baltimore, Maryland 21211
 Inc.                                                                                  410/467-5005
Sinclair Radio of              Maryland            4833          52-1975784       2000 West 41st Street
 Memphis, Inc.                                                                   Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of              Delaware            4833          52-1974586       2000 West 41st Street
 Memphis Licensee,                                                               Baltimore, Maryland 21211
 Inc.                                                                                  410/467-5005
Sinclair Radio of              Maryland            4833          52-1975785       2000 West 41st Street
 Nashville, Inc.                                                                 Baltimore, aryland 21211
                                                                                       410/467-5005
Sinclair Radio of Nash-        Delaware            4833          52-1974585       2000 West 41st Street
 ville Licensee, Inc.                                                            Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of New          Maryland            4833          52-1975783       2000 West 41st Street
 Orleans, Inc.                                                                   Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of New          Delaware            4833          52-1974588       2000 West 41st Street
 Orleans Licensee,                                                               Baltimore, Maryland 21211
 Inc.                                                                                  410/467-5005
Sinclair Radio of St.          Maryland            4833          52-1975782       2000 West 41st Street
 Louis, Inc.                                                                     Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of St.          Delaware            4833          52-1974592       2000 West 41st Street
 Louis Licensee, Inc.                                                            Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio of              Maryland            4833          52-1975788       2000 West 41st Street
 Wilkes-Barre, Inc.                                                              Baltimore, Maryland 21211
                                                                                       410/467-5005
Sinclair Radio                 Delaware            4833          52-1974583       2000 West 41st Street
 of Wilkes-Barre                                                                 Baltimore, Maryland 21211
 Licensee, Inc.                                                                        410/467-5005

                                                                                  ADDRESS, INCLUDING
                                                                                      ZIP CODE,
                                               PRIMARY                          AND TELEPHONE NUMBER,
     EXACT NAME OF        STATE OR OTHER       STANDARD          I.R.S.          INCLUDING AREA CODE,
     REGISTRANT AS       JURISDICTION OF      INDUSTRIAL        EMPLOYER           OF REGISTRANT'S
     SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   INDENTIFICATION     PRINCIPAL EXECUTIVE
      ITS CHARTER          ORGANIZATION      CODE NUMBER         NUMBER                OFFICES
----------------------- ------------------ ---------------- ----------------- --------------------------
Superior Communica-          Delaware            4833          61-1250982       2000 West 41st Street
 tions of Kentucky,                                                            Baltimore, Maryland 21211
 Inc.                                                                                410/467-5005
Superior Communica-          Oklahoma            4833          73-1021304       2000 West 41st Street
 tions of Oklahoma,                                                            Baltimore, Maryland 21211
 Inc.                                                                                410/467-5005
Superior KY License          Delaware            4833          61-1250983       2000 West 41st Street
 Corp.                                                                         Baltimore, Maryland 21211
                                                                                     410/467-5005
Superior OK License          Delaware            4833          73-1438189       2000 West 41st Street
 Corp.                                                                         Baltimore, Maryland 21211
                                                                                     410/467-5005
Tuscaloosa Broadcast-        Maryland            4833          52-1940000       2000 West 41st Street
 ing, Inc.                                                                     Baltimore, Maryland 21211
                                                                                     410/467-5005
WCGV, Inc.                   Maryland            4833          52-1836393       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WCGV Licensee, Inc.          Delaware            4833          52-0349552       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WDBB, Inc.                   Maryland            4833          52-1947227       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WLFL, Inc.                   Maryalnd            4833          52-1911462       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WLFL Licensee, Inc.          Delaware            4833          51-0364246       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WLOS Licensee, Inc.          Delaware            4833          52-1974580       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WPGH, Inc.                   Maryland            4833          52-1742771       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WPGH Licensee, Inc.          Maryland            4833          52-1742774       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005
WSMH, Inc.                   Maryland            4833          52-1952880       2000 West 41st Street
                                                                               Baltimore, Maryland 21211
                                                                                     410/467-5005

                                                                                   ADDRESS, INCLUDING
                                                                                       ZIP CODE,
                                                PRIMARY                          AND TELEPHONE NUMBER,
     EXACT NAME OF         STATE OR OTHER       STANDARD          I.R.S.          INCLUDING AREA CODE,
     REGISTRANT AS        JURISDICTION OF      INDUSTRIAL        EMPLOYER           OF REGISTRANT'S
      SPECIFIED IN        INCORPORATION OR   CLASSIFICATION   INDENTIFICATION     PRINCIPAL EXECUTIVE
      ITS CHARTER           ORGANIZATION      CODE NUMBER         NUMBER                OFFICES
------------------------ ------------------ ---------------- ----------------- --------------------------
WSMH Licensee, Inc.           Delaware            4833          52-1939265       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WSTR, Inc.                    Maryland            4833          52-1836394       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WSTR Licensee, Inc.           Maryalnd            4833          52-1958895       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WSYX, Inc.                    Maryland            4833          52-2050323       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WTTE, Channel 28, Inc.        Maryland            4833          52-1313500       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WTTE, Channel 28              Maryland            4833          52-1742776       2000 West 41st Street
 Licensee, Inc.                                                                 Baltimore, Maryland 21211
                                                                                      410/467-5005
WTTO , Inc.                   Maryland            4833          52-1836391       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WTTO Licensee, Inc.           Delaware            4833          51-0349553       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WTVZ, Inc.                    Maryland            4833          52-1903498       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WTVZ Licensee, Inc.           Maryland            4833          52-1908393       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WYZZ, Inc.                    Maryland            4833          52-1959155       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005
WYZZ Licensee, Inc.           Delaware            4833          52-1959631       2000 West 41st Street
                                                                                Baltimore, Maryland 21211
                                                                                      410/467-5005

PROSPECTUS



                                $1,000,000,000


                              CLASS A COMMON STOCK
                                DEBT SECURITIES
                                PREFERRED STOCK
                              ------------------

     SINCLAIR BROADCAST GROUP, INC. ("SINCLAIR " OR THE "COMPANY") MAY FROM TIME TO TIME OFFER, TOGETHER OR SEPARATELY, ITS (I) Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (ii) debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt
Securities") or subordinated debt securities (the "Subordinated Debt Securities") and (iii) shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), in amounts, at prices and on terms to be determined at the time of the offering. The Class A Common Stock, the Debt Securities and the Preferred Stock are collectively called the "Securities." To the extent indicated in the accompanying Prospectus Supplement (the "Prospectus Supplement"), certain stockholders of the Company (the "Selling Stockholders") may from time to time offer up to 1,750,000 shares of Class A Common Stock. See "Selling Stockholders" and "Plan of Distribution."

     The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $1,000,000,000 in aggregate initial public offering price. Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the specific title, aggregate principal amount, the denomination, maturity, premium, if any, the interest, if any (which may be at a fixed or variable rate), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions, terms for any conversion into Class A Common Stock, guarantees, if any, the initial public offering price, listing (if any) on a securities exchange or quotation (if any) on an automated quotation system, acceleration, if any, and other terms and (ii) in the case of Preferred Stock, the specific title, the aggregate number of shares offered, any dividend (including the method of calculating payment of dividends), liquidation, redemption, voting and other rights, any terms for any conversion or exchange into Class A Common Stock or Debt Securities, the initial public offering price, listing (if any) on a securities exchange or quotation (if any) on an automated quotation system and other terms. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as defined in the applicable Prospectus Supplement) of the Company. Debt Securities may be guaranteed to the extent specified in the applicable Prospectus Supplement (the "Guarantees") by certain subsidiaries of the Company specified in the Prospectus Supplement (the "Guarantors,").

     The Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. See "Plan of Distribution" for possible indemnification arrangements with agents, dealers and underwriters.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement relating to such Securities. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in an accompanying Prospectus Supplement.

     The Prospectus Supplement will contain information concerning certain United States federal income tax considerations, if applicable to the Securities offered.
                              ------------------



     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

                              ------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

               The date of this Prospectus is September 16, 1997

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 75 Park Place, Room 1228, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available though the Commission's Web site (http:// www.sec.gov). In addition, the Company's Class A Common Stock is listed on the Nasdaq Stock Market's National Market System, and material filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C.
20006.

     The Company has filed a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus and any accompanying Prospectus Supplement do not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. Statements contained herein and in any accompanying Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission or on EDGAR or copies thereof may be obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act are incorporated hereby by reference:

       (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants;

       (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and


       (c) The Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996, August 30, 1996,
           September 5, 1996,  February 25, 1997,  June 27, 1997,  July 2, 1997,
           July 14, 1997, July 17, 1997, July 29, 1997,  August 13, 1997, August
           26, 1997 and August 29, 1997.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     A copy of any and all of the documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference into any such document) will be provided without charge to any person to whom a copy of this Prospectus is delivered, upon written or oral request. Requests should be directed to:

                             Patrick J. Talamantes
                       Sinclair Broadcasting Group, Inc.
                              2000 W. 41st Street
                           Baltimore, Maryland 21211


     CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES
OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SECURITIES OFFERED HEREBY TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."


     IN CONNECTION WITH THE OFFERING OF SECURITIES PURSUANT TO THIS PROSPECTUS, THE UNDERWRITERS AND SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE SECURITIES ON THE NASDAQ NATIONAL MARKET IN ACCORDANCE WITH RULE 103 OF REGULATION M UNDER THE SECURITIES EXCHANGE ACT OF 1934. SEE "PLAN OF DISTRIBUTION."

     Unless the context otherwise indicates, as used herein, the "Company" or "Sinclair" means Sinclair Broadcast Group, Inc. and its direct and indirect wholly-owned subsidiaries (collectively, the "Subsidiaries").


                                  THE COMPANY


     THE COMPANY IS A DIVERSIFIED BROADCASTING COMPANY THAT OWNS OR PROVIDES PROGRAMMING SERVICES TO more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned by the Company. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations and has options to acquire an additional seven radio stations.

     The Company is a Maryland corporation formed in 1986. The Company's principal offices are located at 2000 West 41st Street, Baltimore, Maryland 21211, and its telephone number is (410) 467-5005.


                                 RISK FACTORS

     In addition to the other information contained or incorporated by reference in this Prospectus, prospective investors should review carefully the following risks concerning the Company, the Securities and the broadcast industry before purchasing the Securities offered hereby.


SUBSTANTIAL LEVERAGE AND PREFERRED STOCK OUTSTANDING

     The Company has consolidated indebtedness that is substantial in relation to its total stockholders' equity. As of July 31, 1997, the Company had outstanding long-term indebtedness (including current installments) of approximately $1.2 billion. In addition, Sinclair Capital, a subsidiary trust of the Company (the "Trust"), had issued and outstanding $200 million aggregate liquidation amount of 115/8% High Yield Trust Offered Preferred Securities (the "Preferred Securities"), which are ultimately backed by $206.2 million liquidation amount of Series C Preferred Stock, par value $.01, of the Company (the "Series C Preferred Stock") each of which must be redeemed in 2009. The Company may borrow additional amounts under a bank credit facility governed by an Amended and Restated Credit Agreement dated as of May 20, 1997 with The Chase Manhattan Bank, as agent (as amended from time to time, the "Bank Credit Agreement"), of which $633.7 million was outstanding as of July 31, 1997 and expects to do so to finance its pending acquisition (the "Heritage Acquisition") of assets from certain subsidiaries of Heritage Media Corporation, Inc. (collectively, "Heritage"). The Company also had outstanding 1,106,608 shares of Series B Convertible Preferred Stock with an aggregate liquidation preference of $110.7 million as of July 31, 1997. The Company also has significant program contracts payable and commitments for future programming. Moreover, subject to the restrictions contained in its debt instruments and preferred stock, the Company may incur additional debt and issue additional preferred stock in the future.

     The Company and its Subsidiaries have and will continue to have significant payment obligations relating to the Bank Credit Agreement, the 10% Senior Subordinated Notes due 2003 (the "1993 Notes"), the 10% Senior Subordinated Notes due 2005 (the "1995 Notes"), the 9% Senior Subordinated Notes due 2007 (the "1997 Notes," and, together with the 1993 Notes and the 1995 Notes, the "Existing Notes"), and the Preferred Securities, and a significant amount of the Company's cash flow will be required to service these obligations. In addition, the Company may be required to pay dividends on the Series B Convertible Preferred Stock in certain circumstances. See "Description of Capital Stock -- Existing Preferred Stock." The Company, on a consolidated basis, reported interest expense of $84.3 million for the year ended December 31, 1996. After giving pro forma effect to acquisitions completed by the Company in 1996, the issuance of the Preferred Securities and the issuance of the 1997 Notes as though each occurred on January 1, 1996, and the use of the net proceeds therefrom, the interest expense and Subsidiary Trust Minority Interest Expense would have been $145.9 million. The weighted average interest rates on the Company's indebtedness under the Bank Credit Agreement during the year ended December 31, 1996 was 8.08%.

     The $400 million revolving credit facility available to the Company under the Bank Credit Agreement will be subject to reductions beginning March 31, 2000, and will mature on the last business day of December 2004. Payment of portions of the $600 million term loan under the Bank Credit Agreement begins on September 30, 1997 and the term loan must be fully repaid by December 31, 2004. The 1993 Notes mature in 2003, the 1995 Notes mature in 2005 and the 1997 Notes mature in 2007. The Series C Preferred Stock must be redeemed in 2009. Required repayment of indebtedness of the Company totaling approximately $1.2 billion will occur at various dates through May 31, 2007.

     The Company's current and future debt service obligations and obligations to make distributions on and to redeem preferred stock could have adverse consequences to holders of the Securities, including the following: (i) the Company's ability to obtain financing for future working capital needs or additional acquisitions or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness and payments related to the Preferred Securities, thereby reducing funds available for operations; (iii) the Company may be vulnerable to changes in interest rates under its credit facilities; and (iv) the Company may be more vulnerable to adverse economic conditions than less leveraged competitors and, thus, may be limited in its ability to withstand competitive pressures. If the Company is unable to service or refinance its indebtedness or preferred stock, it may be required to sell one or more of its stations to reduce debt service obligations.

     The Company expects to be able to satisfy its future debt service and dividend and other payment obligations and other commitments with cash flow from operations. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet such obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, it may be required to refinance all or a portion of its existing indebtedness or to obtain additional financing. There can be no assurance that any such refinancing or additional financing could be obtained on acceptable terms. If the Company is unable to service or refinance its indebtedness, it may be required to sell one or more of its stations to reduce debt service obligations.


COVENANT RESTRICTIONS ON DIVIDENDS AND REDEMPTION

     Certain covenants under the Existing Indentures, the Bank Credit Agreement and the Articles Supplementary relating to the Series C Preferred Stock restrict the amount of dividends and redemptions that may be declared and paid by the Company on its capital stock, which will include Preferred Stock offered pursuant to this Prospectus unless otherwise provided in the applicable Prospectus Supplement. Although the Company presently believes it will be able to pay dividends on any Preferred Stock offered hereunder as required, there can be no assurance that the Company will be permitted under such restrictions to declare dividends throughout the term of the Preferred Stock. The Company may make other restricted payments or the Company's consolidated operating performance may decline, either of which could limit the Company's ability to declare dividends. In addition, under the terms of the Bank Credit Agreement, the Company may not be able to pay full cash dividends on Preferred Stock throughout the term of any Preferred Stock unless the Company's Total Indebtedness Ratio (as defined in the Bank Credit Agreement) improves from the Company's pro forma 1996 Total Indebtedness Ratio. The Company must also satisfy other financial covenants to pay cash dividends under the Bank Credit Agreement.


RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The indentures relating to the Existing Notes (the "Existing Indentures") and the Articles Supplementary relating to the Series C Preferred Stock restrict, among other things, the Company's and its Subsidiaries' (as defined in the Existing Indentures) ability to (i) incur additional indebtedness, (ii) pay dividends, make certain other restricted payments or consummate certain asset sales, (iii) enter into certain transactions with affiliates, (iv) incur indebtedness that is subordinate in priority and in right of payment to any senior debt and senior in right of payment to the Existing Notes, (v) merge or consolidate with any other person, or (vi) sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Bank Credit Agreement contains certain other and more restrictive covenants, including restrictions on redemption of capital stock, a limitation on the aggregate size of future acquisitions undertaken without lender consent, a requirement that certain conditions be satisfied prior to consummation of future acquisitions, and a limitation on the amount of capital expenditures permitted by the Company in future years without lender consent. The Bank Credit Agreement also requires the Company to maintain specific financial ratios and to satisfy certain financial condition tests. In addition, any Debt Securities may have other and more restrictive covenants. The Company's ability to meet these financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of these covenants could result in a default under the Bank Credit Agreement and/or the Existing Indentures and/or Debt Securities. In the event of a default under the Bank Credit Agreement, the Existing Indentures or any Debt Securities, the lenders and the noteholders could seek to declare all amounts outstanding under the Bank Credit Agreement, the Existing Notes or any Debt Securities, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders under the Bank Credit Agreement could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Bank Credit Agreement or the Existing Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company including Debt Securities. Substantially all of the assets of the Company and its Subsidiaries (other than the assets of KDSM, Inc. which ultimately back up the Preferred Securities) are pledged as security under the Bank Credit Agreement. The Subsidiaries (with the exception of Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.) also guarantee the indebtedness under the Bank Credit Agreement and the Existing Indentures.

     In addition to a pledge of substantially all of the assets of the Company and its Subsidiaries, the Company's obligations under the Bank Credit Agreement are secured by mortgages on certain real property assets of certain non-Company entities (the "Stockholder Affiliates") owned and controlled by the Company's current majority stockholders (David D. Smith, Frederick G. Smith, J. Duncan
Smith and Robert E. Smith, collectively, the "Controlling Stockholders"), including Cunningham Communications, Inc. ("CCI"), Gerstell Development Corporation ("Gerstell"), Gerstell Development Limited Partnership ("Gerstell LP") and Keyser Investment Group, Inc. ("KIG"). If the Company were to seek to replace the Bank Credit Agreement, there can be no assurance that the assets of these Stockholder Affiliates would be available to provide additional security under a new credit agreement, or that a new credit agreement could be arranged on terms as favorable as the terms of the Bank Credit Agreement without a pledge of such Stockholder Affiliates' assets.


SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES AND THE RELATED GUARANTEES; ASSET ENCUMBRANCES

     The payment of principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated to the prior payment in full of Senior Debt (as defined in the applicable Prospectus Supplement) of the
Company, which, unless specified otherwise in the applicable Prospectus Supplement, will include, among other things, all indebtedness under the Bank Credit Agreement including obligations under interest rate agreements related thereto (the "Bank Interest Rate Agreements"). Therefore, in the event of the liquidation, dissolution, reorganization, or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the Subordinated Debt Securities only after Senior Debt has been paid in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Debt, and there may not be sufficient assets to pay amounts due on all or any of the Subordinated Debt Securities. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Subordinated Debt Securities, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Subordinated Debt Securities, if any Designated Senior Debt (as defined in the indenture relating to Subordinated Debt Securities) is not paid when due or any other default on Designated Senior Debt occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Debt, the Company may not make any payments on the Subordinated Debt Securities for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the Notes -- Subordination." Unless otherwise specified in the applicable Prospectus
Supplement, the Company's and the Subsidiaries' ability to incur additional indebtedness will also be restricted under the indenture relating to the Subordinated Debt Securities.

     If Subordinated Debt Securities are guaranteed (the "Guarantees") by all or some of the Company's Subsidiaries (the "Guarantors"), unless otherwise specified in the applicable Prospectus Supplement, the Guarantees by the Guarantors will be subordinated in right of payment to the guarantees by the Guarantors of the Company's obligations under the Bank Credit Agreement including, but not limited to the obligations under any Bank Interest Rate Agreement related thereto.

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be secured by any of the Company's assets. The obligations of the Company under the Bank Credit Agreement including, but not limited to any Bank Interest Rate Agreement, however, are secured, to the extent permitted by law, by a first priority security interest in substantially all of the Company's assets, including the assets of the substantially all of the Company's Subsidiaries. Moreover, the Company's obligations under certain other indebtedness (the "Founders' Notes") are secured on a second priority basis by substantially all of the Company's assets, including the assets of substantially all of the Company's Subsidiaries. If the Company becomes insolvent or is liquidated, or if payment under the Bank Credit Agreement, any Bank Interest Rate Agreement or the Founders' Notes is accelerated, the lenders under the Bank Credit Agreement, any Bank Interest Rate Agreement or the holders of the Founders' Notes would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on the Company's assets. In any such event, because the Debt Securities will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of the Debt Securities could be satisfied or, if any such assets remained, such assets might be insufficient to satisfy such claims fully. See "Description of the Debt Securities" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," and Notes to the Consolidated Financial Statements in the filings incorporated by reference herein.


DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES; POSSIBLE INVALIDITY OF GUARANTEES

     The Debt Securities will be the obligations of the Company. Substantially all of the Company's operating assets are held by its Subsidiaries and substantially all of its income before provision or benefit for income taxes was derived from operations of its Subsidiaries. Therefore, the Company's ability to make interest and principal payments when due to holders of the Debt Securities is dependent, in part, upon the receipt of sufficient funds from its Subsidiaries.

     To the extent that a court were to find that: (i) any Guarantee of the Debt Securities was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or (ii) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and such Guarantor: (a) was insolvent; (b) was rendered insolvent by reason of the issuance of such Guarantee; (c) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business; or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could avoid or subordinate such Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Debt Securities. To the extent any Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Debt Securities would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the Debt

Securities against the issuer of an invalid Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Debt Securities relating to any voided Guarantee.


POTENTIAL RELEASE OF GUARANTEES

     Unless otherwise provided in the applicable Prospectus Supplement, any Guarantee of a Guarantor, if granted, may be released at any time upon any sale, exchange or transfer by the Company of the stock of such Guarantor or substantially all the assets of such Guarantor to a non-affiliate. Unless otherwise provided in the applicable Prospectus Supplement, under the Indentures, the net cash proceeds of any Asset Sale (as defined) will be required to be applied to the repayment of any Senior Debt or to the purchase of properties and assets for use in the Company's businesses existing on the date of the Indenture or reasonably related thereto. Unless otherwise provided in the applicable Prospectus Supplement, any Guarantee of any of the Company's subsidiaries may also be released at such time as such subsidiary no longer guarantees any other debt of the Company.


CONFLICTS OF INTEREST

     In addition to their respective interests in the Company, the Controlling Stockholders have interests in various non-Company entities which are involved in businesses related to the business of the Company, including, among others, the operation of a television station in St. Petersburg, Florida since 1991 and a television station in Bloomington, Indiana since 1990. In addition, the Company leases certain real property and tower space from and engages in other transactions with the Stockholder Affiliates, which are controlled by the Controlling Stockholders. Although the Controlling Stockholders have agreed to divest interests in the Bloomington station that are attributable to them under applicable FCC regulations, the Controlling Stockholders and the Stockholder Affiliates may continue to engage in the operation of the St. Petersburg, Florida station and other already existing businesses. However, under Maryland law, generally a corporate insider is precluded from acting on a business opportunity in his or her individual capacity if that opportunity is one which the corporation is financially able to undertake, is in the line of the corporation's business and of practical advantage to the corporation, and is one in which the corporation has an interest or reasonable expectancy. Accordingly, the Controlling Stockholders generally are required to engage in new business opportunities of the Company only through the Company unless a majority of the Company's disinterested directors decide under the standards discussed above, that it is not in the best interests of the Company to pursue such opportunities. Non-Company activities of the Controlling Stockholders such as those described above could, however, present conflicts of interest with the Company in the allocation of management time and resources of the Controlling Stockholders, a substantial majority of which is currently devoted to the business of the Company.


     In addition, there have been and will be transactions between the Company and Glencairn Ltd. (with its subsidiaries, "Glencairn"), a corporation in which relatives of the Controlling Stockholders beneficially own a majority of the equity interests. Glencairn is the owner-operator and licensee of television stations WRDC in Raleigh/Durham, WVTV in Milwaukee, WNUV in Baltimore, WABM in Birmingham, KRRT in San Antonio, and WFBC in Asheville, North Carolina/Greenville/Spartanburg, South Carolina. The Company has also agreed to sell the assets essential for broadcasting a television signal in compliance with regulatory guidelines ("License Assets") relating to WTTE in Columbus, Ohio to Glencairn and to enter into an LMA with Glencairn pursuant to which the Company will provide programming services for this station after the acquisition of the License Assets by Glencairn. See "Business of Sinclair -- Broadcasting Acquisition Strategy" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein. The FCC has approved this transaction. However, the Company does not expect this transfer to occur unless the Company acquires the assets of WSYX in Columbus, Ohio.


     Two persons who are expected to become directors of the Company, Barry Baker (who is also expected to become an executive officer of the Company) and Roy F. Coppedge, III, have direct and indirect interests in River City Broadcasting, L.P. ("River City"), from which the Company purchased certain assets in 1996

(the "River City Acquisition"). In addition, in connection with the River City Acquisition, the Company has entered into various ongoing agreements with River City, including options to acquire assets that were not acquired at the time of the initial closing of the River City Acquisition, and LMAs relating to stations for which River City continues to own License Assets. See "Business -- Broadcasting Acquisition Strategy" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein. Messrs. Baker and Coppedge were not officers or directors of the Company at the time these agreements were entered into, but, upon their expected election to the Board of Directors of the Company and upon Mr. Baker's expected appointment as an executive officer of the Company, they may have conflicts of interest with respect to issues that arise under any continuing agreements and any other agreements with River City.



     The Bank Credit Agreement, the Existing Indentures and the Articles Supplementary relating to the Series C Preferred Stock provide (and the Debt Securities may provide) that transactions between the Company and its affiliates must be no less favorable to the Company than would be available in comparable transactions in arm's-length dealings with an unrelated third party. Moreover, the Existing Indentures provide (and the Debt Securities may provide) that any such transactions involving aggregate payments in excess of $1.0 million must be approved by a majority of the members of the Board of Directors of the Company and the Company's independent directors (or, in the event there is only one independent director, by such director), and, in the case of any such transactions involving aggregate payments in excess of $5.0 million, the Company is required to obtain an opinion as to the fairness of the transaction to the Company from a financial point of view issued by an investment banking or appraisal firm of national standing.


VOTING RIGHTS;  CONTROL BY  CONTROLLING  STOCKHOLDERS;
POTENTIAL  ANTI-TAKEOVER EFFECT OF DISPROPORTIONATE VOTING RIGHTS

     The Company's Common Stock has been divided into two classes, each with different voting rights. The Class A Common Stock entitles a holder to one vote per share on all matters submitted to a vote of the stockholders, whereas the Class B Common Stock, 100% of which is beneficially owned by the Controlling Stockholders, entitles a holder to ten votes per share, except for "going private" and certain other transactions for which the holder is entitled to one vote per share. The Class A Common Stock, the Class B Common Stock and the Series B Preferred Stock vote together as a single class (except as otherwise may be required by Maryland law) on all matters submitted to a vote of stockholders, with each share of Series B Preferred Stock entitled to 3.64 votes on all such matters. Holders of Class B Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock and holders of Series B Convertible Preferred Stock may at any time convert each share of Series B Convertible Preferred Stock into 3.64 Shares of Class A Common Stock.

     The Controlling Stockholders own in the aggregate over 60% of the outstanding voting capital stock (including the Series B Preferred Stock) of the Company and control over 90% of all voting rights associated with the Company's capital stock. As a result, any three of the Controlling Stockholders will be able to elect a majority of the members of the Board of Directors of Sinclair and, thus, will have the ability to maintain control over the operations and business of the Company.

     The Controlling Stockholders have entered into a stockholders' agreement (the "Stockholders' Agreement") pursuant to which they have agreed, for a period ending in 2005, to vote for each other as candidates for election to the board of directors. In addition, in connection with the River City Acquisition, the Controlling Stockholders and Barry Baker and Boston Ventures IV Limited Partnership and Boston Ventures IVA Limited Partnership (collectively, "Boston Ventures") have entered into a voting agreement (the "Voting Agreement") pursuant to which the Controlling Stockholders have agreed to vote in favor of certain specified matters including, but not limited to, the appointment of Mr. Baker and Mr. Coppedge (or another designee of Boston Ventures) to the Company's Board of Directors at such time as they are allowed to become directors pursuant to Federal Communications Commission ("FCC") rules. Mr. Baker and Boston Ventures, in turn, have agreed to vote in favor of the reappointment of each of the Controlling Stockholders to the Company's board of directors. The Voting Agreement will remain in effect with respect to Mr. Baker for as long as he is a director of the Company and will remain in effect with respect to Mr. Coppedge (or another designee of Boston Ventures) until the first to occur of (a) the later of (i) May 31, 2001 and (ii) the expiration of the initial five-year term of Mr. Baker's employment agreement and (b) such time as Boston Ventures no longer owns directly or indirectly through its interest in River City at least 721,115 shares of Class A Common Stock (including shares that may be obtained on conversion of the Series B Preferred Stock). See "Management -- Employment Agreements" in Sinclair's Form 8-K dated August 29, 1997 incorporated herein by reference.

     The disproportionate voting rights of the Class B Common Stock relative to the Class A Common Stock and the Stockholders' Agreement and the Voting Agreement may make the Company a less attractive target for a takeover than it otherwise might be or render more difficult or discourage a merger proposal, tender offer or other transaction involving an actual or potential change of control of the Company. In addition, the Company has the right to issue additional shares of preferred stock the terms of which could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company and accordingly may be used as an anti-takeover device.


DEPENDENCE UPON KEY PERSONNEL; EMPLOYMENT AGREEMENTS WITH KEY PERSONNEL


     The Company believes that its success will continue to be dependent upon its ability to attract and retain skilled managers and other personnel, including its present officers, regional directors and general managers. The loss of the services of any of the present officers, especially its President and Chief Executive Officer, David D. Smith, or Barry Baker, who is currently a consultant to the Company and is expected to become President and Chief Executive Officer of Sinclair Communications, Inc. (a wholly owned subsidiary of the Company that holds all of the broadcast operations of the Company, "SCI") and Executive Vice President and a director of the Company as soon as permissible under FCC rules, may have a material adverse effect on the operations of the Company. Each of the Controlling Stockholders has entered into an employment agreement with the Company, each of which terminates June 12, 1998, unless renewed for an additional one year period according to its terms, and Barry Baker has entered into an employment agreement that terminates in 2001. See "Management--Employment Agreements" in Sinclair's Form 8-K dated August 29, 1997. The Company has key-man life insurance for Mr. Baker, but does not currently maintain key personnel life insurance on any of its executive officers.

     Mr. Baker is Chief Executive Officer of River City and devotes a substantial amount of his business time and energies to those services. Mr. Baker cannot be appointed as an executive officer or director of the Company until such time as (i) either the Controlling Stockholders dispose of their attributable interests (as defined by applicable FCC rules) in a television station in the Indianapolis DMA or Mr. Baker no longer has an attributable interest in WTTV or WTTK in Indianapolis; and (ii) either the Company disposes of its attributable interest in WTTE in Columbus or Mr. Baker no longer has an attributable interest in WSYX in Columbus. There can be no assurance as to when or whether these events will occur. The failure of Mr. Baker to become a director and officer of the Company on or before August 31, 1997 may allow Mr. Baker to terminate his employment agreement. The Company has no reason to believe Mr. Baker will terminate his employment agreement in such event. If Mr. Baker's employment agreement is terminated under certain specified circumstances, Mr. Baker will have the right to purchase from the Company at fair market value either (i) the Company's broadcast operations in either the St. Louis market or the Asheville/Greenville/Spartanburg market or (ii) all of the Company's radio operations, either of which may also have a material adverse effect on the operations of the Company.


RECENT RAPID GROWTH; ABILITY TO MANAGE GROWTH; FUTURE ACCESS TO CAPITAL

     Since the beginning of 1992, the Company has experienced rapid and substantial growth primarily through acquisitions and the development of LMA arrangements. In 1996 and 1997, the Company completed the River City Acquisition and other acquisitions, which increased the number of television stations owned or provided programming services by the Company from 13 to 29 and increased the number of radio stations owned or provided programming or sales services from none to 27 radio stations. In addition, the Company has entered into an agreement to acquire four television and 24 radio stations and the right to provide programming services to two television stations in connection with the Heritage Acquisition. There can be no assurance that the Company will be able to continue to locate and complete acquisitions on the scale of the River City Acquisition, the Heritage Acquisition or in general. In addition, acquisitions in the television and radio industry have come under increased scrutiny from the Department of Justice and the Federal Trade Commission. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein. Accordingly, there is no assurance that the Company will be able to maintain its rate of growth or that the Company will continue to be able to integrate and successfully manage such expanded operations, including those to be acquired in the Heritage Acquisition. Inherent in any acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities which could have a material adverse effect on the Company's operating results, particularly during the period immediately following such acquisitions. Additional debt or capital may be required in order to complete future acquisitions, and there can be no assurance the Company will be able to obtain such financing or raise the required capital.


DEPENDENCE ON ADVERTISING REVENUES; EFFECT OF LOCAL, REGIONAL AND NATIONAL ECONOMIC CONDITIONS

     The Company's operating results are primarily dependent on advertising revenues which, in turn, depend on national and local economic conditions, the relative popularity of the Company's programming, the demographic characteristics of the Company's markets, the activities of competitors and other factors which are outside the Company's control. Both the television and radio industries are cyclical in nature, and the Company's revenues could be adversely affected by a future local, regional or national recessionary environment.


RELIANCE ON TELEVISION PROGRAMMING

     One of the Company's most significant operating cost components is television programming. There can be no assurance that the Company will not be exposed in the future to increased programming costs which may materially adversely affect the Company's operating results. Acquisitions of program rights are usually made two or three years in advance and may require multi-year commitments, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in write-offs that increase station operating costs.


CERTAIN NETWORK AFFILIATION AGREEMENTS


     All but one of the television stations owned or provided programming services by the Company are affiliated with a network. Under the affiliation agreements, the networks possess, under certain circumstances, the right to terminate the agreement on prior written notice generally ranging between 15 and 45 days, depending on the agreement. Ten of the stations currently owned or programmed by the Company are affiliated with Fox and 39.0% of the Company's revenue in 1996 on a pro forma basis (without giving effect to the Heritage Acquisition) was from Fox affiliated stations. WVTV, a station to which the Company provides programming services in Milwaukee, Wisconsin pursuant to an LMA, WTTO, a station owned by the Company in Birmingham, Alabama, and WDBB, a station to which the Company provides programming services in Tuscaloosa, Alabama pursuant to an LMA, each of which was previously affiliated with Fox, had their affiliation agreements with Fox terminated by Fox in December 1994, September 1996 and September 1996, respectively. WVTV and WTTO are now affiliates of The WB Television Network ("WB"). In addition, the Company has been notified by Fox of Fox's intention to terminate WLFL's affiliation with Fox in the Raleigh-Durham market and WTVZ's affiliation with Fox in the Norfolk market, effective August 31, 1998, and the Company has entered into an agreement with WB for those stations to become affiliated with WB at that time. On August 20, 1996, the Company entered into an agreement with Fox limiting Fox's rights to terminate the Company's affiliation agreements with Fox in other markets, but there can be no assurance that the Fox affiliation agreements will remain in place or that Fox will continue to provide programming to affiliates on the same basis that currently exists. See "Business of Sinclair--Television Broadcasting" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein. The Company's UPN affiliation agreements expire in January 1998. The non-renewal or termination of affiliations with Fox or any other network could have a material adverse effect on the Company's operations.

     Each of the affiliation agreements relating to television stations involved in the River City Acquisition (other than River City's ABC and Fox affiliates) became terminable by the network upon transfer of the License Assets of the stations. These stations are continuing to operate as network affiliates, but there can be no assurance that the affiliation agreements will be continued, or that they will be continued on terms favorable to the Company. If any affiliation agreements are terminated, the affected station could lose market share, may have difficulty obtaining alternative programming at an acceptable cost, and may otherwise be adversely affected.

     Twelve stations owned or programmed by the Company are affiliated with UPN, a network that began broadcasting in January 1995. Two stations owned or programmed by the Company are operated as affiliates with WB, a network that began broadcasting in January 1995, and, pursuant to an agreement between the Company and WB, certain of the Company's stations affiliated with UPN will become affiliated with WB when their current affiliations expire in January 1998. There can be no assurance as to the future success of UPN or WB programming or as to the continued operation of the UPN or WB networks. In connection with the change of affiliation of certain of the Company's stations from UPN to WB, UPN has filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. There can be no assurance that the Company and its subsidiaries will prevail in these proceedings or that the outcome of these proceedings, if adverse to the Company and its subsidiaries, will not have a material adverse effect on the Company.


COMPETITION

     The television and radio industries are highly competitive. Some of the stations and other businesses with which the Company's stations compete are subsidiaries of large, national or regional companies that may have greater resources than the Company. Technological innovation and the resulting proliferation of programming alternatives, such as cable television, wireless cable, in home satellite-to-home distribution services, pay-per-view and home video and entertainment systems have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition. The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). In April 1997, the FCC awarded two licenses for DAB. DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences.


     The Company's stations face strong competition for market share and advertising revenues in their respective markets from other local free over-the-air radio and television broadcast stations, cable television and over-the-air wireless cable television as well as newspapers, periodicals and other entertainment media. Some competitors are part of larger companies with greater resources than the Company. In addition, the FCC has adopted rules which permit telephone companies to provide video services to homes on a common-carrier basis without owning or controlling the product being distributed, and proposed legislation could relax or repeal the telephone-cable cross-ownership prohibition for all systems. See "Business of Sinclair--Competition" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein.

     In February 1996, the Telecommunications Act of 1996 (the "1996 Act") was adopted by the Congress of the United States and signed into law by President Clinton. The 1996 Act contains a number of sweeping reforms that are having an impact on broadcasters, including the Company. While creating substantial opportunities for the Company, the increased regulatory flexibility imposed by the 1996 Act and the removal of previous station ownership limitations have sharply increased the competition for and prices of stations. The 1996 Act also frees telephone companies, cable companies and others from some of the restrictions which have previously precluded them from involvement in the provision of video services. The 1996 Act may also have other effects on the competition the Company faces, either in individual markets or in making acquisitions.

IMPACT OF NEW TECHNOLOGIES

     The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, made decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

     Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls for the DTV transition period to end in the year 2006, at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. Under the Balanced Budget Act recently signed into law by President Clinton, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given case: (a) one or more television stations affiliated with one of the four major networks in a market are not broadcasting digitally and the FCC determines that the station(s) has (have) "exercised due diligence" in attempting to convert to digital broadcasting; (b) less than 85% of the television households in the station's market subscribe to a multichannel video service (cable, wireless cable or direct-to-home broadcast satellite television) that carries at least one digital channel from each of the local stations in that market; or (c) less than 85% of the television households in the station's market can receive digital signals off the air using either a set-top converted box for an analog television set or a new digital television set. The Balanced Budget Act also directs the FCC to auction the non-digital channels by September 30, 2002 even though they are not to be reclaimed by the government until at least December 31, 2006. The FCC has stated that it will open a separate proceeding to consider the recovery of television channels 60 through 69 and how those frequencies will be used after they are eventually recovered from television broadcasters. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.


     Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. The Company has filed with the FCC a petition for reconsideration of the FCC's DTV allotment plan because of its concerns with respect to the relative DTV signal powers of VHF/UHF and UHF/UHF stations. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television, including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.

     Further advances in technology may also increase competition for household audiences and advertisers. The video compression techniques now under development for use with current cable television channels or direct broadcast satellites which do not carry local television signals (some of which commenced operation in 1994) are expected to reduce the bandwidth which is required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach a very defined audience may alter the competitive dynamics for advertising expenditures. The Company is unable to predict the effect that technological changes will have on the broadcast television industry or the future results of the Company's operations. The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable televisions systems and by digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. The FCC has issued licenses for two DAB systems. See "Business of Sinclair-- Competition" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein.


GOVERNMENTAL REGULATIONS; NECESSITY OF MAINTAINING FCC LICENSES


     The broadcasting industry is subject to regulation by the FCC pursuant to the Communications Act. Approval by the FCC is required for the issuance, renewal and assignment of station operating licenses and the transfer of control of station licensees. In particular, the Company's business will be dependent upon its continuing to hold broadcast licenses from the FCC. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company's licenses or the licenses owned by the owner-operators of the stations with which the Company has LMAs will be renewed at their expiration dates. A number of federal rules governing broadcasting have changed significantly in recent years and additional changes may occur, particularly with respect to the rules governing digital television, multiple ownership and attribution. The Company cannot predict the effect that these regulatory changes may ultimately have on the Company's operations. Additional information regarding governmental regulation is set forth under "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein.


MULTIPLE OWNERSHIP RULES AND EFFECT ON LMAS

     On a national level, FCC rules and regulations generally prevent an entity or individual from having an attributable interest in television stations that reach in excess of 35% of all U.S. television households (for purposes of this calculation, UHF stations are credited with only 50% of the television households in their markets). The Company currently reaches approximately 9% of U.S. television households using the FCC's method of calculation. On a local level, the "duopoly" rules prohibit attributable interests in two or more television stations with overlapping service areas. There are no national limits on ownership of radio stations, but on a local level no entity or individual can have an attributable interest in more than five to eight stations (depending on the total number of stations in the market), with no more than three to five stations (depending on the total allowed) broadcasting in the same band (AM or FM). There are limitations on the extent to which radio programming can be simulcast through LMA arrangements, and LMA arrangements in radio are counted in determining the number of stations that a single entity may control. FCC rules also impose limitations on the ownership of a television and radio station in the same market, though such cross-ownership is permitted on a limited basis in larger markets.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other entity. In the case of corporations holding broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's voting stock (or 10% or more of such stock in the case of insurance companies, certain regulated investment companies and bank trust departments that are passive investors) are generally deemed to be attributable, as are positions as an officer or director of a corporate parent of a broadcast licensee. The FCC has proposed changes to these attribution rules. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein.

     The FCC has initiated rulemaking proceedings to consider proposals to modify its television ownership restrictions, including ones that may permit the ownership, in some circumstances, of two television stations with overlapping service areas. The FCC is also considering in these proceedings whether to adopt restrictions on television LMAs. The "duopoly" rules currently prevent the Company from acquiring the FCC licenses of television stations with which it has LMAs in those markets where the Company owns a television station. In addition, if the FCC were to decide that the provider of programming services under an LMA should be treated as the owner of the television station and if it did not relax the duopoly rules, or if the FCC were to adopt restrictions on LMAs without grandfathering existing arrangements, the Company could be required to modify or terminate certain of its LMAs. In such an event, the Company could be required to pay termination penalties under certain of its LMAs. The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. All of the Company's LMAs were entered into prior to November 5, 1996, but one was entered into after enactment of the 1996 Act. The Company cannot predict if any or all of its LMAs will be grandfathered. See "Business of Sinclair--Federal Regulation of Television and Radio Broadcasting" in Sinclair's Form 8-K dated August 29, 1997, which is incorporated by reference herein. The LMA entered into after enactment of the 1996 Act has a term expiring May 31, 2006. Further, if the FCC were to find that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or could be set for hearing, the outcome of which could be a fine or, under certain circumstances, loss of the applicable FCC license.


     A petition has been filed to deny the application to assign WTTV and WTTK in the Indianapolis DMA from River City to the Company. Although the petition to deny does not challenge the assignments of WTTV and WTTK to the Company, it alleges that station WIIB in the Indianapolis DMA should be deemed an attributable interest of the Controlling Stockholders (resulting in a violation of the FCC's local television ownership restrictions when coupled with the Company's acquisition of WTTV and WTTK) even though the Controlling Stockholders have agreed to transfer their voting stock in WIIB to a third party. The FCC, at the Company's request, has withheld action on the applications for the Company to acquire WTTV and WTTK, and for the Controlling Stockholders to transfer their voting stock in WIIB, pending the outcome of the FCC's rulemaking proceeding concerning the cross-interest policy. The petitioner has appealed the withholding of action on these applications.



     The Company is unable to predict (i) the ultimate outcome of possible changes to the FCC's LMA and multiple ownership rules or the resolution of the above-described petition to deny or (ii) the impact such factors may have upon the Company's broadcast operations. As a result of regulatory changes, the Company could be required to modify or terminate some or all of its LMAs, resulting in termination penalties and/or divestitures of broadcast properties. In addition, the Company's competitive position in certain markets could be materially adversely affected. Thus, no assurance can be given that the changes to the FCC rules or the resolution of this petition to deny will not have a material adverse effect upon the Company.

LMAS--RIGHTS OF PREEMPTION AND TERMINATION

     All of the Company's LMAs allow, in accordance with FCC rules, regulations and policies, preemptions of the Company's programming by the owner-operator and FCC licensee of each station with which the Company has an LMA. In addition, each LMA provides that under certain limited circumstances the arrangement may be terminated by the FCC licensee. Accordingly, the Company cannot be assured that it will be able to air all of the programming expected to be aired on those stations with which it has an LMA or that the Company will receive the anticipated advertising revenue from the sale of advertising spots in such programming. Although the Company believes that the terms and conditions of each of its LMAs should enable the Company to air its programming and utilize the programming and other non-broadcast license assets acquired for use on the LMA stations, there can be no assurance that early terminations of the arrangements or unanticipated preemptions of all or a significant portion of the programming by the owner-operator and FCC licensee of such stations will not occur. An early termination of one of the Company's LMAs, or repeated and material preemptions of programming thereunder, could adversely affect the Company's operations. In addition, the Company's LMAs expire on various dates from March 27, 2000 to May 31, 2006, unless extended or earlier terminated. There can be no assurance that the Company will be able to negotiate extensions of its arrangements on terms satisfactory to the Company.

     In certain of its LMAs, the Company has agreed to indemnify the FCC licensee against certain claims (including trademark and copyright infringement, libel or slander and claims relating to certain FCC proceedings or investigations) that may arise against the FCC licensee as a result of the arrangement.



POTENTIAL EFFECT ON THE MARKET PRICE RESULTING FROM SHARES ELIGIBLE FOR FUTURE SALE

     Any shares of Class A Common Stock offered pursuant to this Prospectus will be freely tradeable in the United States without restriction or further registration unless purchased by affiliates of the Company. Shares of Class B Common Stock are convertible into Class A Common Stock on a share-for-share basis at any time at the option of the holder and are automatically converted into Class A Common Stock upon transfer, except for transfers to certain permitted transferees. The 27,510,581 shares of Class B Common Stock outstanding prior to the date of this Prospectus (and shares of Class A Common Stock into which they are convertible), all of which are beneficially owned by the Controlling Stockholders, are held by persons who may be deemed to be affiliates of the Company and are eligible for resale under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), subject to the volume limitations thereunder. Options to acquire 2,023,285 shares of Class A Common Stock have been granted to certain officers or employees of the Company under the Company's various stock option plans. Of the options granted, 865,093 have vested as of the date of this Prospectus. Up to an additional 659,738 shares of Class A Common Stock are reserved for future issuance pursuant to the Company's Stock Option Plans and Long Term Incentive Plan. In addition, the Company issued 1,150,000 shares of Series B Preferred Stock to River City in connection with the River City Acquisition, of which 1,085,983 shares (which are convertible at any time at the option of the holders, into an aggregate of 3,949,029 shares of Class A Common Stock subject to certain adjustments) were issued and outstanding as of September 10, 1997. All such shares are registered under the Securities Act pursuant to a shelf registration statement and may be sold into the public market at any time. The Company has also registered under the Securities Act 1,382,435 shares of Class A Common Stock issuable upon exercise of stock options held by Barry Baker, and has registered an additional 1,259,238 shares issuable upon exercise of options issued or issuable pursuant to the Company's stock option plans. Sale of substantial amounts of shares of Class A Common Stock, or the perception that such sales could occur, may materially adversely affect the market price of the Class A Common Stock.


NET LOSSES

     The Company experienced net losses of $7.9 million and $2.7 million during 1993 and 1994, respectively, net income of $76,000 in 1995 and net income of $1.1 million in 1996 (a net loss of $29.0 million in 1996 on a pro forma basis reflecting the acquisitions completed by the Company in 1996 (the "1996 Acquisitions"), the issuance of the 1997 Notes and the Preferred Securities). The Company experienced a net loss of $5.8 million during the six months ended June 30, 1997. The losses include significant interest expense as well as substantial non-cash expenses such as depreciation, amortization and deferred compensation. Notwithstanding the slight net income in 1995 and 1996, the Company expects to experience net losses in the future, principally as a result of interest expense, amortization of programming and intangibles and depreciation.


DIVIDEND RESTRICTIONS

     The terms of the Company's Bank Credit Agreement, the Indentures and the other indebtedness of the Company restrict the Company from paying dividends on its Common Stock. The Company does not expect to pay dividends on its Common Stock in the foreseeable future.


ABSENCE OF PUBLIC TRADING MARKET

     There may be no public market for certain Securities at the time of their issuance. The Company may or may not apply for listing of such Securities on an exchange or for quotation on an automated interdealer quotation system. If the Company does apply for such listing, there is no assurance that such application will be granted. If the Securities are accepted for listing, no assurance can be given as to whether an active trading market for the Securities will develop and, if so, as to the liquidity of such trading market. If any active trading market does not develop or is not maintained, the market price of the Securities may be adversely affected.


TRADING CHARACTERISTICS OF FIXED INCOME SECURITIES

     Securities offered hereunder that constitute a fixed-income security are expected to trade at a price that takes into account the value, if any, of accrued and unpaid interest or distributions; thus, purchasers will not pay for, and sellers will not receive, any accrued and unpaid interest or distributions that are not included in the trading price of such Securities.

     The liquidation preference of any Preferred Stock offered pursuant to this Prospectus or the principal amount of any Debt Security offered pursuant to this Prospectus will not necessarily be indicative of the price at which such Securities will actually trade at or after the time of the issuance, and such Securities may trade at prices below their liquidation preference or principal amount, as applicable. The market price can be expected to fluctuate with changes in the fixed income markets and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of debt and other fixed-income securities.


FORWARD-LOOKING STATEMENTS


     This Prospectus (including the documents or portions thereof incorporated herein by reference and any Prospectus Supplement) contains forward-looking statements. In addition, when used in this Prospectus, the words "intends to," "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the impact of changes in national and regional economies, successful integration of acquired television and radio stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, volatility in programming costs, the availability of suitable acquisitions on acceptable terms and the other risk factors set forth above and the matters set forth in this Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                USE OF PROCEEDS


     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will use the net proceeds from the sale of the Securities for general corporate purposes including, without limitation, acquisitions and the repayment of outstanding indebtedness. Pursuant to the terms of the Bank Credit Agreement, all or a portion of the proceeds may be required to be used for reduction of indebtedness. Amounts repaid under the Bank Credit Agreement may be subsequently reborrowed. The Bank Credit Agreement matures on December 31, 2004 and the average interest rate thereunder as of July 31, 1997 was 6.75%. The Company will receive no proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders.

          HISTORICAL AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

     The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:






                                                                                    SIX MONTHS
                                                                                       ENDED
                                               YEAR ENDED DECEMBER 31,                JUNE 30,
                                      ------------------------------------------   --------------
                                      1992     1993     1994     1995     1996     1996     1997
                                      ------   ------   ------   ------   ------   ------   -----
Ratio of Earnings to Fixed Charges:
 Historical(a)   ..................    --      1.1x      --      1.3x     1.1x     1.1x      --
 Pro Forma(b)(c) ..................                                        --                --


----------


(a) Earnings were inadequate to cover fixed charges for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387 and $9,922 would have been required to cover fixed charges in the years ended December 31, 1992 and 1994, and the six months ended June 30, 1997, respectively.


(b) The pro forma information in this table reflects the pro forma effect of the completion of the issuance of the Preferred Securities and the 1997 Notes and the 1996 Acquisitions as if such transactions had occurred on January 1, 1996 with respect to the pro forma information for the year ended December 31, 1996 and as if such transactions had occurred on January 1, 1997 with respect to the pro forma information for the six months ended June 30, 1997.

(c) Earnings were inadequate to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997. Additional earnings of $42,088 and $12,148 would have been required to cover fixed charges for the pro forma year ended December 31, 1996 and pro forma six months ended June 30, 1997, respectively.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the company's voting securities beneficially owned as of August 12, 1997 by the Selling Stockholders. The address of all persons in the table is 2000 W. 41st Street, Baltimore, Maryland 21211. Except as set forth below, each of the shares offered by the Selling Stockholders is currently held as a share of Class B Common Stock, and each of such shares will automatically be converted into a share of Class A Common Stock upon their transfer in connection with a sale pursuant to this Prospectus. The Selling Stockholders may sell up to an aggregate of 1,750,000 shares of Class A Common Stock from time to time in amounts specified in an accompanying Prospectus Supplement.






                                     SHARES OWNED AS OF AUGUST 12, 1997
                               ----------------------------------------------
                                       CLASS A              CLASS B           PERCENTAGE
                                    COMMON STOCK        COMMON STOCK (1)      OF VOTING
                               ---------------------  -------------------      POWER OF
                                NUMBER  PERCENT OF   NUMBER       PERCENT OF     ALL
           NAMES OF              OF      CLASS A       OF          CLASS B     CAPITAL
     SELLING STOCKHOLDERS       SHARES   SHARES      SHARES        SHARES       STOCK
------------------------------ -------- ------------ ----------- ------------ -----------
David D. Smith ............... 10,000        *        7,249,999     26.3%        25.3%
Frederick G. Smith (2)  ......  4,000        *        6,726,944     24.5%        23.5%
J. Duncan Smith (3)  .........     --        --       6,969,994     25.3%        24.3%
Robert E. Smith (4)  .........     --        --       6,563,644     23.9%        22.9%


 * Less than one percent.

(1) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share expect for votes relating to "going private" and certain other transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise may be required by Maryland law, and holders of Class B Common Stock may exchange their shares of Class B Common Stock into Class A Common Stock at any time.


(2) Includes 478,645 shares held in irrevocable  trusts established by Frederick
    G. Smith for the benefit of himself, his spouse and his children and as to certain of those trusts Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.


(3) Includes 491,695 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.


(4) Includes 921,745 shares held in irrevocable trusts established by Robert E. Smith for the benefit of himself, his spouse and his children and as to certain of those trusts Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

                        DESCRIPTION OF DEBT SECURITIES

     Debt Securities may be issued from time to time in one or more series under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee, and in the form that will be filed as an exhibit to or incorporated by reference into the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "Indenture" and collectively as the "Indentures." Each Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

     The statements made hereunder relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture, including the definitions therein of certain terms and those terms made part of such Indenture by reference to the TIA, as in effect on the date of such Indenture, and to such Debt Securities. Copies of the forms of the Indentures will be filed as exhibits to or incorporated by reference into the Registration Statement of which this Prospectus is a part. See "Available Information." Certain capitalized terms used below and not defined have the respective meanings assigned to them in the applicable Indenture.


GENERAL

     The Debt Securities will be unsecured obligations of the Company unless otherwise specified in the Prospectus Supplement. The Senior Debt Securities will rank on a parity with all other unsecured and unsubordinated obligations of the Company. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all Senior Debt (as defined in the applicable Prospectus Supplement) of the Company, including any Senior Debt Securities. See "-- Subordination." The Company is a holding company which presently conducts its business through its subsidiaries. Most of the operating assets of the Company and its consolidated subsidiaries are owned by such subsidiaries and the Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities unless the Debt Securities are guaranteed by the Company's subsidiaries as described in any Prospectus Supplement. The Debt Securities may be guaranteed by some or all of the Company's Subsidiaries, in which case such guarantees will, unless otherwise specified in the applicable Prospectus Supplement, (i) rank pari passu in right of payment with all other unsecured senior obligations of such Subsidiaries with respect to guarantees of Senior Debt Securities, and (ii) rank subordinate in right of payment to all unsecured senior obligations of such Subsidiaries and rank pari passu in right of payment to all subordinated obligations of such Subsidiaries with respect to guarantees of Subordinated Debt Securities. The guarantees will be effectively subordinated in right of payment to all secured Indebtedness of such Subsidiaries to the extent of the value of the assets securing such Indebtedness.

     The Indentures will not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, will not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indentures, any other indenture that the Company may enter into in the future or otherwise.

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including:

       (1) the title of such Debt Securities;

       (2)   any  limit  upon  the  aggregate  principal  amount  of  such  Debt
Securities;

       (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates;

       (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates;

       (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

       (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;

       (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable or at which Debt Securities may be surrendered for registration of transfer or exchange;

       (8) the period or periods within which, the price or prices at which, the currency or currencies if other than in United States dollars (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company;

       (9) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currencies if other than in United States dollars (including currency unit or units) in which, and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

       (10) the denominations in which such Debt Securities are authorized to be issued;

       (11) the currency or currency unit in which such Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable;

       (12) if the amount of principal of, or any premium or interest on, such Debt Securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined;

       (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined;

       (14) provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

       (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities;

       (16) the circumstances, if any, under which the Company will pay additional amounts on such Debt Securities held by non-U.S. persons in respect of taxes, assessments or similar charges;

       (17) whether such Debt Securities will be issued in registered or bearer form or both;

       (18) the date as of which any bearer Securities of the series and any temporary global security representing outstanding securities shall be dated, if other than the original issuance date of the series of Debt Securities;

       (19) the forms of the Securities and interest coupons, if any, of the series;

       (20) if other than the Trustee, the identity of the Registrar and any Paying Agent;


       (21) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities;


       (22) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for such global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange such interests for certificated Debt Securities to be registered in the names of or to be held by such beneficial owners or their nominees;


       (23) if the debt Securities of the series may be issued or delivered, or any installation of principal or interest payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Indenture, the form of such certificates, documents or conditions;


       (24) if other than as provided in the Indenture, the person to whom any interest on any registered security of the series shall be payable and the manner in which, or the person to whom, any interest on any bearer Securities of the series shall be payable;



       (25) any definition for Debt Securities of that series which are not to be as set forth in the Indenture, including, without limitation, the definition of "Unrestricted Subsidiary" to be used for such series;



       (26) in the case of the Subordinated Indenture, the relative degree to which Debt Securities of the series offered shall be senior to or be subordinated to other series of such Debt Securities, and to other indebtedness of the Company, in right of payment, whether such other series of Debt Securities and other indebtedness are outstanding or not;


       (27) whether such Debt Securities are guaranteed and, if so, the identity of the Guarantors and the terms of such Guarantees (including whether and the extent to which the Guarantees are subordinated to the other indebtedness of the Guarantors);


       (28) the terms, if any, upon which the Company may be able to redeem such Debt Securities prior to their maturity including the dates on which such redemptions may be made and the price at which such redemptions may be made;


       (29) the terms, if any, upon which such Debt Securities may be converted or exchanged into or for Common Stock, Preferred Stock or other securities or property of the Company;


       (30) any restrictions on the registration, transfer or exchange of such Debt Securities; and


       (31) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities or which may be required or advisable under the United States laws or regulations or advisable (as determined by the Company) in connection with marketing of securities of the series.


     The terms of each specific series of Debt Securities being offered in the Prospectus Supplements shall be established (i) by the resolution of the Board of Directors, (ii) by action taken pursuant to a resolution of the Board of Directors and set forth, or determined in a manner provided in, an Officer's Certificate (as defined in the applicable Prospectus Supplement) or (iii) in one or more supplemental indentures.


     Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.


     The number of shares of Common Stock or Preferred Stock that will be issuable upon the conversion or exchange of any Debt Securities issued with conversion or exchange provisions will be adjusted to prevent dilution resulting from stock splits, stock dividends or similar or other transactions, and the nature and amount of the securities, assets or other property to be received upon the conversion or exchange of such Debt Securities will be changed as necessary in the event of any consolidation, merger, combination or similar transaction. The specific provisions will be set forth in the applicable Prospectus Supplement.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be issued in denominations of U.S. $1,000 or any integral multiples of U.S. $1,000, and Debt Securities in bearer form will be issued in denominations of U.S. $5,000 or any integral multiples of U.S. $5,000. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any such Debt Securities and to payments in respect of and transfers and exchanges of such Debt Securities will be described in the applicable Prospectus Supplement. Debt Securities in bearer form will be transferable by delivery.

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of Debt Securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     The general provisions of the Indentures will not afford holders of the Debt Securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving the Company that may adversely affect holders of the Debt Securities.


PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at such office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the Debt Securities entitled thereto as specified in the register for the applicable Debt Securities (the "Register"). Unless otherwise provided in the applicable Prospectus Supplement, each payment in respect of the Debt Securities shall be considered to have been made on the date such payment is due if there shall have been sent to the Trustee or paying agent by wire transfer (received by no later than the business day following such due date), or the Trustee or paying agent otherwise holds, on such due date sufficient funds to make such payment. Unless otherwise indicated in an applicable Prospectus Supplement, scheduled payments of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States, if any, initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable in registered form, the Company will be required to maintain at least one paying agent in each place of payment for such series and if Debt Securities of a series are issuable in bearer form, the Company will be required to maintain at least one paying agent in a place of payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment.

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. Debt Securities may be transferred or exchanged without service charge, although the Company may require a holder to pay any tax or other governmental charge imposed in connection therewith.


GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depositary (the "Depositary") or a nominee for the Depositary identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the applicable Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary, or except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement.

     Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depositary for such Registered Global Security, the Depositary will credit on its book-entry registration and transfer system the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("Participants") that have accounts with the Depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Registered Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a Registered Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons who hold through Participants will be shown on, and the transfer of such beneficial interests within such Participants will be effected only through, records maintained by such Participants.

     So long as the Depositary for a Registered Global Security, or its nominee, is the owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Security represented by such Registered Global Security for all purposes under each Indenture. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under such Indenture. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any instruction or action which a holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such instruction or action, and such Participants would authorize beneficial owners owning through such Participants to give or take such instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

     Unless otherwise provided in the Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on the Debt Securities represented by a Registered Global Security registered in the name of the Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal or interest in respect of such Registered Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Registered Global Security as shown on the records of the Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Registered Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of such Participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.


     Unless otherwise provided in the applicable Prospectus Supplement, (i) if the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as depositary of such Registered Global Security and a successor depositary is not appointed by the Company within 90 days or (ii) there shall have occured an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Debt Securities represented by such Registered Global Security and such Event of Default continues for a period of 90 days, the Company will issue Debt Securities in certificated form in exchange for such Registered Global Security. In addition, unless otherwise provided in the applicable Prospectus Supplement, the Company in its sole discretion may at any time determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in certificated form in exchange for all of the Registered Global Securities representing such series of Debt Securities. The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depositary, or with a nominee for such depositary, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.


CERTAIN COVENANTS

     The applicable Prospectus Supplement will describe any material covenants in respect of any series of Debt Securities.


CONSOLIDATION, MERGER, SALE OF ASSETS

     Unless otherwise provided in the applicable prospectus supplement, each indenture will provide that the Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any person or group of affiliated persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other person or group of affiliated persons, unless at the time and after giving effect thereto:
(i) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the applicable Debt Securities and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the consolidated net worth (as defined in the applicable Indenture) of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the consolidated net worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional indebtedness under any applicable provisions of the Indenture limiting incurrence of indebtedness; (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee shall apply to such person's obligations under the Indenture and the Debt Securities; (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any lien, any provisions of the Indenture limiting liens are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that any Guarantor will not, and the Company will not permit any such Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and after giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or
(2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Debt Securities and the Indenture;
(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate.

EVENTS OF DEFAULT

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that an Event of Default with respect to the Debt Securities of a particular series will occur under the Indenture if:

       (i) there shall be a default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and such default shall continue for a period of 30 days;

       (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Debt Security of that series at its maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

       (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause
   (b) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the series; or (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets;"

       (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or certain subsidiaries specified in the Indenture (a "Restricted Subsidiary") then has outstanding indebtedness in excess of an amount specified in the applicable Prospectus Supplement in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

       (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such guarantee;

       (vi) one or more judgments, orders or decrees for the payment of money in excess of an amount specified in the applicable Prospectus Supplement, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

       (vii) any holder or holders of at least an amount specified in the applicable Prospectus Supplement in aggregate principal amount of indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such indebtedness or to collect on, seize, dispose of or apply in satisfaction of indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

       (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

       (ix) (a) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that if an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of the applicable series outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Debt Securities of the applicable series to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the holders of the Debt Securities of the applicable series); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the applicable Debt Securities by appropriate judicial proceeding. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continuing, then all the Debt Securities of the applicable series shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Debt Securities of the applicable series, together with accrued and unpaid interest, if any, to the date the Debt Securities become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Debt Securities of the applicable series, the holders of the Debt Securities of the applicable series shall give notice to the agent under the Bank Credit Agreement of such acceleration.

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the Debt Securities of the applicable series, by written notice to the Company and the Trustee, may rescind and annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Debt Securities of the applicable series, (iii) the principal of and premium, if any, on any Debt Securities of the applicable series which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Debt Securities and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Debt Securities; and (b) all Events of Default, other than the non-payment of principal of the Debt Securities which have become due solely by such declaration of acceleration, have been cured or waived.

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the holders of not less than a majority in aggregate principal amount of the Debt Securities of the applicable series outstanding may on behalf of the holders of all the Debt Securities of the applicable series waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Debt Security, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debt Security outstanding.

     Unless specified otherwise in the applicable Prospectus Supplement, each Indenture will provide that the Company is also required to notify the Trustee within five business days of the occurrence of any Default. Unless otherwise provided in the applicable Prospectus Supplement, the Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. Unless otherwise provided in the applicable Prospectus Supplement, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Debt Securities unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

     Reference is made to the Prospectus Supplement relating to each series of Debt Securities that are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.


MODIFICATIONS AND AMENDMENTS


     Unless otherwise specified in the applicable Prospectus Supplement, modifications and amendments of the Indenture may be made by the Company, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security of all series affected by the modification or amendment affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or in the case of redemption, on or after the redemption date); (ii) reduce the percentage in principal amount of outstanding Debt Securities of a series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding Debt Securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security affected thereby; (iv) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (v) amend or modify any provisions of the Indenture relating to the subordination of the Debt Security or any guarantee in any manner adverse to the holders of the Debt Securities or any guarantee.

     Unless otherwise provided in the applicable Prospectus Supplement, modifications and amendments of each Indenture may be made by the Company, any Guarantor and the Trustee without the consent of the Holders to: (i) cause each Indenture to be qualified under the Trust Indenture Act ("TIA") or to add provisions expressly required under the TIA: (ii) evidence the succession of another person to the Company, any Guarantor or other obligor upon the Debt Securities and the assumption by any such successor of the covenants of the Company, any Guarantor or other obligor upon the Debt Securities under the Indenture and in the Debt Securities of any series; (iii) add to the covenants of the Company, any Guarantor or other obligor upon the Debt Securities for the benefit of the holders (and if such covenants are to be for the benefit of less than all series of Debt Securities, stating that such covenants are expressly being included solely for the benefit of such series) or an additional Event of Default to all or any series of Debt Securities, or surrender any right or power conferred upon the Company; (iv) to secure the Debt Securities of any series;
(v) to add to or change any provisions to such extent as necessary to facilitate the issuance or administration of Debt Securities in bearer form or facilitate the issuance or administration of Debt Securities in global form; (vi) to change or eliminate any provision affecting only Debt Securities not yet issued; (vii) to establish the form or terms of Debt Securities and Guarantees of any series; (viii) to evidence and provide for successor Trustees or to add or change any provisions of such Indenture to such extent as necessary to permit or facilitate the appointment of a separate
Trustee or Trustees for specific series of Debt Securities; (ix) to permit payment in respect of Debt Securities in bearer form in the United States to the extent allowed by law; (x) to make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any Debt Securities of any series then outstanding with such conversion or exchange rights which provision directly affects any such series, including providing for the conversion or exchange of Debt Securities into Common Stock or Preferred Stock;
(xi) cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of Debt Securities of any series then outstanding in any material respect; or (xii) if a Debt Security of any series is guaranteed, to add a Guarantor pursuant to the requirements of the Indenture.


     The holders of a majority in aggregate principal amount of the Debt Securities of a series may waive compliance with certain restrictive covenants and provisions of the Indenture with respect to that series.


SUBORDINATION

     Unless otherwise provided in the applicable Prospectus Supplement, the payment of principal of, premium on, if any, and interest on any Subordinated Debt Securities will be subordinated in right of payment, as set forth in the applicable Subordinated Indenture, to the prior payment in full of all Senior Debt (as defined in the applicable Prospectus Supplement), whether outstanding on the date of the Subordinated Indenture or thereafter incurred.


     Unless otherwise provided in the applicable Prospectus Supplement, during the continuance of any default in the payment of any Designated Senior Debt (as such term is defined in the applicable Prospectus Supplement) no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Subordinated Debt Securites or on account of the purchase, redemption, defeasance or other acquisition of, the Subordinated Debt Securities unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Debt (as such term is defined in the applicable Prospectus Supplement) shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Senior Debt after which the Company shall resume making any and all required payments in respect of the Debt Securities, including any missed payments.

     Unless otherwise provided in the applicable Prospectus Supplement, during the continuance of any non-payment default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from a representative of the holder of any Designated Senior Debt of a written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, the Subordinated Debt Securities or on account of the purchase, redemption, defeasance or other acquisition of, the Subordinated Debt Securities for the period specified below (the "Payment Blockage Period").


     Unless otherwise provided in the applicable Prospectus Supplement, the Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holders of any Designated Senior Debt and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such

Designated Senior Debt as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Debt is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Debt or
(iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is intiated) shall have been terminated by written notice to the Company or the Trustee from the representative of holders of Designated Senior Debt or the holders of at least a majority of the Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and
(iii), the Company shall promptly resume making any and all required payments in respect of the Subordinated Debt Securities, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Subordinated Debt Securities may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.


     Unless otherwise provided in the applicable Prospectus Supplement, if the Company fails to make any payment on Subordinated Debt Securities when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Subordinated Debt Securities to accelerate the maturity thereof. See "-- Events of Default."


     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Debt must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Debt, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Subordinated Debt Securities.

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than the holders of the Subordinated Debt Securities, and funds which would be otherwise payable to the holders of the Subordinated Debt Securities will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Debt, and the Company may be unable to meet its obligations fully with respect to the Subordinated Debt Securities.

     To the extent provided in the applicable Prospectus Supplement, any Guarantee of Subordinated Debt Securities by a Guarantor will be an unsecured subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Debt (as defined in the applicable Indenture). To the extent provided in the applicable Prospectus Supplement, indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Debt to the same extent as the Subordinated Debt Securities are subordinated to Senior Debt and during any period when payment on the Subordinated Debt Securities is blocked by Designated Senior Debt, payment on the Guarantees will be similarly blocked.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE



     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the Company may, at its option, at any time, elect to have the obligations of the Company, each of the Guarantors (if any) and any other obligor upon the Debt Securities discharged with respect to the outstanding Debt Securities of an applicable series ("defeasance"). Such defeasance means that the Company, each of the Guarantors (if any) and any other obligor under the Indenture shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, except for (i) the rights of holders of outstanding Debt Securities to receive payments in respect of the principal of, premium, if any, and interest on such Debt Securities when such payments are due, (ii) the Company's obligations with respect to the Debt Securities concerning issuing temporary Debt Securities, registration of Debt Securities, mutilated, destroyed, lost or stolen Debt Securities, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, (iv) the defeasance provisions of the Indenture and (v) if the Debt Security is convertible, the right of the holder to convert the Debt Security pursuant to the terms of the Debt Security. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities of the applicable series. In the event covenant defeasance occurs, certain events (not including non-payment,HERE IT ISIn the event covenant defeasance occurs, certain event (not including non-payment enforceability of any Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes.


     Unless otherwise provided in the applicable Prospectus Supplement, in order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Debt Securities, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the applicable Debt Securities on the stated maturity of such principal or installment of principal or interest (or on the "Defeasance Redemption Date" as defined in the applicable Prospectus Supplement), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Debt Securities of the applicable series on the Defeasance Redemption Date; (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of issuance of the applicable Debt Securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the applicable Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the Trustee for the applicable Debt Securities to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Debt Securities or any guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Debt Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.


NOTICES

     Unless otherwise provided in the applicable Prospectus Supplement, notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register.


OWNER OF DEBT SECURITIES

     Unless otherwise provided in the applicable Prospectus Supplement relating to the Debt Securities of a particular series, the Company, the Trustees and any agent of the Company or the Trustees may treat the person in whose name a Debt Security in registered form is registered, and may treat the bearer of a Debt Security in bearer form, as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes.


GOVERNING LAW

     Unless otherwise provided in the applicable Prospectus Supplement, the Indenture, the Debt Securities and any guarantees will be governed by the laws of the State of New York.


THE TRUSTEE

     The Trustee for each series of Debt Securities will be identified in the applicable Prospectus Supplement. Each Indenture will contain certain limitations on the right of a Trustee thereunder, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

     The holders of a majority in principal amount of all outstanding Debt Securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such series.

     In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a series of Debt Securities and is known to the Trustee under such Indenture, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the Holders of Debt Securities unless they shall have offered to such Trustee security and indemnity satisfactory to it.

                         DESCRIPTION OF CAPITAL STOCK


GENERAL

     The Company currently has two classes of Common Stock, each having a par value of $.01 per share, and two classes of issued and outstanding Preferred Stock, also with a par value of $.01 per share. Upon the issuance of all shares covered by this Prospectus, the Controlling Stockholders, by virtue of their beneficial ownership of 100% of the shares of the Class B Common Stock, with its super voting rights as described below, will retain control over the Company's business and operations.

     The following summary of the Company's capital stock does not purport to be complete and is subject to detailed provisions of, and is qualified in its entirety by reference to, the Company's Amended and Restated Articles of Incorporation (the "Amended Certificate"). The Amended Certificate is an exhibit to the Registration Statement of which this Prospectus is a part and is available as set forth under "Available Information."

     The Amended Certificate authorizes the Company to issue up to 100,000,000 shares of Class A Common Stock, par value $.01 per share, 35,000,000 shares of
Class B Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of August 11, 1997, 34,745,522 shares of Common Stock, consisting of 7,168,941 shares of Class A Common Stock and 27,576,581 shares of Class B Common Stock, were issued and outstanding, 1,091,825 shares of Series B Preferred Stock were issued and outstanding and 2,062,000 shares of Series C Preferred Stock will be issued and outstanding.


COMMON STOCK

     The rights of the holders of the Class A Common Stock and Class B Common Stock are substantially identical in all respects, except for voting rights and the right of Class B Common Stock to convert into Class A Common Stock. The holders of the Class A Common Stock are entitled to one vote per share. The holders of the Class B Common Stock are entitled to ten votes per share except as described below. The holders of all classes of Common Stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by the general corporation laws of the State of Maryland ("Maryland General Corporation Law"). Except for transfers to a "Permitted Transferee" (generally, related parties of a Controlling Stockholder), any transfer of shares of Class B Common Stock held by any of the Controlling Stockholders will cause such shares to be automatically converted to Class A Common Stock. In addition, if the total number of shares of Common Stock held by the Controlling Stockholders falls to below 10% of the total number of shares of Common Stock outstanding, all of the outstanding shares of Class B Common Stock automatically will be classified as Class A Common Stock. In any merger, consolidation or business combination, the consideration to be received per share by the holders of the Class A Common Stock must be identical to that received by the holders of the Class B Common Stock, except that in any such transaction in which shares of a third party's common stock are distributed in exchange for the Company's Common Stock, such shares may differ as to voting rights to the extent that such voting rights now differ among the classes of Common Stock.

     The holders of Class A Common Stock and Class B Common Stock will vote as a single class, with each share of each class entitled to one vote per share, with respect to any proposed (a) "Going Private" transaction; (b) sale or other disposition of all or substantially all of the Company's assets; (c) sale or transfer which would cause a fundamental change in the nature of the Company's business; or (d) merger or consolidation of the Company in which the holders of the Company's Common Stock will own less than 50% of the Common Stock following such transaction. A "Going Private" transaction is defined as any "Rule 13e-3 transaction," as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") between the
Company and (i) the Controlling Stockholders, (ii) any affiliate of the Controlling Stockholders, or (iii) any group of which the Controlling Stockholders are an affiliate or of which the Controlling Stockholders are a member. An "affiliate" is defined as (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under the common control of the Controlling Stockholders; (ii) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which any of the Controlling Stockholders is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities or in which any of the Controlling Stockholders has a substantial beneficial interest; (iii) a voting trust or similar arrangement pursuant to which the Controlling Stockholders generally control the vote of the shares of Common Stock held by or subject to any such trust or arrangement; (iv) any other trust or estate in which any of the Controlling Stockholders has a substantial beneficial interest or as to which any of the Controlling Stockholders serves as a trustee or in a similar fiduciary capacity; or (v) any relative or spouse of the Controlling Stockholders or any relative of such spouse who has the same residence as any of the Controlling Stockholders.

     Under Maryland General Corporation Law, the holders of Common Stock are entitled to vote as a separate class with respect to any amendment of the Amended Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely.

     For a discussion of the effects of disproportionate voting rights upon the holders of the Class A Common Stock, see "Risk Factors -- Voting Rights; Control by Controlling Stockholders; Potential Anti-Takeover Effect of Disproportionate Voting Rights."

     Stockholders of the Company have no preemptive rights or other rights to subscribe for additional shares, except that the Class B Common Stock is convertible into Class A Common Stock by the holders thereof. Except as described in the prior sentence, no shares of any class of Common Stock have conversion rights or are subject to redemption. Subject to the rights of any outstanding preferred stock which may be hereafter classified and issued, holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Company's Board of Directors out of funds legally available therefor and to share, regardless of class, equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. Under the Bank Credit Agreement, the Existing Indentures, the terms of the Series C Preferred Stock and certain other debt of the Company, the Company's ability to declare Common Stock dividends is restricted.


EXISTING PREFERRED STOCK

     Series B Preferred Stock. As partial consideration for the acquisition of assets from River City, the Company issued 1,150,000 shares of Series A Preferred Stock to River City which has since been converted into 1,150,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock has a liquidation preference of $100 and, after payment of this preference, is entitled to share in distributions made to holders of shares of (plus all accrued and unpaid dividends through the determination date) Common Stock. Each holder of a share of Series B Preferred Stock is entitled to receive the amount of liquidating distributions received with respect to approximately 3.64 shares of Common Stock (subject to adjustment) less the amount of the liquidation preference. The liquidation preference of Series B Preferred Stock is payable in preference to Common Stock of the Company, but may rank equal to or below other classes of capital stock of the Company. After a "Trigger Event" (as defined below), the Series B Preferred Stock ranks senior to all classes of capital stock of the Company as to liquidation preference, except that the Company may issue up to $400 million of capital stock ("Senior Securities"), as to which the Series B Preferred Stock will have the same rank. The Series C Preferred Stock are Senior Securities. The Prospectus Supplement for any Preferred Securities sold pursuant to this Prospectus that are to be designated Senior Securities will so indicate. A Trigger Event means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of his employment agreement (1) by the Company for any reason other than for Cause (as defined in the employment agreement) or (2) by Barry Baker upon the occurrence of certain events described in the employment agreement.

     The holders of Series B Preferred Stock do not initially receive dividends, except to the extent that dividends are paid to the holders of Common Stock. A holder of shares of Series B Preferred Stock is entitled to share in any dividends paid to holders of Common Stock, with each share of Series B Preferred Stock allocated the amount of dividends allocated to approximately 3.64 shares of Common

Stock (subject to adjustment). In addition, after the occurrence of a Trigger Event, holders of shares of Series B Preferred Stock are entitled to quarterly dividends in the amount of $3.75 per share per quarter for the first year, and in the amount of $5.00 per share per quarter after the first year. Dividends are payable either in cash or in additional shares of Series B Preferred Stock at the rate of $100 per share. Dividends on Series B Preferred Stock are payable in preference to the holders of any other class of capital stock of the Company, except for Senior Securities, which will rank senior to the Series B Preferred Stock as to dividends until a Trigger Event, after which Senior Securities will have the same rank as Series B Preferred Stock as to dividends.


     The Company may redeem shares of Series B Preferred Stock for an amount equal to $100 per share plus any accrued and unpaid dividends at any time beginning 180 days after a Trigger Event, but holders have the right to retain their shares in which case the shares will automatically be converted into shares of Class A Common Stock on the proposed redemption date.

     Each share of Series B Preferred Stock is entitled to approximately 3.64 votes (subject to adjustment) on all matters with respect to which Class A Common Stock has a vote, and the Series B Preferred Stock votes together with the Class A Common Stock as a single class, except that the Series B Preferred Stock is entitled to vote as a separate class (and approval of a majority of such votes is required) on certain matters, including changes in the authorized amount of Series B Preferred Stock and actions affecting the rights of holders of Series B Preferred Stock.

     Shares of Series B Preferred Stock are convertible at any time into shares of Class A Common Stock, with each share of Series B Preferred Stock convertible into approximately 3.64 shares of Class A Common Stock. The conversion rate is subject to adjustment if the Company undertakes a stock split, combination or stock dividend or distribution or if the Company issues Common Stock or securities convertible into Common Stock at a price less than $27.50 per share. Shares of Series B Preferred Stock issued as payment of dividends are not convertible into Class A Common Stock and become void at the time of conversion of a shareholder's other shares of Series B Preferred Stock. All shares of Series B Preferred Stock remaining outstanding on May 31, 2001 (other than shares issued as a dividend) automatically convert into Class A Common Stock on that date.

     Series C Preferred Stock. As of August 11, the Company has issued and outstanding 2,062,000 shares of Series C Preferred Stock, all of which shares are held by KDSM, Inc., a wholly-owned subsidiary of the Company. Each share of Series C Preferred Stock has a liquidation preference (the "Liquidation Amount") of $100 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared) to the date of payment. KDSM, Inc. purchased the Series C Preferred Stock from the proceeds of $206,200,000 aggregate principal amount of 115/8% Senior Debentures due 2009 (the "KDSM Senior Debentures"), all of which are held by Sinclair Capital, a trust all of the common securities of which are held by KDSM, Inc. The obligations of KDSM, Inc. under the KDSM Senior Debentures are secured by the Series C Preferred Stock. The Trust purchased the KDSM Senior Debentures from the proceeds of $200 million aggregate liquidation value of 115/8% High Yield Trust Offered Preferred Securities (the "Preferred Securities") plus the proceeds of the issuance to KDSM, Inc. of $6.2 million of common securities of the Trust. Sinclair has guaranteed the obligations under the Preferred Securities, on a junior subordinated basis in an amount equal to the lesser of (a) the full liquidation preference plus accumulated and unpaid dividends to which the holders of the Preferred Securities are lawfully entitled, and (b) the amount of the Trust's legally available assets remaining after the satisfaction of all claims of other parties which, as a matter of law, are prior to those of the holders of the Preferred Securities. Sinclair has also agreed to fully and unconditionally guarantee the payment of the KDSM Senior Debentures on a junior subordinated basis if and effective as of the time the KDSM Senior Debentures are distributed to holders of the Preferred Securities in certain circumstances.

     The Series C Preferred Stock has a maturity date of March 15, 2009, and will be mandatorily redeemable on its maturity date. With respect to dividend rights and rights upon liquidation, winding-up and dissolution of Sinclair, the Series C Preferred Stock ranks senior to the Sinclair's common stock and Sinclair's Series B Preferred Stock except that upon a Trigger Event the Series C Preferred Stock will rank pari passu with the Series B Preferred Stock in respect of dividend rights and rights upon liquidation, dissolution and winding-up of Sinclair.

     Dividends on the Series C Preferred Stock are payable quarterly at a rate per annum of 12 5/8% of the stated Liquidation Amount of $100 per share and cumulate from March 12, 1997 (the "Issue Date"). Dividends are payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a "Dividend Payment Date") to the holders of record on the March 1, June 1, September 1 and December 1 next preceding each Dividend Payment Date. Sinclair has the right, at any time and from time to time, to defer dividend payments for up to three consecutive quarters (each a "Dividend Extension Period"); provided that Sinclair will be required to pay all dividends due and owing on the Series C Preferred Stock at least once every four quarters and must pay all dividends due and owing on the Series C Preferred Stock on March 25, 2009. The remedy for the holders of the Series C Preferred Stock upon a failure by Sinclair to pay all dividends due and owing thereon at least once every four quarters (or for any other breaches under the Series C Preferred Stock) is the right to elect two directors to Sinclair's board of directors.

     Holders of the Series C Preferred Stock do not have any voting rights in ordinary circumstances. However, the vote of the holders of a majority in aggregate Liquidation Amount of outstanding Series C Preferred Stock (100% in certain circumstances) is required to approve any amendment to the Amended Certificate or the Articles Supplementary to the Amended Certificate that govern the Series C Preferred Stock (the "Series C Articles Supplementary") that would adversely affect the powers, preferences or special rights of the holders of the Series C Preferred Stock or cause the liquidation, dissolution or winding-up of Sinclair. In addition, the approval of the holders of a majority in aggregate Liquidation Amount of outstanding Series C Preferred Stock is required to approve the issuance of any preferred stock by Sinclair which is senior to the Series C Preferred Stock in right of payment. In addition, upon a Voting Rights Triggering Event (which is defined to include a failure to pay dividends as described above, a failure to make a Change of Control Offer as defined below, a failure to redeem the Series C Preferred Stock upon maturity and a breach of the covenants described below), the holders of a majority in aggregate Liquidation Amount of the outstanding Series C Preferred Stock have the right to elect two directors to the board of directors of Sinclair. KDSM, Inc., as the holder of the Series C Preferred Stock, has agreed not to take or consent to any actions or waive any rights under the Series C Preferred Stock or elect any directors without the approval of the holders of the majority in principal amount of the KDSM Senior Debentures. The Trust, as the holder of the KDSM Senior Debentures, has in turn agreed that it will not provide such approval without the approval of the holders of a majority in aggregate Liquidation Value of the outstanding Preferred Securities (100% in certain circumstances).

     The Series C Articles Supplementary contain certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on sale of assets;
(v) limitation on unrestricted subsidiaries; (vi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person; (vii) provision of financial statements; and (viii) limitation on the issuance of senior preferred stock. Violation of any of these covenants (after a grace period in certain circumstances) will be a Voting Rights Triggering Event.

     Upon a Change of Control of Sinclair (as defined), Sinclair is required to make an offer (a "Change of Control Offer") to redeem all or a portion of the shares of Series C Preferred Stock at 101% of such shares' aggregate Liquidation Amount, plus accrued and unpaid dividends, if any, to the date of redemption unless and for so long as such redemption is prohibited by the terms of the Bank Credit Agreement or the Existing Indentures. If Sinclair does not make and consummate a Change of Control Offer upon a Change of Control, the holders of the Series C Preferred Stock will have the right to elect two directors to the board of directors of Sinclair.

     The Company has the option (a) at any time on or after March 15, 2002 to redeem the Series C Preferred Stock, in whole or in part, in cash at redemption prices declining from 105.813% to 100% (in 2006) of the Liquidation Amount, and
(b) at any time on or prior to March 15, 2000 to redeem, in whole or in part, up to 33 1/3% of the aggregate Liquidation Amount of the Series C Preferred Stock, with the proceeds of one or more Public Equity Offerings (as defined), at a cash redemption price of 111.625% of the principal amount thereof, plus accrued dividends to the date of redemption; provided that after any such redemption at least 66 2/3% of the aggregate Liquidation Amount of the Series C Preferred Stock originally issued remain outstanding and that such redemption be made within 180 days of each such Public Equity Offering.


NEW PREFERRED STOCK

     The particular terms of any series of Preferred Stock offered hereby will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the Preferred Stock of each series offered hereby will be fixed or designated pursuant to Articles Supplementary adopted by the Board of Directors or a duly authorized committee thereof. The terms, if any, on which shares of any series of Preferred Stock offered hereby are convertible or exchangeable into Common Stock or Debt Securities will also be set forth in the Prospectus Supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock to be received by the holders of Preferred Stock offered hereby would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement. The description of the terms of a particular series of Preferred Stock offered hereby that will be set forth in the applicable Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary relating to such series.


DEPOSITARY SHARES

     General. The Company may, at its option, elect to offer receipts for fractional interests ("Depositary Shares") in Preferred Stock, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock, will be issued as described below.

     The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a depositary to be named by the Company in a Prospectus Supplement (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, subscription and liquidation rights). The following summary of certain provisions of the Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Deposit Agreement, including the definitions therein of certain terms. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed as exhibits to or incorporated by reference into the Registration Statement of which this Prospectus is a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

     In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may sell such property and distribute the net proceeds from such sale to such holders. The amount distributed in any of the foregoing cases may be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.

     Withdrawal of Preferred Stock. Upon surrender of Depositary Receipts at a designated office of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing Preferred Stock (but only in whole shares of Preferred Stock) represented by such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.


     Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the Depositary.

     Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

     Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement will only terminate if
(i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock, including in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

     Resignation and Removal of Depositary. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointments. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of shares of Preferred Stock by owners of the Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges as they are expressly provided in the Deposit Agreement to be for their accounts.

     Miscellaneous. The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Depositary nor the Company will be liable under the Deposit Agreement to holders of Depositary Receipts other than for its gross negligence, willful misconduct or bad faith. Neither the Company nor the Depositary will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.


CERTAIN STATUTORY AND CHARTER PROVISIONS

     The following paragraphs summarize certain provisions of the Maryland General Corporation Law and the Company's Amended Certificate and by-laws. The summary does not purport to be complete and reference is made to Maryland
General Corporation Law and the Company's Amended Certificate and By-Laws for complete information.

     Business Combinations. Under the Maryland General Corporation Law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the corporation's stock (an "Interested Stockholder") must be (a) recommended by the corporation's board of directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and (ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a minimum price (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares. In addition, an Interested Stockholder or any affiliate thereof may not engage in a "business combination" with the corporation for a period of five (5) years following the date he becomes an Interested Stockholder. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of a Maryland corporation. It is anticipated that the Company's Board of Directors will exempt from the Maryland statute any business combination with the Controlling Stockholders, any present or future affiliate or associate of any of them, or any other person acting in concert or as a group with any of the foregoing persons.

     Control Share Acquisitions. The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" may not be voted except to the extent approved by a vote of two-thirds of the votes entitled to be cast by stockholders excluding shares owned by the acquirer, officers of the corporation and directors who are employees of the corporation. "Control shares" are shares which, if aggregated with all other shares previously acquired which the person is entitled to vote, would entitle the acquirer to vote (i) 20% or more but less than one-third of such shares, (ii) one-third or more but less than a majority of such shares, or
(iii) a majority of the outstanding shares. Control shares do not include shares the acquiring person is entitled to vote because stockholder approval has previously been obtained. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition and who has obtained a definitive financing agreement with a responsible financial institution providing for any amount of financing not to be provided by the acquiring person may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     Subject to certain conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer is entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or excepted by or pursuant to the articles of incorporation or by-laws of the corporation.

     Effect of Business Combination and Control Share Acquisition Statutes. The business combination and control share acquisition statutes could have the effect of discouraging offers to acquire any such offer.

     Limitation on Liability of Directors and Officers. The Company's Amended Certificate provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Amended Certificate provision applies, the remedies available to the Company or a stockholder are limited to equitable remedies such as injunction or rescission. This provision would not, in the opinion of the Commission, eliminate or limit the liability of directors and officers under the federal securities laws.

     Indemnification. The Company's Amended Certificate and by-laws provide that the Company may advance expenses to its currently acting and its former directors to the fullest extent permitted by Maryland General Corporation Law, and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of an criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits Maryland corporations to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

     The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the final disposition of any claim or proceeding.


FOREIGN OWNERSHIP

     Under the Amended Certificate and to comply with FCC rules and regulations, the Company is not permitted to issue or transfer on its books any of its capital stock to or for the account of any Alien (as defined) if after giving effect to such issuance or transfer, the capital stock held by or for the account of any alien or Aliens would exceed, individually or in the aggregate, 25% of the Company's capital stock at any time outstanding. Pursuant to the Amended Certificate, the Company will have the right to repurchase alien-owned shares at their fair market value to the extent necessary, in the judgment of the Board of Directors, to comply with the alien ownership restrictions. Any issuance or transfer of capital stock in violation of such prohibition will be void and of no force and effect. The Amended Certificate also provides that no Alien or Aliens shall be entitled to vote, direct or control the vote of more than

25% of the total voting power of all the shares of capital stock of the Company outstanding and entitled to vote at any time and from time to time. Such percentage, however, is 20% in the case of the Company's subsidiaries which are direct holders of FCC licenses. In addition, the Amended Certificate provides that no Alien shall be qualified to act as an officer of the Company and no more than 25% of the total number of directors of the Company at any time may be Aliens. The Amended Certificate further gives the Board of Directors of the Company all power necessary to administer the above provisions.


TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Company's Class A Common Stock is The First National Bank of Boston. The Transfer Agent and Registrar for any Preferred Securities issued pursuant to this Prospectus will be specified in the applicable Prospectus Supplement.



                             PLAN OF DISTRIBUTION

     The Securities offered hereby may be sold by the Company or the Selling Stockholders on a negotiated or competitive bid basis through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, dealers or agents designated from time to time, or directly to other purchasers. The distribution of the Securities offered hereby may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. To the extent required, any Prospectus Supplement with respect to the Securities will set forth the method of distribution of the offered Securities, of the offering and the proceeds to the Company from the sale thereof, any underwriting discounts, commission and other terms constituting compensation to underwriters and other items of price, and any discounts or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are utilized, the Securities being sold to them will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. To the extent required, the underwriter or underwriters with respect to the Securities being offered by the Company or the Selling Stockholders will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Any underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent.

     Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. If a dealer is utilized in the sale of the Securities, the Company or the Selling Stockholders will sell the Securities to the dealer as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of sale. To the extent required, any dealer involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

     The  Securities  may be  sold  directly  by  the  Company  or  the  Selling
Stockholders or through agents designated by the Company or the Selling Stockholders from time to time. To the extent required, any agent involved in the offer or sale of the securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. This Prospectus is not the exclusive means for resales of Class A Common Stock by the Selling Stockholders who may, for example, sell Class A Common Stock under Rule 144 under the Securities Act.

     Any underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters as the term is defined in the Securities Act and any discounts or commissions received by them from the Company or the Selling Stockholders and any profits on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company or the Selling Stockholders, to indemnification against or to contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect of such liabilities.

     Underwriters, dealers and agents may engage in other transactions with or perform other services for the Company or the Selling Stockholders. To the extent required, any such relationships will be set forth in a Prospectus Supplement.



                                 LEGAL MATTERS

     The validity of the securities being offered hereby and certain other legal matters regarding the securities will be passed upon for the Company by Thomas & Libowitz, P.A., Baltimore, Maryland, counsel to the Company, and by Wilmer, Cutler & Pickering, Baltimore, Maryland, special securities counsel to the Company. Certain legal matters under the Communications Act of 1934, as amended and the rules and regulations promulgated thereunder by the FCC will be passed upon for the Company by Fisher Wayland Cooper Leader & Zaragoza L.L.P., Washington. D.C. Basil A. Thomas, a director of the Company, is of counsel to Thomas & Libowitz, P.A.



                                    EXPERTS

     The Consolidated Financial Statements and schedules of the Company as of December 31, 1995 and 1996 and for each of the years ended December 31, 1994, 1995 and 1996, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of River City Broadcasting, L.P. as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Paramount Stations Group of Kerrville, Inc. as of December 31, 1994 and August 3, 1995 and for the year ended December 31, 1994 and the period from January 1, 1995 through August 3, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of KRRT, Inc. as of December 31, 1995 and for the period from July 25, 1995 through December 31, 1995, incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements of Superior Communications Group, Inc. at December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Flint TV, Inc. as of December 31, 1994 and 1995 and for each of the years ended December 31, 1994 and 1995, incorporated by reference in this Prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated herein in reliance on the authority of said firm as experts in giving said reports.


     The financial statements of Kansas City TV 62 Limited Partnership and Cincinnati TV 64 Limited Partnership as of and for the year ended December 31, 1995, incorporated in this Prospectus by reference to the Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996 (filed May 17, 1996) have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Heritage Media Services, Inc. -- Broadcasting Segment as of and for the year ended December 31, 1996, incorporated by reference in this Prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are incorporated herein in reliance on the authority of said firm as experts in giving said reports.

                SUBJECT TO COMPLETION DATED SEPTEMBER 16, 1997


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED SEPTEMBER 16, 1997)

                                5,300,000 SHARES

                              CLASS A COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)
                                  -----------
     Of the 5,300,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Sinclair Broadcast Group, Inc. ("Sinclair" or the "Company") offered hereby, 4,000,000 shares are being offered by the Company (the "Common Stock Offering" or the "Offering") and 1,300,000 shares are being offered by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The Company will receive no proceeds from the sale of shares by the Selling Stockholders. Concurrently with the Common Stock Offering, the Company is offering to sell 3,000,000 shares of its Series D Preferred Stock, par value $.01 per share (the "Convertible Exchangeable Preferred Stock" and the offering of such securities, the "Preferred Stock Offering"). The Convertible Exchangeable Preferred Stock will have an aggregate liquidation value of $150 million. See "Prospectus Supplement Summary - Recent Developments." The completion of the Common Stock Offering is not conditioned upon the completion of the Preferred Stock Offering. The Class A Common Stock is traded on the Nasdaq National Market System under the symbol "SBGI." On August 21, 1997, the last reported sale price of the Class A Common Stock as reported by Nasdaq was $36 per share.

     The Company's outstanding capital stock consists of shares of Class A Common Stock, shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). The rights of the Class A Common Stock and the Class B Common Stock (collectively, the "Common Stock") are identical, except that each share of Class A Common Stock entitles the holder thereof to one vote in respect of matters submitted for the vote of holders of Common Stock, whereas each share of Class B Common Stock entitles the holder thereof to one vote on "going private" and certain other transactions and to ten votes on other matters. Immediately after the sale of all shares covered by this Prospectus Supplement, the Controlling Stockholders (as defined in the accompanying Prospectus) will have the power to vote 100% of the outstanding shares of Class B Common Stock representing, together with the Class A Common Stock held by the Controlling Stockholders, approximately 94.1% of the aggregate voting power of the Company's capital stock, assuming no exercise of the Underwriters' over-allotment option. Each share of Class B Common Stock converts automatically into one share of Class A Common Stock upon sale or other transfer to a party other than a Permitted Transferee (generally, related parties of a Controlling Stockholder). Each share of Series B Preferred Stock has a liquidation preference of $100, is convertible into 3.64 shares of Class A Common Stock (subject to adjustment), and has 3.64 votes on all matters on which holders of shares of Common Stock have a vote. Except as described in the accompanying Prospectus, the Series C Preferred Stock does not and the Convertible Exchangeable Preferred Stock will not have rights to vote on matters on which holders of shares of Common Stock have a vote. Each share of Convertible Exchangeable Preferred Stock to be issued in the Preferred Stock Offering will be convertible at any time at the option of the holder thereof into shares of Class A Common Stock at an initial conversion price of $ per share of Class A Common Stock (subject to adjustment). See "Description of Capital Stock" in the accompanying Prospectus.
                                  ------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CLASS A COMMON STOCK OFFERED HEREBY.
                                  -----------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION, NOR HAS THE
     SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES
       COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF THIS
         PROSPECTUS  SUPPLEMENT  OR  THE  ATTACHED  PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

               PRICE TO      UNDERWRITING DISCOUNTS       PROCEEDS TO              PROCEEDS TO
              THE PUBLIC      AND COMMISSIONS (1)       THE COMPANY (2)     THE SELLING STOCKHOLDERS
Per Share         $                    $                       $                        $
Total(3)          $                    $                       $                        $

--------------------------------------------------------------------------------
 (1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

 (2) Before deducting expenses of the Offering payable by the Company estimated at $800,000.

 (3) The Company and certain Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 345,000 and 450,000 shares, respectively, of Class A Common Stock on the same terms as set forth above solely to cover over-allotments, if any. If all such 795,000 shares are purchased, the total Price to the Public, Underwriting Discounts and Commissions, Proceeds to the Company and Proceeds to the Selling Stockholders will be $ , $ ,$ and $ , respectively. See "Underwriting." The Company will not receive any of the proceeds from the sale of shares of Class A Common Stock by Selling Stockholders pursuant to the over-allotment option.
                                  -----------

The shares of Class A Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the Class A Common Stock will be available for delivery on or about , 1997, at the offices of Smith Barney Inc., 333 West 34th Street, New York, New York 10001.
                                  -----------
SMITH BARNEY INC.

           BT ALEX. BROWN

                      CREDIT SUISSE FIRST BOSTON
                                   SALOMON BROTHERS INC

                                                CHASE SECURITIES INC.

                                                                     FURMAN SELZ

      , 1997

                                  [INSERT MAP]

    TELEVISION AND RADIO STATIONS (I)OWNED AND OPERATED BY THE COMPANY, (II)
     PROGRAMMED  BY  THE  COMPANY  PURSUANT TO LMAS, (III)  PROVIDED  SELLING
      SERVICES PURSUANT TO JSAS, (IV) SUBJECT TO OPTIONS TO ACQUIRE AND (V)
        UNDER AGREEMENTS TO BE ACQUIRED, INCLUDING AGREEMENTS TO ACQUIRE
          RIGHTS TO PROGRAM STATIONS PURSUANT TO LMAS, ALL AS SET FORTH
                         UNDER "BUSINESS OF SINCLAIR."

Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of Class A Common Stock, including overallotment, entering stabilizing bids, effecting syndicate covering transactions and imposing penalty bids. For a description of those activities, see "Underwriting."

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary should be read in conjunction with the more detailed information, financial statements and notes thereto appearing elsewhere in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. Unless the context requires otherwise, this Prospectus Supplement and the Prospectus assume no exercise of the Underwriters' over-allotment option. Unless the context otherwise indicates, as used herein, the "Company" or "Sinclair" means Sinclair Broadcast Group, Inc. and its direct and indirect wholly owned subsidiaries (collectively, the "Subsidiaries"). Capitalized terms used in this Prospectus Supplement have the meaning set forth in the Glossary of Defined Terms, which appears at the end of this Prospectus Supplement.


                                  THE COMPANY


     The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations and has options to acquire an additional seven radio stations.

     The 29 television stations the Company owns or programs pursuant to LMAs are located in 21 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation with ten stations affiliated with Fox, 12 with UPN, three with WB, two with ABC and one with CBS. One station operates as an independent. The Company has recently entered into an agreement with WB pursuant to which seven of its stations would switch affiliations to, and one independent station has become affiliated with, WB. In addition, the Company has notified UPN of its non-renewal of affiliation with respect to three additional stations, which will either operate as independents or enter into new affiliation agreements with UPN or another network.

     The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, progressive rock and adult contemporary. Of the 27 stations owned by the Company, 12 broadcast on the AM band and 15 on the FM band. The Company owns from two to eight stations in all but one of the seven radio markets it serves.



     The Company has undergone rapid and significant growth over the course of the last six years. Since 1991, the Company has increased the number of stations it owns or provides services to from three television stations to 29 television stations and 27 radio stations. From 1991 to 1996, net broadcast revenues and Adjusted EBITDA (as defined herein) increased from $39.7 million to $346.5 million, and from $15.5 million to $180.3 million, respectively. Pro forma for the acquisitions completed in 1996 and the Heritage Acquisition described below, 1996 net broadcast revenues and Adjusted EBITDA would have been $532.4 million and $246.3 million, respectively.


                               COMPANY STRATEGY

     The Company's operating strategy is to (i) attract audience share through the acquisition and broadcasting of popular programming, children's television programming, counter-programming, local news programming in selected DMAs, and popular sporting events in selected DMAs; (ii) increase its share of market revenues through innovative sales and marketing efforts; (iii) aggressively control programming and other operating costs; (iv) attract and retain high quality management; (v) expand its stations' involvement in their communities; and (vi) establish additional television LMAs and increase the size of its radio clusters.

     The Company's LMA arrangements in markets where it already owns a television station are a major factor in enabling the Company to increase its revenues and improve operating margins. These LMAs have also helped the Company to manage its programming inventory effectively and increase the Company's broadcast revenues in those markets. In addition, the Company believes that its LMA arrangements have assisted certain television and radio stations whose operations may have been marginally profitable to continue to air popular programming and contribute to programming diversity in their respective television DMAs and radio MSAs.

     The Company intends to continue to pursue acquisitions in order to build a larger and more diversified broadcasting company. In implementing its acquisition strategy, the Company routinely reviews and conducts investigations of potential television and radio station acquisitions. When the Company believes a favorable opportunity exists, the Company seeks to enter into discussions with the owners of such stations regarding the possibility of an acquisition by the Company. At any given time, the Company may be in discussions with one or more such station owners. In addition, the Company intends to seek and may take advantage of favorable opportunities to sell or swap television and radio stations. See "Business of Sinclair - Broadcast Acquisition Strategy."



                              RECENT DEVELOPMENTS


AGREEMENT WITH THE WB NETWORK

     On July 4, 1997, the Company entered into an agreement with WB (the "WB Agreement"), pursuant to which the Company agreed that certain stations currently affiliated with UPN would terminate their affiliations with UPN at the end of the current affiliation term in January 1998, and would enter into affiliation agreements with WB effective as of that date. The Company has advised UPN that the following stations owned or provided programming services by the Company will not renew their affiliation agreements with UPN when the current agreements expire on January 15, 1998: WPTT-TV, Pittsburgh, Pennsylvania, WNUV-TV, Baltimore, Maryland. WSTR-TV, Cincinnati, Ohio, KRRT-TV, San Antonio, Texas, KOCB-TV, Oklahoma City, Oklahoma, KSMO-TV, Kansas City, Missouri, WCGV-TV, Milwaukee, Wisconsin, WABM-TV, Birmingham, Alabama, and WTTV-TV/WTTK-TV, Indianapolis, Indiana. These stations (other than WCGV-TV, KSMO-TV and WABM-TV, which will either operate as independents or enter into new affiliation agreements with UPN or another network) will enter into ten-year affiliation agreements with WB beginning on January 16, 1998 (other than WTTV-TV/WTTK-TV, with respect to which the affiliation agreement will begin January 11, 1999 and end January 15, 2008). Pursuant to the WB Agreement,
the WB affiliation agreements of WVTV-TV, Milwaukee, Wisconsin, and WTTO-TV, Birmingham, Alabama (whose programming is simulcasted on WDBB-TV, Tuscaloosa, Alabama), have been extended to January 16, 2008. In addition, WFBC-TV in Greenville, South Carolina will become affiliated with WB on November 1, 1999, when WB's current affiliation with another station in that market expires. WTVZ-TV, Norfolk, Virginia and WLFL-TV, Raleigh, North Carolina, will become affiliated with WB when their affiliations with Fox expire. These Fox affiliations are scheduled to expire on August 31, 1998. Under the terms of the WB Agreement, WB has agreed to pay the Company $64 million aggregate amount in monthly installments during the eight years commencing on January 16, 1998 in consideration for entering into affiliation agreements with WB. In addition, WB will be obligated to pay an additional $10 million aggregate amount in monthly installments in each of the following two years provided that WB is in the business of supplying programming as a television network during each of those years.

     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. See "Risk Factors - Certain Network Affiliation Agreements" in the accompanying Prospectus and "Business of Sinclair - Legal Proceedings" herein.


HERITAGE ACQUISITION

     On July 16, 1997, the Company entered into agreements (the "Heritage Acquisition Agreements") with The News Corporation Limited, Heritage Media Group, Inc. and certain subsidiaries of Heritage Media Corporation (collectively, "Heritage"), pursuant to which the Company agreed to acquire certain television and radio assets of such subsidiaries. Under the Heritage Acquisition Agreements, the Company will acquire the assets of, or the right to program pursuant to LMAs, six television stations in three markets and the assets of 24 radio stations in seven markets (the "Heritage Acquisition"). The television stations serve the following markets: Charleston/ Huntington, West Virginia; Mobile, Alabama/Pensacola, Florida; and Burlington, Vermont/ Plattsburgh, New York. The radio stations serve the following markets: St. Louis, Missouri; Portland, Oregon; Kansas City, Missouri; Milwaukee, Wisconsin; Norfolk, Virginia; New Orleans, Louisiana; and Rochester, New York. The aggregate purchase price for the assets is $630 million payable in cash at closing, less a deposit of $63 million paid at the time of signing the Heritage Acquisition Agreements. The Heritage Acquisition Agreements also provide for the acquisition of the assets of a television station in Oklahoma City, Oklahoma; the Company is required by the agreements to dispose of its interest in that station, and the Company has entered into a letter of intent to sell that station for $60 million in cash. The Company intends to finance the purchase price from some combination of the proceeds of the Common Stock Offering, the proceeds of the Preferred Stock Offering, funds available under the Company's Bank Credit Agreement (as defined herein), and the anticipated $60 million in proceeds from the sale of the Company's interest in the Oklahoma City station. Closing of the Heritage Acquisition is conditioned on, among other things, FCC approval and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


PREFERRED STOCK OFFERING

     Concurrently with the offering of shares of Class A Common Stock pursuant to this Prospectus Supplement, the Company plans to offer in the Preferred Stock Offering $150 million aggregate liquidation amount of Convertible Exchangeable Preferred Stock. The Convertible Exchangeable Preferred Stock will have a liquidation preference of $50 per share and a stated annual dividend of $ per share payable quarterly out of legally available funds and will be convertible into shares of Class A Common Stock at the option of the holders thereof at a conversion price of $ per share, subject to adjustment. The Convertible Exchangeable Preferred Stock will be exchangeable at the option of the Company, for % Convertible Subordinated Debentures of the Company, due 2012, and will be redeemable at the option of the Company on or after , 2000 at specified prices plus accrued dividends. Except as described herein, the Convertible Exchangeable Preferred Stock will not have rights to vote on matters on which shares of Common Stock have a vote, prior to their conversion into Class A Common Stock. The sale of shares of Class A Common Stock pursuant to this Prospectus Supplement is not contingent on the completion of the Preferred Stock Offering. See "Use of Proceeds."

                                 THE OFFERING

CLASS A COMMON STOCK OFFERED:
  Company ...............   4,000,000 shares
  Selling Stockholders...   1,300,000 shares
    Total ...............   5,300,000 shares(a)

COMMON STOCK TO BE OUTSTANDING

                            AFTER THE OFFERING 12,545,566 shares of Class A Common Stock(a)(b) 26,210,581 shares of Class B Common Stock(b)
                            ---------

                            38,756,147 total shares of Common Stock(a)


USE  OF  PROCEEDS  ......   The net proceeds  to the Company  from  the Offering
                            will be used to repay certain amounts outstanding under the Company's Bank Credit Agreement with the remainder retained for general corporate purposes including funding the Heritage Acquisition, which is anticipated to close in the first quarter of 1998, and other acquisitions if suitable acquisitions can be identified on acceptable terms. See "Use of Proceeds."

VOTING  RIGHTS  .........   The holders of  the  Class A Common Stock, the Class
                            B Common Stock and the Series B Preferred Stock vote
                            together  as  a  single  class  (except  as  may  be
                            otherwise required  by  Maryland law) on all matters
                            submitted to a vote of stockholders, with each share
                            of  Class A  Common Stock entitled to one vote, each
                            share  of Class  B Common Stock entitled to one vote
                            on  "going  private" and  certain other transactions
                            and to ten votes on all other matters and each share
                            of  Series B  Preferred Stock entitled to 3.64 votes
                            (subject to  adjustment).  The  holders  of Series C
                            Preferred Stock  and  the  Convertible  Exchangeable
                            Preferred Stock  to be issued in the Preferred Stock
                            Offering  are   not  entitled  to  vote  on  matters
                            submitted to a vote of stockholders except on matters that may adversely affect their rights and except that holders of each such series have the right to elect two directors of the Company in certain circumstances. See "Description of Capital
                            Stock -

----------


(a) Excludes up to 345,000 and 450,000 shares of Class A Common Stock that may be sold by the Company and certain of the Selling Stockholders, respectively, upon exercise of the over-allotment option granted to the Underwriters. See "Underwriting." Also excludes 3,963,611 shares of Class A Common Stock that may be issued upon conversion of shares of Series B Preferred Stock outstanding after the Offering and up to 2,641,673 shares of Class A Common Stock reserved for issuance pursuant to the Company's Incentive Stock Option Plan, the Company's Designated Participants Stock Option Plan and the Company's Long-Term Incentive Plan. Also excludes shares of Class A Common Stock that may be issued upon conversion of shares of Convertible Exchangeable Preferred Stock to be issued in the Preferred Stock Offering (based on the conversion price on the date of issuance). See "Risk Factors - Potential Effect on the Market Price Resulting from Shares Eligible for Future Sale" in the accompanying Prospectus.

(b) The number of shares of Class A Common Stock and Class B Common Stock outstanding after the Offering assumes that the sale of shares of Common Stock by the Selling Stockholders in the Offering will include the sale of 1,300,000 shares of Class B Common Stock and the conversion of such shares upon sale into 1,300,000 shares of Class A Common Stock. See "Risk Factors - Potential Effect on the Market Price Resulting from Shares Eligible for Future Sale" in the accompanying Prospectus.

                            Preferred Stock" in the accompanying Prospectus and "- Recent Developments," above. Each share of Class B Common Stock converts automatically into one share of Class A Common Stock upon the sale or other transfer of such share of Class B Common Stock to a person or entity other than a Permitted Transferee (generally, related parties of a Controlling Stockholder (as defined in the accompanying Prospectus)). Each share of Series B Preferred Stock may be converted at any time, at the option of the holder thereof, into 3.64 shares of Class A Common Stock (subject to adjustment). Each class of Common Stock otherwise has identical rights. After giving effect to the Offering contemplated hereby, approximately 94.1% of the total voting power of the capital stock of the Company will be owned by the Controlling Stockholders. See "Risk Factors - Voting Rights; Control by Controlling Stockholders; Potential Anti-Takeover Effect of Disproportionate Voting Rights" in the accompanying Prospectus.

NASDAQ NATIONAL MARKET SYSTEM
 SYMBOL..................     SBGI


DIVIDEND  POLICY.........   The  Company  generally  has  not paid a dividend on
                            its  Common  Stock and  does  not expect to pay cash
                            dividends  on  its Common  Stock  in the foreseeable
                            future.  The Company's ability to pay cash dividends
                            in   the  future   is  subject  to  limitations  and
                            prohibitions contained  in  certain debt instruments
                            to which the Company is a party. See "Risk Factors -
                            Dividend    Restrictions"    in   the   accompanying
                            Prospectus.

                        SINCLAIR BROADCAST GROUP, INC. -
                 SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED
                                FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The summary historical consolidated financial data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Financial Statements (the "Consolidated Financial Statements"). The Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 are incorporated herein by reference. The summary historical consolidated financial data for the six months ended June 30, 1996 and 1997 and as of June 30, 1996 and 1997 are unaudited, but in the opinion of management, such financial data have been prepared on the same basis as the Consolidated Financial Statements incorporated herein by reference and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for that period. Results for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results for a full year. The summary pro forma statement of operations data and other data of the Company reflect the 1996 Acquisitions (as defined in "Business of Sinclair - Broadcasting Acquisition Strategy"), the Heritage Acquisition, and the application of the proceeds of the issuance of $200,000,000 in principal amount of the Company's 9% Senior Subordinated Notes due 2007 (the "1997 Notes") issued on July 2, 1997 (the "Debt Issuance"), the issuance of $200,000,000 in liquidation amount of the Company's 115/8% High Yield Trust Offered Preferred Securities (the "HYTOPS") issued on March 14, 1997 (the "HYTOPS Issuance"), and the Common and Preferred Stock Offerings and the application of the proceeds therefrom as set forth in "Use of Proceeds" as though they occurred at the beginning of the periods presented and are derived from the pro forma consolidated financial statements of the Company included elsewhere in this Prospectus Supplement. See "Pro Forma Consolidated Financial Information of Sinclair." The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sinclair" included herein and Sinclair's Consolidated Financial Statements, Sinclair's Annual Report on Form 10-K (as amended) for the period ended December 31, 1996 and Sinclair's Quarterly Report on Form 10-Q for the period ended June 30, 1997 incorporated herein by reference. Included elsewhere in this Prospectus Supplement under the heading "Pro Forma Consolidated Financial Information of Sinclair" are pro forma financial statements for the six months ended June 30, 1997.




                                                                         YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------
                                                           1992         1993       1994(A)     1995(A)    1996(A)
                                                       ------------ ------------ ----------- ----------- ----------
STATEMENT OF OPERATIONS DATA:
 NET BROADCAST REVENUES(C) ...........................  $ 61,081     $ 69,532     $118,611    $187,934     $346,459
 Barter revenues  ....................................     8,805        6,892       10,743      18,200       32,029
                                                        --------     --------     --------    --------    ---------
 Total revenues   ....................................    69,886       76,424      129,354     206,134      378,488
                                                        --------     --------     --------    --------    ---------
 Operating expenses, excluding depreciation and amor-
 tization, deferred compensation and special bonuses
 paid to executive officers   ........................    32,993       32,295       50,545      80,446      167,765
 Depreciation and amortization(d)   ..................    30,943       22,486       55,587      80,410      121,081
 Amortization of deferred compensation ...............         -            -            -           -          739
 Special bonuses paid to executive officers  .........         -       10,000        3,638           -            -
                                                        --------     --------     --------    --------    ---------
 Broadcast operating income   ........................     5,950       11,643       19,584      45,278       88,903
                                                        --------     --------     --------    --------    ---------
 Interest and amortization of debt discount expense       12,997       12,852       25,418      39,253       84,314
 Interest and other income ...........................     1,207        2,131        2,447       4,163        3,478
 Subsidiary trust minority interest expense(e)  ......         -            -            -           -            -
                                                        --------     --------     --------    --------    ---------
 Income (loss) before (provision) benefit for income
 taxes and extraordinary item ........................  $ (5,840)    $    922     $ (3,387)   $ 10,188     $  8,067
                                                        ========     ========     ========    ========    =========
 Net income (loss) available to common sharehold-
 ers                                                    $ (4,651)    $ (7,945)    $ (2,740)   $     76     $  1,131
                                                        ========     ========     ========    ========    =========
 Earnings (loss) per common share:
 Net income (loss) before extraordinary item .........  $  (0.16)    $      -     $  (0.09)   $   0.15     $   0.03
 Extraordinary item  .................................         -        (0.27)           -       (0.15)           -
                                                        --------     --------     --------    --------    ---------
 Net income (loss) per common share ..................  $  (0.16)    $  (0.27)    $  (0.09)   $      -     $   0.03
                                                        ========     ========     ========    ========    =========
 Weighted average shares outstanding (in thousands)       29,000       29,000       29,000      32,205       37,381
                                                        ========     ========     ========    ========    =========
OTHER DATA:
 Broadcast cash flow(f) ..............................  $ 28,019     $ 37,498     $ 67,519    $111,124     $189,216
 Broadcast cash flow margin(g)   .....................     45.9 %       53.9 %       56.9 %     59.1 %       54.6 %
 Adjusted EBITDA(h)  .................................  $ 26,466     $ 35,406     $ 64,547    $105,750     $180,272
 Adjusted EBITDA margin(g) ...........................     43.3 %       50.9 %       54.4 %     56.3 %       52.0 %
 After tax cash flow(i) ..............................  $  9,398     $ 17,950     $ 24,948    $ 51,288     $ 76,745
 After tax cash flow margin(g)   .....................     15.4 %       25.8 %       21.0 %     22.3 %       22.3 %
 Program contract payments ...........................  $ 10,427     $  8,723     $ 14,262    $ 19,938     $ 30,451
 Capital expenditures   ..............................       426          528        2,352       1,702       12,609
 Corporate overhead expense   ........................     1,553        2,092        2,972       5,374        8,944



                                                                                                                DEBT AND
                                                                                      DEBT AND              HYTOPS ISSUANCES,
                                                                                  HYTOPS ISSUANCES,        1996 ACQUISITIONS,
                                                          SIX MONTHS ENDED      1996 ACQUISITIONS AND     HERITAGE ACQUISITION
                                                              JUNE 30,          HERITAGE ACQUISITION    AND COMMON STOCK OFFERING
                                                       ----------------------- ----------------------- ---------------------------
                                                        1996(A)     1997(A)         PRO FORMA YEAR ENDED DECEMBER 31, 1996(B)
                                                       ---------- ------------ ---------------------------------------------------
                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
 NET BROADCAST REVENUES(C) ...........................   $117,339  $219,701          $ 532,357                 $ 532,357
 Barter revenues  ....................................      9,571    19,870             40,179                    40,179
                                                        ---------  --------          ---------                 ---------
 Total revenues   ....................................    126,910   239,571            572,536                   572,536
                                                        ---------  --------          ---------                 ---------
 Operating expenses, excluding depreciation and amor-
 tization, deferred compensation and special bonuses
 paid to executive officers   ........................     52,826   114,697            274,073                   274,073
 Depreciation and amortization(d)   ..................     45,493    76,650            177,286                   177,286
 Amortization of deferred compensation ...............        506       233                933                       933
 Special bonuses paid to executive officers  .........          -         -                  -                         -
                                                        ---------  --------          ---------                 ---------
 Broadcast operating income   ........................     28,085    47,991            120,244                   120,244
                                                        ---------  --------          ---------                 ---------
 Interest and amortization of debt discount expense        27,646    51,993            163,207                   153,877
 Interest and other income ...........................      3,172     1,087              7,753                     7,753
 Subsidiary trust minority interest expense(e)  ......          -     7,007             23,250                    23,250
                                                        ---------  --------          ---------                 ---------
 Income (loss) before (provision) benefit for income
 taxes and extraordinary item ........................   $  3,611  $ (9,922)         $ (58,460)                $ (49,130)
                                                        =========  ========          =========                 =========
 Net income (loss) available to common sharehold-
 ers                                                     $  1,511  $ (5,822)         $ (40,553)                $ (34,955)
                                                        =========  ========          =========                 =========
 Earnings (loss) per common share:
 Net income (loss) before extraordinary item .........   $   0.04  $  (0.17)         $   (1.04)                $   (0.81)
 Extraordinary item  .................................          -         -                  -                         -
                                                        ---------  --------          ---------                 ---------
 Net income (loss) per common share ..................   $   0.04  $  (0.17)         $   (1.04)                $   (0.81)
                                                        =========  ========          =========                 =========
 Weighted average shares outstanding (in thousands)        34,750    34,746             39,058                    43,058
                                                        =========  ========          =========                 =========
OTHER DATA:
 Broadcast cash flow(f) ..............................  $ 65,079   $105,600          $ 257,528                 $ 257,528
 Broadcast cash flow margin(g)   .....................      55.5 %     48.1 %             48.4 %                    48.4 %
 Adjusted EBITDA(h)  .................................  $ 62,013   $ 98,615          $ 246,278                 $ 246,278
 Adjusted EBITDA margin(g) ...........................      52.8 %     44.9 %             46.3 %                    46.3 %
 After tax cash flow(i) .............................. $  30,441   $ 32,737          $  78,383                 $  83,981
 After tax cash flow margin(g)   .....................      26.0 %     15.0 %             14.7 %                    15.8 %
 Program contract payments ........................... $  12,071   $ 26,259          $  52,185                 $  52,185
 Capital expenditures   ..............................     2,114      8,286             18,512                    18,512
 Corporate overhead expense   ........................     3,066      6,985             11,250                    11,250



                                    DEBT AND
                                HYTOPS ISSUANCES,
                               1996 ACQUISITIONS,
                              HERITAGE ACQUISITION,
                              COMMON AND PREFERRED
                               STOCK OFFERINGS(M)
                                                       ----------------------
STATEMENT OF OPERATIONS DATA:
 NET BROADCAST REVENUES(C) ...........................       $ 532,357
 Barter revenues  ....................................          40,179
                                                             ---------
 Total revenues   ....................................         572,536
                                                             ---------
 Operating expenses, excluding depreciation and amor-
 tization, deferred compensation and special bonuses
 paid to executive officers   ........................         274,073
 Depreciation and amortization(d)   ..................         177,286
 Amortization of deferred compensation ...............             933
 Special bonuses paid to executive officers  .........               -
                                                             ---------
 Broadcast operating income   ........................         120,244
                                                             ---------
 Interest and amortization of debt discount expense            143,903
 Interest and other income ...........................           7,753
 Subsidiary trust minority interest expense(e)  ......          23,250
                                                             ---------
 Income (loss) before (provision) benefit for income
 taxes and extraordinary item ........................       $ (39,156)
                                                             =========
 Net income (loss) available to common sharehold-
 ers                                                         $ (38,346)
                                                             =========
 Earnings (loss) per common share:
 Net income (loss) before extraordinary item .........       $   (0.89)
 Extraordinary item  .................................               -
                                                             ---------
 Net income (loss) per common share ..................       $   (0.89)
                                                             =========
 Weighted average shares outstanding (in thousands)             43,058
                                                             =========
OTHER DATA:
 Broadcast cash flow(f) ..............................       $ 257,528
 Broadcast cash flow margin(g)   .....................           48.4 %
 Adjusted EBITDA(h)  .................................       $ 246,278
 Adjusted EBITDA margin(g) ...........................           46.3 %
 After tax cash flow(i) ..............................       $  86,922
 After tax cash flow margin(g)   .....................           16.3 %
 Program contract payments ...........................       $  52,185
 Capital expenditures   ..............................          18,512
 Corporate overhead expense   ........................          11,250


                          (Continued on following page)

                                                                       AS OF DECEMBER 31,                            AS OF
                                               ------------------------------------------------------------------   JUNE 30,
                                                   1992       1993         1994(A)      1995(A)       1996(A)       1997(A)
                                               ---------- ------------ ------------ ------------- --------------- ------------
                                                                                                                   (UNAUDITED)
BALANCE SHEET AND CASH
 FLOW DATA:
 Cash and cash equivalents  .................. $ 1,823     $  18,036   $   2,446     $  112,450    $      2,341   $   2,740
 Total assets   .............................. 140,366       242,917     399,328        605,272       1,707,297   1,762,505
 Total debt(j)  .............................. 110,659       224,646     346,270        418,171       1,288,147   1,175,783
 Company Obligated Mandatorily Re-
  deemable Security of Subsidiary
  Trust Holding Solely KDSM Senior
  Debentures(k) ..............................       -             -           -              -               -     200,000
 Total stockholders' equity (deficit)   ......  (3,127)      (11,024)    (13,723)        96,374         237,253     232,638
 Cash flows from operating activities(l).        5,235        11,230      20,781         55,909          68,970      42,483
 Cash flows from investing activities(l)      . (1,051)        1,521    (249,781)      (119,243)     (1,011,897)   (112,429)
 Cash flows from financing activities(l)      . (3,741)        3,462     213,410        173,338         832,818      70,345

     NOTES TO SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

(a) The Company made acquisitions in 1994, 1995, 1996 and the first six months of 1997 as described in the footnotes to the Consolidated Financial Statements incorporated herein by reference. The statement of operations data and other data presented for periods preceding the dates of acquisitions do not include amounts for these acquisitions and therefore are not comparable to subsequent periods. Additionally, the years in which the specific acquisitions occurred may not be comparable to subsequent periods depending on when during the year the acquisition occurred.

(b) The pro forma information in this table reflects the pro forma effect of the Debt Issuance, the HYTOPS Issuance, the 1996
           Acquisitions, the completion of the Heritage Acquisition and the completion of the Common Stock Offering and the Preferred Stock
           Offering. See "Pro Forma Consolidated Financial Information of Sinclair" included elsewhere herein. The Heritage Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. See "- Recent Developments."

(c) Net broadcast revenues are defined as broadcast revenues net of agency commissions.

(d) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets and other assets including amortization of deferred financing costs and costs related to excess syndicated programming.

(e)        Subsidiary   trust    minority    interest   expense  represents  the
           distributions on the HYTOPS.


(f) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, special bonuses paid to executive officers, depreciation and amortization (including film amortization and amortization of deferred compensation and excess syndicated programming), less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(g) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.

(h) "Adjusted EBITDA" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(i) "After tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization of intangibles, (excluding film amortization), amortization of deferred compensation, amortization of excess syndicated programming, special bonuses paid to executive officers, and the deferred tax provision (or minus the deferred tax benefit). After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.
                                            (notes continued on following page)

(j) "Total debt" is defined as long-term debt, net of unamortized discount, and capital lease obligations, including current portion thereof. In 1992 total debt included warrants outstanding which were redeemable outside the control of the Company. The warrants were purchased by the Company for $10,400 in 1993. Total debt as of December 31, 1993 included $100,000 in principal amount of the 1993 Notes (as defined herein), the proceeds of which were held in escrow to provide a source of financing for acquisitions that were subsequently consummated in 1994 utilizing borrowings under the Bank Credit Agreement. $100,000 of the 1993 Notes was redeemed from the escrow in the first quarter of 1994. Total debt does not include the HYTOPS or the Company's preferred stock.

(k) Company Obligated Mandatorily Redeemable Security of Subsidiary Trust Holding Solely KDSM Senior Debentures represents $200,000 aggregate liquidation value of the HYTOPS.

(l) These items are financial statement disclosures in accordance with generally accepted accounting principles and are also presented in the Company's consolidated financial statements incorporated by reference herein.

(m) There can be no assurance that the Preferred Stock Offering will be consummated. The completion of the Common Stock Offering is not conditioned upon the completion of the Preferred Stock Offering.

                                USE OF PROCEEDS


     The proceeds to the Company from the Common Stock Offering as contemplated hereby (net of underwriting discounts and commissions and the estimated expenses of the Offering) at an assumed price of $36 per share (the closing price for the Class A Common Stock on August 21, 1997) are estimated to be approximately $137.1 million ($149.0 million if the Underwriters' over-allotment option is exercised in full). The Company will not receive any of the net proceeds from the sale of Class A Common Stock by the Selling Stockholders. Concurrently with this Offering, the Company is conducting the Preferred Stock Offering, the net proceeds of which are estimated to be approximately $145.1 million (such offering along with the Common Stock Offering, the "Offerings"). There can be no assurance that the Preferred Stock Offering will be consummated. The completion of the Common Stock Offering is not conditioned upon the completion of the Preferred Stock Offering. A portion of the net proceeds to the Company from the Offerings will be used to repay existing borrowings under the Company's revolving credit facility under the Bank Credit Agreement (as defined herein). These borrowings, which total $14 million as of the date of this Prospectus Supplement and which were used for general corporate purposes, bear interest at the rate of 8.5% per annum. After such debt repayment, the Company may make additional borrowings under the revolving credit facility until December 31, 2004. The remainder of the net proceeds to the Company from the Offerings ($268.2 million if both of the Offerings are completed and $123.1 million if only the Common Stock Offering is completed) will be retained by the Company for general corporate purposes including funding the Heritage Acquisition, which is anticipated to close in the first quarter of 1998, and other acquisitions if suitable acquisitions can be identified on acceptable terms. The Company has requested that the lenders under the Bank Credit Agreement approve an amendment that would recharacterize $275 million of indebtedness from the Tranche A term loan under the Bank Credit Agreement to amounts owing under the revolving credit facility. If this amendment is approved, the Company will use all of the net proceeds of the Offerings to repay indebtedness under the Bank Credit Agreement, all of which may be reborrowed. Borrowings under the Tranche A term loan were used to finance acquisitions, and the weighted average interest rate of the borrowings thereunder was 6.73% as of the date of this Prospectus Supplement.

                                CAPITALIZATION

     THE FOLLOWING TABLE SETS FORTH, AS OF JUNE 30, 1997, (A) THE ACTUAL CAPITALIZATION OF THE COMPANY, (B) THE pro forma capitalization of the Company as adjusted to reflect the consummation of the Debt Issuance consummated on July 2, 1997 and the Heritage Acquisition as if such transaction had occurred on June 30, 1997, (c) the pro forma capitalization of the Company as adjusted to reflect the items noted in (b) and the Common Stock Offering at an assumed offering price of $36 per share (the closing price of the Class A Common Stock on August 21, 1997) and the application of the estimated net proceeds therefrom as set forth in "Use of Proceeds" as if such transactions had occurred on June 30, 1997 and (d) the pro forma capitalization of the Company as adjusted to reflect the items noted in (b) and (c) and the Preferred Stock Offering at an offering price of $50 per share and the application of the estimated net proceeds therefrom as set forth in "Use of Proceeds" as if such transactions had occurred on June 30, 1997. The information set forth below should be read in conjunction with "Pro Forma Consolidated Financial Information of Sinclair" located elsewhere in this Prospectus Supplement and the historical Consolidated Financial Statements of the Company incorporated herein by reference.



                                                                                     JUNE 30, 1997
                                                          --------------------------------------------------------------------
                                                                                 (DOLLARS IN THOUSANDS)
                                                                                        DEBT ISSUANCE,      DEBT ISSUANCE,
                                                                                           HERITAGE      HERITAGE ACQUISITION,
                                                                        DEBT ISSUANCE    ACQUISITION          COMMON AND
                                                                        AND HERITAGE      AND COMMON          PREFERRED
                                                             ACTUAL      ACQUISITION    STOCK OFFERING    STOCK OFFERINGS(A)
                                                          ------------ --------------- ---------------- ----------------------
Cash and cash equivalents  .............................. $   2,740      $   35,740      $   35,740          $   35,740
                                                          ==========     ==========      ==========          ==========
Current portion of long-term debt   ..................... $  66,881      $   66,881      $   66,881          $   66,881
                                                          ==========     ==========      ==========          ==========
Long-term debt:
 Commercial bank financing    ........................... $ 697,000      $1,104,500      $  967,420          $  822,345
 Notes and capital leases payable to affiliates .........    11,872          11,872          11,872              11,872
 Capital leases   .......................................        30              30              30                  30
 Senior subordinated notes ..............................   400,000         600,000         600,000             600,000
                                                          ----------     ----------      ----------          ----------
                                                          1,108,902       1,716,402       1,579,322           1,434,247
                                                          ----------     ----------      ----------          ----------
Company Obligated Mandatorily Redeemable Security
 of Subsidiary Trust Holding Solely KDSM Senior
 Debentures .............................................   200,000         200,000         200,000             200,000
                                                          ----------     ----------      ----------          ----------
Stockholders' equity (deficit):
 Series B Preferred  Stock,  $.01 par value,  10,000,000  shares  authorized and
  1,106,608 shares issued and
  outstanding  ..........................................        11              11              11                  11
 Series D Convertible Exchangeable Preferred Stock,
v $.01 par  alue, 3,450,000 shares authorized and
  3,000,000 shares issued and outstanding post Pre-
  ferred Stock Offering                                           -               -               -                  30
 Class A Common Stock, $.01 par value, 100,000,000
  shares authorized and 7,100,188 shares issued and
  outstanding; 11,100,188 shares issued and outstand-
  ing, post Common Stock Offering                                71              71             111                 111
 Class B Common Stock, $.01 par value, 35,000,000
  shares authorized and 27,591,581 shares issued and
  outstanding  ..........................................       277             277             277                 277
 Additional paid-in capital   ...........................   234,812         234,812         371,852             516,897
 Additional paid-in capital - deferred compensation            (896)           (896)           (896)               (896)
 Additional paid-in capital - equity put options   ......    23,117          23,117          23,117              23,117
 Accumulated deficit    .................................   (24,754)        (24,754)        (24,754)            (24,754)
                                                          ---------      ----------      ----------          ----------
  Total stockholders' equity  ...........................   232,638         232,638         369,718             514,793
                                                          ---------      ----------      ----------          ----------
   Total capitalization .................................$1,541,540      $2,149,040      $2,149,040          $2,149,040
                                                         ==========      ==========      ==========          ==========

----------

(a) There can be no assurance that the Preferred Stock Offering will be consummated. The completion of the Common Stock Offering is not conditioned upon the completion of the Preferred Stock Offering.

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF SINCLAIR

     The following Pro Forma Consolidated Financial Data include the unaudited pro forma consolidated balance sheet as of June 30, 1997 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 (the "Pro Forma Consolidated Statement of Operations"). The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to the Debt Issuance, the Heritage Acquisition, the Common Stock Offering and the Preferred Stock Offering as if they occurred on June 30, 1997 and assuming application of the proceeds of the Common Stock Offering and the Preferred Stock Offering as set forth in "Use of Proceeds" above. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 is adjusted to give effect to the 1996 Acquisitions, the HYTOPS Issuance, the Debt Issuance, the Heritage Acquisition, the Common Stock Offering and the Preferred Stock Offering as if each occurred at the beginning of such period and assuming application of the proceeds of the Common Stock Offering and the Preferred Stock Offering as set forth in "Use of Proceeds." The unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 is adjusted to give effect to the HYTOPS Issuance, the Debt Issuance, the Heritage Acquisition, and the Common Stock Offering and the Preferred Stock Offering as if each occurred at the beginning of such period and assuming application of the proceeds of the Common Stock Offering and the Preferred Stock Offering as set forth in "Use of Proceeds." The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements as of and for the year ended December 31, 1996 and related notes thereto, the Company's unaudited consolidated financial statements for the six months ended June 30, 1997 and related notes thereto, the historical financial data of Flint T.V., Inc., the historical financial data of Superior Communications, Inc., the historical financial data of KSMO and WSTR, the historical financial data of River City Broadcasting, L.P. and the historical financial data of Heritage Media Services, Inc. - Broadcasting Segment, all of which have been filed with the Commission as part of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; or (iii) the Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996,
August 30, 1996, September 5, 1996 and August 26, 1997, each of which is incorporated by reference into this Prospectus Supplement. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.

                        SINCLAIR BROADCAST GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)





                                                                                                                       DEBT
                                                                                                                     ISSUANCE
                                                                 CONSOLIDATED         DEBT            HERITAGE      AND HERITAGE
                                                                  HISTORICAL      ISSUANCE(A)      ACQUISITION(B)   ACQUISITION
                                                                -------------- ------------------ ---------------- -------------
                            ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ....................................  $    2,740     $     33,000 (e)                    $   35,740
 Accounts receivable, net of allowance for doubtful accounts        102,093                                            102,093
 Current portion of program contract costs   ..................      34,768                         $        926        35,694
 Prepaid expenses and other current assets   ..................       4,054                                              4,054
 Deferred barter costs  .......................................       4,267                                2,218         6,485
 Deferred tax asset  ..........................................       8,188                                              8,188
                                                                 ----------                                         ----------
   Total current assets .......................................     156,110           33,000               3,144       192,254
PROGRAM CONTRACT COSTS, less current portion ..................      30,778                                  712        31,490
LOANS TO OFFICERS AND AFFILIATES ..............................      11,241                                             11,241
PROPERTY AND EQUIPMENT, net   .................................     156,681                               22,022       178,703
NON-COMPETE AND CONSULTING AGREEMENTS, net   ..................       2,250                                              2,250
OTHER ASSETS   ................................................      71,970            4,500 (f)                        76,470
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net ..................   1,333,475                              545,969     1,879,444
                                                                 ----------                         -------------   ----------
   Total Assets   .............................................  $1,762,505     $     37,500        $    571,847    $2,371,852
                                                                 ==========     ============        =============   ==========
                         LIABILITIES AND
                           STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable .............................................  $    5,310                                         $    5,310
 Accrued liabilities ..........................................      39,023                                             39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing   ...............      65,500                                             65,500
  Capital leases payable   ....................................          11                                                 11
  Notes and capital leases payable to affiliates   ............       1,370                                              1,370
  Program contracts payable   .................................      49,766                         $      1,096        50,862
 Deferred barter revenues  ....................................       4,458                                              4,458
                                                                 ----------                                         ----------
   Total current liabilities  .................................     165,438                                1,096       166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing   ...............   1,097,000     $     37,500 (g)         570,000 (h) 1,704,500
  Capital leases payable   ....................................          30                                                 30
  Notes and capital leases payable to affiliates   ............      11,872                                             11,872
  Program contracts payable   .................................      46,670                                  751        47,421
  Other long-term liabilities .................................       4,960                                              4,960
                                                                 ----------                                         ----------
   Total liabilities ..........................................   1,325,970           37,500             571,847     1,935,317
                                                                 ----------     ------------        -------------   ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES  ...............       3,897                                              3,897
                                                                 ----------                                         ----------
COMPANY OBLIGATED MANDATORILY REDEEMABLE SE-
 CURITY OF SUBSIDIARY TRUST HOLDING SOLELY KDSM
 SENIOR DEBENTURES   ..........................................     200,000                                            200,000
                                                                 ----------                                         ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock    .................................          11                                                 11
  Series D Convertible Exchangeable Preferred Stock   .........           -                                                  -
  Class A Common Stock  .......................................          71                                                 71
  Class B Common Stock  .......................................         277                                                277
  Additional paid-in capital  .................................     234,812                                            234,812
  Additional paid-in capital - deferred compensation  .........        (896)                                              (896)
  Additional paid-in capital - equity put options  ............      23,117                                             23,117
  Accumulated deficit   .......................................     (24,754)                                           (24,754)
                                                                 ----------                                         ----------
   Total stockholders' equity .................................     232,638                                            232,638
                                                                 ----------                                         ----------
   Total Liabilities and Stockholders' Equity   ...............  $1,762,505     $     37,500        $    571,847    $2,371,852
                                                                 ==========     ============        =============   ==========

                          (Continued on following page)

                        SINCLAIR BROADCAST GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                              DEBT
                                                            ISSUANCE        COMMON
                                                          AND HERITAGE      STOCK
                                                          ACQUISITION    OFFERING(C)
                                                         -------------- -------------
                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   ...........................  $   35,740
 Accounts receivable, net of allowance for doubtful ac-
  counts                                                     102,093
 Current portion of program contract costs  ............      35,694
 Prepaid expenses and other current assets  ............       4,054
 Deferred barter costs .................................       6,485
 Deferred tax asset ....................................       8,188
                                                          ----------
   Total current assets   ..............................     192,254
PROGRAM CONTRACT COSTS, less current portion                  31,490
LOANS TO OFFICERS AND AFFILIATES   .....................      11,241
PROPERTY AND EQUIPMENT, net  ...........................     178,703
NON-COMPETE AND CONSULTING AGREE-
 MENTS, net                                                    2,250
OTHER ASSETS  ..........................................      76,470
ACQUIRED INTANGIBLE BROADCASTING AS-
 SETS, net                                                 1,879,444              -
                                                          ----------     ----------
   Total Assets  .......................................  $2,371,852     $
                                                          ==========     ==========
                          LIABILITIES AND
                      STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable   ....................................  $    5,310
 Accrued liabilities   .................................      39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing  .........      65,500
  Capital leases payable  ..............................          11
  Notes and capital leases payable to affiliates  ......       1,370
  Program contracts payable  ...........................      50,862
 Deferred barter revenues ..............................       4,458              -
                                                          ----------     ----------
   Total current liabilities ...........................     166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing  .........   1,704,500     $ (137,080)
  Capital leases payable  ..............................          30
  Notes and capital leases payable to affiliates  ......      11,872
  Program contracts payable  ...........................      47,421
  Other long-term liabilities   ........................       4,960
                                                          ----------
   Total liabilities   .................................   1,935,317       (137,080)
                                                          ----------     ----------
MINORITY INTEREST IN CONSOLIDATED SUB-
 SIDIARIES                                                     3,897
                                                          ----------
COMPANY OBLIGATED MANDATORILY RE-
 DEEMABLE SECURITY OF SUBSIDIARY
 TRUST HOLDING SOLELY KDSM SENIOR DE-
 BENTURES                                                    200,000
                                                          ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock   ...........................          11
  Series D Convertible Exchangeable Preferred Stock                -
  Class A Common Stock    ..............................          71             40
  Class B Common Stock    ..............................         277
  Additional paid-in capital ...........................     234,812        137,040
  Additional paid-in capital - deferred compensation.           (896)
  Additional paid-in capital - equity put options ......      23,117
  Accumulated deficit  .................................     (24,754)
                                                          ----------
   Total stockholders' equity   ........................     232,638        137,080
                                                          ----------     ----------
   Total Liabilities and Stockholders' Equity  .........  $2,371,852     $        -
                                                          ==========     ==========



                                                                                                DEBT
                                                                DEBT                         ISSUANCE,
                                                             ISSUANCE,                        HERITAGE
                                                              HERITAGE                      ACQUISITION,
                                                          ACQUISITION, AND    PREFERRED      COMMON AND
                                                            COMMON STOCK        STOCK      PREFERRED STOCK
                                                              OFFERING       OFFERING(D)    OFFERINGS(D)
                                                         ------------------ ------------- ----------------
                          ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   ...........................    $    35,740                     $    35,740
 Accounts receivable, net of allowance for doubtful ac-
  counts                                                        102,093                         102,093
 Current portion of program contract costs  ............         35,694                          35,694
 Prepaid expenses and other current assets  ............          4,054                           4,054
 Deferred barter costs .................................          6,485                           6,485
 Deferred tax asset ....................................          8,188               -           8,188
                                                            -----------      ----------     -----------
   Total current assets   ..............................        192,254                         192,254
PROGRAM CONTRACT COSTS, less current portion                     31,490                          31,490
LOANS TO OFFICERS AND AFFILIATES   .....................         11,241                          11,241
PROPERTY AND EQUIPMENT, net  ...........................        178,703                         178,703
NON-COMPETE AND CONSULTING AGREE-
 MENTS, net                                                       2,250                           2,250
OTHER ASSETS  ..........................................         76,470                          76,470
ACQUIRED INTANGIBLE BROADCASTING AS-
 SETS, net                                                    1,879,444               -       1,879,444
                                                            -----------      ----------     -----------
   Total Assets  .......................................    $ 2,371,852      $              $ 2,371,852
                                                            ===========      ==========     ===========
                          LIABILITIES AND
                      STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable   ....................................    $     5,310                     $     5,310
 Accrued liabilities   .................................         39,023                          39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing  .........         65,500                          65,500
  Capital leases payable  ..............................             11                              11
  Notes and capital leases payable to affiliates  ......          1,370                           1,370
  Program contracts payable  ...........................         50,862                          50,862
 Deferred barter revenues ..............................          4,458               -           4,458
                                                            -----------      ----------     -----------
   Total current liabilities ...........................        166,534                         166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing  .........      1,567,420      $ (145,075)      1,422,345
  Capital leases payable  ..............................             30                              30
  Notes and capital leases payable to affiliates  ......         11,872                          11,872
  Program contracts payable  ...........................         47,421                          47,421
  Other long-term liabilities   ........................          4,960                           4,960
                                                            -----------                     -----------
   Total liabilities   .................................      1,798,237        (145,075)      1,653,162
                                                            -----------      ----------     -----------
MINORITY INTEREST IN CONSOLIDATED SUB-
 SIDIARIES                                                        3,897                           3,897
                                                            -----------                     -----------
COMPANY OBLIGATED MANDATORILY RE-
 DEEMABLE SECURITY OF SUBSIDIARY
 TRUST HOLDING SOLELY KDSM SENIOR DE-
 BENTURES                                                       200,000                         200,000
                                                            -----------                     -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock   ...........................             11                              11
  Series D Convertible Exchangeable Preferred Stock                   -              30              30
  Class A Common Stock    ..............................            111                             111
  Class B Common Stock    ..............................            277                             277
  Additional paid-in capital ...........................        371,852         145,045         516,897
  Additional paid-in capital - deferred compensation.              (896)                           (896)
  Additional paid-in capital - equity put options ......         23,117                          23,117
  Accumulated deficit  .................................        (24,754)                        (24,754)
                                                            -----------                     -----------
   Total stockholders' equity   ........................        369,718         145,075         514,793
                                                            -----------      ----------     -----------
   Total Liabilities and Stockholders' Equity  .........    $ 2,371,852      $        -     $ 2,371,852
                                                            ===========      ==========     ===========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) To reflect the proceeds of the Debt Issuance consummated on July 2, 1997, net of $4,500 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom.

(b) The Heritage Acquisition column reflects the assets and liabilities acquired in connection with the $630,000 purchase of Heritage less the $60,000 divestiture of the Heritage television station KOKH in Oklahoma City, Oklahoma, which is required pursuant to the Heritage Acquisition Agreements and with respect to which the Company has entered into a letter of intent. The Heritage Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. Total acquired intangibles are calculated as follows:





                                                                                       HERITAGE
                                                            HERITAGE       KOKH       ACQUISITION
                                                            ----------   ----------   ------------
Purchase Price ..........................................                               $630,000
 Add:
   Liabilities acquired-
   Current portion of program contracts payable .........     $ 1,552    $  (456)          1,096
   Long-term portion of program contracts payable  ......         860       (109)            751
 Less:
   Assets acquired-
   Current portion of program contract costs ............       1,603       (677)            926
   Deferred barter costs   ..............................       2,496       (278)          2,218
   Program contract costs, less current portion .........       1,266       (554)            712
   Property and equipment  ..............................      27,524     (5,502)         22,022
   Sale of KOKH   .......................................                                 60,000
                                                                                        ---------
   Acquired intangibles .................................                               $545,969
                                                                                        =========

(c) To reflect the proceeds of the Common Stock Offering (at an assumed offering price of $36 per share, the closing price of the Class A Common Stock on August 21, 1997), net of $6,920 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom as set forth in "Use of Proceeds."

(d) To reflect the proceeds of the Preferred Stock Offering (at an assumed offering price of $50 per share), net of $4,925 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom as set forth in "Use of Proceeds." There can be no assurance that the Preferred Stock Offering will be consummated. The completion of the Common Stock Offering is not conditioned upon the completion of the Preferred Stock Offering.

(e) To record the increase in cash and cash equivalents resulting from the net proceeds of the Debt Issuance after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement as follows:




Offering proceeds .......................................... $ 200,000
Underwriting discounts, commissions and estimated expenses      (4,500)
Repayment of revolving credit facility under the Bank Credit
Agreement   ................................................  (162,500)
                                                             ----------
Pro forma adjustment ....................................... $  33,000
                                                             ==========

(f) To record underwriting discounts and commissions and estimated expenses of $4,500.

(g) To reflect the increase in indebtedness resulting from the Debt Issuance after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement as follows:




Indebtedness incurred   ....................................  $  200,000
Repayment of revolving credit facility under the Bank Credit
Agreement   ................................................    (162,500)
                                                              ----------
Pro forma adjustment .......................................  $   37,500
                                                              ==========

(h) To reflect the incurrence of $570,000 of bank financing in connection with the Heritage Acquisition.

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                       SUPERIOR
                                                       CONSOLIDATED      FLINT      COMMUNICATIONS
                                                        HISTORICAL    TV, INC.(A)   GROUP, INC.(B)   KSMO(C)
                                                      -------------- ------------- ---------------- ----------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions                                                 $  346,459       $1,012         $4,431       $ 7,694
 Revenues realized from station barter arrange-
 ments                                                     32,029                                     2,321
                                                       ----------                                   --------
  Total revenues ....................................     378,488        1,012          4,431        10,015
                                                       ----------       -------        ------       --------
OPERATING EXPENSES:
 Program and production   ...........................      66,652          101            539         1,550
 Selling, general and administrative  ...............      75,924          345          2,002         2,194
 Expenses realized from barter arrangements .........      25,189                                     2,276
 Amortization of program contract costs and net
 realizable value adjustments   .....................      47,797          125            736           601
 Amortization of deferred compensation   ............         739
 Depreciation and amortization of property and
 equipment    .......................................      11,711            4            373           374
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   .................................      58,530                         529
 Amortization of excess syndicated programming       .      3,043
                                                       ----------
  Total operating expenses   ........................     289,585          575          4,179         6,995
                                                       ----------       -------        ------       --------
  Broadcast operating income (loss)   ...............      88,903          437            252         3,020
                                                       ----------       -------        ------       --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense       (84,314)                       (457)         (823)
 Interest income ....................................       3,136
 Subsidiary trust minority interest expense .........
 Other income (expense)   ...........................         342           19              4             7
                                                       ----------       -------        ------       --------
  Income (loss) before provision (benefit) for
  income taxes   ....................................       8,067          456           (201)        2,204
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................       6,936
                                                       ----------
NET INCOME (LOSS)   .................................  $    1,131       $  456         $ (201)      $ 2,204
                                                       ==========       =======        ======       ========
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS                                      $    1,131
                                                       ==========
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................  $     0.03
                                                       ==========
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTAND-
 ING                                                       37,381
                                                       ==========



                                                                        RIVER CITY(E)                         1996
                                                                  --------------------------              ACQUISITION
                                                        WSTR(D)    RIVER CITY      WSYX       WYZZ(F)     ADJUSTMENTS
                                                      ----------- ------------ ------------- --------- ------------------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions                                                $  7,488    $  86,869    $ (10,783)      $1,838
 Revenues realized from station barter arrange-
 ments                                                   1,715
                                                      ---------
  Total revenues ....................................    9,203       86,869      (10,783)       1,838
                                                      ---------   ----------   ----------     -------
OPERATING EXPENSES:
 Program and production   ...........................      961       10,001         (736)         214
 Selling, general and administrative  ...............    2,173       39,786       (3,950)         702  $      (3,577)(h)
 Expenses realized from barter arrangements .........    1,715
 Amortization of program contract costs and net
 realizable value adjustments   .....................    1,011        9,721         (458)         123
 Amortization of deferred compensation   ............                                                            194 (i)
 Depreciation and amortization of property and
 equipment    .......................................      284        6,294       (1,174)           6           (943)(j)
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   .................................       39       14,041       (3,599)           3          4,034 (k)
 Amortization of excess syndicated programming       .
  Total operating expenses   ........................    6,183       79,843       (9,917)       1,048           (292)
                                                      ---------   ----------   ----------     -------  -------------
  Broadcast operating income (loss)   ...............    3,020        7,026         (866)         790            292
                                                      ---------   ----------   ----------     -------  -------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense     (1,127)     (12,352)                                 (17,409)(l)
 Interest income ....................................       15          195                                   (1,636)(m)
 Subsidiary trust minority interest expense .........
 Other income (expense)   ...........................                  (149)          (8)
                                                                  ----------   ----------
  Income (loss) before provision (benefit) for
  income taxes   ....................................    1,908       (5,280)        (874)         790        (18,753)
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................                                                         (7,900)(n)
                                                                                                       -------------
NET INCOME (LOSS)   ................................. $  1,908    $  (5,280)   $    (874)      $  790  $     (10,853)
                                                      =========   ==========   ==========     =======  =============
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTAND-
 ING



                                                                                                  DEBT ISSUANCE,
                                                            HYTOPS               DEBT            HYTOPS ISSUANCE
                                                           ISSUANCE            ISSUANCE        AND 1996 ACQUISITIONS
                                                      ------------------ -------------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions                                                                                             $   445,008
 Revenues realized from station barter arrange-
 ments                                                                                                  36,065
                                                                                                   -----------
  Total revenues ....................................                                                  481,073
                                                                                                   -----------
OPERATING EXPENSES:
 Program and production   ...........................                                                   79,282
 Selling, general and administrative  ...............                                                  115,599
 Expenses realized from barter arrangements .........                                                   29,180
 Amortization of program contract costs and net
 realizable value adjustments   .....................                                                   59,656
 Amortization of deferred compensation   ............                                                      933
 Depreciation and amortization of property and
 equipment    .......................................                                                   16,929
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   ................................. $         500 (p)  $          450 (s)             74,527
 Amortization of excess syndicated programming       .                                                   3,043
                                                                                                   -----------
  Total operating expenses   ........................           500                 450                379,149
                                                      -------------      -------------             -----------
  Broadcast operating income (loss)   ...............          (500)               (450)               101,924
                                                      -------------      -------------             -----------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense          11,820 (q)         (18,000) (t)          (122,662)
 Interest income ....................................                                                    1,710
 Subsidiary trust minority interest expense .........       (23,250)(r)                                (23,250)
 Other income (expense)   ...........................                                                      215
                                                                                                   -----------
  Income (loss) before provision (benefit) for
  income taxes   ....................................       (11,930)            (18,450)               (42,063)
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................        (4,772)(n)          (7,380)(n)            (13,116)
                                                      -------------      --------------            -----------
NET INCOME (LOSS)   ................................. $      (7,158)     $      (11,070)           $   (28,947)
                                                      =============      ==============            ===========
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTAND-
 ING

                          (Continued on following page)

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                                               HERITAGE(G)
                                                                    DEBT ISSUANCE,      -------------------------
                                                                    HYTOPS ISSUANCE
                                                                 AND 1996 ACQUISITIONS    HERITAGE       KOKH
                                                                ----------------------- ------------ ------------
REVENUES:
 Station broadcast revenues, net of agency commissions   ......      $   445,008        $  95,302     $ (7,953)
 Revenues realized from station barter arrangements   .........           36,065            4,292         (178)
                                                                     -----------        ----------    --------
  Total revenues  .............................................          481,073           99,594       (8,131)
                                                                     -----------        ----------    --------
OPERATING EXPENSES:
 Program and production .......................................           79,282           20,089       (1,871)
 Selling, general and administrative   ........................          115,599           31,916       (1,722)
 Expenses realized from barter arrangements  ..................           29,180            3,478          (70)
 Amortization of program contract costs and net realizable
 value adjustments   ..........................................           59,656            3,165       (1,208)
 Amortization of deferred compensation ........................              933
 Depreciation and amortization of property and equipment   .              16,929            5,472       (1,022)
 Amortization of acquired intangible broadcasting assets, non-
 compete and consulting agreements and other assets   .........           74,527            8,460         (367)
 Amortization of excess syndicated programming  ...............            3,043
                                                                     -----------
  Total operating expenses    .................................          379,149           72,580       (6,260)
                                                                     -----------        ----------    --------
  Broadcast operating income (loss) ...........................          101,924           27,014       (1,871)
                                                                     -----------        ----------    --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense   .........         (122,662)         (17,949)       1,025
 Gain on sale of station   ....................................                             6,031
 Interest income  .............................................            1,710
 Subsidiary trust minority interest expense  ..................          (23,250)
 Other income (expense) .......................................              215             (203)
                                                                     -----------        ----------
  Income (loss) before provision (benefit) for income taxes              (42,063)          14,893         (846)
PROVISION (BENEFIT) FOR INCOME
 TAXES   ......................................................          (13,116)           7,853         (466)
                                                                     -----------        ----------    --------
NET INCOME (LOSS) .............................................      $   (28,947)       $   7,040     $   (380)
                                                                     ===========        ==========    ========
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS  ................................................
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE .............................................
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING   ..............................



                                                                                         DEBT ISSUANCE,
                                                                      HERITAGE          HYTOPS ISSUANCE,          COMMON
                                                                    ACQUISITION       1996 ACQUISITIONS AND        STOCK
                                                                    ADJUSTMENTS       HERITAGE ACQUISITION       OFFERING
                                                                -------------------- ----------------------- -----------------
REVENUES:
 Station broadcast revenues, net of agency commissions   ......                           $    532,357
 Revenues realized from station barter arrangements   .........                                 40,179
                                                                                          ------------
  Total revenues  .............................................                                572,536
                                                                                          ------------
OPERATING EXPENSES:
 Program and production .......................................                                 97,500
 Selling, general and administrative   ........................  $     (1,808)(u)              143,985
 Expenses realized from barter arrangements  ..................                                 32,588
 Amortization of program contract costs and net realizable
 value adjustments   ..........................................                                 61,613
 Amortization of deferred compensation ........................                                    933
 Depreciation and amortization of property and equipment   .             (900)(v)               20,479
 Amortization of acquired intangible broadcasting assets, non-
 compete and consulting agreements and other assets   .........         9,531 (w)               92,151
 Amortization of excess syndicated programming  ...............                                  3,043
                                                                                          ------------
  Total operating expenses    .................................         6,823                  452,292
                                                                 -----------              ------------
  Broadcast operating income (loss) ...........................        (6,823)                 120,244
                                                                 -----------              ------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense   .........       (23,621)(x)             (163,207)       $    9,330 (y)
 Gain on sale of station   ....................................                                  6,031
 Interest income  .............................................                                  1,710
 Subsidiary trust minority interest expense  ..................                                (23,250)
 Other income (expense) .......................................                                     12
                                                                                          ------------
  Income (loss) before provision (benefit) for income taxes           (30,444)                 (58,460)            9,330
PROVISION (BENEFIT) FOR INCOME
 TAXES   ......................................................       (12,178)(n)              (17,907)            3,732 (n)
                                                                 ------------             ------------        ----------
NET INCOME (LOSS) .............................................  $    (18,266)            $    (40,553)       $    5,598
                                                                 ============             ============        ==========
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS  ................................................                           $    (40,553)
                                                                                          ============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE .............................................                           $      (1.04)
                                                                                          ============
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING   ..............................                                 39,058 (o)
                                                                                          ============



                                                                                                             DEBT ISSUANCE,
                                                                    DEBT ISSUANCE,                          HYTOPS ISSUANCE,
                                                                   HYTOPS ISSUANCE,                        1996 ACQUISITIONS,
                                                                  1996 ACQUISITIONS,                      HERITAGE ACQUISITION,
                                                                 HERITAGE ACQUISITION      PREFERRED           COMMON AND
                                                                   AND COMMON STOCK          STOCK          PREFERRED STOCK
                                                                       OFFERING          OFFERING(MM)        OFFERINGS(MM)
                                                                ---------------------- ----------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency commissions   ......     $    532,357                             $    532,357
 Revenues realized from station barter arrangements   .........           40,179                                   40,179
                                                                    ------------                             ------------
  Total revenues  .............................................          572,536                                  572,536
                                                                    ------------                             ------------
OPERATING EXPENSES:
 Program and production .......................................           97,500                                   97,500
 Selling, general and administrative   ........................          143,985                                  143,985
 Expenses realized from barter arrangements  ..................           32,588                                   32,588
 Amortization of program contract costs and net realizable
 value adjustments   ..........................................           61,613                                   61,613
 Amortization of deferred compensation ........................              933                                      933
 Depreciation and amortization of property and equipment   .              20,479                                   20,479
 Amortization of acquired intangible broadcasting assets, non-
 compete and consulting agreements and other assets   .........           92,151                                   92,151
 Amortization of excess syndicated programming  ...............            3,043                                    3,043
                                                                    ------------                             ------------
  Total operating expenses    .................................          452,292                                  452,292
                                                                    ------------                             ------------
  Broadcast operating income (loss) ...........................          120,244                                  120,244
                                                                    ------------                             ------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense   .........         (153,877)       $    9,974(aa)           (143,903)
 Gain on sale of station   ....................................            6,031                                    6,031
 Interest income  .............................................            1,710                                    1,710
 Subsidiary trust minority interest expense  ..................          (23,250)                                 (23,250)
 Other income (expense) .......................................               12                                       12
                                                                    ------------                             ------------
  Income (loss) before provision (benefit) for income taxes              (49,130)            9,974                (39,156)
PROVISION (BENEFIT) FOR INCOME
 TAXES   ......................................................          (14,175)            3,990(n)             (10,185)
                                                                    ------------        ----------           ------------
NET INCOME (LOSS) .............................................     $    (34,955)       $    5,984           $    (28,971)
                                                                    ============        ==========           ============
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS  ................................................     $    (34,955)                            $    (38,346)
                                                                    ============                             ============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE .............................................     $      (0.81)                            $      (0.89)
                                                                    ============                             ============
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING   ..............................           43,058 (z)                               43,058 (z)
                                                                    ============                             ============

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                                             HERITAGE(G)
                                                  CONSOLIDATED        HYTOPS               DEBT        ------------------------
                                                   HISTORICAL        ISSUANCE            ISSUANCE       HERITAGE       KOKH
                                                   ------------      --------------      ------------- ---------   --------
REVENUES:
 Station broadcast revenues, net of agency
 commissions   .................................  $  219,701                                           $ 46,451     $ (3,706)
 Revenues realized from station barter ar-
 rangements                                           19,870                                              2,430         (125)
                                                  ----------                                           ---------    --------
  Total revenues  ..............................     239,571                                             48,881       (3,831)
                                                  ----------                                           ---------    --------
OPERATING EXPENSES:
 Program and production ........................      46,760                                             15,313       (1,150)
 Selling, general and administrative   .........      51,634                                              9,447         (784)
 Expenses realized from station barter ar-
 rangements                                           16,303                                              1,849          (62)
 Amortization of program contract costs and
 net realizable value adjustments   ............      30,918                                                824         (297)
 Amortization of deferred compensation .........         233
 Depreciation and amortization of property
 and equipment    ..............................       8,340                                              2,819         (445)
 Amortization of acquired intangible broad-
 casting assets, non-compete and consult-
 ing agreements and other assets                      37,392    $          88 (bb)  $        225 (ee)     4,174         (184)
                                                  ----------    -------------       ------------       --------     --------
  Total operating expenses .....................     191,580               88                225         34,426       (2,922)
                                                  ----------    -------------       ------------       --------     --------
  Broadcast operating income (loss) ............      47,991              (88)              (225)        14,455         (909)
                                                  ----------    -------------       ------------       --------     --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
 expense .......................................     (51,993)           2,894 (cc)        (9,000)(ff)    (9,979)         425
 Gain of sale of station   .....................                                                          9,401
 Interest income  ..............................       1,040
 Subsidiary trust minority interest expense     .     (7,007)          (4,618)(dd)
 Other income  .................................          47                                                (98)
                                                  ----------                                           --------
  Income (loss) before provision (bene-
  fit) for income taxes                               (9,922)          (1,812)            (9,225)        13,779         (484)
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................      (4,100)            (725)(n)         (3,690)(n)      7,262         (369)
                                                  ----------    -------------       ------------       --------     --------
NET INCOME (LOSS) ..............................  $   (5,822)   $      (1,087)      $     (5,535)      $  6,517     $   (115)
                                                  ==========    =============       ============       =========    ========
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................  $   (5,822)
                                                  ==========
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE                             $    (0.17)
                                                  ==========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................      34,746
                                                  ==========



                                                       HERITAGE             DEBT ISSUANCE,             COMMON
                                                     ACQUISITION           HYTOPS ISSUANCE              STOCK
                                                     ADJUSTMENTS       AND HERITAGE ACQUISITION       OFFERING
                                                     ----------------  -------------------------    --------------
REVENUES:
 Station broadcast revenues, net of agency
 commissions   .................................                              $ 262,446
 Revenues realized from station barter ar-
 rangements                                                                      22,175
                                                                              ---------
  Total revenues  ..............................                                284,621
                                                                              ---------
OPERATING EXPENSES:
 Program and production ........................                                 60,923
 Selling, general and administrative   ......... $         (883) (gg)            59,414
 Expenses realized from station barter ar-
 rangements                                                                      18,090
 Amortization of program contract costs and
 net realizable value adjustments   ............                                 31,445
 Amortization of deferred compensation .........                                    233
 Depreciation and amortization of property
 and equipment    ..............................           (450) (hh)            10,264
 Amortization of acquired intangible broad-
 casting assets, non-compete and consult-
 ing agreements and other assets                          4,964  (ii)            46,659
                                                 --------------               ---------
  Total operating expenses .....................          3,631                 227,028
                                                 --------------               ---------
  Broadcast operating income (loss) ............         (3,631)                 57,593
                                                 --------------               ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
 expense .......................................        (10,768) (jj)           (78,421)           $    4,665 (kk)
 Gain of sale of station   .....................                                  9,401
 Interest income  ..............................                                  1,040
 Subsidiary trust minority interest expense     .                               (11,625)
 Other income  .................................                                    (51)
                                                                              ---------
  Income (loss) before provision (bene-
  fit) for income taxes                                 (14,399)                (22,063)                4,665
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................         (5,760) (n)             (7,382)                1,866 (n)
                                                 --------------                ---------           ----------
NET INCOME (LOSS) .............................. $       (8,639)              $ (14,681)          $     2,799
                                                 ==============               =========           ===========
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................                              $ (14,681)
                                                                              =========
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE                                                         $   (0.42)
                                                                              =========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................                                 34,769
                                                                              =========



                                                                                                DEBT ISSUANCE,
                                                     DEBT ISSUANCE,                            HYTOPS ISSUANCE,
                                                    HYTOPS ISSUANCE,                         HERITAGE ACQUISITION,
                                                  HERITAGE ACQUISITION       PREFERRED            COMMON AND
                                                       AND COMMON              STOCK           PREFERRED STOCK
                                                     STOCK OFFERING        OFFERING(MM)         OFFERINGS(MM)
                                                 ---------------------- ------------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency
 commissions   .................................     $    262,446                               $    262,446
 Revenues realized from station barter ar-
 rangements                                                22,175                                     22,175
                                                     ------------                               ------------
  Total revenues  ..............................          284,621                                    284,621
                                                     ------------                               ------------
OPERATING EXPENSES:
 Program and production ........................           60,923                                     60,923
 Selling, general and administrative   .........           59,414                                     59,414
 Expenses realized from station barter ar-
 rangements                                                18,090                                     18,090
 Amortization of program contract costs and
 net realizable value adjustments   ............           31,445                                     31,445
 Amortization of deferred compensation .........              233                                        233
 Depreciation and amortization of property
 and equipment    ..............................           10,264                                     10,264
 Amortization of acquired intangible broad-
 casting assets, non-compete and consult-
 ing agreements and other assets                           46,659                                     46,659
                                                     ------------                               ------------
  Total operating expenses .....................          227,028                                    227,028
                                                     ------------                               ------------
  Broadcast operating income (loss) ............           57,593                                     57,593
                                                     ------------                               ------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
 expense .......................................          (73,756)       $     4,987 (ll)            (68,769)
 Gain of sale of station   .....................            9,401                                      9,401
 Interest income  ..............................            1,040                                      1,040
 Subsidiary trust minority interest expense     .         (11,625)                                   (11,625)
 Other income  .................................              (51)                                       (51)
                                                     ------------                               ------------
  Income (loss) before provision (bene-
  fit) for income taxes                                   (17,398)             4,987                 (12,411)
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................           (5,516)             1,994 (n)              (3,522)
                                                     ------------        -----------            ------------
NET INCOME (LOSS) ..............................     $    (11,882)       $     2,993            $     (8,889)
                                                     ============        ===========            ============
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................     $    (11,882)                              $    (13,577)
                                                     ============                               ============
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE                                $      (0.31)                              $      (0.35)
                                                     ============                               ============
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................           38,769 (z)                                 38,769 (z)
                                                     ============                               ============

                        SINCLAIR BROADCAST GROUP, INC.
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)

(a) The Flint T.V., Inc. ("Flint-TV") column reflects the results of operations for WSMH for the period from January 1, 1996 to February 28, 1996, the date the Flint Acquisition was consummated.

(b) The Superior Communications Group, Inc. column reflects the results of operations for Superior for the period from January 1, 1996 to May 7, 1996, the date the Superior Acquisition was consummated.

(c) The KSMO column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the transaction was consummated in July 1996.

(d) The WSTR column reflects the results of operations for the period from January 1, 1996 to July 31, 1996 as the transaction was consummated in August 1996.

(e) The  River  City  column  reflects  the results of operations for River City
    (including KRRT, Inc.) for the period from January 1, 1996 to May 31, 1996, the date the River City Acquisition was consummated. The WSYX column removes the results of WSYX from the results of River City for the period as the Company has not yet acquired WSYX. See "Business of Sinclair - Broadcasting Acquisition Strategy."

(f) The WYZZ column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the purchase transaction was consummated in July 1996.

(g) The Heritage column reflects the results of operations for the period from January 1, 1996 to December 31, 1996 for the year ended December 31, 1996 Pro Forma Consolidated Statement of Operations and the results of operations for the period from January 1, 1997 to June 30, 1997 for the six months ended June 30, 1997 Pro Forma Consolidated Statement of Operations. The KOKH column removes the results of KOKH from the results of Heritage for both periods to reflect the sale of KOKH, which is required pursuant to the Heritage Acquisition Agreements and with respect to which the Company has entered into a letter of intent. See "Business of Sinclair - 1997 Acquisitions."

(h) To adjust River City operating expenses for non-recurring LMA payments made to KRRT, Inc. for KRRT, Inc. debt service and to adjust River City and Superior operating expenses for employment contracts and other corporate overhead expenses not assumed at the time of the 1996 Acquisitions.

(i) To record compensation expense related to options granted under the Company's Long-Term Incentive Plan:



                                                         YEAR ENDED
                                                         DECEMBER 31,
                                                            1996
                                                        -------------
Compensation expense related to the Long-Term Incentive
Plan on a pro forma basis   ...........................    $  933
Less: Compensation expense recorded by the Company re-
lated to the Long-Term Incentive Plan                        (739)
                                                           ------
                                                           $  194
                                                           ======

(j) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by Flint-TV, Superior, KSMO, WSTR, River City and WYZZ from the period of January 1, 1996 through the date of acquisition. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:



                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                      ---------------------------------
                                                       FLINT-TV   SUPERIOR     KSMO
                                                      ---------- ---------- -----------
   Depreciation expense on acquired tangible assets    $ 32       $  315     $   240
   Less: Depreciation expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ  ......      (4)      (373)       (374)
                                                       -----      ------     -------
   Pro forma adjustment   ...........................  $ 28       $  (58)    $  (134)
                                                       =====      ======     =======



                                                        WSTR     RIVER CITY     WYZZ        TOTAL
                                                      --------- ------------ ----------- -----------
   Depreciation expense on acquired tangible assets   $  507     $   3,965    $ 159      $  5,218
   Less: Depreciation expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ  ......   (284)       (5,120)      (6)       (6,161)
                                                      -------    ---------    ------     ---------
   Pro forma adjustment   ........................... $  223     $  (1,155)   $ 153      $   (943)
                                                      =======    =========    ======     =========

(k) To record amortization expense related to acquired intangible assets and deferred financing costs and eliminate amortization expense recorded by Flint-TV, Superior, KSMO, WSTR, River City and WYZZ from the period of January 1, 1996 through date of acquisition. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:





                                                                   YEAR ENDED
                                                                DECEMBER 31, 1996
                                                          -----------------------------
                                                           FLINT-TV   SUPERIOR   KSMO
                                                          ---------- ---------- -------
   Amortization expense on acquired intangible assets       $ 167     $   827     $ 180
   Deferred financing costs   ...........................
   Less: Amortization expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ   .........       -        (529)        -
                                                            ------    -------    ------
   Pro forma adjustment    ..............................   $ 167     $   298     $ 180
                                                            ======    =======    ======



                                                           WSTR    RIVER CITY     WYZZ       TOTAL
                                                          ------- ------------ ---------- ------------
   Amortization expense on acquired intangible assets     $ 285   $  12,060     $ 99      $  13,618
   Deferred financing costs   ...........................             1,429                   1,429
   Less: Amortization expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ   .........  (39)     (10,442)      (3)       (11,013)
                                                          -----   ----------    -----     ----------
   Pro forma adjustment    .............................. $ 246   $   3,047     $ 96      $   4,034
                                                          =====   ==========    =====     ==========

(l)         To  record  interest expense for the year ended December 31, 1996 on acquisition financing relating to Superior of $59,850 (under the Bank Credit Agreement at 8.0% for four months), KSMO and WSTR of $10,425 and $7,881, respectively (both under the Bank Credit Agreement at 8.0% for six months), River City (including KRRT) of $868,300 (under the Bank Credit Agreement at 8.0% for five months) and of $851 for hedging agreements related to the River City financing and WYZZ of $20,194 (under the Bank Credit Agreement at
           8.0% for six months) and eliminate interest expense recorded. No interest expense has been recorded for Flint-TV as it has been assumed that the proceeds from the 1995 Notes were used to purchase Flint-TV.



                                                                    YEAR ENDED
                                                                 DECEMBER 31, 1996
                                                       -------------------------------------
                                                         SUPERIOR       KSMO        WSTR
                                                       ------------- ----------- -----------
   Interest expense adjustment as noted above   ......  $  (1,596)    $  (417)    $  (315)
   Less: Interest expense recorded by Superior, KSMO,
    WSTR, River City and WYZZ ........................        457         823       1,127
                                                        ---------     -------     -------
   Pro forma adjustment    ...........................  $  (1,139)    $   406     $   812
                                                        =========     =======     =======



                                                        RIVER CITY     WYZZ        TOTAL
                                                       ------------ ---------- --------------
   Interest expense adjustment as noted above   ......  $ (29,032)   $  (808)   $  (32,168)
   Less: Interest expense recorded by Superior, KSMO,
    WSTR, River City and WYZZ ........................     12,352          -        14,759
                                                        ---------    -------    ----------
   Pro forma adjustment    ...........................  $ (16,680)   $  (808)   $  (17,409)
                                                        =========    =======    ==========

(m) To eliminate interest income for the year ended December 31, 1996 on proceeds from the sale of the 1995 Notes due to assumed utilization of excess cash for the following acquisitions: Flint-TV, KSMO and WSTR and WYZZ of $34,400 (with a commercial bank at 5.7% for two months), $10,425 and $7,881 (both with a commercial bank at 5.7% for six months) and $20,194 (with a commercial bank at 5.7% for six months).



                                                                                     YEAR ENDED
                                                                                  DECEMBER 31, 1996
                                                      -------------------------------------------------------------------------
                                                       FLINT-TV     KSMO        WSTR      RIVER CITY     WYZZ         TOTAL
                                                      ---------- ----------- ----------- ------------ ----------- -------------
   Interest income adjustment as noted above   ......  $  (327)   $  (297)    $  (226)     $     -     $  (576)    $  (1,426)
   Less: Interest income recorded by Flint-TV, KSMO,
    WSTR, River City and WYZZ   .....................        -          -         (15)        (195)          -          (210)
                                                       -------    -------     -------      -------     -------     ---------
   Pro forma adjustment   ...........................  $  (327)   $  (297)    $  (241)     $  (195)    $  (576)    $  (1,636)
                                                       =======    =======     =======      =======     =======     =========

(n)         To  record  tax  provision (benefit) at the applicable statutory tax rates.


(o) Weighted average shares outstanding on a pro forma basis assumes that the 1,150,000 shares of Series B Preferred Stock were converted to 4,181,818 shares of Class A Common Stock and the Company's Incentive Stock Options and Long-Term Incentive Plan Options were outstanding as of the beginning of the period.


(p) To record amortization expense on other assets that relate to the HYTOPS Issuance for one year ($6,000 over 12 years).


(q) To record the net interest expense reduction for 1996 related to application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the year ended December 31, 1996.



     Interest on adjusted borrowing on the revolving credit facility ..................    $ 12,600
     Commitment fee on available but unused borrowings of $250,000 of revolving credit
      facility at 1/2 of 1% for 12 months .............................................      (1,250)
     Commitment fee on available borrowings recorded by the Company  ..................         470
                                                                                           --------
     Pro forma adjustment  ............................................................    $ 11,820
                                                                                           ========

(r) To record subsidiary trust minority interest expense for the year ended December 31, 1996 ($200,000 aggregate liquidation value of HYTOPS).


(s) To record amortization expense on other assets for one year ($4,500 over 10 years). See note (f) of notes to Pro Forma Consolidated Balance Sheet.


(t) To record interest expense on the 1997 Notes for one year ($200,000 at 9%).


(u)        To  adjust  Heritage   operating   expenses  for  corporate  overhead
           expenses which the Company does not expect to incur upon its consummation of the Heritage Acquisition on a going-forward basis.


(v) To record depreciation expense related to acquired tangible assets of $3,550 and eliminate depreciation expense of $4,450 recorded by Heritage. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years.


(w) To record amortization expense related to acquired intangible assets of $17,624 and eliminate amortization expense of $8,093 recorded by Heritage. Intangible assets are to be amortized over lives ranging from 1 to 40 years.


(x) To record interest expense on acquisition financing of $570,000 (under the Bank Credit Agreement at 71/4%), net of $780 of commitment fees for the available but unused portion of the revolving credit facility, and eliminated interest expense of $16,924 recorded by Heritage.


(y) To record the interest expense reduction of $9,938 related to application of the Common Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $608 for the available but unused portion of the revolving credit facility.


(z) Weighted average shares outstanding on a pro forma basis assumes that the 4,000,000 shares of Class A Common Stock to be issued in the Common Stock Offering were outstanding as of the beginning of the period.


(aa) To record the interest expense reduction of $10,518 related to application of the Preferred Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $544 for the available but unused portion of the revolving credit facility.


(bb) To record amortization expense on other assets that resulted from the HYTOPS Issuance for six months ($6,000 over 12 years).

               Amortization expense on other assets  ...............    $  250
               Amortization expense recorded by the Company   ......      (162)
                                                                        ------
               Pro forma adjustment   ..............................    $   88
                                                                        ======

(cc) To record the net interest expense reduction for 1997 related to application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the quarter ended June 30, 1997.



     Interest on adjusted borrowing on the revolving credit facility    ...............    $3,235
     Commitment fee on available but unused borrowings of $250,000 of revolving credit
      facility at 1/2 of 1% for six months   ..........................................      (625)
     Commitment fee on available borrowings recorded by the Company  ..................       284
                                                                                           ------
     Pro forma adjustment  ............................................................    $2,894
                                                                                           ======

(dd) To record subsidiary trust minority interest expense for the quarter ended June 30, 1997 ($200,000 aggregate liquidation value HYTOPS).



     Subsidiary trust minority interest expense for six months   ........................    $ (11,625)
     Subsidiary trust minority interest expense made by the Company during the quarter   .       7,007
                                                                                             ---------
     Pro forma adjustment ...............................................................    $  (4,618)
                                                                                             =========

(ee)        To  record  amortization  expense  on  other  assets  for six months
           ($4,500 over 10 years). See note (f) of notes to Pro Forma Consolidated Balance Sheet.


(ff)        To  record  interest  expense  on  the  1997  Notes  for  six months
           ($200,000 at 9%).


(gg) To adjust Heritage operating expenses for corporate overhead expenses which the Company does not expect to incur upon its consummation of the Heritage Acquisition on a going-forward basis.


(hh) To record depreciation expenses related to acquired tangible assets of $1,775 and eliminate depreciation expense of $2,225 recorded by Heritage. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years.


(ii) To record amortization expense related to acquired intangible assets of $8,954 and eliminate amortization expense of $3,990 recorded by Heritage. Intangible assets are to be amortized over lives ranging from 1 to 40 years.


(jj) To record interest expense on acquisition financing of $570,000 (under the Bank Credit Agreement at 71/4%), net of $341 of commitment fees for the available but unused portion of the revolving credit facility, and eliminate interest expense of $9,554 recorded by Heritage.


(kk) To record the interest expense reduction of $4,969 related to application of the Common Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $304 for the available but unused portion of the revolving credit facility.


(ll) To record the interest expense reduction of $5,259 related to application of the Preferred Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $272 for the available but unused portion of the revolving credit facility.


(mm) There can be no assurance that the Preferred Stock Offering will be consummated. The completion of the Common Stock Offering is not conditioned upon the completion of the Preferred Stock Offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SINCLAIR


INTRODUCTION


     THE COMPANY IS A DIVERSIFIED BROADCASTING COMPANY THAT OWNS OR PROVIDES PROGRAMMING SERVICES TO more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the right to provide programming to two additional stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned, programmed or with which the Company has Joint Sales Agreements (JSAs). The Company owns 27 radio stations, has pending acquisitions of 24 radio stations, and has options to acquire an additional seven radio stations.


     The operating revenues of the Company are derived from local and national advertisers and, to a much lesser extent, from television network compensation. The Company's primary operating expenses involved in owning, operating or programming the television and radio stations are syndicated program rights fees, commissions on revenues, employee salaries, news-gathering and promotion. Amortization and depreciation of costs associated with the acquisition of the stations and interest carrying charges are significant factors in determining the Company's overall profitability.

     Set forth below are the principal types of broadcast revenues received by the Company's stations for the periods indicated and the percentage contribution of each type to the Company's total gross broadcast revenues:


                              BROADCAST REVENUES
                            (DOLLARS IN THOUSANDS)





                                                                YEARS ENDED DECEMBER 31,
                                     ------------------------------------------------------------------------------
                                               1994                       1995                       1996
                                     ------------------------   ------------------------   ------------------------
Local/regional advertising  ......   $ 67,881         48.6%     $ 104,299        47.5%     $ 199,029        49.4%
National advertising  ............     69,374         49.6       113,678         51.7       191,449         47.6
Network compensation  ............        302          0.2           442          0.2         3,907          1.0
Political advertising ............      1,593          1.1           197          0.1         6,972          1.7
Production   .....................        696          0.5         1,115          0.5         1,142          0.3
                                     ---------      ------      ---------      ------      ---------      ------
Broadcast revenues ...............    139,846        100.0%      219,731        100.0%      402,499        100.0%
                                                    ======                     ======                     ======
Less: agency commissions .........    (21,235)                   (31,797)                   (56,040)
                                     ---------                  ---------                  ---------
Broadcast revenues, net  .........    118,611                    187,934                    346,459
Barter revenues ..................     10,743                     18,200                     32,029
                                     ---------                  ---------                  ---------
Total revenues  ..................   $ 129,354                  $ 206,134                  $ 378,488
                                     =========                  =========                  =========

     The Company's primary types of programming and their approximate percentages of 1996 net broadcast revenues were network programming (14.1%), children's programming (7.4%) and other syndicated programming (56.7%). Similarly, the Company's three largest categories of advertising and their approximate percentages of 1996 net broadcast revenues were automotive (17.4%), fast food advertising (9.2%) and movies (5.5%). No other advertising category accounted for more than 5% of the Company's net broadcast revenues in 1996. No individual advertiser accounted for more than 5% of any of the Company's individual station's net broadcast revenues in 1996.

     The following table sets forth certain operating data of the Company for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997:




                                 OPERATING DATA
                            (DOLLARS IN THOUSANDS)





                                                                                                         SIX MONTHS
                                                               YEARS ENDED DECEMBER 31,                ENDED JUNE 30,
                                                      ------------------------------------------ ---------------------------
                                                           1994          1995          1996          1996          1997
                                                      -------------- ------------- ------------- ------------- -------------
Net broadcast revenues ..............................  $  118,611     $ 187,934     $ 346,459     $ 117,339     $ 219,701
Barter revenues  ....................................      10,743        18,200        32,029         9,571        19,870
                                                       ----------     ---------     ---------     ---------     ---------
Total revenues   ....................................     129,354       206,134       378,488       126,910       239,571
                                                       ----------     ---------     ---------     ---------     ---------
Operating expenses, excluding depreciation and
 amortization and special bonuses paid to executive
 officers  ..........................................      50,545        80,446       167,765        52,826       114,697
Depreciation and amortization   .....................      55,587        80,410       118,038        45,493        76,650
Amortization of deferred compensation ...............           -             -           739           506           233
Amortization of excess syndicated programming  ......           -             -         3,043             -             -
Special bonuses to executive officers ...............       3,638             -             -             -             -
                                                       ----------     ---------     ---------     ---------     ---------
Broadcast operating income   ........................  $   19,584     $  45,278     $  88,903     $  28,085     $  47,991
                                                       ==========     =========     =========     =========     =========
BROADCAST CASH FLOW (BCF) DATA:
Television BCF   ....................................  $   67,519     $ 111,124     $ 175,212     $  63,309     $  98,032
Radio BCF  ..........................................           -             -        14,004         1,770         7,568
                                                       ----------     ---------     ---------     ---------     ---------
Consolidated BCF (a)   ..............................  $   67,519     $ 111,124     $ 189,216     $  65,079     $ 105,600
                                                       ==========     =========     =========     =========     =========
Television BCF margin  ..............................        56.9%         59.1%         56.7%         56.3%         51.2%
Radio BCF margin ....................................           -             -          37.3%         36.4%         26.7%
Consolidated BCF margin (b)  ........................        56.9%         59.1%         54.6%         55.5%         48.1%
OTHER DATA:
Adjusted EBITDA(c)  .................................  $   64,547     $ 105,750     $ 180,272     $  62,013     $  98,615
Adjusted EBITDA margin (b)   ........................        54.4%         56.3%         52.0%         52.8%         44.9%
After-tax cash flow (d)   ...........................  $   24,948     $  51,288     $  76,745     $  30,441     $  32,737
Program contract payments ...........................      14,262        19,938        30,451        12,071        26,259
Corporate expense   .................................       2,972         5,374         8,944         3,066         6,985


----------


(a) "Consolidated BCF" is defined as broadcast operating income plus corporate overhead expenses, special bonuses paid to executive officers, depreciation and amortization (including film amortization and amortization of deferred compensation and excess syndicated programming), less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, Consolidated BCF does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(b) "Consolidated BCF margin" is defined as broadcast cash flow divided by net broadcast revenues. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by net broadcast revenues.


(c) "Adjusted EBITDA" is defined as broadcast cash flow less corporate expenses and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.



(d) "After-tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization of intangibles, (excluding film amortization), amortization of deferred compensation, amortization of excess syndicated programming, special bonuses paid to executive officers, and the deferred tax provision (or minus the deferred tax benefit). After-tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After-tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

RESULTS OF OPERATIONS


SIX MONTHS ENDED JUNE 30, 1996 AND 1997

     Total revenues increased to $239.6 million for the six months ended June 30, 1997 from $126.9 million for the six months ended June 30, 1996, or 88.8%. After excluding the effects of non-cash barter transactions, net broadcast revenues for the six months ended June 30, 1997 increased by 87.2% over the six months ended June 30, 1996. The increase in broadcast revenues was primarily the result of acquisitions and LMA transactions consummated by the Company in 1996 (the "1996 Acquisitions") and, to a lesser extent, market growth in television broadcast revenue and television broadcast revenue on a same stations basis.

     Operating expenses excluding depreciation, amortization of intangible assets and amortization of deferred compensation increased to $114.7 million for the six months ended June 30, 1997 from $52.8 million for the six months ended June 30, 1996, or 117.2%. The increase in expenses for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 was primarily attributable to operating costs associated with the 1996 Acquisitions (92.9% of increase for the six month period) and an increase in corporate overhead expenses (6.3% of increase for the six month period) related primarily to the additional expense of managing a larger base of operations.

     Broadcast operating income increased to $48.0 million for the six months ended June 30, 1997 from $28.1 million for the six months ended June 30, 1996, or 70.8%. The increase in broadcast operating income for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 was primarily attributable to the 1996 Acquisitions.

     Interest expense increased to $52.0 million for the six months ended June 30, 1997 from $27.6 million for the six months ended June 30, 1996, or 88.4%. The increase in interest expense for the six months ended June 30, 1997 primarily related to indebtedness incurred by the Company to finance the River City Acquisition on May 31, 1996, other subsequent 1996 acquisitions and acquisitions consummated in 1997 (the "1997 Acquisitions"). Subsidiary Trust Minority Interest Expense of $7.0 million for the six months ended June 30, 1997 is related to the HYTOPS. Subsidiary Trust Minority Interest Expense distributions will be partially offset by reductions in interest expense because a portion of the proceeds of the sale of the HYTOPS was used to reduce indebtedness under the Company's Bank Credit Agreement.

     Interest and other income decreased to $1.1 million for the six months ended June 30, 1997 from $3.2 million for the six months ended June 30, 1996, or 65.6%. This decrease was primarily due to lower average cash balances and related interest income.

     The net deferred tax asset increased to $8.2 million as of June 30, 1997 from $782,000 at December 31, 1996. The increase in the Company's net deferred tax asset as of June 30, 1997 as compared to December 31, 1996 primarily results from the anticipation that the pre-tax losses incurred in the first six months of 1997 will be used to offset future taxable income.

     Net loss for the six months ended June 30, 1997 was $5.8 million or $(0.17) per share compared to net income of $1.5 million or $0.04 per share for the six months ended June 30, 1996.

     Broadcast cash flow increased to $105.6 million for the six months ended June 30, 1997 from $65.1 million for the six months ended June 30, 1996, or 62.2%. This increase in broadcast cash flow primarily resulted from the 1996 and 1997 Acquisitions and, to a lesser extent, increases in net broadcast revenues on a same station basis. The Company's broadcast cash flow margin decreased to 48.1% for the six months ended June 30, 1997 from 55.5% for the six months ended June 30, 1996. Excluding the effect of radio station broadcast cash flow, television broadcast cash flow margin decreased to 51.2% for the six months ended June 30, 1997 from 56.3% for the six months ended June 30, 1996. The decrease in broadcast cash flow margins for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily resulted from the lower margins of the acquired radio broadcasting assets and lower margins of certain television stations acquired during 1996. For television stations owned, operated or programmed for the six months ended June 30, 1996 and the six months ending June 30,

1997, broadcast cash flow margins increased from 55.5% to 57.0%, respectively. This increase primarily resulted from expense savings related to synergies realized from the 1996 Acquisitions combined with increases in net broadcast revenue.


     Adjusted EBITDA increased to $98.6 million for the six months ended June 30, 1997 from $62.0 million for the six months ended June 30, 1996, or 59.0%. This increase in Adjusted EBITDA for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 resulted from the 1996 and 1997 Acquisitions. The Company's Adjusted EBITDA margin decreased to 44.9% for the six months ended June 30, 1997 from 52.8% for the six months ended June 30, 1996. The decrease in Adjusted EBITDA margin for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily resulted from operating cost structures at certain of the acquired stations and increases in corporate overhead expenses. The Company has begun to implement and will continue to implement operating and programming expense savings resulting from synergies realized from the businesses acquired in and prior to 1996 and 1997 and believes that the benefits of the implementation of these methods will result in improvement in broadcast cash flow margin and Adjusted EBITDA margin over time.


     After-tax cash flow increased to $32.7 million for the six months ended June 30, 1997 from $30.4 million for the six months ended June 30, 1996, or 7.6%. The increase in after-tax cash flow for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily resulted from the 1996 and 1997 Acquisitions and internal growth, offset by increased interest expense on the debt incurred to consummate the 1996 and 1997 Acquisitions and subsidiary trust minority interest expense related to the HYTOPS Issuance during March 1997.


YEARS ENDED DECEMBER 31, 1996 AND 1995


     Total revenues increased to $378.5 million for the year ended December 31, 1996 from $206.1 million for the year ended December 31, 1995, or 83.6%. Excluding the effects of non-cash barter transactions, net broadcast revenues for the year ended December 31, 1996 increased by 84.4% over the year ended December 31, 1995. The increase in broadcast revenues was primarily the result of acquisitions and LMA transactions consummated by the Company in 1995 (the "1995 Acquisitions") and 1996. For stations owned, operated or programmed throughout 1995 and 1996, television broadcast revenue grew 2.1% for the year ended December 31, 1996 when compared to the year ended December 31, 1995. For stations owned, operated or programmed throughout 1994 and 1995, television broadcast revenue grew 12.8% for the year ended December 31, 1995 when compared to the year ended December 31, 1994. The decrease in 1996 revenue growth as compared to 1995 revenue growth primarily resulted from the loss in 1996 of the Fox affiliation at WTTO in the Birmingham market, the loss of the NBC affiliation at WRDC in the Raleigh market and decreases in ratings at WCGV and WNUV in the Milwaukee and Baltimore markets, respectively.


     Operating expenses excluding depreciation, amortization of intangible assets and amortization of deferred compensation and excess syndicated programming costs increased to $167.8 million for the year ended December 31, 1996 from $80.4 million for the year ended December 31, 1995, or 108.7%. The increase in expenses for the year ended December 31, 1996 as compared to the year ended December 31, 1995 was largely attributable to operating costs associated with the 1995 and 1996 Acquisitions, an increase in LMA fees resulting from LMA transactions and an increase in corporate overhead expenses.



     Broadcast operating income increased to $88.9 million for the year ended December 31, 1996, from $45.3 million for the year ended December 31, 1995, or 96.2%. The increase in broadcast operating income for the year ended December 31, 1996 as compared to the year ended December 31, 1995 was primarily attributable to the 1995 and 1996 Acquisitions.


     Interest expense increased to $84.3 million for the year ended December 31, 1996 from $39.3 million for the year ended December 31, 1995, or 114.5%. The increase in interest expense for the year ended December 31, 1996 was primarily related to senior bank indebtedness incurred by the Company to finance the River City Acquisition and other acquisitions.

     Interest and other income decreased to $3.5 million for the year ended December 31, 1996 from $4.2 million for the year ended December 31, 1995, or 16.7%. The decrease for the year ended December 31, 1996 was primarily due to lower cash balances and related interest income resulting from cash payments made in February 1996 when the Company made a $34.4 million payment relating to the WSMH acquisition and April 1996 when the Company made a $60 million down payment relating to the River City Acquisition. The decrease in interest income was offset by an increase in other income resulting from the 1995 and 1996 Acquisitions.

     For the reasons described above, net income for the year ended December 31, 1996 was $1.1 million or $0.03 per share compared to net income of $5.0 million or $0.15 per share for the year ended December 31, 1995 before the extraordinary loss on early extinguishment of debt.

     Broadcast cash flow increased to $189.2 million for the year ended December 31, 1996 from $111.1 million for the year ended December 31, 1995, or 70.3%. The increase in broadcast cash flow for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from the 1995 and 1996 Acquisitions. For stations owned, operated or programmed throughout 1995 and 1996, broadcast cash flow grew 1.3% for the year ended December 31, 1996 when compared to the year ended December 31, 1995. For stations owned, operated or programmed throughout 1994 and 1995, broadcast cash flow grew 23.7% for the year ended December 31, 1995 when compared to the year ended December 31, 1994. The decrease in 1996 broadcast cash flow growth as compared to 1995 broadcast cash flow growth primarily resulted from the loss in 1996 of the Fox affiliation at WTTO in the Birmingham market, the loss of the NBC affiliation at WRDC in the Raleigh market and decreases in ratings at WCGV and WNUV in the Milwaukee and Baltimore markets, respectively. The Company's broadcast cash flow margin decreased to 54.6% for the year ended December 31, 1996 from 59.1% for the year ended December 31, 1995. Excluding the effect of radio station broadcast cash flow, television station broadcast cash flow margin decreased to 56.7% for the year ended December 31, 1996 as compared to 59.1% for the year ended December 31, 1995. The decrease in broadcast cash flow margins for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from the lower margins of the acquired radio broadcasting assets and lower margins of certain of the acquired television stations. For stations owned, operated or programmed throughout 1996 and 1995, broadcast cash flow margins were unchanged when comparing the years ended December 31, 1996 and 1995. The Company believes that margins of certain of the acquired stations will improve as operating and programming synergies are implemented.

     Adjusted EBITDA increased to $180.3 million for the year ended December 31, 1996 from $105.8 million for the year ended December 31, 1995, or 70.4%. The increase in Adjusted EBITDA for the year ended December 31, 1996 as compared to the year ended December 31, 1995 resulted from the 1995 and 1996 Acquisitions. The Company's Adjusted EBITDA margin decreased to 52.0% for the year ended December 31, 1996 from 56.3% for the year ended December 31, 1995. The decrease in Adjusted EBITDA margins for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from higher operating costs at certain of the acquired stations. The Company has begun to implement and will continue to implement operating and programming synergies throughout the businesses acquired in and prior to 1996. The Company believes that the benefits of the implementation of these methods will result in improvement in broadcast cash flow and Adjusted EBITDA margins in future periods.


     After-tax cash flow increased to $76.7 million for the year ended December 31, 1996 from $51.3 million for the year ended December 31, 1995, or 49.5%. The increase in after-tax cash flow for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from the 1995 and 1996 Acquisitions offset by interest expense on the debt incurred to consummate these acquisitions.


YEARS ENDED DECEMBER 31, 1995 AND 1994

     Total revenues increased to $206.1 million for the year ended December 31, 1995, from $129.4 million for the year ended December 31, 1994, or 59.3%. This increase includes revenues from the acquisitions of WTVZ and WLFL and the entering into LMA agreements with WABM and WDBB.

This increase also includes the first full year of revenues from the acquisition of WCGV and WTTO and the entering into LMA agreements with WNUV, WVTV and FSFA (the "1994 Acquisitions"). Excluding the effect of non-cash barter transactions, net broadcast revenues increased to $187.9 million for the year ended December 31, 1995 from $118.6 million for the year ended December 31, 1994, or 58.4%.

     These increases in net broadcast revenues were primarily a result of the 1994 and 1995 Acquisitions and LMA transactions consummated by the Company, as well as television broadcast revenue growth in each of the Company's markets. WPGH, the Pittsburgh Fox affiliate, achieved in excess of 14% net broadcast revenue growth for the year ended December 31, 1995 as compared to the year ended December 31, 1994. This increase was primarily attributable to a new metered rating service that began in May 1995 which significantly improved WPGH's market rating. WBFF, the Fox affiliate in Baltimore and WCGV, the former Fox affiliate, now a UPN affiliate in Milwaukee, both achieved in excess of 10% net broadcast revenue growth as these stations began to realize the advantages of having an LMA in these markets.

     Operating expenses excluding depreciation and amortization and special bonuses paid to executive officers increased to $80.4 million for the year ended December 31, 1995 from $50.5 million for the year ended December 31, 1994. These increases in expenses were primarily attributable to increases in operating expenses relating to the 1994 and 1995 Acquisitions, including the payment of LMA fees which increased to approximately $5.6 million for the year ended December 31, 1995 as compared to $1.1 million for the year ended December 31, 1994. Corporate overhead expenses increased 80.8% for the year ended December 31, 1995 as compared to the year ended December 31, 1994. This increase was primarily due to expenses associated with being a public company (i.e., directors and officers insurance, travel expenses and professional fees) and executive bonus accruals for bonuses which were paid based on achieving in excess of 20% growth percentages in pro forma broadcast cash flow for the year 1995 compared to 1994.

     Broadcast operating income increased to $45.3 million for the year ended December 31, 1995 from $19.6 million for the year ended December 31, 1994, or 131.1%. This increase in broadcast operating income was primarily a result of the 1994 and 1995 Acquisitions and an increase in television broadcast revenues in each of the Company's markets, partially offset by increased amortization expenses related to these acquisitions.

     Interest expense increased to $39.3 million for the year ended December 31, 1995 from $25.4 million for the year ended December 31, 1994, or 54.7%. The major component of this increase in interest expense was increased borrowings under the Bank Credit Agreement to finance the 1994 and 1995 Acquisitions. During August 1995, the Company issued $300 million of Senior Subordinated Notes and used a portion of the net proceeds to repay outstanding indebtedness under the Bank Credit Agreement and the remainder provided an increase to the Company's cash balances of approximately $91.4 million. The interest expense related to these notes was approximately $10.0 million in 1995. This increase was partially offset by the application of the net proceeds of an offering of Class A Common Stock to reduce a portion of the indebtedness under the Bank Credit Agreement during June 1995. Interest expense was also reduced as a result of the application of net cash flow from operating activities to further decrease borrowings under the Bank Credit Agreement.

     Interest and other income increased to $4.2 million for the year ended December 31, 1995 from $2.4 million for the year ended December 31, 1994, or 75.0%. This increase in interest income primarily resulted from an increase in cash balances that remained from the proceeds of Senior Subordinated Notes issued in August 1995. Income (loss) before benefit (provision) for income taxes and extraordinary item increased to income of $10.2 million for the year ended December 31, 1995 from a loss of $3.4 million for the year ended December 31, 1994.

     Net income available to common shareholders improved to income of $76,000 for the year ended December 31, 1995 from a loss of $2.7 million for the year ended December 31, 1994. In August 1995, the Company consummated the sale of $300 million of Senior Subordinated Notes generating net proceeds to the Company of $293.2 million. The net proceeds of this offering were utilized to repay outstanding indebtedness under the Bank Credit Agreement of $201.8 million with the remainder being retained for general corporate purposes including potential future acquisitions. In conjunction with the early retirement of the indebtedness under the Bank Credit Agreement, the Company recorded an extraordinary loss of $4.9 million net of a tax benefit of $3.4 million, related to the write-off of deferred financing costs under the Bank Credit Agreement.

     Broadcast cash flow increased to $111.1 million for the year ended December 31, 1995 from $67.5 million for the year ended December 31, 1994, or 64.6%. This increase in broadcast cash flow was primarily due to the 1994 and 1995 Acquisitions, growth in market revenues and a reduction in program payments as a percentage of net broadcast revenues to 10.6% for the year ended December 31, 1995 from 12.0% for the year ended December 31, 1994.


     Adjusted EBITDA increased to $105.8 million for the year ended December 31, 1995 from $64.6 million for the year ended December 31, 1994, or 63.8%, consistent with the growth in broadcast cash flow. After tax cash flow increased to $51.3 million for the year ended December 31, 1995 from $24.9 million for the year ended December 31, 1994, or 106.0%.



LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1997, the Company had $2.7 million in cash balances and a working capital deficit of approximately $9.3 million. The Company's working capital deficit primarily results from the accelerated method of amortization of program contract costs and the even payment streams of program contract liabilities. Excluding the effect of current program contract costs and current program contract liabilities, the Company's working capital at June 30, 1997, would have been $5.7 million. The Company's primary source of liquidity is cash provided by operations and availability under the Bank Credit Agreement. As of August 11, 1997, the Company's cash balances were approximately $1.9 million with approximately $254 million available for borrowing under the Bank Credit Agreement. In addition, the Bank Credit Agreement provides for a Tranche C term loan in the amount of up to $400 million which can be utilized upon approval by the agent bank and the raising of sufficient commitments from banks to fund the additional loans. In July 1997, the Company entered into a purchase agreement to acquire the license and non-license assets of the radio and television stations of Heritage for $630 million and made a cash down payment of $63.0 million. The Company has entered into a letter of intent to sell one of the Heritage television stations for $60 million (the sale of which is required pursuant to the acquisition agreement relating to the remaining Heritage television and radio properties). The Company anticipates that it will finance the Heritage acquisition through additional bank financing (including a draw under Tranche C described above) or through a combination of additional bank financing and proceeds from an offering of securities.

     Net cash flows from operating activities increased to $42.5 million for the six months ended June 30, 1997 from $26.4 million for the six months ended June 30, 1996. The Company made income tax payments of $5.3 million for the six months ended June 30, 1997 as compared to $5.6 million for the six months ended June 30, 1996 due to anticipated tax benefits generated by the 1996 Acquisitions. The Company made interest payments on outstanding indebtedness of $55.7 million during the six months ended June 30, 1997 as compared to $29.5 million for the six months ended June 30, 1996. Additional interest payments for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily related to additional interest costs on indebtedness incurred to finance the 1996 Acquisitions. The Company made subsidiary trust minority interest expense payments of $6.0 million for the six months ended June 30, 1997 related to the private placement of the HYTOPS completed in March 1997. Program rights payments increased to $26.3 million for the six months ended June 30, 1997 from $12.1 million for the six months ended June 30, 1996, primarily as a result of the 1996 Acquisitions.

     Net cash flows used in investing activities decreased to $112.4 million for the six months ended June 30, 1997 from $942.1 million for the six months ended June 30, 1996. During January 1997, the Company purchased the license and non-license assets of WWFH-FM and WILP-AM in Wilkes-Barre, Pennsylvania for approximately $770,000. In January and March 1997, the Company made cash payments of $9.0 million and $1.5 million relating to the acquisition of the license and non-license assets of KUPN-TV and WGR-AM and WWWS-AM, respectively, utilizing indebtedness under the Bank Credit Agreement and existing cash balances. In May 1997, the Company made cash payments of $78 million to acquire the license and non-license assets of KUPN-TV utilizing indebtedness under the Bank Credit Agreement and existing cash balances. During the six months ended June 30, 1997, the Company made purchase option extension payments of $6.5 million relating to WSYX-TV. The Company made payments totaling $8.5 million during the six months ended June 30, 1997 in order to exercise options to acquire certain FCC licenses. The Company made payments for property and equipment of $8.3 million for the six months ended June 30, 1997. In July 1997, the Company entered into a purchase agreement to acquire the license and non-license assets of the television and radio stations of Heritage and made a cash down payment of $63.0 million. The Company anticipates that future requirements for capital expenditures will also include other acquisitions if suitable acquisitions can be identified on acceptable terms and capital expenditures incurred during the ordinary course of business.

     Net cash flows provided by financing activities decreased to $70.3 million for the six months ended June 30, 1997 from $807.4 million for the six months ended June 30, 1996. In March 1997, the Company completed a private placement of the HYTOPS. The Company utilized $135 million of the approximately $193.4 million net proceeds of the HYTOPS Issuance to repay outstanding debt and retained the remainder for general corporate purposes. The Company made payments totaling $4.6 million to repurchase 186,000 shares of Class A Common Stock for the six months ended June 30, 1997. In May 1997, the Company made payments of $4.7 million related to the amendment of its Bank Credit Agreement. In the fourth quarter of 1996, the Company negotiated the prepayment of syndicated program contract liabilities for excess syndicated programming assets. In the first quarter of 1997, the Company made final cash payments of $1.4 million related to these negotiations. In July 1997, the Company issued the 1997 Notes using $162.5 million of the approximately $196 million proceeds to repay outstanding indebtedness under the revolving credit facility under the Bank Credit Agreement and using the remainder to pay a portion of the $63 million cash down payment relating to the Heritage Acquisition.


     The Company anticipates that funds from operations, existing cash balances and availability of the revolving credit facility under the Bank Credit Agreement will be sufficient to meet its working capital, capital expenditure commitments and debt service requirements for the foreseeable future. However, to the extent such funds are not sufficient, or if the Company commits to additional capital expenditures (including additional acquisitions), the Company may need to incur additional indebtedness, refinance existing indebtedness or raise funds from the sale of additional equity. The Bank Credit Agreement and the indentures relating to the Company's 9% Senior Subordinated Notes due 2007, 10% Senior Subordinated Notes due 2003 and 10% Senior Subordinated Notes due 2005 restrict the incurrence of additional indebtedness and the use of proceeds of an equity issuance. On August 22, 1997, the Company filed a $1 billion shelf registration statement covering the issuance of the Company's debt securities, preferred stock and common stock. The shares of Class A Common Stock offered in the Common Stock Offering and the shares of Convertible Exchangeable Preferred Stock offered in the Preferred Stock Offering are offered pursuant to such shelf registration statement. A portion of the net proceeds to the Company from the Offerings will be used to repay existing borrowings under the revolving credit facility under the Bank Credit Agreement, and the remainder of the net proceeds will be retained by the Company for general corporate purposes, including funding the Heritage Acquisition, which is anticipated to close in the first quarter of 1998, and other acquisitions if suitable acquisitions can be identified on acceptable terms. The Company has requested the lenders under the Bank Credit Agreement to approve an amendment that would recharacterize $275 million of indebtedness from the Tranche A term loan to amounts owing under the revolving credit facility. If this amendment is approved, the Company will use all of the net proceeds of the Offerings to repay indebtedness under the Bank Credit Agreement. See "Use of Proceeds" and "Business of Sinclair - 1997 Acquisitions."

INCOME TAXES

     Income tax benefit increased to $4.1 million for the six months ended June 30, 1997 from a provision of $2.1 million for the six months ended June 30, 1996. The Company's effective tax rate decreased to a benefit of 41.3% for the six months ended June 30, 1997 from a provision of 58.2% for the six months ended June 30, 1996. The net deferred tax asset increased to $8.2 million as of June 30, 1997 from $782,000 at December 31, 1996. The increase in the Company's net deferred tax asset as of June 30, 1997 as compared to December 31, 1996 primarily resulted from the anticipation that the pre-tax losses incurred in the first six months of 1997 will be used to offset future taxable income.

     The Company's income tax provision increased to $6.9 million for the year ended December 31, 1996 from $5.2 million for the year ended December 31, 1995. The Company's effective tax rate increased to 86% for the year ended December 31, 1996 from 51% for the year ended December 31, 1995. The increase for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily related to certain financial reporting and income tax differences attributable to certain 1995 and 1996 Acquisitions, and state franchise taxes which are independent of pre-tax income.

     The net deferred tax asset decreased to $782,000 as of December 31, 1996 from $21.0 million at December 31, 1995. The decrease in the Company's net deferred tax asset as of December 31, 1996 as compared to December 31, 1995 is primarily due to the Company recording deferred tax liabilities of $18.1 million relating to the acquisition of all of the outstanding stock of Superior in May 1996, adjustments related to certain 1995 acquisitions, and resulting differences between the book and tax basis of the underlying assets.

     A $1.8 million net tax provision and a $647,000 tax benefit was recognized for the years ended December 31, 1995 and December 31, 1994, respectively. The provision for the year ended December 31, 1995 was comprised of $5.2 million provision relating to the Company's income before provision for income taxes and extraordinary item offset by a $3.4 million income tax benefit relating to the extraordinary loss on early extinguishment of debt. The $5.2 million tax provision reflects a 51% effective tax rate for the year ended December 31,
1995, which is higher than the statutory rate primarily due to the non-deductibility of goodwill relating to the repurchase of Common Stock in 1990. The income tax benefit for the year ended December 31, 1994 was 19.1% of the Company's loss before income taxes, which is lower than the benefit calculated at statutory rates primarily due to non-deductible goodwill amortization. After giving effect to these changes the Company had net deferred tax assets of $21.0 million at December 31, 1995 and $12.5 million at December 31, 1994, respectively.


SEASONALITY

     The Company's results usually are subject to seasonal fluctuations, which result in fourth quarter broadcast operating income usually being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period.

                               INDUSTRY OVERVIEW


TELEVISION BROADCASTING

     Commercial television stations in the United States are typically affiliated with one of six television networks, which are at different stages of development. The networks are differentiated in part by the amount of programming they provide their affiliates each week and by the length of time they have been in operation. These networks are ABC, CBS, NBC, FOX, WB, and UPN. The ABC, CBS, and NBC networks (the "Traditional Networks") have a substantial number of affiliated stations, have been in operation for the longest time and provide the majority of their affiliates' programming each day. Fox established an affiliate network in the mid-`80s and provides fewer hours of prime-time and daytime programming than the Traditional Networks. WB and UPN, the newest television networks, will soon increase their prime-time programming from three to four nights and also provide a number of hours of children's programming each week. Television stations affiliated with Fox, WB, or UPN have more hours of the day to program and consequently have more commercial inventory to sell to advertisers.

     Each Traditional Network provides the majority of its affiliates' programming each day without charge in exchange for a substantial majority of the available advertising time in the programs supplied. Each Traditional Network sells this advertising time and retains the revenue. The affiliate receives compensation from the Traditional Network and retains the revenue from time sold during breaks in and between network programs and in programming the affiliate produces or purchases from non-network sources.

     In contrast, a station that is not affiliated with a Traditional Network supplies over-the-air programming by acquiring rights to broadcast programs through syndication. This syndicated programming is generally acquired by such stations for cash and barter. Those stations that acquire a program through syndication are usually given exclusive rights to show the program in the station's market for either a period of years or a number of episodes agreed upon between the station and the syndicator of the programming. Types of syndicated programs aired on these stations include feature films, popular series previously shown on network television and series produced for direct distribution to television stations.

     Fox has established a network of television stations that operates on a basis similar to the Traditional Networks. However, the 15 hours per week of prime-time programming supplied by Fox to its affiliates are significantly less than that of the Traditional Networks and, as a result, Fox affiliates retain a significantly higher portion of the available inventory of broadcast time for their own use than Traditional Network affiliates. As of December 31, 1996, Fox had 169 affiliated stations broadcasting to 95.0% of U.S. television households.

     During 1994, WB established an affiliation of independent stations which began broadcasting in January 1995 and operates on a basis similar to Fox. However, WB currently supplies only six hours of prime-time programming per week to its affiliates (which will increase to eight hours per week in January 1998), which is significantly less than that of Fox and, as a result, WB affiliates retain a significantly higher portion of the available inventory of broadcast time for their own use than affiliates of Fox or the Traditional Networks. As of December 31, 1996, WB had 96 affiliated stations broadcasting to 86.0% of U.S. television households, including cable coverage provided by WGN-TV.

     During 1994, UPN established an affiliation of independent television stations that began broadcasting in January 1995. The amount of prime-time programming supplied by UPN to its affiliates in January 1997 was six hours per week, which will be increased in the 1997 fall season to eight hours per week. As of December 31, 1996, UPN had 91 affiliated stations broadcasting to 73.9% of U.S. television households, excluding secondary affiliations.

     Television stations derive their revenues primarily from the sale of national, regional and local advertising. All network-affiliated stations, including those affiliated with Fox and others, are required to carry spot advertising sold by their networks. This reduces the amount of advertising available for sale directly by the network-affiliated stations. Network affiliates generally are compensated for the broadcast of network advertising. The compensation paid is negotiated, station-by-station, based on a fixed formula, subject to certain adjustments. Stations directly sell all of the remaining advertising to be inserted in network programming and all of the advertising in non-network programming, retaining all of the revenues received from these sales of advertising, less any commissions paid. Through barter and cash-plus-barter arrangements, however, a national syndicated program distributor typically retains a portion of the available advertising time for programming it supplies, in exchange for no or reduced fees to the station for such programming.

     Advertisers wishing to reach a national audience usually purchase time directly from the Traditional Networks, the Fox network, UPN, or WB, or advertise nationwide on an ad hoc basis. National advertisers who wish to reach a particular regional or local audience buy advertising time directly from local stations through national advertising sales representative firms. Additionally, local businesses purchase advertising time directly from the stations' local sales staff. Advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, demographic characteristics of the DMA served by the station, the availability of alternative advertising media in the DMA, aggressive and knowledgeable sales forces and the development of projects, features and marketing programs that tie advertiser messages to programming. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, will adversely affect the broadcast business. Conversely, increases in advertising budgets may contribute to an increase in the revenue and operating cash flow of a particular broadcast television station.

     Information regarding competition in the television broadcast industry is set forth under "Business of Sinclair - Competition."


RADIO BROADCASTING

     The primary source of revenues for radio stations is the sale of advertising time to local and national spot advertisers and national network advertisers. During the past decade, local advertising revenue as a percentage of total radio advertising revenue in a given market has ranged from approximately 79% to 82%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross Domestic Product ("GDP"). Total domestic radio advertising revenue reached an all-time record of $12.3 billion in 1996, as reported by the Radio Advertising Bureau (the "RAB").

     According to the RAB's Radio Marketing Guide and Fact Book for Advertisers, 1997, radio reaches approximately 95% of all Americans over the age of 12 every week. More than one half of all radio listening is done outside the home, in contrast to other advertising media. The average adult listener spends approximately three hours and 20 minutes per weekday listening to radio. Most radio listening occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This "morning drive time" period reaches more than 80% of people over the age of 12 and, as a result, radio advertising sold during this period achieves premium advertising rates. Radio listeners have gradually shifted over the years from AM to FM stations. FM reception, as compared to AM, is generally clearer and provides greater total range and higher fidelity, except for so-called "clear channel" AM radio stations, which have the maximum range of any type of station and can be very successful in the news/talk/sports format. In comparison to AM, FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

     Radio is considered an efficient, cost-effective means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies and news/talk. A station's format and style of presentation enable it to target certain demographics. By capturing a specific share of a market's radio listening audience, with particular concentration in a targeted demographic, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographics listen to specific stations.

     The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station and the local competitive envi-ronment. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station usually will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

     Information regarding competition in the radio broadcast industry is set forth under "Business of Sinclair - Competition."

                             BUSINESS OF SINCLAIR


     The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations, and has options to acquire an additional seven radio stations.

     The 29 television stations the Company owns or programs pursuant to LMAs are located in 21 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation, with ten stations affiliated with Fox, 12 with UPN, three with WB, two with ABC and one with CBS. One station operates as an independent. The Company has recently entered into an agreement with WB pursuant to which seven of its stations would switch affiliations to, and one independent station would become affiliated with, WB. In addition, the Company has notified UPN of its non-renewal of affiliation with respect to three additional stations, which will either operate as independents or enter new affiliation agreements with UPN or another network. See "- Television Broadcasting - Programming and Affiliations," below.

     The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, album/progressive rock and adult contemporary. Of the 27 stations owned by the Company, 12 broadcast on the AM band and 15 on the FM band. The Company owns from two to eight stations in all but one of the seven radio markets it serves.



     The Company has undergone rapid and significant growth over the course of the last six years. Since 1991, the Company has increased the number of stations it owns or provides services to from three television stations to 29 television stations and 27 radio stations. From 1991 to 1996, net broadcast revenues and Adjusted EBITDA increased from $39.7 million to $346.5 million and from $15.5 million to $180.3 million, respectively. Pro forma for the 1996 Acquisitions and the Heritage Acquisition, 1996 net broadcast revenues and Adjusted EBITDA would have been $532.4 million and $246.3 million, respectively.

TELEVISION BROADCASTING


     The Company owns and operates, provides programming services to, or has agreed to acquire the following television stations:




                                                                                           NUMBER OF
                                                                                          COMMERCIAL                 EXPIRATION
                               MARKET                                                     STATIONS IN    STATION      DATE OF
           MARKET              RANK(A)   STATIONS   STATUS(B)    CHANNEL   AFFILIATION   THE MARKET(C)   RANK(D)    FCC LICENSE
----------------------------- --------- ---------- ------------ --------- ------------- --------------- --------- ----------------
PITTSBURGH, PENNSYLVANIA     .    19       WPGH        O&O         53          FOX             6           4           8/1/99
                                           WPTT        LMA         22          UPN                         5           8/1/99
Sacramento, California ......     20       KOVR        O&O         13          CBS             8           3           2/1/98
St. Louis, Missouri .........     21       KDNL        O&O         30          ABC             7           5           2/1/98
Baltimore, Maryland .........     23       WBFF        O&O         45          FOX             5           4          10/1/04
                                           WNUV        LMA         54          UPN                         5          10/1/04
Indianapolis, Indiana  ......     25       WTTV        LMA(e)       4          UPN             8           4           8/1/97 (f)
                                           WTTK        LMA(e)(g)   29          UPN                         4           8/1/97 (f)
Raleigh-Durham,
 North Carolina  ............     29       WLFL        O&O         22          FOX             5           3          12/1/04
                                           WRDC        LMA         28          UPN                         5          12/1/04
Cincinnati, Ohio ............     30       WSTR        O&O         64          UPN             5           5          10/1/97 (f)
Milwaukee, Wisconsin   ......     31       WCGV        O&O         24          UPN             6           4          12/1/97 (f)
                                           WVTV        LMA         18          WB                          5          12/1/97 (f)
Kansas City, Missouri  ......     32       KSMO        O&O         62          UPN             5           5           2/1/98
Columbus, Ohio   ............     34       WTTE        O&O         28          FOX             5           4          10/1/97 (f)
Asheville, North Carolina
 and Greenville/
 Spartanburg/Anderson,
 South Carolina     .........     35       WFBC        LMA         40          IND(h)          6           5          12/1/04
                                           WLOS        O&O         13          ABC             6           3          12/0/04
San Antonio, Texas  .........     38       KABB        O&O         29          FOX             7           4           8/1/98
                                           KRRT        LMA         35          UPN                         6           8/1/98
Norfolk, Virginia   .........     40       WTVZ        O&O         33          FOX             6           4          10/1/04
Oklahoma City,
 Oklahoma  ..................     43       KOCB        O&O         34          UPN             7           5           6/1/98
Birmingham, Alabama .........     51       WTTO        O&O         21          WB              5           4           4/1/05
                                           WABM        LMA         68          UPN                         5           4/1/05
Charleston and Hunting-
 ton, West Virginia               56       WCHS      Pending        8          ABC             4           3         10/01/04
Mobile, Alabama and
 Pensacola, Florida .........     61       WEAR      Pending        3          ABC             6           2          2/01/05
                                           WFGX      Pending(i)    35          WB                          6          2/01/05
Flint/Saginaw/Bay City,
 Michigan  ..................     62       WSMH        O&O         66          FOX             5           4          10/1/97 (f)
Las Vegas, Nevada   .........     64       KUPN        O&O         21          UPN             8           5          10/1/98
Lexington, Kentucky .........     68       WDKY        O&O         56          FOX             5           4           8/1/05
Des Moines, Iowa ............     71       KDSM        O&O         17          FOX             4           4           2/1/98
Burlington, Vermont and
 Plattsburgh, New York       .    91       WPTZ      Pending        5          NBC             4           2           6/1/99
                                           WNNE     Pending(j)     31          NBC                         3           4/1/99
                                           WFFF     Pending(i)     44          FOX                        (k)                 (k)
Peoria/Bloomington,
 Illinois  ..................    110       WYZZ        O&O         43          FOX             4           4          12/1/97 (f)
Tuscaloosa, Alabama .........    185       WDBB       LMA(l)       17          WB              2           2           4/1/05

                                                   (footnotes on following page)


----------

(a) Rankings are based on the relative size of a station's DMA among the 211 generally recognized DMAs in the United States as estimated by Nielsen.

(b) "O&O" refers to stations owned and operated by the Company, "LMA" refers to stations to which the Company provides programming services pursuant to an LMA and "Pending" refers to stations the Company has agreed to acquire.
    See "- 1997 Acquisitions."

(c) Represents the number of television stations designated by Nielsen as "local" to the DMA, excluding public television stations and stations which do not meet the minimum Nielsen reporting standards (weekly cumulative audience of at least 2.5%) for the Sunday-Saturday, 6:00 a.m.
    to 2:00 a.m. time period.

(d) The rank of each station in its market is based upon the November 1996 Nielsen estimates of the percentage of persons tuned to each station in the market from 6:00 a.m. to 2:00 a.m., Sunday-Saturday.

(e) Non-License Assets acquired from River City Broadcasting, L.P. ("River City") and option exercised to acquire License Assets will become owned and operated upon FCC approval of transfer of License Assets and closing of acquisition of License Assets.

(f) License renewal application pending.

(g) WTTK currently simulcasts all of the programming aired on WTTV and the station rank applies to the combined viewership of these stations.

(h) "IND" or "Independent" refers to a station that is not affiliated with any of ABC, CBS, NBC, Fox, WB or UPN.

(i) The  Company  will  provide   programming  services  to  this  station  upon
    completion of the Heritage Acquisition.

(j) WNNE currently simulcasts the programming broadcast on WPTZ.


(k) This station began broadcast operations in August 1997 pursuant to program test authority and does not yet have a license. This station has not yet established a rank.


(l) WDBB simulcasts the programming broadcast on WTTO.


Operating Strategy

     The Company's television operating strategy includes the following key elements:


Attracting Viewership

     The Company seeks to attract viewership and expand its audience share through selective, high-quality programming.

     Popular Programming. The Company believes that an important factor in attracting viewership to its stations is their network affiliations with Fox, WB, ABC, CBS and UPN. These affiliations enable the Company to attract viewers by virtue of the quality first-run original programming provided by these networks and the networks' promotion of such programming. The Company also seeks to obtain, at attractive prices, popular syndicated programming that is complementary to the station's network affiliation. Examples of popular syndicated programming obtained by the Company for broadcast on its Fox, WB and UPN affiliates and Independent stations are "Mad About You," "Frasier," "The Simpsons," "Home Improvement" and "Seinfeld." In addition to network programming, the Company's ABC and CBS affiliates broadcast news magazine, talk show, and game show programming such as "Hard Copy," "Entertainment Tonight," "Regis and Kathie Lee," "Wheel of Fortune" and "Jeopardy."

     Children's Programming. The Company seeks to be a leader in children's programming in each of its respective DMAs. The Company's nationally recognized "Kids Club" was the forerunner and model for the Fox network-wide marketing efforts promoting children's programming. Sinclair carries the Fox Children's Network ("FCN") and WB's and UPN's children's programming, all of which include significant amounts of animated programming throughout the week. In those markets where the Company owns or programs ABC or CBS affiliates, the Company broadcasts those networks' animated programming during weekends. In addition to this animated programming, the Company broadcasts other forms of children's programming, which may be produced by the Company or by an affiliated network.

     Counter-Programming. The Company's programming strategy on its Fox, WB, UPN and Independent stations also includes "counter-programming," which consists of broadcasting programs that are alternatives to the types of programs being shown concurrently on competing stations. This strategy is designed to attract additional audience share in demographic groups not served by concurrent programming on competing stations. The Company believes that implementation of this strategy enables its stations to achieve competitive rankings in households in the 18-49 and 25-54 demographics and to offer greater diversity of programming in each of its DMAs.

     Local News. The Company believes that the production and broadcasting of local news can be an important link to the community and an aid to the station's efforts to expand its viewership. In addition, local news programming can provide access to advertising sources targeted specifically to local news. The Company carefully assesses the anticipated benefits and costs of producing local news prior to introduction at a Company station because a significant investment in capital equipment is required and substantial operating expenses are incurred in introducing, developing and producing local news programming. The Company currently provides local news programming at WBFF and WNUV in Baltimore, WLFL in Raleigh/Durham, KDNL in St. Louis, KABB in San Antonio, KOVR in Sacramento, WPGH in Pittsburgh and WLOS in Asheville. The Company also broadcasts news programs on WDKY in Lexington, which are produced in part by the Company and in part through the purchase of production services from an independent third party and on WTTV in Indianapolis, which are produced by a third party in exchange for a limited number of advertising spots. River City provides the Company news production services with respect to the production of news programming and on air talent on WTTE. Pursuant to an agreement, River City provides certain services to the Company in return for a fee equal to approximately $416,000 per year. The possible introduction of local news at the other Company stations is reviewed periodically. The Company's policy is to institute local news programming at a specific station only if the expected benefits of local news programming at the station are believed to exceed the associated costs after an appropriate start-up period.

     Popular Sporting Events. The Company attempts to capture a portion of advertising dollars designated to sports programming in selected DMAs. The Company's WB and UPN affiliated and independent stations generally face fewer restrictions on broadcasting live local sporting events than do their competitors that are affiliates of the major networks and Fox since affiliates of the major networks and Fox are subject to prohibitions against preemptions of network programming. The Company has been able to acquire the local television broadcast rights for certain sporting events, including NBA basketball, Major League Baseball, NFL football, NHL hockey, ACC basketball, Big Ten football and basketball, and SEC football. The Company seeks to expand its sports broadcasting in DMAs as profitable opportunities arise. In addition, the Company's stations that are affiliated with Fox, ABC and CBS broadcast certain Major League Baseball games, NFL football games and NHL hockey games as well as other popular sporting events.


Innovative Local Sales and Marketing

     The Company believes that it is able to attract new advertisers to its stations and increase its share of existing customers' advertising budgets by creating a sense of partnership with those advertisers. The Company develops such relationships by training its sales forces to offer new marketing ideas and campaigns to advertisers. These campaigns often involve the sponsorship by advertisers of local promotional events that capitalize on the station's local identity and programming franchises. For example, several of the Company's stations stage local "Kids Fairs" which allow station advertisers to reinforce their on-air advertising with their target audience. Through its strong local sales and marketing focus, the Company seeks to capture an increasing share of its revenues from local sources, which are generally more stable than national advertising.


Control of Operating and Programming Costs

     By employing a disciplined approach to managing programming acquisition and other costs, the Company has been able to achieve operating margins that the Company believes are among the highest in the television broadcast industry. The Company has sought and will continue to seek to acquire quality programming for prices at or below prices paid in the past. As an owner or provider of programming services to 29 stations in 21 DMAs reaching approximately 15% of U.S. television households (without giving effect to the Heritage Acquisition), the Company believes that it is able to negotiate favorable terms for the acquisition of programming. Moreover, the Company emphasizes control of each of its stations' programming and operating costs through program-specific profit analysis, detailed budgeting, tight control over staffing levels and detailed long-term planning models.

Attract and Retain High Quality Management

     The Company believes that much of its success is due to its ability to attract and retain highly skilled and motivated managers, both at the corporate and local station levels. A portion of the compensation provided to general managers, sales managers and other station managers is based on their achieving certain operating results. The Company also provides its corporate and station managers with deferred compensation plans offering options to acquire Class A Common Stock.


Community Involvement

     Each of the Company's stations actively participates in various community activities and offers many community services. The Company's activities include broadcasting programming of local interest and sponsorship of community and charitable events. The Company also encourages its station employees to become active members of their communities and to promote involvement in community and charitable affairs. The Company believes that active community involvement by its stations provides its stations with increased exposure in their respective DMAs and ultimately increases viewership and advertising support.


Establish LMAs

     The Company believes that it can attain significant growth in operating cash flow through the utilization of LMAs. By expanding its presence in a market in which it owns a station, the Company can improve its competitive position with respect to a demographic sector. In addition, by providing programming services to an additional station in a market, the Company is able to realize significant economies of scale in marketing, programming, overhead and capital expenditures. The Company provides programming services pursuant to an LMA to an additional station in seven of the 21 television markets in which the Company owns or programs a station.


Programming and Affiliations

     The Company continually reviews its existing programming inventory and seeks to purchase the most profitable and cost-effective syndicated programs available for each time period. In developing its selection of syndicated programming, the Company balances the cost of available syndicated programs with their potential to increase advertising revenue and the risk of their reduced popularity during the term of the program contract. The Company seeks to purchase only those programs with contractual periods that permit programming flexibility and which complement a station's overall programming strategy and counter-programming strategy. Programs that can perform successfully in more than one time period are more attractive due to the long lead time and multi-year commitments inherent in program purchasing.

     Twenty-eight of the 29 television stations owned or provided programming services by the Company currently operate as affiliates of Fox (ten stations), UPN (twelve stations), ABC (two stations), WB (three stations) or CBS (one station). The networks produce and distribute programming in exchange for each station's commitment to air the programming at specified times and for commercial announcement time during the programming. In addition, networks other than Fox and UPN pay each affiliated station a fee for each network-sponsored program broadcast by the stations.

     On August 21, 1996, the Company entered into an agreement with Fox (the "Fox Agreement") which, among other things, provides that the affiliation agreements between Fox and eight stations owned or provided programming services by the Company (except as noted below) would be amended to have new five-year terms commencing on the date of the Fox Agreement. Fox has the option to extend the affiliation agreements for additional five-year terms and must extend all of the affiliation agreements if it extends any (except that Fox may selectively renew affiliation agreements if any station has breached its affiliation agreement). The Fox Agreement also provides that the Company will have the right to purchase, for fair market value, any station Fox acquires in a market currently served by a Company-owned Fox affiliate (other than the Norfolk and Raleigh-Durham markets) if Fox determines to terminate the affiliation agreement with the Company's station in that market and operate the station acquired by Fox as a Fox affiliate. The Fox Agreement confirmed that the affiliation agreements for WTVZ-TV (Norfolk, Virginia) and WLFL-TV

(Raleigh, North Carolina) will terminate August 31, 1998. The Fox Agreement also includes provisions limiting the ability of the Company to preempt Fox programming except where it has existing programming conflicts or where the Company preempts to serve a public purpose.

     The Company's affiliation agreements with ABC for KDNL and WLOS in St. Louis and Asheville, respectively, have ten-year terms expiring in 2005 and 2004, respectively. Each of the Company's current UPN affiliation agreements expires in January 1998 unless renewed by the Company.

     On July 4, 1997, the Company entered into an agreement with WB, pursuant to which the Company agreed that certain stations currently affiliated with UPN would terminate their affiliations with UPN at the end of the current affiliation term in January 1998, and would enter into affiliation agreements with WB effective as of that date. The Company has advised UPN that the following stations owned or provided programming services by the Company will not renew their affiliation agreements with UPN when the current agreements expire on January 15, 1998: WPTT-TV, Pittsburgh, Pennsylvania, WNUV-TV,
Baltimore, Maryland. WSTR-TV, Cincinnati, Ohio, KRRT-TV, San Antonio, Texas, KOCB-TV, Oklahoma City, Oklahoma, KSMO-TV, Kansas City, Missouri, WCGV-TV, Milwaukee, Wisconsin, WABM-TV, Birmingham, Alabama, and WTTV-TV/WTTK-TV, Indianapolis, Indiana. These stations (other than WCGV-TV, KSMO-TV and WABM-TV, which will either operate as independents or enter into new affiliation agreements with UPN or another network) will enter into ten-year affiliation agreements with WB beginning on January 16, 1998 (other than WTTV-TV/WTTK-TV, with respect to which the affiliation agreement will begin January 11, 1999 and end January 15, 2008). Pursuant to the WB Agreement, the WB affiliation agreements of WVTV-TV, Milwaukee, Wisconsin, and WTTO-TV, Birmingham, Alabama (whose programming is simulcasted on WDBB-TV, Tuscaloosa, Alabama), have been extended to January 16, 2008. In addition, WFBC-TV in Greenville, South Carolina will become affiliated with WB on November 1, 1999 when WB's current affiliation with another station in that market expires. WTVZ-TV, Norfolk, Virginia and WLFL-TV, Raleigh, North Carolina, will become affiliated with WB when their affiliations with Fox expire. These Fox affiliations are scheduled to expire on August 31, 1998.


     Under the terms of the WB Agreement, WB has agreed to pay the Company $64 million in aggregate amount in monthly installments during the first eight years commencing on January 16, 1998 in consideration for entering into affiliation agreements with WB. In addition, WB will be obligated to pay an additional $10 million aggregate amount in monthly installments in each of the following two years provided that WB is in the business of supplying programming as a television network during each of those years.

     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998.

     Each of the affiliation agreements relating to stations involved in the River City Acquisition (other than River City's Fox and ABC affiliates) is terminable by the network upon transfer of the License Assets of the station. Since transfer of the License Assets, no such affiliation agreement has been terminated.

Radio Broadcasting


     The following table sets forth certain information regarding the radio stations (i) owned and operated by the Company, or (ii) which the Company has an option or has agreed to acquire:




                           RANKING OF                                              STATION RANK    EXPIRATION
       GEOGRAPHIC          STATION'S             STATION              PRIMARY       IN PRIMARY       DATE OF
         MARKET            MARKET BY           PROGRAMMING          DEMOGRAPHIC    DEMOGRAPHIC         FCC
        SERVED(A)          REVENUE(B)            FORMAT              TARGET(C)      TARGET(D)        LICENSE
------------------------- ------------ --------------------------- -------------- -------------- ---------------
Los Angeles, California    1
 KBLA-AM(e)                                      Korean                N/A(e)         N/A(e)        12/1/97(f)
St. Louis, Missouri       18
 KPNT-FM                                    Alternative Rock        Adults 18-34          2          2/1/05
 WVRV-FM                                Modern Adult Contemporary   Adults 18-34          3         12/1/04
 WRTH-AM(g)                                  Adult Standards        Adults 25-54         20          2/1/05
 WIL-FM(g)                                       Country            Adults 25-54          7          2/1/05
 KIHT-FM(g)                                     70s Rock            Adults 25-54         11          2/1/05
Portland, Oregon          22
 KKSN-AM(g)                                  Adult Standards        Adults 25-54         28          2/1/98
 KKSN-FM(g)                                    60s Oldies           Adults 25-54          5          2/1/98
 KKRH-FM(g)                                     70s Rock            Adults 25-54          7          2/1/98
Kansas City, Missouri     29
 KCAZ-AM(g)(h)                                 Children's              N/A(h)           N/A(h)       6/1/97(f)
 KCFX-FM(g)                                     70s Rock            Adults 25-54          1          6/1/97(f)
 KQRC-FM(g)                                    Active Rock          Adults 18-34          2          6/1/05
 KCIY-FM(g)                                    Smooth Jazz          Adults 25-54         11          2/1/05
 KXTR-FM(g)                                     Classical           Adults 25-54         18          2/1/05
Milwaukee, Wisconsin      32
 WEMP-AM(g)                                    60s Oldies           Adults 25-54         26         12/1/04
 WMYX-FM(g)                                Adult Contemporary       Adults 25-54          6         12/1/04
 WAMG-FM(g)                                     Rhythmic            Adults 25-54         15         12/1/04
Nashville, Tennessee      34
 WLAC-FM(i)                                Adult Contemporary       Women 25-54           5          8/1/04
 WJZC-FM(i)                                    Smooth Jazz          Women 25-54           9          8/1/04
 WLAC-AM(i)                                 News/Talk/Sports        Adults 35-64          9          8/1/04
New Orleans, Louisiana    38
 WLMG-FM                                   Adult Contemporary       Women 25-54           4          6/1/04
 KMEZ-FM                                      Urban Oldies          Women 25-54           6          6/1/04
 WWL-AM                                     News/Talk/Sports        Adults 35-64          1          6/1/04
 WSMB-AM                                       Talk/Sports          Adults 35-64         17          6/1/04
 WBYU-AM(g)                                  Adult Standards        Adults 25-54         19          6/1/98
 WEZB-FM(g)(j)                             Adult Contemporary       Adults 25-54         10          6/1/05
 WRNO-FM(g)                                     70s Rock            Adults 25-54          8          6/1/01
Memphis, Tennessee        40
 WRVR-FM                                 Soft Adult Contemporary    Women 25-54           2          8/1/04
 WJCE-AM                                      Urban Oldies          Women 25-54          13          8/1/04
 WOGY-FM                                         Country            Adults 25-54          7          8/1/04
Norfolk, Virginia         41
 WGH-AM(g)                                     Sports Talk          Adults 25-54         18         10/1/03
 WGH-FM(g)                                       Country            Adults 25-54          3         10/1/03
 WVCL-FM(g)(k)                                 60s Oldies           Adults 25-54         10         10/1/03
Buffalo, New York         42
 WMJQ-FM                                   Adult Contemporary       Women 25-54           2          6/1/98
 WKSE-FM                                 Contemporary Hit Radio     Women 18-49           1          6/1/98
 WBEN-AM                                    News/Talk/Sports        Adults 35-64          6          6/1/98
 WWKB-AM                                         Country            Adults 35-64         18          6/1/98
 WGR-AM                                          Sports             Adults 25-54          9          6/1/98
 WWWS-AM                                      Urban Oldies          Women 25-54          11          6/1/98
                                                                     (con

                          RANKING OF                                            STATION RANK   EXPIRATION
       GEOGRAPHIC         STATION'S            STATION             PRIMARY       IN PRIMARY     DATE OF
         MARKET           MARKET BY          PROGRAMMING         DEMOGRAPHIC    DEMOGRAPHIC       FCC
       SERVED(A)         REVENUE(B)            FORMAT             TARGET(C)      TARGET(D)      LICENSE
------------------------ ------------ ------------------------- -------------- -------------- ------------
Rochester, New York           53
 WBBF-AM(g)                                Adult Standards       Adults 25-54        23          6/1/98
 WBEE-FM(g)                                    Country           Adults 25-54         1          6/1/98
 WKLX-FM(g)                                  60s Oldies          Adults 25-54         7          6/1/98
 WQRV-FM(g)                                 Classic Hits         Adults 25-54         9          6/1/98
                              60
Asheville, North Carolina/
 Greenville/Spartanburg,
 South Carolina
 WFBC-FM(l)                            Contemporary Hit Radio   Women 18-49           4         12/1/03
 WORD-AM(l)                            News/Talk                Adults 35-64          9         12/1/03
 WYRD-AM(l)                            News/Talk                Adults 35-64         10         12/1/03
 WSPA-AM(l)                            Full Service/Talk        Adults 35-64         15         12/1/03
 WSPA-FM(l)                            Soft Adult Contemporary  Women 25-54           4         12/1/03
 WOLI-FM(l)                            Oldies                   Adults 25-54          9         12/1/03
 WOLT-FM(l)                            Oldies                   Adults 25-54         11         12/1/03
Wilkes-Barre/Scranton,        68
 Pennsylvania
 WKRZ-FM(m)                            Contemporary Hit Radio    Adults 18-49         1          8/1/98
 WGGY-FM                               Country                   Adults 25-54         2          8/1/98
 WILK-AM(n)                            News/Talk/Sports          Adults 35-64         8          8/1/98
 WGBI-AM(n)                            News/Talk/Sports          Adults 35-64        20          8/1/98
 WWSH-FM(o)                            Soft Hits                 Women 25-54          7          8/1/98
 WILP-AM(n)                            News/Talk/Sports          Adults 35-64        19          8/1/98
 WWFH-FM(o)                            Soft Hits                 Women 25-54         10          8/1/98
 WKRF-FM(m)                            Contemporary Hit Radio    Adults 18-49        17          8/1/98


----------

(a)

     Actual city of license may differ from the geographic market served.

(b) Ranking of the principal radio market served by the station among all U.S. radio markets by 1996 aggregate gross radio broadcast revenue according to Duncan's Radio Market Guide - 1997 Edition.

(c) Due to variations that may exist within programming formats, the primary demographic target of stations with the same programming format may be different.


(d) All information concerning ratings and audience listening information is derived from the Spring 1997 Arbitron Metro Area Ratings Survey (the "Spring 1997 Arbitron"). Arbitron is the generally accepted industry source for statistical information concerning audience ratings. Due to the nature of listener surveys, other radio ratings services may report different rankings; however, the Company does not believe that any radio ratings service other than Arbitron is accorded significant weight in the radio broadcast industry. "Station Rank in Primary Demographic Target" is the ranking of the station among all radio stations in its market that are ranked in its target demographic group and is based on the station's average persons share in the primary demographic target in the applicable Metro Survey Area. Source: Average Quarter Hour Estimates, Monday through Sunday, 6:00 a.m. to midnight, Spring 1997 Arbitron.


(e) Programming is provided to this station by a third party pursuant to an LMA.

(f)        License renewal application pending.

(g) The Company has the right to acquire the assets of this station in the Heritage Acquisition.

(h)        This station is being programmed by a third party pursuant to an LMA.
           The third party has an option to acquire this station for $550,000 which expires on September 30, 1997.


(i)        The Company has agreed to sell this station to a third party.

(j)        A  petition  for  reconsideration   of  the  grant  of this station's
           license renewal is pending.

(k) EEO reporting conditions were placed on this station's license renewals for 1997, 1998 and 1999.

(l) The Company has an option to acquire Keymarket of South Carolina, Inc. ("Keymarket" or "KSC"). Keymarket owns and operates WYRD-AM, WORD-AM and WFBC-FM, and has exercised its option to acquire WSPA-AM and WSPA-FM, and provides sales services pursuant to a JSA and has an option to acquire WOLI-FM and WOLT-FM.

(m)        WKRZ-FM and WKRF-FM simulcast their programming.

(n)        WILK-AM, WGBI-AM and WILP-AM simulcast their programming.

(o)        WWSH-FM and WWFH-FM simulcast their programming.

Radio Operating Strategy


     The Company's radio strategy is to operate a cluster of radio stations in selected geographic markets throughout the country. In each geographic market, the Company employs broadly diversified programming formats to appeal to a variety of demographic groups within the market. The Company seeks to strengthen the identity of each of its stations through its programming and promotional efforts, and emphasizes that identity to a far greater degree than the identity of any local radio personality.

     The Company believes that its strategy of appealing to diverse demographic groups in selected geographic markets allows it to reach a larger share of the overall advertising market while realizing economies of scale and avoiding dependence on one demographic or geographic market. The Company realizes economies of scale by combining sales and marketing forces, back office operations and general management in each geographic market. At the same time, the geographic diversity of its portfolio of radio stations helps lessen the potential impact of economic downturns in specific markets and the diversity of target audiences served helps lessen the impact of changes in listening preferences. In addition, the geographic and demographic diversity allows the Company to avoid dependence on any one or any small group of advertisers.

     The Company's group of radio stations includes the top billing station group in two markets and one of the top three billing station groups in each of its markets other than Los Angeles, St. Louis and Nashville. Through ownership or LMAs, the group also includes duopolies in six of its seven markets and, upon exercise of options to acquire stations in the Asheville/Greenville/Spartanburg market, the Company will have duopolies in seven of its eight markets.

     Depending on the programming format of a particular station, there are a predetermined number of advertisements broadcast each hour. The Company determines the optimum number of advertisements available for sale during each hour without jeopardizing listening levels (and the resulting ratings). Although there may be shifts from time to time in the number of advertisements available for sale during a particular time of day, the total number of advertisements available for sale on a particular station normally does not vary significantly. Any change in net radio broadcasting revenue, with the exception of those instances where stations are acquired or sold, is generally the result of pricing adjustments made to ensure that the station effectively uses advertising time available for sale, an increase in the number of commercials sold or a combination of these two factors.

     Large, well-trained local sales forces are maintained by the Company in each of its radio markets. The Company's principal goal is to utilize its sales efforts to develop long-standing customer relationships through frequent direct contacts, which the Company believes provides it with a competitive advantage. Additionally, in some radio markets, duopolies permit the Company to offer creative advertising packages to local, regional and national advertisers. Each radio station programmed by the Company also engages a national independent sales representative to assist it in obtaining national advertising revenues. These representatives obtain advertising through national advertising agencies and receive a commission from the radio station based on its gross revenue from the advertising obtained.


BROADCASTING ACQUISITION STRATEGY

     On February 8, 1996, the Telecommunications Act of 1996 (the "1996 Act") was signed into law. The 1996 Act represents the most sweeping overhaul of the country's telecommunications laws since the Communications Act of 1934, as amended (the "Communications Act"). The 1996 Act relaxes the broadcast ownership rules and simplifies the process for renewal of broadcast station licenses.

     The Company believes that the enactment of the 1996 Act presents a unique opportunity to build a larger and more diversified broadcasting company. Additionally, the Company expects that the opportunity to act as one of the consolidators of the industry will enable the Company to gain additional influence with program suppliers, television networks, other vendors, and alternative delivery media. The additions to the Company's management team as a result of the River City Acquisition have given it additional resources to take advantage of these developments.

     In implementing its acquisition strategy, the Company seeks to identify and pursue favorable station or group acquisition opportunities primarily in the 15th to 75th largest DMAs and Metro Service Areas ("MSAs"). In assessing potential acquisitions, the Company examines opportunities to improve revenue share, audience share and/or cost control. Additional factors considered by the Company in a potential acquisition include geographic location, demographic characteristics and competitive dynamics of the market. The Company also considers the opportunity for cross-ownership of television and radio stations and the opportunity it may provide for cross-promotion and cross-selling.

     In conjunction with its acquisitions, the Company may determine that certain of the acquired stations may not be consistent with the Company's strategic plan. In such an event, the Company reviews opportunities for swapping such stations with third parties for other stations or selling such stations outright. The Heritage Acquisition may provide such opportunities.

     Since the 1996 Act became effective, the Company has acquired, obtained options to acquire or has acquired the right to program or provide sales services to 18 television and 34 radio stations for an aggregate consideration of approximately $1.3 billion. Certain terms of these acquisitions are described below.

     River City Acquisition. On May 31, 1996, pursuant to an amended and restated asset purchase agreement, the Company acquired all of the Non-License Assets of River City other than the assets relating to WSYX-TV in Columbus, Ohio. Simultaneously, the Company entered into a 10-year LMA with River City with respect to all of River City's License Assets (with the exception of the License Assets relating to WSYX-TV). The Company has since exercised options to acquire all of River City's License Assets other than License Assets relating to WTTV-TV and WTTK-TV in Indianapolis, Indiana, WSYX-TV in Columbus, Ohio and WFBC-TV in Greenville, South Carolina. Glencairn has acquired the License Assets of WFBC-TV, and the Company provides programming services to WFBC-TV pursuant to an LMA. The Company has a 10-year option (the "License Assets Option") to acquire River City's License Assets relating to WTTV-TV and WTTK-TV, and a three-year option to acquire the assets relating to WSYX-TV (both the License and Non-License Assets, collectively the "Columbus Option"). The exercise price for the License Assets Option for WTTV-TV and WTTK-TV is $1.9 million and the Company is required to pay a quarterly extension fee with respect to the License Assets Option of 15% of the option exercise price through May 3, 1998 and 25% of the option exercise price thereafter. Acquisition of the License Assets relating to WTTV-TV and WTTK-TV is now subject to FCC approval of transfer of such License Assets. There can be no assurance that this approval will be obtained. An application for transfer of the License Assets was filed in November 1996. A petition was filed to deny this application and, at the Company's request, the FCC has withheld action on this application. The petitioner has appealed the withholding of action on the application.

     At the time of the River City Acquisition, the Company also acquired from another party the Non-License Assets relating to one additional television station (KRRT-TV in Kerrville, Texas) to which River City provided programming pursuant to an LMA. Glencairn has acquired the License Assets of KRRT-TV and the Company provides programming services to KRRT-TV pursuant to an LMA. The Company has also acquired or has agreed to acquire four radio stations to which River City provided programming or sales services.


     On July 17, 1997, the Company and Glencairn acquired the License Assets of WLOS-TV and WFBC-TV, respectively. Applications for review have been filed by third parties which appeal the FCC's grants of: (i) the Company's application to acquire WLOS-TV in the Asheville, North Carolina/ Greenville/Spartanburg, South Carolina market and Glencairn's application to acquire WFBC-TV in that market; and (ii) the Company's application to acquire KABB-TV in the San Antonio market. The Company has filed oppositions to both applications for review.

     The Company paid an aggregate of approximately $1.0 billion for the Non-License Assets and the options to acquire the License Assets in connection with the River City Acquisition consisting of $847.6 million in cash and 1,150,000 shares of Series A Preferred Stock of the Company and options to acquire 1,382,435 shares of Class A Common Stock at an exercise price of $30.11. The Series A Preferred Stock has been exchanged for 1,150,000 shares of Series B Preferred Stock of the Company, which at issuance had an aggregate liquidation value of $115 million and are convertible at any time, at the option of the holders, into an aggregate of 4,181,818 shares of Class A Common Stock of the Company (which had a market value on May 31, 1996 of approximately $125.1 million). The exercise price for the Columbus Option is approximately $130 million plus the amount of indebtedness secured by the WSYX assets on the date of exercise (not to exceed the amount outstanding on the date of closing of $105 million) and the Company is required to pay an extension fee with respect to the Columbus Option as follows: (i) 8% of $130 million for the first year following the closing of the River City Acquisition; (ii) 15% of $130 million for the second year following the closing; and (iii) 25% of $130 million for each following year. The extension fee accrues beginning on the date of closing, and is payable (beginning December 31, 1996) at the end of each calendar quarter until such time as the option is exercised or River City sells WSYX-TV to a third party, which River City has the right to do in certain limited circumstances. The Company paid the extension fees due March 31, 1997 and June 30, 1997. The Company has acquired all of the River City License Assets except those related to WTTV-TV and WTTK-TV, and the Company continues to provide programming services to WTTV-TV and WTTK-TV pursuant to an LMA with River City. Pursuant to the LMA with River City, the Company is required to provide at least 166 hours per week of programming to WTTV-TV and WTTK-TV and, subject to certain exceptions, River City is required to broadcast all programming provided by the Company. The Company is required to pay River City monthly fees under the LMA with respect to WTTV-TV and WTTK-TV in an amount sufficient to cover specified expenses of operating the stations. The Company has the right to sell advertising time on the stations during the hours programmed by the Company.

     The Company and River City filed notification under the HSR Act, with respect to the Company's acquisition of all River City assets prior to closing the acquisition. After the United States Justice Department ("DOJ") indicated that it would request additional information regarding the antitrust implications of the acquisition of WSYX-TV by the Company in light of the Company's ownership of WTTE-TV, the Company and River City agreed to submit separate notifications with respect to the WSYX-TV assets and the other River City assets. The DOJ then granted early termination of the waiting period with respect to the transfer of the River City assets other than WSYX-TV, permitting the acquisition of those assets to proceed. The Company and River City agreed to notify the DOJ 30 days before entering into an LMA or similar agreement with respect to WSYX-TV and agreed not to enter into such an agreement until 20 days after substantially complying with any request for information from DOJ regarding the transaction. The Company is in the process of preparing a submission to the DOJ regarding the competitive effects of entering into an LMA arrangement in Columbus. The Company has agreed to sell the License Assets of WTTE-TV to Glencairn and to enter into an LMA with Glencairn to provide programming services to WTTE-TV. The FCC has approved this transaction, but the Company does not believe that this transaction will be completed unless the Company acquires WSYX-TV.


     In the River City Acquisition, the Company also acquired an option held by River City to purchase either (i) all of the assets of Keymarket of South Carolina, Inc. for the forgiveness of debt held by the Company in an aggregate principal amount of approximately $7.4 million as of August 22, 1997, plus payment of approximately $1,000,000 less certain adjustments or (ii) all of the stock of KSC for $1,000,000 less certain adjustments. KSC owns and operates three radio stations in the Asheville, North Carolina/ Greenville/Spartanburg, South Carolina MSA (WFBC-FM, WFBC-AM and WORD-AM). The option to acquire the assets or stock of KSC expires on December 31, 1997. The Company intends to exercise this option in the fourth quarter of 1997. KSC also holds an option to acquire from Spartan Radiocasting, Inc. certain assets relating to two additional stations (WSPA-AM and WSPA-FM) in the Asheville, North Carolina/Greenville/Spartanburg, South Carolina MSA which KSC currently programs pursuant to an LMA. KSC's option to acquire these assets is exercisable for $5.15 million and expires in January 2000, subject to extension to the extent the applicable LMA is extended beyond that date. KSC also has an option to acquire assets of Palm Broadcasting Company, L.P., which owns two additional stations in the Asheville, North Carolina/Greenville/Spartanburg, South Carolina MSA (WOLI-FM and WOLT-FM) in an amount equal to the outstanding debt of Palm Broadcasting Company, L.P. to the Company, which was approximately $3.03 million as of March 31, 1997. This option expires in April 2001. KSC has a JSA with Palm Broadcasting Company, L.P., but does not provide programming for WOLI or WOLT.


     Superior  Acquisition.  On  May  8,  1996,  the  Company  acquired  WDKY-TV
(Lexington, Kentucky) and KOCB-TV (Oklahoma City, Oklahoma) by acquiring the stock of Superior Communications Group, Inc. for approximately $63.5 million.

     Flint Acquisition. On February 27, 1996 the Company acquired the assets of WSMH-TV (Flint, Michigan) for approximately $35.8 million by exercising options granted in 1995.

     Cincinnati/Kansas City Acquisitions. On July 1, 1996, the Company acquired the assets of KSMO-TV (Kansas City, Missouri) and on August 1, 1996, it acquired the assets of WSTR-TV (Cincinnati, Ohio) for approximately $34.2 million.

     Peoria/Bloomington  Acquisition.  On July 1, 1996, the Company acquired the
assets  of  WYZZ-TV  (Peoria/Bloomington,   Illinois)  for  approximately  $21.2
million.


1997 ACQUISITIONS

     Las Vegas Acquisition. On January 30, 1997, the Company entered into an agreement to acquire the assets of KUPN-TV, the UPN affiliate in Las Vegas, Nevada, for $87.0 million. The Company completed this acquisition on May 30, 1997.

     Heritage Acquisition. On July 16, 1997, the Company entered into the Heritage Acquisition Agreements with certain subsidiaries of Heritage. Pursuant to the Heritage Acquisition Agreements, the Company has the right to acquire the assets of five television stations (the interests in one of which the Company is required to dispose), programming rights under LMAs with respect to two additional television stations, and the assets of 24 radio stations. The Company will acquire the assets of one television station serving the Charleston/Huntington, West Virginia market, one station in the Mobile, Alabama/ Pensacola, Florida market and rights under an LMA with respect to another station in that market, and the assets of two stations in the Burlington, Vermont/Plattsburgh, New York market and the right to provide programming to one station in that market. The radio stations to be acquired serve the St. Louis, Missouri market (three stations), the Portland, Oregon market (three stations), the Kansas City, Missouri market (five stations), the Milwaukee, Wisconsin market (three stations), the Norfolk, Virginia market (three stations), the New Orleans, Louisiana market (three stations) and the Rochester, New York market (four stations). The Heritage Acquisition Agreements also provide for the acquisition of the assets relating to the operation of a television station in Oklahoma City, Oklahoma, but the Company is required by the agreements to dispose of its interest in that station, and the Company has entered into a letter of intent to sell that station for $60 million in cash.

     The aggregate purchase price of the Heritage Acquisition is $630 million payable in cash at closing, less a deposit of $63 million paid at the time of signing the Heritage Acquisition Agreements. The Company intends to finance the purchase price from some combination of the proceeds of the Common Stock Offering, the proceeds of the Preferred Stock Offering, funds available under the Bank Credit Agreement, and the expected proceeds ($60 million) from the sale of interests in the Oklahoma City station.

     The Heritage Acquisition is conditioned on, among other things, FCC approval and the expiration of the applicable waiting period under the HSR Act.



     Additional Radio Acquisitions and Dispositions. The Company entered into an agreement on January 29, 1997 to acquire the assets of WGR-AM and WWWS-AM in Buffalo, New York, for $1.5 million. The Company's acquisition of WGR-AM and WWWS-AM was consummated on April 18, 1997. On January 31, 1997, the Company completed the acquisition of the assets of WWFH-FM and WILP-AM, each in
Wilkes-Barre, Pennsylvania, for aggregate consideration of approximately $773,000. On March 12, 1997, the Company entered into an agreement to acquire the assets of radio station WKRF-FM in the Wilkes-Barre/Scranton, Pennsylvania market. The Company completed this acquisition on July 31, 1997. In April 1997, the Company entered into an agreement to acquire the assets of radio station WWSH-FM in the Wilkes-Barre/Scranton market. The Company completed this acquisition on August 29, 1997.

     In August, 1997, the Company entered into an agreement with SFX Broadcasting, Inc. ("SFX") pursuant to which the Company will sell to SFX the assets relating to the operations of Nashville radio stations WJZC-FM, WLAC-FM and WLAC-AM (the "SFX Stations"). Under the agreement, SFX will pay to the Company an aggregate consideration of $35 million in cash for the SFX Stations or, at the Company's option, transfer to the Company assets that both SFX and the Company agree have a fair market value equal to $35 million. The sale of the SFX Stations is conditioned on the approval of each of the Department of Justice and the Federal Communications Commission and is expected to close in 1998.

     Ongoing Discussions. In furtherance of its acquisition strategy, the Company routinely reviews, and conducts investigations of potential television and radio station acquisitions. When the Company believes a favorable opportunity exists, the Company seeks to enter into discussions with the owners of such stations regarding the possibility of an acquisition by the Company. At any given time, the Company may be in discussions with one or more such station owners. The Company is in serious negotiations with various parties relating to the acquisition of television and radio properties which would be acquired for aggregate consideration of approximately $85 million. There can be no assurance that any of these or other negotiations will lead to definitive agreements or if agreements are reached that any transactions would be consummated.



LOCAL MARKETING AGREEMENTS

     The Company currently has LMA arrangements with stations in seven markets in which it owns a television station: Pittsburgh, Pennsylvania (WPTT), Baltimore, Maryland (WNUV), Raleigh/Durham, North Carolina (WRDC), Milwaukee, Wisconsin (WVTV), Birmingham, Alabama (WABM), San Antonio, Texas (KRRT) and Asheville/Greenville/Spartanburg, South Carolina (WFBC). In addition, the Company has an LMA arrangement with a station in the Tuscaloosa, Alabama market
(WDBB), which is adjacent to Birmingham. In each of these markets, other than Pittsburgh and Tuscaloosa, the LMA arrangement is with Glencairn and the Company owns the Non-License Assets of the stations. The Company owns the assets of one radio station (KBLA-AM in Los Angeles) which an independent third party programs pursuant to an LMA.

     The Company believes that it is able to increase its revenues and improve its margins by providing programming services to stations in selected DMAs and MSAs where the Company already owns a station. In certain instances, single station operators and stations operated by smaller ownership groups do not have the management expertise or the operating efficiencies available to the Company as a multi-station broadcaster. The Company seeks to identify such stations in selected markets and to provide such stations with programming services pursuant to LMAs. In addition to providing the Company with additional revenue opportunities, the Company believes that these LMA arrangements have assisted certain stations whose operations may have been marginally profitable to continue to air popular programming and contribute to diversity of programming in their respective DMAs and MSAs.

     In cases where the Company enters into LMA arrangements in connection with a station whose acquisition by the Company is pending FCC approval, the Company
(i) obtains an option to acquire the station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment (the "License Assets") and (ii) acquires the remaining assets (the "Non-License Assets") at the time it enters into the option. Following acquisition of the Non-License Assets, the License Assets continue to be owned by the owner-operator and holder of the FCC license, which enters into an LMA with the Company. After FCC approval for transfer of the License Assets is obtained, the Company exercises its option to acquire the License Assets and become the owner-operator of the station, and the LMA arrangement is terminated.


     In connection with the River City Acquisition, the Company entered into LMAs with River City and the owner of KRRT with respect to each of the nine television and 21 radio stations with respect to which the Company acquired Non-License Assets. The Company or Glencairn has now acquired the License Assets of all of the television and radio stations with respect to which the Company initially acquired Non-License Assets in the River City Acquisition, other than WTTV and WTTK in Indianapolis, Indiana. The LMA with River City for these two stations is in effect for a ten-year term, which corresponds with the term of the option the Company holds to acquire the related River City License Assets. Pursuant to the LMA, the Company pays River City fees in return for which the Company acquires all of the inventory of broadcast time of the stations and the right to sell 100% of each station's inventory of advertising time. Upon grant of FCC approval of the transfer of License Assets with respect to WTTV and WTTK, the

Company intends to acquire the License Assets, and thereafter the LMA will terminate and the Company will operate the stations. At the Company's request, the FCC has withheld action on the application for the Company's acquisition of WTTV and WTTK in Indianapolis (and a pending application for the Controlling Stockholders to divest their attributable interests in WIIB in Indianapolis) until the FCC completes its pending rulemaking proceeding considering the cross-interest policy.


USE OF DIGITAL TELEVISION TECHNOLOGY


     The Company believes that television broadcasting may be enhanced significantly by the development and increased availability of digital broadcasting service technology. This technology has the potential to permit the Company to provide viewers multiple channels of digital television over each of its existing standard channels, to provide certain programming in a high definition television format and to deliver various forms of data, including data on the Internet, to home and business computers. These additional capabilities may provide the Company with additional sources of revenue. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television, including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. In addition, Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business. This digital broadcasting service technology is not currently available to the viewing public and a successful transition from the current analog broadcast format to a digital format may take many years. There can be no assurance that the Company's efforts to take advantage of the new technology will be commercially successful.


FEDERAL REGULATION OF TELEVISION AND RADIO BROADCASTING

     The ownership, operation and sale of television and radio stations are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and operating power of stations; issues, renews, revokes and modifies station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act, the 1996 Act and specific FCC regulations and policies. Reference should be made to the Communications Act, the 1996 Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

     License Grant and Renewal. Television and radio stations operate pursuant to broadcasting licenses that are granted by the FCC for maximum terms of eight years.

     Television and radio station licenses are subject to renewal upon application to the FCC. During certain periods when renewal applications are pending, competing applicants may file for the radio or television frequency being used by the renewal applicant. During the same periods, petitions to deny license renewal applications may be filed by interested parties, including members of the public. Prior to the 1996 Act, the FCC was generally required to hold hearings on renewal applications if a competing application against a renewal application was filed, if the FCC was unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raised a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity.

     The 1996 Act does not prohibit either the filing of petitions to deny license renewals or the filing of competing applications. Under the 1996 Act, the FCC is still required to hold hearings on renewal applications if it is unable to determine that renewal of a license would serve the public interest, convenience or necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Pursuant to the 1996 Act, however, the FCC is prohibited from considering competing applications for a renewal applicant's frequency, and is required to grant the renewal application, if the FCC finds:
(i) that the station has served the public interest,  convenience and necessity;
(ii) that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and (iii) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.


     All of the stations that the Company (i) owns and operates, (ii) intends to acquire pursuant to pending acquisitions, or (iii) currently provides programming services to pursuant to an LMA are presently operating under regular licenses, which expire as to each station on the dates set forth under "- Television Broadcasting" and "- Radio Broadcasting," above. Although renewal of license is granted in the vast majority of cases even when petitions to deny are filed, there can be no assurance that the licenses of such stations will be renewed.


Ownership Matters

General

     The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to permit the assignment or transfer of control of, or the grant or renewal of, a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitations on alien ownership.

     To obtain the FCC's prior consent to assign a broadcast license or transfer control of a broadcast licensee, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for a period of approximately 30 days during which petitions to deny the application may be filed by interested parties, including members of the public. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. If the FCC grants an assignment or transfer application, interested parties have approximately 30 days from public notice of the grant to seek reconsideration of that grant. Generally, parties that do not file initial petitions to deny or informal objections against the application face difficulty in seeking reconsideration of the grant. The FCC normally has approximately an additional 10 days to set aside such grant on its own motion. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations holding, or through subsidiaries controlling, broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's stock (or 10% or more of such stock in the case of insurance companies, investment companies and bank trust departments that are passive investors) are generally attributable, except that, in general, no minority voting stock interest will be attributable if there is a single holder of more than 50% of the outstanding voting power of the corporation. The FCC has a pending rulemaking proceeding that, among other things, seeks comment on whether the FCC should modify its attribution rules by (i) raising the attribution stock benchmark from 5% to 10%;
(ii) raising the attribution  stock benchmark for passive  investors from 10% to
20%; (iii) restricting the availability of the single majority shareholder exemption; and (iv) attributing certain interests such as non-voting stock, debt and certain holdings by limited liability corporations in certain circumstances. More recently, the FCC has solicited comment on proposed rules that would (i) treat an otherwise nonattributable equity or debt interest in a licensee as an attributable interest where the interest holder is a program supplier or the owner of a broadcast station in the same market and the equity and/or debt holding is greater than a specified benchmark; (ii) treat a licensee of a television station which, under an LMA, brokers more than 15% of the time on another television station serving the same market, as having an attributable interest in the brokered station; and (iii) in certain circumstances, treat the licensee of a broadcast station that sells advertising time on another station in the same market pursuant to a JSA as having an attributable interest in the station whose advertising is being sold.

     The Controlling Stockholders hold attributable interests in two entities owning media properties, namely: Channel 63, Inc., licensee of WIIB-TV, a UHF television station in Bloomington, Indiana, and Bay Television, Inc., licensee of WTTA-TV, a UHF television station in St. Petersburg, Florida. All of the issued and outstanding shares of Channel 63, Inc. are owned by the Controlling Stockholders. All the issued and outstanding shares of Bay Television, Inc. are owned by the Controlling Stockholders (75%) and Robert L. Simmons (25%), a former stockholder of the Company. The Controlling Stockholders have agreed to divest their attributable interests in Channel 63, Inc. and the Company believes that, after doing so, such holdings will not materially restrict its ability to acquire or program additional broadcast stations.

     Under its "cross-interest" policy, the FCC considers certain "meaningful" relationships among competing media outlets in the same market, even if the ownership rules do not specifically prohibit the relationship. Under this policy, the FCC may consider significant equity interests combined with an attributable interest in a media outlet in the same market, joint ventures, and common key employees among competitors. The cross-interest policy does not necessarily prohibit all of these interests, but requires that the FCC consider whether, in a particular market, the "meaningful" relationships between competitors could have a significant adverse effect upon economic competition and program diversity. Heretofore, the FCC has not applied its cross-interest policy to LMAs and JSAs between broadcast stations. In its ongoing rulemaking proceeding concerning the attribution rules, the FCC has sought comment on, among other things, (i) whether the cross-interest policy should be applied only in smaller markets, and (ii) whether non-equity financial relationships such as debt, when combined with multiple business interrelationships such as LMAs and JSAs, raise concerns under the cross-interest policy. Moreover, in its most recent proposals in its ongoing attribution rulemaking proceeding, the FCC has proposed treating television LMAs, JSAs, and debt or equity interests as attributable interests in certain circumstances without regard to the cross-interest policy.

     The Communications Act prohibits the issuance of broadcast licenses to, or the holding of a broadcast license by, any corporation of which more than 20% of the capital stock is owned of record or voted by non-U.S. citizens or their representatives or by a foreign government or a representative thereof, or by any corporation organized under the laws of a foreign country (collectively, "Aliens"). The Communications Act also authorizes the FCC, if the FCC determines that it would be in the public interest, to prohibit the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned of record or voted by Aliens. The Company has been advised that the FCC staff has interpreted this provision to require a finding that such grant or holding would be in the public interest before a broadcast license may be granted to or held by any such corporation and that the FCC staff has made such a finding only in limited circumstances. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including partnerships. As a result of these provisions, the licenses granted to Subsidiaries of the Company by the FCC could be revoked if, among other restrictions imposed by the FCC, more than 25% of the Company's stock were directly or indirectly owned or voted by Aliens. The Company and the Subsidiaries are domestic corporations, and the Controlling Stockholders are all United States citizens. The Amended and Restated Articles of Incorporation of the Company (the "Amended Certificate") contain limitations on Alien ownership and control that are substantially similar to those contained in the Communications Act. Pursuant to the Amended Certificate, the Company has the right to repurchase Alien-owned shares at their fair market value to the extent necessary, in the judgment of the Board of Directors, to comply with the Alien ownership restrictions.

Television

     National Ownership Rule. Prior to the 1996 Act, FCC rules generally prohibited an individual or entity from having an attributable interest in more than 12 television stations nationwide, or in television stations reaching more than 25% of the national television viewing audience. Pursuant to the 1996 Act, the FCC has modified its rules to eliminate any limitation on the number of television stations an individual or entity may own nationwide, subject to the restriction that no individual or entity may have an attributable interest in television stations reaching more than 35% of the national television viewing audience. Historically, VHF stations have shared a larger portion of the market than UHF stations. Therefore, only half of the households in the market area of any UHF station are included when calculating whether an entity or individual owns television stations reaching more than 35% of the national television viewing audience. All but three of the stations owned and operated by the Company, or to which the Company provides programming services, are UHF.

     Duopoly Rule. On a local level, the television "duopoly" rule generally prohibits a single individual or entity from having an attributable interest in two or more television stations with overlapping Grade B service areas. While the 1996 Act has not eliminated the TV duopoly rule, it does direct the FCC to initiate a rulemaking proceeding to determine whether to retain, modify, or eliminate the rule. The FCC has pending a rulemaking proceeding in which it has proposed to modify the television duopoly rule to permit the common ownership of television stations in different DMAs, so long as the Grade A signal contours of the stations do not overlap. Pending resolution of its rulemaking proceeding, the FCC has adopted an interim waiver policy that permits the common ownership of television stations in different DMAs with no overlapping Grade A signal contours, conditioned on the final outcome of the rulemaking proceeding. The FCC has also sought comment on whether common ownership of two television stations in a market should be permitted (i) where one or more of the commonly owned stations is UHF, (ii) where one of the stations is in bankruptcy or has been off the air for a substantial period of time and (iii) where the commonly owned stations have very small audience or advertising shares, are located in a very large market, and/or a specified number of independently owned media voices would remain after the acquisition.

     Local Marketing Agreements. Over the past few years, a number of television stations, including certain of the Company's stations, have entered into what have commonly been referred to as LMAs. While these agreements may take varying forms, pursuant to a typical LMA, separately owned and licensed television stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with the FCC's rules and policies. Under these types of arrangements, separately owned stations could agree to function cooperatively in terms of programming, advertising sales, etc., subject to the requirement that the licensee of each station shall maintain independent control over the programming and operations of its own station. One typical type of LMA is a programming agreement between two separately owned television stations serving a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments. Such arrangements are an extension of the concept of "time brokerage" agreements, under which a licensee of a station sells blocks of time on its station to an entity or entities which program the blocks of time and which sell their own commercial advertising announcements during the time periods in question. The staff of the FCC's Mass Media Bureau has held that LMAs are not contrary to the Communications Act, provided that the licensee of the station which is being substantially programmed by another entity maintains complete responsibility for and control over programming and operations of its broadcast station and assures compliance with applicable FCC rules and policies.

     At present, FCC rules permit television station LMAs, and the licensee of a television station brokering time on another television station is not considered to have an attributable interest in the brokered station. However, in connection with its ongoing rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt rules providing that the licensee of a television station which brokers more than 15% of the time on another television station serving the same market would be deemed to have an attributable interest in the brokered station for purposes of the national and local multiple ownership rules. In connection with this proceeding, the FCC has solicited detailed information from parties to television LMAs as to the terms and characteristics of such LMAs.


     The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. The Company's LMAs with television stations WPTT in Pittsburgh, Pennsylvania, WNUV in Baltimore, Maryland, WVTV in Milwaukee, Wisconsin, WRDC in Raleigh/Durham, North Carolina, WABM in Birmingham, Alabama, and WDBB in Tuscaloosa, Alabama, were in existence on both the date of enactment of the 1996 Act and November 5, 1996. The Company's LMAs with television stations WTTV and WTTK in Indianapolis, Indiana were entered into subsequent to the date of enactment of the 1996 Act but prior to November 5, 1996. The Company's LMA with television station KRRT-TV in Kerrville, Texas was in existence on the date of enactment of the 1996 Act, but was assumed by the Company subsequent to that date but prior to November 5, 1996. The licensee's rights under the Company's LMA with KRRT-TV were assumed by Glencairn subsequent to November 5, 1996. The Company's LMA with WFBC-TV in Asheville/Greenville/Spartanburg, South Carolina, was entered into by the Company subsequent to the date of enactment of the 1996 Act but prior to November 5, 1996, and the licensee's rights under that LMA were assumed by Glencairn subsequent to November 5, 1996. The Company cannot predict if any or all of its LMAs will be grandfathered.

     The Conference Agreement adopted as part of the Balanced Budget Act of 1997 recently signed into law by President Clinton (the "Balanced Budget Act") clarifies Congress' intent with respect to LMAs and duopolies. The Conference Agreement states as follows: "The conferees do not intend that the duopoly and television-newspaper cross-ownership relief provided herein should have any bearing upon the [FCC's] current proceedings, which concerns more immediate relief. The conferees expect that the [FCC] will proceed with its own independent examination in these matters. Specifically, the conferees expect that the [FCC] will provide additional relief (e.g., VHF/UHF combinations) that it finds to be in the public interest, and will implement the permanent grandfather requirement for local marketing agreements as provided in the Telecommunications Act of 1996."

     The TV duopoly rule currently prevents the Company from acquiring the licenses of television stations with which it has LMAs in those markets where the Company owns a television station. As a result, if the FCC were to decide that the provider of programming services under a television LMA should be treated as having an attributable interest in the brokered station, and if it did not relax its television duopoly rule, the Company could be required to modify or terminate those of its LMAs that were not in existence on the date of enactment of the 1996 Act or on November 5, 1996. Furthermore, if the FCC adopts its present proposal with respect to the grandfathering of television LMAs, the Company could be required to terminate even those LMAs that were in effect prior to the date of enactment of the 1996 Act or prior to November 5, 1996, after the initial term of the LMA or upon assignment of the LMA. In such an event, the Company could be required to pay termination penalties under certain of such LMAs. Further, if the FCC were to find, in connection with any of the Company's LMAs, that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or set for hearing, the outcome of which could be a monetary forfeiture or, under certain circumstances, loss of the applicable FCC license. The Company is unable to predict the ultimate outcome of possible changes to these FCC rules and the impact such FCC rules may have on its broadcasting operations.

     On June 1, 1995, the Chief of the FCC's Mass Media Bureau released a Public Notice concerning the processing of television assignment and transfer of control applications proposing LMAs. Due to the pendency of the ongoing rulemaking proceeding concerning attribution of ownership, the Mass Media Bureau has placed certain restrictions on the types of television assignment and transfer of control applications involving LMAs that it will approve during the pendency of the rulemaking. Specifically, the Mass Media Bureau has stated that it will not approve arrangements where a time broker seeks to finance a station acquisition and hold an option to purchase the station in the future. The Company believes that none of the Company's LMAs fall within the ambit of this Public Notice.


Radio

     National Ownership Rule. Prior to the 1996 Act, the FCC's rules limited an individual or entity from holding attributable interests in more than 20 AM and 20 FM radio stations nationwide. Pursuant to the 1996 Act, the FCC has modified its rules to eliminate any limitation on the number of radio stations a single individual or entity may own nationwide.

     Local Ownership Rule. Prior to the 1996 Act, the FCC's rules generally permitted an individual or entity to hold attributable interests in no more than four radio stations in a local market (no more than two of which could be in the same service (AM or FM)), and then only if the aggregate audience share of the commonly owned stations did not exceed 25%. In markets with fewer than 15 commercial radio stations, an individual or entity could hold an attributable interest in no more than three radio stations in the market (no more than two of which could be in the same service), and then only if the number of the commonly owned stations did not exceed 50% of the total number of commercial radio stations in the market.

     Pursuant to the 1996 Act, the limits on the number of radio stations one entity may own locally have been increased as follows: (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (AM or FM);
(ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service; (iii) in a market with between 15 and 29
(inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service; and (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market. These numerical limits apply regardless of the aggregate audience share of the stations sought to be commonly owned. FCC ownership rules continue to permit an entity to own one FM and one AM station in a local market regardless of market size. Irrespective of FCC rules governing radio ownership, however, the DOJ and the Federal Trade Commission have the authority to determine, and in certain recent radio transactions not involving the Company have determined, that a particular transaction presents antitrust concerns.

     Local Marketing Agreements. As in television, a number of radio stations have entered into LMAs. The FCC's multiple ownership rules specifically permit radio station LMAs to be entered into and implemented, so long as the licensee of the station which is being programmed under the LMA maintains complete responsibility for and control over programming and operations of its broadcast station and assures compliance with applicable FCC rules and policies. For the purposes of the multiple ownership rules, in general, a radio station being programmed pursuant to an LMA by an entity is not considered an attributable ownership interest of that entity unless that entity already owns a radio station in the same market. However, a licensee that owns a radio station in a market, and brokers more than 15% of the time on another station serving the same market, is considered to have an attributable ownership interest in the brokered station for purposes of the FCC's multiple ownership rules. As a result, in a market in which the Company owns a radio station, the Company would not be permitted to enter into an LMA with another local radio station which it could not own under the local ownership rules, unless the Company's programming constituted 15% or less of the other local station's programming time on a weekly basis. The FCC's rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM--

FM) through a time brokerage or LMA arrangement where the brokered and brokering stations serve substantially the same area.

     Joint Sales Agreements. Over the past few years, a number of radio (and television) stations have entered into cooperative arrangements commonly known as joint sales agreements, or JSAs. While these agreements may take varying forms, under the typical JSA, a station licensee obtains, for a fee, the right to sell substantially all of the commercial advertising on a separately-owned and licensed station in the same market. The typical JSA also customarily involves the provision by the selling licensee of certain sales, accounting, and "back office" services to the station whose advertising is being sold. The typical JSA is distinct from an LMA in that a JSA (unlike an LMA) normally does not involve programming.

     The FCC has determined that issues of joint advertising sales should be left to enforcement by antitrust authorities, and therefore does not generally regulate joint sales practices between stations. Currently, stations for which a licensee sells time under a JSA are not deemed by the FCC to be attributable interests of that licensee. However, in connection with its ongoing rulemaking proceeding concerning the attribution rules, the FCC is considering whether JSAs should be considered attributable interests or within the scope of the FCC's cross-interest policy, particularly when JSAs contain provisions for the supply of programming services and/or other elements typically associated with LMAs. If JSAs become attributable interests as a result of changes in the FCC rules, the Company may be required to terminate any JSA it might have with a radio station which the Company could not own under the FCC's multiple ownership rules.


Other Ownership Matters

     There remain in place after the 1996 Act a number of additional cross-ownership rules and prohibitions pertaining to licensees of television and radio stations. FCC rules, the Communications Act, or both generally prohibit an individual or entity from having an attributable interest in both a television station and a radio station, a daily newspaper, or a cable television system that is located in or serves the same market area.


     Antitrust Regulation. The DOJ and the Federal Trade Commission have increased their scrutiny of the television and radio industry since the adoption of the 1996 Act, and have indicated their intention to review matters related to the concentration of ownership within markets (including LMAs and JSAs) even when the ownership or LMA or JSA in question is permitted under the laws administered by the FCC or by FCC rules and regulations.

     Radio/Television Cross-Ownership Rule. The FCC's radio/television cross-ownership rule (the "one to a market" rule) generally prohibits a single individual or entity from having an attributable interest in a television station and a radio station serving the same market. However, in each of the 25 largest local markets in the United States, provided that there are at least 30 separately owned stations in the particular market, the FCC has traditionally employed a policy that presumptively allows waivers of the one to a market rule to permit the common ownership of one AM, one FM and one TV station in the market. The 1996 Act directs the FCC to extend this policy to each of the top 50 markets. Moreover, the FCC has pending a rulemaking proceeding in which it has solicited comment on whether the one to a market rule should be eliminated altogether. The Company has pending several requests for waivers of the "one-to-a-market" rule in connection with its applications to acquire radio stations in the Heritage Acquisition in markets where the Company owns or proposes to own a television station.

     However, the FCC does not apply its presumptive waiver policy in cases involving the common ownership of one television station, and two or more radio stations in the same service (AM or FM), in the same market. Pending its ongoing rulemaking proceeding to reexamine the one to a market rule, the FCC has stated that it will consider waivers of the rule in such instances on a case-by-case basis, considering (i) the public service benefits that will arise from the joint operation of the facilities such as economies of scale, cost savings and programming and service benefits; (ii) the types of facilities involved; (iii) the number of media outlets owned by the applicant in the relevant market; (iv) the financial difficulties of the stations involved; and (v) the nature of the relevant market in light of the level of competition and diversity after joint operation is implemented. The FCC has stated that it expects that any such waivers that are granted will be conditioned on the outcome of the rulemaking proceeding.

     In its ongoing rulemaking proceeding to reexamine the one to a market rule, the FCC has proposed the following options for modifying the rule in the event it is not eliminated: (i) extending the presumptive waiver policy to any television market in which a specified number of independently owned voices would remain after common ownership of a television station and one or more radio stations is effectuated; (ii) extending the presumptive waiver policy to entities that seek to own more than one FM and/or one AM radio station; (iii) reducing the minimum number of independently owned voices that must remain after a transaction is effectuated; and (iv) modifying the five-factor case-by-case test for waivers.

     Local Television/Cable Cross-Ownership Rule. While the 1996 Act eliminates a previous statutory prohibition against the common ownership of a television broadcast station and a cable system that serve the same local market, the 1996 Act leaves the current FCC rule in place. The legislative history of the Act indicates that the repeal of the statutory ban should not prejudge the outcome of any FCC review of the rule.

     Broadcast Network/Cable Cross-Ownership Rule. The 1996 Act directs the FCC to eliminate its rules which formerly prohibited the common ownership of a broadcast network and a cable system, subject to the provision that the FCC revise its rules as necessary to ensure carriage, channel positioning, and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. In March 1996, the FCC issued an order implementing this legislative change.

     Broadcast/Daily Newspaper Cross-Ownership Rule. The FCC's rules prohibit the common ownership of a radio or television broadcast station and a daily newspaper in the same market. The 1996 Act does not eliminate or modify this prohibition. In October 1996, however, the FCC initiated a rulemaking proceeding to determine whether it should liberalize its waiver policy with respect to cross-ownership of a daily newspaper and one or more radio stations in the same market.

     Dual Network Rule. The 1996 Act directs the FCC to repeal its rule which formerly prohibited an entity from operating more than one television network. In March 1996, the FCC issued an order implementing this legislative change. Under the modified rule, a network entity is permitted to operate more than one television network, provided, however, that ABC, CBS, NBC, and/or Fox are prohibited from merging with each other or with another network television entity such as WB or UPN.

     Expansion of the Company's broadcast operations on both a local and national level will continue to be subject to the FCC's ownership rules and any changes the FCC or Congress may adopt. Concomitantly, any further relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, more specifically to the extent that any of the Company's competitors may have greater resources and thereby be in a superior position to take advantage of such changes.


Must-Carry/Retransmission Consent

     Pursuant to the Cable Act of 1992, television broadcasters are required to make triennial elections to exercise either certain "must-carry" or "retransmission consent" rights in connection with their carriage by cable systems in each broadcaster's local market. By electing the must-carry rights, a broadcaster demands carriage on a specified channel on cable systems within its Area of Dominant Influence, in general as defined by the Arbitron 1991-92 Television Market Guide. These must-carry rights are not absolute, and their exercise is dependent on variables such as (i) the number of activated channels on a cable system; (ii) the location and size of a cable system; and (iii) the amount of programming on a broadcast station that duplicates the programming of another broadcast station carried by the cable system. Therefore, under certain circumstances, a cable system may decline to carry a given station. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. In October 1996, the Company elected must-carry or retransmission consent with respect to each of its markets based on its evaluation of the respective markets and the position of the Company's station within the market. The Company's stations continue to be carried on all pertinent cable systems, and the Company does not believe that its elections have resulted in the shifting of its stations to less desirable cable channel locations. Certain of the Company's stations affiliated with Fox are required to elect retransmission consent because Fox's retransmission consent negotiations on behalf of the Company resulted in agreements which extend into 1998. Therefore, the Company will need to negotiate retransmission consent agreements for these Fox-affiliated stations to attain carriage on those relevant cable systems for the balance of this triennial period (i.e., through December 31, 1999). For subsequent elections beginning with the election to be made by October 1, 1999, the must-carry market will be the station's DMA, in general as defined by the Nielsen DMA Market and Demographic Rank Report of the prior year.

     The must-carry rules have been subject to judicial scrutiny. In April 1993, the United States District Court for the District of Columbia summarily upheld the constitutionality of the legislative must-carry provisions under a First Amendment challenge. However, in June 1994, the Supreme Court remanded the case to the lower court with instructions to test the constitutionality of the must-carry rules under an "intermediate scrutiny" standard. In a decision issued in December 1995, a closely divided three-judge District Court panel ruled that the record showed that there was substantial evidence before Congress from which it could draw the reasonable inferences that (1) the must-carry rules were necessary to protect the local broadcast industry; and (2) the burdens on cable systems with rapidly increasing channel capacity would be quite small. Accordingly, the District Court panel ruled that Congress had not violated the First Amendment in enacting the "must-carry" provisions. In March 1997, the Supreme Court, by a 5-4 majority, affirmed the District Court's decision and thereby let stand the must-carry rules.


Syndicated Exclusivity/Territorial Exclusivity

     The FCC has imposed syndicated exclusivity rules and expanded existing network nonduplication rules. The syndicated exclusivity rules allow local broadcast television stations to demand that cable operators black out syndicated non-network programming carried on "distant signals" (i.e., signals of broadcast stations, including so-called "superstations," which serve areas substantially removed from the cable system's local community). The network non-duplication rules allow local broadcast network television affiliates to require that cable operators black out duplicating network programming carried on distant signals. However, in a number of markets in which the Company owns or programs stations affiliated with a network, a station that is affiliated with the same network in a nearby market is carried on cable systems in the Company's market. This is not in violation of the FCC's network nonduplication rules. However, the carriage of two network stations on the same cable system could result in a decline of viewership adversely affecting the revenues of the Company owned or programmed station.


Restrictions on Broadcast Advertising

     Advertising of cigarettes and certain other tobacco products on broadcast stations has been banned for many years. Various states restrict the advertising of alcoholic beverages. Congressional committees have recently examined legislation proposals which may eliminate or severely restrict the advertising of beer and wine. Although no prediction can be made as to whether any or all of the present proposals will be enacted into law, the elimination of all beer and wine advertising would have an adverse effect upon the revenues of the Company's stations, as well as the revenues of other stations which carry beer and wine advertising.

     The FCC has imposed commercial time limitations in children's television programming pursuant to legislation. In television programs designed for viewing by children of 12 years of age and under, commercial matter is limited to 12 minutes per hour on weekdays and 10.5 minutes per hour on weekends. In granting renewal of the license for WBFF-TV, the FCC imposed a fine of $10,000 on the Company alleging that the station had exceeded these limitations. The Company has appealed this fine and the appeal is pending.

     The Communications Act and FCC rules also place restrictions on the broadcasting of advertisements by legally qualified candidates for elective office. Among other things, (i) stations must provide "reasonable access" for the purchase of time by legally qualified candidates for federal office; (ii) stations must provide "equal opportunities" for the purchase of equivalent amounts of comparable broadcast time by opposing candidates for the same elective office; and (iii) during the 45 days preceding a primary or primary run-off election and during the 60 days preceding a general or special election, legally qualified candidates for elective office may be charged no more than the station's "lowest unit charge" for the same class of advertisement, length of advertisement, and daypart.

Programming and Operation

     General. The Communications Act requires broadcasters to serve the "public interest." The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. FCC licensees continue to be required, however, to present programming that is responsive to their communities' issues, and to maintain certain records demonstrating such responsiveness. Complaints from viewers concerning a station's programming may be considered by the FCC when it evaluates renewal applications of a licensee, although such complaints may be filed at any time and generally may be considered by the FCC at any time. Stations also must pay regulatory and application fees, and follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts, and technical operations, including limits on radiofrequency radiation. In addition, licensees must develop and implement affirmative action programs designed to promote equal employment opportunities, and must submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, or the grant of a "short" (i.e., less than the full) license renewal term or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.


     Children's Television Programming. Pursuant to legislation enacted in 1991, all television stations have been required to broadcast some television programming designed to meet the educational and informational needs of children 16 years of age and under. In August 1996, the FCC adopted new rules setting forth more stringent children's programming requirements. Specifically, television stations are now required to broadcast a minimum of three hours per week of "core" children's educational programming, which the FCC defines as programming that (i) has serving the educational and informational needs of children 16 years of age and under as a significant purpose; (ii) is regularly scheduled, weekly and at least 30 minutes in duration; and (iii) is aired between the hours of 7:00 a.m. and 10:00 p.m. Furthermore, "core" children's educational programs, in order to qualify as such, are required to be identified as educational and informational programs over the air at the time they are broadcast, and are required to be identified in the children's programming reports required to be placed in stations' public inspection files. Additionally, television stations are required to identify and provide information concerning "core" children's programming to publishers of program guides and listings.

     Television Violence. The 1996 Act contains a number of provisions relating to television violence. First, pursuant to the 1996 Act, the television industry has developed a ratings system, and the FCC has recently solicited public comment on that system. Furthermore, the 1996 Act provides that all television sets larger than 13 inches that are manufactured one year after enactment of the 1996 Act must include the so-called "V-chip," a computer chip that allows blocking of rated programming. In addition, the 1996 Act requires that all television license renewal applications filed after May 1, 1995 contain summaries of written comments and suggestions received by the station from the public regarding violent programming.


     Closed Captioning. The 1996 Act directs the FCC to adopt rules requiring closed captioning of all broadcast television programming, except where captioning would be "economically burdensome." The FCC has recently adopted such rules. The rules require generally that (i) 95% of all new programming first published or exhibited on or after January 1, 1998 must be closed captioned within eight years, and (ii) 75% of "old" programming which first aired prior to January 1, 1998 must be closed captioned within 10 years, subject to certain exemptions.


Digital Television

     The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, adopted decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

     Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls for the DTV transition period to end in the year 2006, at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. Under the Balanced Budget Act, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given case: (i) one or more television stations affiliated with one of the four major networks in a market are not broadcasting digitally, and the FCC determines that such stations have "exercised due diligence" in attempting to convert to digital broadcasting; (ii) less than 85% of the television households in the station's market subscribe to a multichannel video service (cable, wireless cable or DBS) that carries at least one digital channel from each of the local stations in that market; or (iii) less than 85% of the television households in the station's market can receive digital signals off the air using either a set-top converter box for an analog television set or a new DTV television set. The Balanced Budget Act also directs the FCC to auction the non-digital channels by September 30, 2002 even though they are not to be reclaimed by the government until at least December 31, 2006. The Balanced Budget Act also permits broadcasters to bid on the non-digital channels in cities with populations greater than 400,000, provided the channels are used for DTV. Thus, it is possible a broadcaster could own two channels in a market. The FCC has opened a separate proceeding in which it has proposed to reallocate television channels 60 through 69 to other services while protecting existing television stations on those channels from interference during the DTV transition period. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.


     Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. The Company has filed with the FCC a petition for reconsideration of the FCC's DTV allotment plan because of its concerns with respect to the relative DTV signal powers of VHF/UHF and UHF/UHF stations. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television, including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. In addition, Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.



Proposed Changes

     The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations, result in the loss of audience share and advertising revenues for the Company's broadcast stations, and affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions. In addition to the changes and proposed changes noted above, such matters may include, for example, the license renewal process, spectrum use fees, political advertising rates, potential restrictions on the advertising of certain products (beer, wine and hard liquor, for example), and the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations. Other matters that could affect the
Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as direct radio and television broadcast satellite service, the continued establishment of wireless cable systems and low power television stations, digital television and radio technologies, and the advent of telephone company participation in the provision of video programming service.


Other Considerations

     The foregoing summary does not purport to be a complete discussion of all provisions of the Communications Act or other congressional acts or of the regulations and policies of the FCC. For further information, reference should be made to the Communications Act, other congressional acts, and regulations and public notices promulgated from time to time by the FCC. There are additional regulations and policies of the FCC and other federal agencies that govern political broadcasts, public affairs programming, equal employment opportunity, and other matters affecting the Company's business and operations.



ENVIRONMENTAL REGULATION

     Prior to the Company's ownership or operation of its facilities, substances or waste that are or might be considered hazardous under applicable environmental laws may have been generated, used, stored or disposed of at certain of those facilities. In addition, environmental conditions relating to the soil and groundwater at or under the Company's facilities may be affected by the proximity of nearby properties that have generated, used, stored or disposed of hazardous substances. As a result, it is possible that the Company could become subject to environmental liabilities in the future in connection with these facilities under applicable environmental laws and regulations. Although the Company believes that it is in substantial compliance with such environmental requirements, and have not in the past been required to incur significant costs in connection therewith, there can be no assurance that the Company's costs to comply with such requirements will not increase in the future. The Company presently believes that none of its properties have any condition that is likely to have a material adverse effect on the Company's financial condition or results of operations.


COMPETITION

     The Company's television and radio stations compete for audience share and advertising revenue with other television and radio stations in their respective DMAs or MSAs, as well as with other advertising media, such as newspapers, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable and wireless cable systems. Some competitors are part of larger organizations with substantially greater financial, technical and other resources than the Company.

     Television Competition. Competition in the television broadcasting industry occurs primarily in individual DMAs. Generally, a television broadcasting station in one DMA does not compete with stations in other DMAs. The Company's television stations are located in highly competitive DMAs. In addition, certain of the Company's DMAs are overlapped by both over-the-air and cable carriage of stations in adjacent DMAs, which tends to spread viewership and advertising expenditures over a larger number of television stations.

     Broadcast television stations compete for advertising revenues primarily with other broadcast television stations, radio stations and cable system operators serving the same market. Traditional Network programming generally achieves higher household audience levels than Fox, WB and UPN programming and syndicated programming aired by independent stations. This can be attributed to a combination of factors, including the Traditional Networks' efforts to reach a broader audience, generally better signal carriage available when broadcasting over VHF channels 2 through 13 versus broadcasting over UHF channels 14 through 69 and the higher number of hours of Traditional Network programming being broadcast weekly. However, greater amounts of advertising time are available for sale during Fox, UPN and WB programming and non-network syndicated programming, and as a result the Company believes that the Company's programming typically achieves a share of television market advertising revenues greater than its share of the market's audience.

     Television stations compete for audience share primarily on the basis of program popularity, which has a direct effect on advertising rates. A large amount of the Company's prime time programming is supplied by Fox and to a lesser extent WB, UPN, ABC and CBS. In those periods, the Company's affiliated stations are totally dependent upon the performance of the networks' programs in attracting viewers. Non-network time periods are programmed by the station primarily with syndicated programs purchased for cash, cash and barter, or barter-only, and also through self-produced news, public affairs and other entertainment programming.

     Television advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the DMA served by the station, the availability of alternative advertising media in the DMA (including radio and cable), the aggressiveness and knowledge of sales forces in the DMA and development of projects, features and programs that tie advertiser messages to programming. The Company believes that its sales and programming strategies allow it to compete effectively for advertising within its DMAs.

     Other factors that are material to a television station's competitive position include signal coverage, local program acceptance, network affiliation, audience characteristics and assigned broadcast frequency. Historically, the Company's UHF broadcast stations have suffered a competitive disadvantage in comparison to stations with VHF broadcast frequencies. This historic disadvantage has gradually declined through (i) carriage on cable systems, (ii) improvement in television receivers, (iii) improvement in television transmitters, (iv) wider use of all channel antennae, (v) increased availability of programming, and (vi) the development of new networks such as Fox, WB and UPN.

     The broadcasting industry is continuously faced with technical changes and innovations, the popularity of competing entertainment and communications media, changes in labor conditions, and governmental restrictions or actions of federal regulatory bodies, including the FCC, any of which could possibly have a material effect on a television station's operations and profits. There are sources of video service other than conventional television stations, the most common being cable television, which can increase competition for a broadcast television station by bringing into its market distant broadcasting signals not otherwise available to the station's audience, serving as a distribution system for national satellite-delivered programming and other non-broadcast programming originated on a cable system and selling advertising time to local advertisers. Other principal sources of competition include home video exhibition, direct-to-home broadcast satellite television ("DBS") entertainment services and multichannel multipoint distribution services ("MMDS"). Moreover, technology advances and regulatory changes affecting programming delivery through fiber optic telephone lines and video compression could lower entry barriers for new video channels and encourage the development of increasingly specialized "niche" programming. The 1996 Act permits telephone companies to provide video distribution services via radio communication, on a common carrier basis, as "cable systems" or as "open video systems," each pursuant to different regulatory schemes. The Company is unable to predict the effect that technological and regulatory changes will have on the broadcast television industry and on the future profitability and value of a particular broadcast television station.

     The FCC authorizes DBS services throughout the United States. Currently, two FCC permitees, DirecTV and United States Satellite Broadcasting, provide subscription DBS services via high-power communications satellites and small dish receivers, and other companies provide direct-to-home video service using lower powered satellites and larger receivers. Additional companies are expected to commence direct-to-home operations in the near future. DBS and MMDS, as well as other new technologies, will further increase competition in the delivery of video programming.

     The Company cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.


     The Company believes that television broadcasting may be enhanced significantly by the development and increased availability of digital broadcasting service technology. This technology has the potential to permit the Company to provide viewers multiple channels of digital television over each of its existing standard channels, to provide certain programming in a high definition television format and to deliver various forms of data, including data on the Internet, to home and business computers. These additional capabilities may provide the Company with additional sources of revenue. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television, including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. In addition, Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business. This digital broadcasting service technology is not currently available to the viewing public and a successful transition from the current analog broadcast format to a digital format may take many years. There can be no assurance that the Company's efforts to take advantage of the new technology will be commercially successful.

     The Company also competes for programming, which involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. The Company's stations compete for exclusive access to those programs against in-market broadcast station competitors for syndicated products. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Public broadcasting stations generally compete with commercial broadcasters for viewers but not for advertising dollars.

     Historically, the cost of programming has increased because of an increase in the number of new Independent stations and a shortage of quality programming. However, the Company believes that over the past five years program prices generally have stabilized.

     The Company believes it competes favorably against other television stations because of its management skill and experience, the ability of the Company historically to generate revenue share greater than its audience share, the network affiliations and its local program acceptance. In addition, the Company believes that it benefits from the operation of multiple broadcast properties, affording it certain nonquantifiable economies of scale and competitive advantages in the purchase of programming.

     Radio Competition. Radio broadcasting is a highly competitive business, and each of the radio stations operated by the Company competes for audience share and advertising revenue directly with other radio stations in its geographic market, as well as with other media, including television, cable television, newspapers, magazines, direct mail and billboard advertising. The audience ratings and advertising revenue of each of such stations are subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue of such radio stations located in that market. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings and radio advertising revenue market share.

     The Company will attempt to improve each radio station's competitive position with promotional campaigns designed to enhance and reinforce its identities with the listening public. Extensive market research is conducted in order to identify specific demographic groups and design a programming format for those groups. The Company seeks to build a strong listener base composed of specific demographic groups in each market, and thereby attract advertisers seeking to reach these listeners. Aside from building its stations' identities and targeting its programming at specific demographic groups, manage-ment believes that the Company also obtains a competitive advantage by operating duopolies or multiple stations in the nation's larger mid-size markets.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. The FCC has issued licenses for two DAB systems. Historically, the radio broadcasting industry has grown in terms of total revenues despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcast industry.


EMPLOYEES

     As of August 20, 1997, the Company had approximately 2,300 employees. With the exception of certain of the employees of KOVR-TV, KDNL-TV, WBEN-AM and WWL-AM, none of the employees are represented by labor unions under any collective bargaining agreement. No significant labor problems have been experienced by the Company, and the Company considers its overall labor relations to be good.


LEGAL PROCEEDINGS

     On July 14, 1997, Sinclair publicly announced that it had reached an agreement for certain of its owned and/or programmed television stations which are currently affiliated with UPN to become affiliated with WB beginning January 16, 1998. On August 1, 1997, UPN informed Sinclair that it did not believe Sinclair or its affiliates had provided proper notice of its intention not to extend the UPN affiliation agreements beyond January 15, 1998, and, accordingly, that these agreements had been automatically renewed through January 15, 2001.

     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. Although the Company believes that proper notice of intention not to extend was provided to UPN, there can be no assurance that the Company and its subsidiaries will prevail in these proceedings or that the outcome of these proceedings, if adverse to the Company and its subsidiaries, will not have a material adverse effect on the Company.

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. Except as described above, the Company is not a party to any lawsuit or proceeding that in the opinion of the Company will have a material adverse effect.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the company's voting securities beneficially owned as of August 12, 1997 by the Selling Stockholders and as adjusted to reflect the sale of 5,300,000 shares of Class A Common Stock collectively offered hereby by the Company and the Selling Stockholders (assuming no exercise of the Underwriters' over-allotment option). The address of all persons in the table is 2000 W. 41st Street, Baltimore, Maryland 21211. Except as set forth below, each of the shares offered by the Selling Stockholders is currently held as a share of Class B Common Stock, and each of such shares will automatically be converted into a share of Class A Common Stock upon their transfer in connection with a sale pursuant to this Prospectus Supplement.






                                     SHARES OWNED AS OF AUGUST 12, 1997
                               ----------------------------------------------
                                     CLASS A               CLASS B             PERCENTAGE                        PERCENTAGE OF
                                   COMMON STOCK          COMMON STOCK (A)      OF VOTING                         VOTING POWER OF
                               --------------------- ------------------------   POWER OF        NUMBER OF         ALL CAPITAL
                                NUMBER   PERCENT OF   NUMBER      PERCENT OF      ALL        SHARES OF CLASS      STOCK AFTER
           NAMES OF              OF      CLASS A      OF          CLASS B      CAPITAL          A COMMON         COMMON STOCK
     SELLING STOCKHOLDERS      SHARES    SHARES       SHARES      SHARES       STOCK       STOCK OFFERED(B)(C)  OFFERING(B)(C)
------------------------------ -------- ------------ ----------- ------------ ------------ -------------------- ----------------
David D. Smith ............... 10,000        *        7,249,999       26.3%      25.3%           325,000             24.9%
Frederick G. Smith (d)  ......  4,000        *        6,726,944       24.5%      23.5%           325,000             23.0%
J. Duncan Smith (e)  .........      -        -        6,969,994       25.3%      24.3%           325,000             23.9%
Robert E. Smith (f)  .........      -        -        6,563,644       23.9%      22.9%           325,000             22.3%


----------

 * Less than one percent.

(a) Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share expect for votes relating to "going private" and certain other transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise may be required by Maryland law, and holders of Class B Common Stock may convert their shares of Class B Common Stock into shares of Class A Common Stock at any time.


(b) Assumes no exercise of the Underwriters' over-allotment option. If the Underwriters' over-allotment option is exercised in full, the aggregate number of shares of Class A Common Stock offered by each of Frederick G. Smith and Robert E. Smith would be 550,000 and the percentage of voting power of all capital stock after the Common Stock Offering for these Selling Stockholders would be 22.5% and 21.9%, respectively.

(c) Shares of Class A Common Stock offered by a given Selling Stockholder will be obtained upon sale to a non-affiliate in the Common Stock Offering and resultant conversion of shares of Class B Common Stock owned by such Selling Stockholder.

(d) Includes 478,645 shares held in irrevocable  trusts established by Frederick
    G. Smith for the benefit of himself, his spouse and his children and as to certain of those trusts Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.


(e) Includes 491,695 shares held in irrevocable trusts established by J. Duncan Smith for the benefit of his children and as to which Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.


(f) Includes 921,745 shares held in irrevocable trusts established by Robert E. Smith for the benefit of himself, his spouse and his children and as to certain of those trusts Mr. Smith has the power to acquire by substitution of trust property. Absent such substitution, Mr. Smith would have no power to vote or dispose of the shares.

                                  MANAGEMENT

     Set forth below is certain information relating to the Company's executive officers, directors, certain key employees and persons expected to become executive officers, directors or key employees.




           NAME                 AGE                          TITLE
-----------------------------   -----   -------------------------------------------------
David D. Smith   ............    46     President, Chief Executive Officer, Director and
                                        Chairman of the Board
Frederick G. Smith  .........    48     Vice President and Director
J. Duncan Smith  ............    43     Vice President, Secretary and Director
Robert E. Smith  ............    34     Vice President, Treasurer and Director
David B. Amy  ...............    44     Chief Financial Officer
Barry Drake   ...............    45     Chief Operating Officer, SCI Radio
Alan B. Frank ...............    47     Regional Director, SCI
Robert Gluck  ...............    39     Regional Director, SCI
Michael Granados ............    42     Regional Director, SCI
Steven M. Marks  ............    40     Regional Director, SCI
John T. Quigley  ............    54     Regional Director, SCI
Frank Quitoni ...............    52     Regional Director, SCI
M. William Butler   .........    44     Vice President/Group Program Director, SCI
Michael Draman   ............    48     Vice President/TV Sales and Marketing, SCI
Stephen A. Eisenberg   ......    55     Vice President/Director of National Sales, SCI
Nat Ostroff   ...............    56     Vice President/New Technology
Delbert R. Parks, III  ......    44     Director of Operations and Engineering, SCI
Robert E. Quicksilver  ......    42     Vice President/General Counsel, SCI
Thomas E. Severson  .........    33     Corporate Controller
Michael E. Sileck   .........    37     Vice President/Finance, SCI
Robin A. Smith   ............    41     Chief Financial Officer, SCI Radio
Patrick J. Talamantes  ......    33     Director of Corporate Finance
Lawrence E. McCanna .........    53     Director
Basil A. Thomas  ............    82     Director


     In addition to the foregoing, the following persons have agreed to serve as executive officers and/or directors of the Company as soon as permissible under the rules of the FCC and applicable laws. See "Risk Factors - Dependence Upon Key Personnel; Employment Agreements with Key Personnel" in the attached Prospectus.




           NAME                AGE                         TITLE
----------------------------   -----   -----------------------------------------------
Barry Baker  ...............    45     Executive Vice President of the Company, Chief
                                       Executive Officer of SCI and Director
Kerby Confer ...............    56     Chief Executive Officer, SCI Radio
Roy F. Coppedge, III  ......    49     Director



     In connection with the River City Acquisition, the Company agreed to increase the size of the Board of Directors from seven members to nine to accommodate the prospective appointment of each of Barry Baker and Roy F. Coppedge, III or such other designee as Boston Ventures may select. Mr. Baker and Mr. Confer currently serve as consultants to the Company.

     Members of the Board of Directors are elected for one-year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one-year terms and until their successors are duly appointed and qualified.

     On July 30, 1997 William E. Brock submitted and the Company accepted his resignation from the Company's Board of Directors. Currently, no action has been taken by the Board of Directors to identify a replacement for Mr. Brock.

     David D. Smith has served as President, Chief Executive Officer and Chairman of the Board since September 1990. Prior to that, he served as General Manager of WPTT from 1984, and assumed the financial and engineering responsibility for the Company, including the construction of WTTE in 1984. In

1980, Mr. Smith founded Comark Television, Inc., which applied for and was granted the permit for WPXT-TV in Portland, Maine and which purchased WDSI-TV in Chattanooga, Tennessee. WPXT-TV was sold one year after construction and WDSI-TV was sold two years after its acquisition. From 1978 to 1986, Mr. Smith co-founded and served as an officer and director of Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations. His television career began with WBFF in Baltimore, where he helped in the construction of the station and was in charge of technical maintenance until 1978. David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith are brothers.

     Frederick G. Smith has served as Vice President of the Company since 1990 and as a Director since 1986. Prior to joining the Company in 1990, Mr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Mr. Smith was the sole officer, director and stockholder.

     J. Duncan Smith has served as Vice President, Secretary and a Director of the Company since 1988. Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters. In addition, he also worked extensively on the construction of WPTT in Pittsburgh, WTTE in Columbus, WIIB in Bloomington and WTTA in St. Petersburg, as well as on the renovation of the new studio, offices and news facility for WBFF in Baltimore.

     Robert E. Smith has served as Vice President, Secretary and a Director of the Company since 1988. Prior to that, he served as Program Director at WBFF from 1986 to 1988. Prior to that, he assisted in the construction of WTTE and also worked for Comark Communications, Inc. installing UHF transmitters.

     David B. Amy has served as Chief Financial Officer ("CFO") since October of 1994. In addition, he serves as Secretary of Sinclair Communications, Inc., the Company subsidiary which owns and operates the broadcasting operations. Prior to his appointment as CFO Mr. Amy served as the Corporate Controller of the Company beginning in 1986 and has been the Company's Chief Accounting Officer since that time. Mr. Amy has over thirteen years of broadcast experience, having joined the Company as a business manager for WPTT in Pittsburgh. Mr. Amy received an MBA degree from the University of Pittsburgh in 1981.

     Barry Drake has served as Chief Operating Officer of SCI Radio since completion of the River City Acquisition. Prior to that time, he was Chief Operating Officer - Keymarket Radio Division of River City since July 1995. Prior to that time, he was President and Chief Operating Officer of Keymarket since 1988. From 1985 through 1988, Mr. Drake performed the duties of the President of each of the Keymarket broadcasting entities, with responsibility for three stations located in Houston, St. Louis and Detroit.

     Alan B. Frank has served as Regional Director for the Company since May 1994. As Regional Director, Mr. Frank is responsible for the Pittsburgh and Kansas City markets. Prior to his appointment to Regional Director, Mr. Frank served as General Manager of WPGH beginning in September 1991.

     Robert Gluck has served as Regional Director of the Company since August 1997. As Regional Director, Mr. Gluck is responsible for the Milwaukee and Raleigh/Durham markets. Prior to joining the Company, Mr. Gluck served as General Manager at WTIC-TV in the Hartford-New Haven market. Prior to joining WTIC-TV in 1988, Mr. Gluck served as National Sales Manager and Local Sales Manager of WLVI-TV in Boston. Before joining WLVI-TV, Mr. Gluck served in various sales and management capacities in with New York advertising agency firms.

     Michael Granados has served as a Regional Director of the Company since July 1996. As a Regional Director, Mr. Granados is responsible for the San Antonio, Des Moines, Peoria and Las Vegas markets. Prior to July 1996, Mr. Granados has served in various positions with the Company and, before the River City Acquisition, with River City. He served as the General Sales Manager of KABB from 1989 to 1993, the Station Manager and Director of Sales of WTTV from 1993 to 1994 and the General Manager of WTTV prior to his appointment as Regional Director in 1996.

     Steven M. Marks has served as Regional Director for the Company since October 1994. As Regional Director, Mr. Marks is responsible for the Baltimore, Norfolk, Flint and Birmingham markets. Prior to his appointment as Regional Director, Mr. Marks served as General Manager for WBFF since July 1991. From 1986 until joining WBFF in 1991, Mr. Marks served as General Sales Manager at WTTE. Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

     John T. Quigley has served as a Regional Director of the Company since June 1996. As Regional Director, Mr. Quigley is responsible for the Columbus, Cincinnati, and Oklahoma City markets. Prior to that time, Mr. Quigley served as general manager of WTTE since July 1985. Prior to joining WTTE, Mr. Quigley served in broadcast management positions at WCPO-TV in Cincinnati, Ohio and WPTV-TV in West Palm Beach, Florida.

     Frank Quitoni has served as a Regional Director since completion of the River City Acquisition. As Regional Director, Mr. Quitoni is responsible for the St. Louis, Sacramento, Indianapolis and Asheville/ Greenville/Spartanburg markets. Prior to joining the Company, he was Vice President of Operations for River City since 1995. Mr. Quitoni had served as the Director of Operations and Engineering for River City since 1994. Prior thereto Mr. Quitoni served as a consultant to CBS beginning in 1989. Mr. Quitoni was the Director of Olympic Operations for CBS Sports for the 1992 Winter Olympic Games and consulted with CBS for the 1994 Winter Olympic Games. Mr. Quitoni was awarded the Technical Achievement Emmy for the 1992 and 1994 CBS Olympic broadcasts.

     M. William Butler has served as Vice President/Group Program Director, SCI since 1997. From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL, the Walt Disney Company station in Los Angeles, California. From 1991 to 1995, he was Director of Marketing and Programming at WTXF in Philadelphia, Pennsylvania and prior to that he held the same position at WLVI in Boston, Massachusetts. Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

     Michael Draman has served as Vice President/TV Sales and Marketing, SCI since 1997. From 1995 until joining the Company, Mr. Draman served as Vice President of Revenue Development for New World Television. From 1983 to 1995, he was Director of Sales and Marketing for WSVN in Miami, Florida. Mr. Draman attended The American University and The Harvard Business School and served with the U.S. Marine Corps in Vietnam.

     Stephen A. Eisenberg has served as Director of National Sales, SCI since November 1996. Prior to joining the Company, he worked since 1975 in various capacities at Petry Television, including most recently as Vice President/Director of Sales with total national sales responsibility for KTTV in Los Angeles, California, KCPQ-TV in Seattle, Washington, WTNH-TV in New Haven, Connecticut, WKYC-TV in Cleveland, Ohio, WBIR-TV in Knoxville, Tennessee, WKEF-TV in Dayton, Ohio and WTMJ-TV in Milwaukee, Wisconsin. Mr. Eisenberg received an MS degree in Journalism from Northwestern's Medill School and a BA degree from Brooklyn College.

     Nat Ostroff has served as Vice President for New Technology since joining the Company in January of 1996. From 1981 until joining the Company, he was the President and CEO of Comark Communication Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and a public company and served as its first President and CEO. Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including, AFCCE, IEEE and SBE.

     Delbert R. Parks III has served as Vice President of Operations and Engineering since the completion of the River City Acquisition. Prior to that time, he was Director of Operations and Engineering for WBFF and Sinclair since 1985, and has been with the Company for 25 years. He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television and computer systems. Currently, he is consolidating facilities for Sinclair's television stations and has just completed a digital facility for Sinclair's news and technical operation in Pittsburgh. Mr. Parks is also a Lieutenant Colonel in the Maryland Army National Guard and commands the 1st Battalion, 175th Infantry (Light).

     Robert E. Quicksilver has served as Vice President/General Counsel, SCI since completion of the River City Acquisition. Prior to that time he served as General Counsel of River City since September 1994. From 1988 to 1994, Mr. Quicksilver was a partner of the law firm of Rosenblum, Goldenhersh,
Silverstein and Zafft, P.C. in St. Louis. Mr. Quicksilver holds a B.A. from Dartmouth College and a J.D. from the University of Michigan.

     Thomas E. Severson has served as Corporate Controller since January 1997. Prior to that time, Mr. Severson served as Assistant Controller of the Company since 1995. Prior to joining the Company, Mr. Severson held positions in the audit departments of KPMG Peat Marwick LLP and Deloitte & Touche LLP from 1991 to 1995. Mr. Severson is a graduate of the University of Baltimore and is a Certified Public Accountant.

     Michael E. Sileck has served as Vice President/Finance of SCI since completion of the River City Acquisition. Prior to that time he served as the Director of Finance for River City since 1993. Mr. Sileck joined River City in July 1990 as Director of Finance and Business Affairs for KDNL-TV. Mr. Sileck is an active member of the Broadcast Cable Financial Management Association ("BCFM") and was a Director of BCFM from 1993 to 1996. Mr. Sileck, a Certified Public Accountant, received a B.S. degree in Accounting from Wayne State University and an M.B.A. in Finance from Oklahoma City University.


     Robin A. Smith has served as Chief Financial Officer, SCI Radio since June 1996. From 1993 until joining the Company, Ms. Smith served as Vice President and Chief Financial Officer of the Park Lane Group of Menlo Park, California, which owned and operated small market radio stations. From 1982 to 1993, she served as Vice President and Treasurer of Edens Broadcasting, Inc. in Phoenix, Arizona, which owns and operates radio stations in major markets. Ms. Smith is a graduate of the Arizona State University and is a Certified Public Accountant.


     Patrick J. Talamantes has served as Director of Corporate Finance and Treasurer of SCI since completion of the River City Acquisition. Prior to that time, he served as Treasurer for River City since April 1995. From 1991 to 1995, he was a Vice President with Chemical Bank, where he completed financings for clients in the cable, broadcasting, publishing and entertainment industries. Mr. Talamantes holds a B.A. degree from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.


     Lawrence E. McCanna has served as a Director of the Company since July 1995. Mr. McCanna has been a partner of the accounting firm of Gross, Mendelsohn & Associates, P.A., since 1972 and has served as its managing partner since 1982. Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants. Mr. McCanna is a member of the board of directors of Maryland Special Olympics.


     Basil A. Thomas has served as a Director of the Company since November 1993. He is of counsel to the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Judge Thomas served as an Associate Judge on the Municipal Court of Baltimore City and, from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City. Judge Thomas is a trustee of the University of Baltimore and a member of the American Bar Association and the Maryland State Bar Association. Judge Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore. Judge Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to the Company.


     Barry Baker has been the Chief Executive Officer of River City since 1989, and is the President of the corporate general partner of River City and Better Communications, Inc. ("BCI"). The principal business of both River City and BCI is television and radio broadcasting. In connection with the River City Acquisition, the Company agreed to appoint Mr. Baker Executive Vice President of the Company and to elect him as a Director at such time as he is eligible to hold those positions under applicable FCC regulations. He currently serves as a consultant to the Company.


     Kerby Confer served as a member of the Board of Representatives and Chief Executive Officer - Keymarket Radio Division of River City since July 1995. Prior thereto, Mr. Confer served as Chairman of the Board and Chief Executive Officer of Keymarket since its founding in December 1981. Prior to engaging in the acquisition of various radio stations in 1975, Mr. Confer held a number of jobs in the broadcast business, including serving as Managing Partner of a radio station in Annapolis, Maryland from 1969 to 1975. From 1966 to 1969, he hosted a pop music television show on WBAL-TV (Baltimore) and

WDCA-TV (Washington, D.C.). Prior thereto, Mr. Confer served as program director or producer/director for radio and television stations owned by Susquehanna Broadcasting and Plough Broadcasting Company, Inc. Mr. Confer currently provides services to the Company and is expected to become Chief Executive Officer of SCI Radio at such time as he is eligible to hold this position under applicable FCC regulations.

     Roy F. Coppedge, III is a general partner of the general partner of each of the Boston Ventures partnerships, limited partnerships primarily involved in the business of investments. Mr. Coppedge is a director of Continental Cablevision, Inc., and American Media, Inc. and a member of the Board of Representatives of Falcon Holding Group, L.P. In connection with the River City Acquisition, the Company agreed to elect Mr. Coppedge as a Director at such time as he is eligible to hold that position under applicable FCC regulations.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with David D. Smith, President and Chief Executive Officer of the Company. David Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. The Company's Compensation Committee has approved an increase in Mr. Smith's total compensation to $1,200,000. Mr. Smith is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of
(i) a breach by Mr. Smith of any material covenant, promise or agreement contained in the employment agreement; (ii) a dissolution or winding up of the Company; (iii) the disability of Mr. Smith for more than 210 days in any twelve month period (as determined under the employment agreement); or (iv) for cause, which includes conviction of certain crimes, breach of a fiduciary duty to the Company or the stockholders, or repeated failure to exercise or undertake his duties as an officer of the Company (each, a "Termination Event").

     In June 1995, the Company entered into an employment agreement with Frederick G. Smith, Vice President of the Company. Frederick Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $260,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

     In June 1995,  the Company  entered into an  employment  agreement  with J.
Duncan Smith, Vice President and Secretary of the Company. J. Duncan Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $270,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

     In June 1995, the Company entered into an employment  agreement with Robert
E. Smith, Vice President and Treasurer of the Company. Robert E. Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $250,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

     In connection with the River City Acquisition, the Company entered into an employment agreement (the "Baker Employment Agreement") with Barry Baker pursuant to which Mr. Baker will become President and Chief Executive Officer of SCI and Executive Vice President of the Company at such time as

Mr. Baker is able to hold those positions consistent with applicable FCC regulations. Until such time as Mr. Baker is able to become an officer of the Company, he serves as a consultant to the Company pursuant to a consulting agreement and receives compensation that he would be entitled to as an officer under the Baker Employment Agreement. While Mr. Baker acts as consultant to the Company he will not direct employees of Sinclair in the operation of its television stations and will not perform services relating to any shareholder, bank financing or regulatory compliance matters with respect to the Company. In addition, Mr. Baker will remain the Chief Executive Officer of River City and will devote a substantial amount of his business time and energies to those services. Mr. Baker receives a base salary of approximately $1,135,200 per year, subject to annual increases of 7 1/2% on January 1 each year. Mr. Baker is also entitled to receive a bonus equal to 2% of the amount by which the Broadcast Cash Flow (as defined in the Baker Employment Agreement) of SCI for a year exceeds the Broadcast Cash Flow for the immediately preceding year. Mr. Baker has received options to acquire 1,382,435 shares of the Class A Common Stock (or 3.33% of the common equity of Sinclair determined on a fully diluted basis as of the date of the River City Acquisition). The option became exercisable with respect to 50% of the shares upon closing of the River City Acquisition, and became exercisable with respect to an additional 25% of the shares on the first anniversary of the closing of the River City Acquisition, and will become exercisable with respect to the remaining 25% on the second anniversary of the closing of the River City Acquisition. The exercise price of the option is approximately $30.11 per share. The term of the Baker Employment Agreement extends until May 31, 2001, and is automatically extended to the third anniversary of any Change of Control (as defined in the Baker Employment Agreement). If the Baker Employment Agreement is terminated as a result of a Series B Trigger Event (as defined below), then Mr. Baker shall be entitled to a termination payment equal to the amount that would have been paid in base salary for the remainder of the term of the agreement plus bonuses that would be paid for such period based on the average bonus paid to Mr. Baker for the previous three years, and all options shall vest immediately upon such termination. In addition, upon such a termination, Mr. Baker shall have the option to purchase from the Company for the fair market value thereof either (i) all broadcast operations of Sinclair in the St. Louis, Missouri DMA or (at the option of Mr. Baker) the Asheville/Greenville/Spartanburg, South Carolina DMA or (ii) all of the Company's radio broadcast operations. Mr. Baker shall also have the right following such a termination to receive quarterly payments (which may be paid either in cash or, at the Company's option, in additional shares of Class A Common Stock) equal to 5.00% of the fair market value (on the date of each payment) of all stock options and common stock issued pursuant to the exercise of such stock options or pursuant to payments of this obligation in shares of Class A Common Stock and held by him at the time of such payment (except that the first such payment shall be 3.75% of such value). The fair market value of unexercised options for such purpose shall be equal to the market price of underlying shares less the exercise price of the options. Following termination of Mr. Baker's employment agreement, the Company shall have the option to purchase the options and shares from Mr. Baker at their market value. A "Series B Trigger Event" means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of the Baker Employment Agreement (i) by the Company for any reason other than "for cause" (as defined in the Baker Employment Agreement) or (ii) by Barry Baker under certain circumstances, including (a) on 60 days' prior written notice given at any time within 180 days following a Change of Control; (b) if Mr. Baker is not elected (and continued) as a director of Sinclair or SCI, as President and Chief Executive Officer of SCI or as Executive Vice President of Sinclair, or Mr. Baker shall be removed from any such board or office; (c) upon a material breach by Sinclair or SCI of the Baker Employment Agreement which is not cured; (d) if there shall be a material diminution in Mr. Baker's authority or responsibility, or certain of his economic benefits are materially reduced, or Mr. Baker shall be required to work outside Baltimore; or (e) the effective date of his employment as contemplated by clause (b) shall not have occurred by August 31, 1997. Mr. Baker cannot be appointed to such positions with the Company or SCI until the Company or SCI takes certain actions with respect to WTTV and WTTK in Indianapolis or WTTE or WSYX in Columbus as described under "Risk Factors - Dependence on Key Personnel; Employment Agreements with Key Personnel" in the accompanying Prospectus. The Company has not taken these actions as of the date of this Prospectus Supplement and, accordingly, Mr. Baker is able to terminate the Baker Employment Agreement at any time.

               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                     FOR NON-U.S. HOLDERS OF COMMON STOCK


SCOPE AND LIMITATION

     The following is a general discussion of certain United States federal income and estate tax consequences of the purchase, ownership and disposition of Class A Common Stock by a "Non-U.S. Holder" (as defined below). This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury regulations each as in effect on the date hereof and changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein.


     This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class A Common Stock. It does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances. This discussion does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.


     Prospective purchasers should consult their own tax advisors as to the particular tax consequences of the purchase, ownership or disposition of Class A Common Stock, including the effects of applicable state, local, foreign, or other tax laws and possible changes in the tax laws.


     For purposes of this discussion, a "Non-U.S. Holder" means any individual or entity other than a holder of Class A Common Stock that is (i) a citizen or resident of the United States (including certain former citizens and former residents), (ii) a partnership, corporation (including an entity treated as a corporation or partnership for United States federal income tax purposes) or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof (other than any partnership treated as foreign under federal regulations), (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and which has one or more United States fiduciaries, who have the authority to control all substantial decisions of the trust. The tax treatment of a Non-U.S. Holder may vary depending upon the particular situation of such holder.


     An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to United States federal tax as if they were United States citizens.


DIVIDENDS

     Subject to the discussion below, any dividends paid to a Non-U.S. Holder of Class A Common Stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.



     Under present law, for purposes of determining whether tax is to be withheld at a 30% rate or a reduced rate as specified by an income tax treaty, the Company ordinarily will presume that dividends paid to an address in a foreign country are paid to a resident of such country absent definite knowledge that such presumption is not warranted. A Non-U.S. Holder that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the United States Internal Revenue Service. Under proposed regulations, a beneficial owner who is a Non-U.S. Holder must submit a properly completed Internal Revenue Service Form W-8 to the Company or a qualified intermediary to be eligible for a tax treaty reduction.

     If a  Non-U.S.  Holder is  engaged  in a trade or  business  in the  United
States, and if (i) dividends on the Class A Common Stock are effectively connected with the conduct of such trade or business or (ii) if a tax treaty applies, dividends are attributable to a United States permanent establishment of the Non-U.S. Holder, the Non-U.S. Holder will generally be subject to regular United States income tax on such effectively connected income in the same manner as if the Non-U.S. Holder were a United States resident. Such a Non-U.S. Holder will be required to provide the Company a properly executed United States Internal Revenue Service Form 4224 or successor form in order to claim an exemption from the 30% withholding tax.

     In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits, subject to certain adjustments, deemed to have been repatriated from the United States. For purposes of the branch profits tax, dividends on and any gain recognized on the sale, exchange or other disposition of the Class A Common Stock will be included in the effectively connected earnings and profits of such Non-U.S. Holder if such dividends or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.


OWNERSHIP AND SALE

     In general, a Non-U.S. Holder will not be subject to United States federal income tax with respect to any gain realized on a sale or other disposition of Class A Common Stock unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Code
Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; or (iii) the Company is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder's holding period, and, with respect to any class of stock of the Company that is regularly traded on an established securities market within the meaning of the applicable Department of Treasury regulations, the Non-U.S. Holder held, directly or indirectly, at any time within the shorter of the periods described above more than 5% of such class. A corporation is generally a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although the Company does not believe that it has been or is or will become a "United States real property holding corporation" in the foreseeable future, any such development could have adverse United States tax consequences for Non-U.S. Holders.


INFORMATION REPORTING AND BACKUP WITHHOLDING

     Under certain circumstances, the Internal Revenue Service requires "information reporting" and "backup withholding" at a rate of 31% with respect to certain payments on Class A Common Stock. Non-U.S. Holders of Class A Common Stock generally would be exempt from Internal Revenue Service reporting requirements and United States backup withholding with respect to dividends payable on Class A Common Stock. Under proposed regulations, however, a Non-U.S. Holder of Class A Common Stock that fails to certify its Non-U.S. Holder status in accordance with the requirements of the proposed regulations, would under certain circumstances be subject to United States backup withholding at a rate of 31% on payments of dividends. The application for exemption is available by providing a properly completed Internal Revenue Service Form W-8.

     The payment of the proceeds of the disposition of Class A Common Stock by a holder to or through the United States office of a broker or through a non-United States branch of a United States broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder either certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise estab-lishes an exemption. The payment of the proceeds of the disposition by a Non-U.S. Holder of Class A Common Stock to or through a non-United States office of a non-United States broker will not be subject to backup withholding or information reporting unless the non-United States broker has certain United States relationships.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded (or credited against the holder's United States federal income tax liability, if any) provided that the required information is furnished to the Internal Revenue Service.


FEDERAL ESTATE TAX

     Under the United States federal estate tax law, an individual Non-U.S. Holder who is treated as the owner of an interest in the Class A Common Stock will be required to include the value thereof in his gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITING


     Under the terms and subject to the conditions stated in the Underwriting Agreement dated the date of this Prospectus Supplement, each of the underwriters of the Offering named below (the "Underwriters"), for whom Smith Barney Inc., BT Alex. Brown Incorporated, Credit Suisse First Boston Corporation, Salomon Brothers Inc, Chase Securities Inc. and Furman Selz LLC are acting as the representatives (the "Representatives"), has severally agreed to purchase, and the Company and the Selling Stockholders have agreed to sell to each Underwriter, the number of shares of Class A Common Stock set forth opposite the name of such Underwriter below:






                                                          NUMBER
                      UNDERWRITER                        OF SHARES
------------------------------------------------------- ----------
         Smith Barney Inc.  ...........................
         BT Alex. Brown Incorporated ..................
         Credit Suisse First Boston Corporation  ......
         Salomon Brothers Inc  ........................
         Chase Securities Inc. ........................
         Furman Selz LLC ..............................
          Total .......................................  5,300,000
                                                         =========


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Class A Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     The Underwriters initially propose to offer part of the shares of Class A Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and part of the shares to certain dealers at a price that represents a concession not in excess of $ per share below the public offering price. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $ per share to the other Underwriters or to certain other dealers. After the initial offering of the shares to the public, the public offering price and such concessions may be changed by the Representatives.

     The Company and certain of the Selling Stockholders have granted to the Underwriters options, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to an aggregate of 345,000 and 450,000 additional shares of Class A Common Stock, respectively, at the public offering price set forth on the cover page of this Prospectus Supplement less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the shares of Class A Common Stock offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite each Underwriter's name in the preceding table bears to the total number of shares of Class A Common Stock offered by the Underwriters hereby.

     The Company, the Selling Stockholders and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     The Company, its officers and directors and the holders of all of the shares of Class B Common Stock to be outstanding after the Offering have agreed that, for a period of 90 days from the date of this

Prospectus Supplement, they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, Common Stock of the Company.

     In connection with this Offering and in compliance with applicable law, the Underwriters may overallot (i.e., sell more shares of Class A Common Stock than the total amount shown on the list of Underwriters which appears above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the shares of Class A Common Stock at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Class A Common Stock or effecting purchases of the Class A Common Stock for the purpose of pegging, fixing or maintaining the price of the Class A Common Stock or for the purpose of reducing a syndicate short position created in connection with the Offering. A syndicate short position may be covered by exercise of the option described above in lieu of or in addition to open market purchases. In addition, the contractual arrangements among the Underwriters include a provision whereby, if the Representatives purchase shares of Class A Common Stock in the open market for the account of the underwriting syndicate and the securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the shares of Class A Common Stock in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

     Smith Barney Inc. and certain of the other Representatives have and may continue to provide investment banking services to the Company for which they receive customary fees.


     Chase Securities Inc. is an affiliate of The Chase Manhattan Bank which is agent bank and a lender to the Company under the Bank Credit Agreement. The Chase Manhattan Bank will receive its proportionate share of any repayment by the Company of amounts outstanding under the Bank Credit Agreement from the proceeds of the sale of the shares of Class A Common Stock offered hereby. In addition, Chase Securities Inc., The Chase Manhattan Bank and their affiliates participate from time to time in investment banking and commercial banking transactions for the Company.

                           GLOSSARY OF DEFINED TERMS

     "ABC" means Capital Cities/ABC, Inc.

     "Adjusted EBITDA" means broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     "Adjusted   EBITDA  margin"  means  the  Adjusted  EBITDA  divided  by  net broadcast revenues.

     "Amended   Certificate"   means   the  Amended  and  Restated  Articles  of
Incorporation of the Company as amended.

     "Arbitron" means Arbitron, Inc.

     "Bank Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of May 20, 1997, among the Company, the Subsidiaries, certain lenders named therein, and The Chase Manhattan Bank, as agent.

     "Broadcast cash flow margin" means broadcast cash flow divided by net broadcast revenues.

     "Broadcast  Cash Flow"  means  operating  income  plus  corporate  overhead
expenses,  special  bonuses  paid  to  executive  officers,   non-cash  deferred
compensation, depreciation and amortization, including both tangible and intangible assets and program rights, less cash payment for program rights. Cash program payments represent cash payments made for current program payables and sports rights and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered unusual and non-recurring. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow (i) does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, (ii) is not a measure of financial performance under generally accepted accounting principles and (iii) should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     "CBS" means CBS, Inc.

     "Cincinnati/Kansas City Acquisitions" means the Company's acquisition of the assets and liabilities of WSTR-TV (Cincinnati, OH) and KSMO-TV (Kansas City, MO).

     "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

     "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

     "Columbus   Option"  means  the  Company's  option  to  purchase  both  the
Non-License Assets and the License Assets relating to WSYX-TV, Columbus, OH.

     "Commission" means the Securities and Exchange Commission.

     "Common  Stock"  means  the  Class  A  Common  Stock and the Class B Common
   Stock.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Company" means Sinclair Broadcast Group, Inc. and its wholly owned subsidiaries.

     "Controlling Stockholders" means David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

     "DAB" means digital audio broadcasting.

     "DBS" means direct-to-home broadcast satellite television.

     "Debt Issuance" means the Company's private placement of the 1997 Notes, in the principal amount of $200,000,000, on July 2, 1997.

     "Designated Market Area" or "DMA" means one of the 211 generally-recognized television market areas.

     "DOJ" means the United States Justice Department.

     "DTV" means digital television.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FCC" means the Federal Communications Commision.

     "FCN" means the Fox Children's Network.

     "Flint Acquisition" means the Company's acquisition of the assets of WSMH-TV (Flint, Michigan).

     "Fox" means Fox Broadcasting Company.

     "Glencairn" means Glencairn, Ltd. and its subsidiaries.

     "Greenville Stations" means radio stations WFBC-FM, WORD-AM, WFBC-AM, WSPA-AM, WSPA-FM, WOLI-FM, and WOLT-FM located in the Greenville/Spartanburg, South Carolina area.

     "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HYTOPS" means the Company's 115/8% High Yield Trust Offered Preferred Securities issued pursuant to the HYTOPS Issuance.

     "HYTOPS Issuance" means the Company's private placement of HYTOPS, in a liquidation amount of $200,000,000, on March 14, 1997.

     "Independent" means a station that is not affiliated with any of ABC, CBS, NBC, FOX, UPN or WB.

     "JSAs" means joint sales agreements pursuant to which an entity has the right, for a fee paid to the owner and operator of a station, to sell substantially all of the commercial advertising on the station.

     "KSC" means Keymarket of South Carolina, Inc.

     "License Assets" means the television and radio station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment.

     "License Assets Option" means the Company's option to purchase the License Assets of KDNL-TV, St. Louis, MO; KOVR-TV, Sacramento, CA; WTTV-TV and WTTK-TV, Indianapolis, IN; WLOS-TV, Asheville, NC; KABB-TV, San Antonio, TX; and KDSM-TV, Des Moines, IA, which the Company has exercised with respect to all stations other than WTTV-TV and WTTK-TV.

     "LMAs" means program services agreements, time brokerage agreements or local marketing agreements pursuant to which an entity provides programming services to television or radio stations that are not owned by the entity.

     "Major Networks" means each of ABC, CBS or NBC, singly or collectively.

     "MSA" means the Metro Survey Area as defined by Arbitron.

     "MMDS" means multichannel multipoint distribution services.

     "NBC" means the National Broadcasting Company.

     "Nielsen" means the A.C. Nielsen Company Station Index dated May 1996.

     "1993 Notes" means the Company's 10% Senior Subordinated Notes due 2003.

     "1995 Notes" means the Company's 10% Senior Subordinated Notes due 2005.

     "1996 Acquisitions" means the 16 television and 33 radio stations that the Company acquired, obtained options to acquire, or obtained the right to program during 1996 for an aggregate consideration of approximately $1.2 billion.

     "1997 Notes" means the Company's 9% Senior Subordinated Notes due 2007, issued pursuant to the Debt Issuance.

     "Non-License Assets" means the assets relating to operation of a television or radio station other than License Assets.

     "Peoria/Bloomington Acquisition" means the acquisition by the Company of the assets of WYZZ-TV on July 1, 1996.

     "River City" means River City Broadcasting, L.P.

     "River City Acquisition" means the Company's acquisition from River City and the owner of KRRT of certain Non-License Assets, options to acquire certain License and Non-License Assets and rights to provide programming or sales and marketing for certain stations, which was completed May 31, 1996.

     "SCI" means Sinclair Communications, Inc., a wholly owned subsidiary of the Company that holds all of the broadcast operations of the Company.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Stock" means the Company's Series A Exchangeable Preferred Stock, par value $.01 per share, each share of which has been exchanged for a share of the Company's Series B Convertible Preferred Stock.

     "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share.

     "Series C Preferred Stock" means the Company's Series C Preferred Stock, par value $.01 per share.

     "Sinclair" means Sinclair Broadcast Group, Inc. and its wholly owned subsidiaries.

     "Superior Acquisition" means the Company's acquisition of the stock of Superior Communications, Inc. ("Superior").

     "TBAs" means time brokerage agreements; see definition of "LMAs."

     "UHF" means ultra-high frequency.

     "UPN" means United Paramount Television Network Partnership.

     "VHF" means very-high frequency.

     "WB" and the "WB Network" mean The WB Television Network Partners.

       No dealer, salesperson or other person has been AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF CLASS A COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                               ----------------

                               TABLE OF CONTENTS





                                                               PAGE NO.
                                                              ---------

                              PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...............                    S- 1
Use of Proceeds   ...........................                    S- 9
Capitalization ..............................                    S-10
Pro Forma Consolidated Financial Informa-
   tion                                                          S-11
Management's Discussion and Analysis of
   Financial Condition and Results of Op-
   erations of Sinclair .....................                    S-21
Industry Overview ...........................                    S-30
Business of Sinclair ........................                    S-33
Selling Stockholders ........................                    S-61
Management  .................................                    S-62
Certain United States Federal Tax Consid-
   erations for Non-U.S. Holders of Com-
   mon Stock                                                     S-68
Underwriting   ..............................                    S-71
Glossary of Defined Terms  ..................                    S-73
                                    PROSPECTUS
Available Information   .....................                       1
Incorporation of Certain Documents by
   Reference   ..............................                       1
The Company .................................                       3
Risk Factors   ..............................                       3
Use of Proceeds   ...........................                      16
Historical and Pro Forma
   Ratio of Earnings to Fixed Charges  ......                      16
Selling Stockholders ........................                      17
Description of Debt Securities   ............                      18
Description of Capital Stock  ...............                      32
Plan of Distribution ........................                      40
Legal Matters  ..............................                      41
Experts  ....................................                      41



================================================================================






                               5,300,000 SHARES



                        SINCLAIR BROADCAST GROUP, INC.

                             Class A Common Stock






                                 -------------


                    P R O S P E C T U S  S U P P L E M E N T


                                        , 1997

                                 -------------






                               SMITH BARNEY INC.
                                BT ALEX. BROWN
                          CREDIT SUISSE FIRST BOSTON
                             SALOMON BROTHERS INC
                             CHASE SECURITIES INC.
                                  FURMAN SELZ




================================================================================

                SUBJECT TO COMPLETION DATED SEPTEMBER 16, 1997


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED SEPTEMBER 16, 1997)

                                3,000,000 SHARES


[GRAPHIC OMITTED]

                  $   CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                  -----------

     Each share of $ series d convertible exchangeable preferred stock, par value $.01 per share (the "Convertible Exchangeable Preferred Stock"), of Sinclair Broadcast Group, Inc. ("Sinclair" or the "Company") has a liquidation preference of $50. Dividends on the Convertible Exchange Preferred Stock will be cumulative from the date of original issue and will be payable quarterly commencing on , 1997, in the amount of $ per share annually when, as and if declared by the Board of Directors out of legally available funds. See "Description of Preferred Stock - Dividends."

     Shares of the Convertible Exchangeable Preferred Stock are convertible at any time, at the option of the holders thereof, unless previously redeemed or exchanged, into shares of Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") at an initial conversion price of $ per share of Class A Common Stock (equivalent to a conversion rate of shares of Class A Common Stock per share of Convertible Exchangeable Preferred Stock) subject to adjustment in certain events. See "Description of Preferred Stock-Conversion Rights". On August 21, 1997, the last reported sale price of the Class A Common Stock as reported by Nasdaq was $36 per share. The Convertible Exchangeable Preferred Stock will not be redeemable until September , 2000. On and after September , 2000, the Convertible Exchangeable Preferred Stock will be redeemable at the option of the Company, in whole or in part, initially at a price per share equal to % of the liquidation preference thereof and thereafter at prices declining to 100% of such liquidation preference on and after September , 2007, in each case plus accrued and unpaid dividends to the redemption date. See "Description of Preferred Stock - Company's Right of Redemption."


                            (continued on next page)
                                 -----------

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OFFERED HEREBY.
                                 -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
------------------------------------------------------

                PRICE TO       UNDERWRITING DISCOUNTS      PROCEEDS TO
               THE PUBLIC       AND COMMISSIONS (1)       THE COMPANY (2)
Per Share       $         50             $                       $
Total(3)        $150,000,000             $                       $

------------------------------------------------------

 (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

 (2) Before deducting expenses of the Offering payable by the Company estimated at $800,000.

 (3) The Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 450,000 additional shares of Convertible Exchangeable Preferred Stock on the same terms as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to the Public, Underwriting Discounts and Commissions and Proceeds to the Company will be $ , $ and $ , respectively. See "Underwriting."

                                  -----------


The shares of Convertible Exchangeable Preferred Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected the Convertible Exchangeable Preferred Stock will be available for delivery in book entry form only through the facilities of The Depository Trust Company ("DTC")
in New  York,  New  York  on or  about                ,  1997,  against  payment
therefor in immediately available funds.

                                  -----------


SMITH BARNEY INC.

           BT ALEX. BROWN

                      CREDIT SUISSE FIRST BOSTON
                                    SALOMON BROTHERS INC

                                                 CHASE SECURITIES INC.
       , 1997                                                        FURMAN SELZ



Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the attached prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                 [insert map]

TELEVISION  AND  RADIO  STATIONS  (I)  OWNED  AND  OPERATED BY THE COMPANY, (II)
           PROGRAMMED BY THE COMPANY PURSUANT TO LMAS, (III) PROVIDED
SELLING  SERVICES  PURSUANT  TO JSAS, (IV) SUBJECT TO OPTIONS TO ACQUIRE AND (V)
                  UNDER AGREEMENTS TO BE ACQUIRED, INCLUDING
AGREEMENTS  TO  ACQUIRE  RIGHTS TO PROGRAM STATIONS PURSUANT TO LMAS, ALL AS SET
                      FORTH UNDER "BUSINESS OF SINCLAIR."




Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of Convertible Exchangeable Preferred Stock, including overallotment, entering stabilizing bids, effecting syndicate covering transactions and imposing penalty bids. For a description of those activities, see "Underwriting."

     Subject to certain conditions, on any dividend payment date after , 2000, the Convertible Exchangeable Preferred Stock will be exchangeable at the option of the Company, in whole but not in part, for % Convertible Subordinated Exchange Debentures (the "Exchange Debentures") due September , 2012 in a principal amount equal to $50 per share of Convertible Exchangeable Preferred Stock, provided that all accrued dividends (whether or not declared) have been paid. The Exchange Debentures will be issued pursuant to an indenture (the "Exchange Debentures Indenture"), will be convertible into shares of Class A Common Stock on the same terms as the Convertible Exchangeable Preferred Stock and will pay interest quarterly. The Exchange Debentures will contain redemption provisions similar to those of the Convertible Exchangeable Preferred Stock. The Exchange Debentures will be unsecured obligations of the Company and subordinated to all Senior Debt (as defined herein) whether outstanding on the date of the exchange or thereafter incurred. As of June 30, 1997, on a pro forma basis, after giving effect to the Debt Issuance (as defined herein), the sale of the Convertible Exchangeable Preferred Stock offered hereby and the use of the estimated net proceeds therefrom, the aggregate amount of Senior Debt that would have ranked senior in right of payment to the Exchange Debentures would have been approximately $1.6 billion. See "Description of Exchange Debentures."

     Concurrently with the offering of the Convertible Exchangeable Preferred Stock hereunder (the "Preferred Stock Offering" or the "Offering") the Company and certain stockholders of the Company (the "Selling Stockholders") are offering to sell by a separate Prospectus Supplement 4,000,000 shares and 1,300,000 shares, respectively, of Class A Common Stock (the "Common Stock Offering"). The completion of the Preferred Stock Offering is not conditioned upon the completion of the Common Stock Offering.

     The Company intends to apply for listing for the Convertible Exchangeable Preferred Stock on the Nasdaq National Market.


     The Company's outstanding capital stock consists of shares of Class A Common Stock, shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). The rights of the Class A Common Stock and the Class B Common Stock (collectively, the "Common Stock") are identical, except that each share of Class A Common Stock entitles the holder thereof to one vote in respect of matters submitted for the vote of holders of Common Stock, whereas each share of Class B Common Stock entitles the holder thereof to one vote on "going private" and certain other transactions and to ten votes on other matters. The Controlling Stockholders (as defined in the accompanying Prospectus) have the power to vote 100% of the outstanding shares of Class B Common Stock representing, together with the Class A Common Stock held by the Controlling Stockholders, approximately 96.0% of the aggregate voting power of the Company's capital stock (or approximately 94.1% after the sale of shares in the Common Stock Offering assuming no exercise of the over-allotment option granted the Underwriters in connection with the Common Stock Offering). Each share of Class B Common Stock converts automatically into one share of Class A Common Stock upon sale or other transfer to a party other than a Permitted Transferee (generally, related parties of a Controlling
Stockholder). Each share of Series B Preferred Stock has a liquidation preference of $100, is convertible into 3.64 shares of Class A Common Stock (subject to adjustment), and has 3.64 votes on all matters on which shares of Common Stock have a vote. Except as described in the accompanying Prospectus, the Series C Preferred Stock does not have rights to vote on matters on which shares of Common Stock have a vote. See "Description of Capital Stock" in the accompanying Prospectus.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary should be read in conjunction with the more detailed information, financial statements and notes thereto appearing elsewhere in or incorporated by reference into this Prospectus Supplement and the accompanying Prospectus. Unless the context requires otherwise, this Prospectus Supplement and the Prospectus assume no exercise of the Underwriters' over-allotment option. Unless the context otherwise indicates, as used herein, the "Company" or "Sinclair" means Sinclair Broadcast Group, Inc. and its direct and indirect wholly-owned subsidiaries (collectively, the "Subsidiaries"). Capitalized terms used in this Prospectus Supplement have the meaning set forth in the Glossary of Defined Terms, which appears at the end of this Prospectus Supplement.


                                  THE COMPANY


     The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations and has options to acquire an additional seven radio stations.

     The 29 television stations the Company owns or programs pursuant to LMAs are located in 21 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation with ten stations affiliated with Fox, 12 with UPN, three with WB, two with ABC and one with CBS. One station operates as an independent. The Company has recently entered into an agreement with WB pursuant to which seven of its stations would switch affiliations to, and one independent station has become affiliated with, WB. In addition, the Company has notified UPN of its non-renewal of affiliation with respect to three additional stations, which will either operate as independents or enter into new affiliation agreements with UPN or another network.

     The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, progressive rock and adult contemporary. Of the 27 stations owned by the Company, 12 broadcast on the AM band and 15 on the FM band. The Company owns from two to eight stations in all but one of the seven radio markets it serves.



     The Company has undergone rapid and significant growth over the course of the last six years. Since 1991, the Company has increased the number of stations it owns or provides services to from three television stations to 29 television stations and 27 radio stations. From 1991 to 1996, net broadcast revenues and Adjusted EBITDA (as defined herein) increased from $39.7 million to $346.5 million, and from $15.5 million to $180.3 million, respectively. Pro forma for the acquisitions completed in 1996 and the Heritage Acquisition described below, 1996 net broadcast revenues and Adjusted EBITDA would have been $532.4 million and $246.3 million, respectively.


                               COMPANY STRATEGY

     THE COMPANY'S OPERATING STRATEGY IS TO (I) ATTRACT AUDIENCE SHARE THROUGH THE ACQUISITION and broadcasting of popular programming, children's television programming, counter-programming, local news programming in selected DMAs, and popular sporting events in selected DMAs; (ii) increase its share of market revenues through innovative sales and marketing efforts; (iii) aggressively control programming and other operating costs; (iv) attract and retain high quality management; (v) expand its stations' involvement in their communities; and (vi) establish additional television LMAs and increase the size of its radio clusters.

     The Company's LMA arrangements in markets where it already owns a television station are a major factor in enabling the Company to increase its revenues and improve operating margins. These LMAs have also helped the Company to manage its programming inventory effectively and increase the Company's broadcast revenues in those markets. In addition, the Company believes that its LMA arrangements have assisted certain television and radio stations whose operations may have been marginally profitable to continue to air popular programming and contribute to programming diversity in their respective television DMAs and radio MSAs.

     The Company intends to continue to pursue acquisitions in order to build a larger and more diversified broadcasting company. In implementing its acquisition strategy, the Company routinely reviews and conducts investigations of potential television and radio station acquisitions. When the Company believes a favorable opportunity exists, the Company seeks to enter into discussions with the owners of such stations regarding the possibility of an acquisition by the Company. At any given time, the Company may be in discussions with one or more such station owners. In addition, the Company intends to seek and may take advantage of favorable opportunities to sell or swap television and radio stations. See "Business of Sinclair - Broadcast Acquisition Strategy."



                              RECENT DEVELOPMENTS


AGREEMENT WITH THE WB NETWORK


     On July 4, 1997, the Company entered into an agreement with WB (the "WB Agreement"), pursuant to which the Company agreed that certain stations currently affiliated with UPN would terminate their affiliations with UPN at the end of the current affiliation term in January 1998, and would enter into affiliation agreements with WB effective as of that date. The Company has advised UPN that the following stations owned or provided programming services by the Company will not renew their affiliation agreements with UPN when the current agreements expire on January 15, 1998: WPTT-TV, Pittsburgh, Pennsylvania, WNUV-TV, Baltimore, Maryland. WSTR-TV, Cincinnati, Ohio, KRRT-TV, San Antonio, Texas, KOCB-TV, Oklahoma City, Oklahoma, KSMO-TV, Kansas City, Missouri, WCGV-TV, Milwaukee, Wisconsin, WABM-TV, Birmingham, Alabama, and WTTV-TV/WTTK-TV, Indianapolis, Indiana. These stations (other than WCGV-TV, KSMO-TV and WABM-TV, which either will operate as independents or enter into new affiliation agreements with UPN or another network) will enter into ten-year affiliation agreements with WB beginning on January 16, 1998 (other than WTTV-TV/WTTK-TV, with respect to which the affiliation agreement will begin January 11, 1999 and end January 15, 2008). Pursuant to the WB Agreement, the WB affiliation agreements of WVTV-TV, Milwaukee, Wisconsin, and WTTO-TV, Birmingham, Alabama (whose programming is simulcasted on WDBB-TV, Tuscaloosa, Alabama), have been extended to January 16, 2008. In addition, WFBC-TV in Greenville, South Carolina will become affiliated with WB on November 1, 1999, when WB's current affiliation with another station in that market expires. WTVZ-TV, Norfolk, Virginia and WLFL-TV, Raleigh, North Carolina, will become affiliated with WB when their affiliations with Fox expire. These Fox affiliations are scheduled to expire on August 31, 1998. Under the terms of the WB Agreement, WB has agreed to pay the Company $64 million aggregate amount in monthly installments during the eight years commencing on January 16, 1998 in consideration for entering into affiliation agreements with WB. In addition, WB will be obligated to pay an additional $10 million aggregate amount in monthly installments in each of the following two years provided that WB is in the business of supplying programming as a television network during each of those years.



     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. See "Risk Factors - Certain Network Affiliations" in the accompanying Prospectus and "Business of Sinclair - Legal Proceedings" herein.


HERITAGE ACQUISITION

     On July 16, 1997, the Company entered into agreements (the "Heritage Acquisition Agreements") with The News Corporation Limited, Heritage Media Group, Inc. and certain subsidiaries of Heritage Media Corporation (collectively, "Heritage"), pursuant to which the Company agreed to acquire certain television and radio assets of such subsidiaries. Under the Heritage Acquisition Agreements, the Company will acquire the assets of, or the right to program pursuant to LMAs, six television stations in three markets and the assets of 24 radio stations in seven markets (the "Heritage Acquisition"). The television stations serve the following markets: Charleston/ Huntington, West Virginia; Mobile, Alabama/Pensacola, Florida; and Burlington, Vermont/ Plattsburgh, New York. The radio stations serve the following markets: St. Louis, Missouri; Portland, Oregon; Kansas City, Missouri; Milwaukee, Wisconsin; Norfolk, Virginia; New Orleans, Louisiana; and Rochester, New York. The
aggregate purchase price for the assets is $630 million payable in cash at closing, less a deposit of $63 million paid at the time of signing the Heritage Acquisition Agreements. The Heritage Acquisition Agreements also provide for the acquisition of the assets of a television station in Oklahoma City, Oklahoma; the Company is required by the agreements to dispose of its interest in that station, and the Company has entered into a letter of intent to sell that station for $60 million in cash. The Company intends to finance the purchase price from some combination of the proceeds of the Common Stock Offering, the proceeds of the Preferred Stock Offering, funds available under the Bank Credit Agreement, and the anticipated $60 million in proceeds from the sale of the Company's interest in the Oklahoma City station. Closing of the Heritage Acquisition is conditioned on, among other things, FCC approval and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


COMMON STOCK OFFERING

     Concurrently with the Preferred Stock Offering, the Company and the Selling Stockholders plan to offer 4,000,000 shares and 1,300,000 shares of Class A Common Stock, respectively, in the Common Stock Offering. There can be no assurance that the Common Stock Offering will be consummated. The completion of the Preferred Stock Offering is not conditioned upon the completion of the Common Stock Offering.

                                 THE OFFERING


SHARES OF CONVERTIBLE
EXCHANGEABLE PREFERRED STOCK
OFFERED.                    3,000,000 shares (a)

PREFERRED AND COMMON STOCK
 TO BE OUTSTANDING AFTER
 THE OFFERING ..........    1,088,904 shares of Series B Preferred Stock
                            2,062,000 shares of Series C Preferred Stock
                            3,000,000   shares   of   Convertible  Exchangeable
                            Preferred Stock(a)
                            7,245,566   shares  of  Class  A   Common   Stock(b)
                            27,510,581 shares of Class B Common Stock 34,756,147 total shares of Common Stock(b)


USE  OF  PROCEEDS  ......   The  net  proceeds  to the Company from the Offering
                            and  the Common Stock Offering will be used to repay
                            certain amounts outstanding under the Company's Bank
                            Credit Agreement,  with  the  remainder retained for
                            general corporate  purposes  including  funding  the
                            Heritage Acquisition,  which is anticipated to close
                            in the first quarter of 1998, and other acquisitions
                            if  suitable   acquisitions  can  be  identified  on
                            acceptable terms. See "Use of Proceeds."


DIVIDENDS ...............   Dividends    on    the    Convertible   Exchangeable
                            Preferred  Stock  will be cumulative and accrue from
                            the  date  of issuance and will be payable quarterly
                            commencing  on             ,  1997, in the amount of
                            $      per  share annually, when, as and if declared
                            by the Board of Directors out of legally available funds.


LIQUIDATION                 PREFERENCE $50.00 per share, plus an amount equal to
                            any accrued and unpaid dividends.


CONVERSION  RIGHTS ......    The  shares of  Convertible  Exchangeable Preferred
                            Stock are convertible at the option of the holder at any time, unless previously redeemed or exchanged, into Class A Common Stock of the Company, at a conversion price of $ per share of Class A Common Stock (equivalent to a conversion rate of shares of  Class A Common Stock per share of
                            Convertible Exchangeable Preferred Stock), subject to adjustment in certain events. See "Description of Convertible Exchangeable Preferred Stock - Conversion Rights."


----------

(a) Excludes up to 450,000 shares of Convertible Exchangeable Preferred Stock that may be sold by the Company upon exercise of the over-allotment option granted to the Underwriters. See "Underwriting."


(b) Excludes 3,963,611 shares of Class A Common Stock that may be issued upon conversion of shares of Series B Preferred Stock outstanding after the Offering and up to 2,641,673 shares of Class A Common Stock reserved for issuance pursuant to the Company's Incentive Stock Option Plan, the Company's Designated Participants Stock Option Plan and the Company's Long-Term Incentive Plan. Also excludes (i) 4,000,000 shares of Class A Common Stock that are being issued in the Common Stock Offering by the Company and 1,300,000 shares of Class A Common Stock that are being sold by the Selling Stockholders in the Common Stock Offering (which shares are included in shares of Class B Common Stock), (ii) 395,000 shares and 450,000 shares (which shares are included in shares of Class B Common Stock) of Class A Common Stock that may be sold by the Company and the Selling Stockholders, respectively, upon exercise of the over-allotment option granted to the Underwriters in the Common Stock Offering and (iii) shares of Class A Common Stock that may be issued upon conversion of the shares of Convertible Exchangeable Preferred Stock offered hereby (based on the conversion price on the date of issuance).

Change  of  Control......   Upon   the   occurrence  of  a Change of Control (as
                            defined  herein),   each   share   of   Convertible
                            Exchangeable Preferred  Stock will be convertible at
                            the option  of  its holder for a limited period into
                            the   number  of  shares  of Class  A  Common  Stock
                            determined   by   dividing  the   $50   liquidation
                            preference  of  such  share, plus accrued and unpaid
                            dividends, by  an  adjusted conversion price. Upon a
                            Change of  Control,  the  Company  may  elect to pay
                            holders  of the  Convertible  Exchangeable Preferred
                            Stock  exercising their special conversion rights an
                            amount   in  cash   equal  to  the  $50  liquidation
                            preference of the Convertible Exchangeable Preferred
                            Stock  plus any  accrued  and  unpaid  dividends, in
                            which  event  no conversion pursuant to the exercise
                            of  the special conversion rights will occur, unless
                            the Company  defaults in payments of such amounts. A
                            Change of Control will result in an event of default
                            under  the Bank Credit Agreement (as defined herein)
                            and   could result   in  the  acceleration  of  all
                            indebtedness  under   the   Bank  Credit  Agreement.
                            Moreover, the Bank Credit Agreement prohibits the repurchase of the Convertible Exchangeable Preferred
                            Stock by the Company. A Change of Control will also require the Company to offer to redeem the Existing
                            Notes (as defined herein) and the Series C Preferred
                            Stock. See  "Description of Convertible Exchangeable
                            Preferred Stock - Change of Control."


OPTIONAL  REDEMPTION  ...   The    Convertible   Exchangeable Preferred Stock is
                            redeemable at the Company's option, in whole or from
                            time  to time  in  part,  for cash at any time on or
                            after           ,  2000,  initially  at  a price per
                            share equal  to    %  of  the liquidation preference
                            thereof, declining  ratably  on or after          of
                            each year  thereafter to a redemption price equal to
                            100% of  such liquidation preference per share on or
                            after         , 2007 plus, in each case, accrued and
                            unpaid dividends.  See  "Description  of Convertible
                            Exchangeable Preferred Stock - Redemption at Option of the Company."


RANK.....................   With respect to   dividends and amounts payable upon
                            the  liquidation, dissolution  or  winding up of the
                            Company,   the  Convertible  Exchangeable  Preferred
                            Stock  will  rank (i)  junior in right of payment to
                            all    indebtedness   of   the   Company   and   its
                            Subsidiaries, (ii) senior  to  the  Class  A  Common
                            Stock and the Class B Common Stock, (iii) pari passu
                            with  the Series  C  Preferred Stock ($206.2 million
                            liquidation value  as  of  the date hereof) and (iv)
                            senior  to the  Company's  Series  B Preferred Stock
                            ($108.9 million  liquidation  value  as  of the date
                            hereof) except  that  upon  the termination of Barry
                            Baker's employment  agreement with the Company prior
                            to  May 31, 2001 by the Company for any reason other
                            than "for  cause"  (as  defined  in  the  employment
                            agreement)  or   by   Mr.   Baker   under   certain
                            circumstances   described    under   "Management   -
                            Employment  Agreements,"   then   the   Convertible
                            Exchangeable Preferred  Stock  will  rank pari passu
                            with  the Series  B  Preferred  Stock  in respect of
                            dividends  and   distributions   upon   liquidation,
                            dissolution and  winding-up of the Company. One such
                            circumstance  pursuant   to   which  Mr.  Baker  can
                            terminate his employment agreement is the failure of
                            Mr.  Baker to  be  elected  and continued in certain
                            positions at  the  Company  before  August 31, 1997,
                            which  election  cannot  take  place  prior  to  the
                            Company
                            taking  certain  actions  related to FCC approval of
                            such  election.  The  Company  has  not  taken these
                            actions   as   of   the   date  of  this  Prospectus
                            Supplement and, accordingly, Mr. Baker is able to terminate his employment agreement at any time. See
                            "Description  of  Convertible Exchangeable Preferred
                            Stock - Liquidation Rights."


VOTING  RIGHTS  .........   Except  as  described  below or as required by law,
                            holders of  Convertible Exchangeable Preferred Stock
                            will  not be  entitled  to  any  voting  rights.  In
                            exercising any voting rights, each outstanding share
                            of  Convertible Exchangeable Preferred Stock will be
                            entitled  to one  vote.  Whenever  dividends  on the
                            Convertible  Exchangeable  Preferred  Stock  are  in
                            arrears in an aggregate amount equal to at least six
                            quarterly dividends  (whether  or  not consecutive),
                            the size of the Company's Board of Directors will be
                            increased by  two  (or,  if the size of the Board of
                            Directors cannot  be so increased, the Company shall
                            cause  the removal  or  resignation  of a sufficient
                            number of directors), and the holders of Convertible
                            Exchangeable Preferred Stock, voting separately as a
                            class,  will be  entitled to select two directors to
                            the  Board of Directors at (i) any annual meeting of
                            stockholders at  which  directors  are to be elected
                            held  during the period when the dividends remain in
                            arrears  or (ii)  a  special meeting of stockholders
                            called  by the Company at the request of the holders
                            of  the Convertible  Exchangeable  Preferred  Stock.
                            These  voting   rights   will   terminate  when  all
                            dividends in  arrears  and for the current quarterly
                            period  have been  paid  in full or declared and set
                            apart   for payment.  The  term  of  office  of  the
                            additional  directors   so  elected  will  terminate
                            immediately upon that payment or provision for payment. If the Company does not provide for such directors when required, certain penalty dividends may accrue. Under certain circumstances, the Company may be required to pay additional dividends if it fails to provide for the board seats referred to above. See "Description of Convertible Exchangeable
                            Preferred Stock - Voting Rights."

                            In addition, so long as any Convertible Exchangeable Preferred Stock is outstanding, the Company will not, without the affirmative vote or consent of the holders of at least 662/3% of all outstanding shares of Convertible Exchangeable Preferred Stock (i) amend, alter or repeal (by merger or otherwise) any provision of the Amended and Restated Articles of Incorporation of the Company, as amended, or the Bylaws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Exchangeable Preferred Stock, (ii) authorize any new class of Senior Dividend Stock (as defined herein), any Senior Liquidation Stock (as defined herein) or any security convertible into Senior Dividend Stock or Senior Liquidation Stock, or (iii) effect any reclassification of the Convertible Exchangeable Preferred Stock. See "Description of Convertible Exchangeable Preferred Stock - Voting Rights."



EXCHANGE  PROVISIONS  ...   Subject  to  certain conditions, the Company may, at
                            its  option, on  any scheduled Dividend Payment Date
                            (as  defined herein)  commencing  on         , 2000,
                            exchange  the   Convertible  Exchangeable  Preferred
                            Stock, in  whole  but not in part, for the Company's
                              % Convertible Subordinated Debentures due

                            2012 (the "Exchange Debentures"). Holders of Convertible Exchangeable Preferred Stock so exchanged will be entitled to $1,000 principal amount of Exchange Debentures for each $1,000 of liquidation preference of Convertible Exchangeable Preferred Stock held by such holders at the time of exchange plus an amount per share in cash equal to all accrued but unpaid dividends (whether or not declared) thereon to the date of exchange. The Exchange Debentures will bear interest payable quarterly in arrears on , , and of each year,  commencing on the first
                            such payment date following the date of exchange. Beginning on , 2000, at the Company's option, the Exchange Debentures will be redeemable, in whole or in part, at the redemption prices set forth herein plus accrued and unpaid interest. Under certain circumstances involving a Change of Control, holders will have the right to require the Company to purchase their Exchange Debentures at a price equal to 100% of the principal amount thereof plus accrued interest. The Exchange Debentures will be convertible into Class A Common Stock on substantially the same terms as the Convertible Exchangeable Preferred Stock is convertible into Class A Common Stock. The Exchange Debentures will be subordinated to all Senior Debt (as defined herein). As of June 30, 1997, on a pro forma basis, after giving effect to the Debt Issuance (as defined herein), the sale of the Convertible Exchangeable Preferred Stock offered hereby and the use of the estimated net proceeds therefrom, the aggregate amount of the Senior Debt that would have ranked senior in right of payment to the Exchange
                            Debentures  would  have  been   approximately   $1.6
                            billion. See "Description of Convertible Exchangeable Preferred Stock - Exchange Rights" and "Description of Exchange Debentures."


FEDERAL INCOME TAX CONSIDER
 ATIONS There are certain federal income tax considerations associated with the purchasing, holding and disposing of the Convertible Exchangeable Preferred Stock or the Exchange Debentures, including the fact that the exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures will be a taxable event. See "Certain Federal Income Tax Considerations."

SINCLAIR  BROADCAST  GROUP, INC. - SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED
                                FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The summary historical consolidated financial data for the years ended December 31, 1992, 1993, 1994, 1995 and 1996 have been derived from the Company's audited Consolidated Financial Statements (the "Consolidated Financial Statements"). The Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 are incorporated herein by reference. The summary historical consolidated financial data for the six months ended June 30, 1996 and 1997 and as of June 30, 1996 and 1997 are unaudited, but in the opinion of management, such financial data have been prepared on the same basis as the Consolidated Financial Statements incorporated herein by reference and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for that period. Results for the six months ended June 30, 1996 and 1997 are not necessarily indicative of the results for a full year. The summary pro forma statement of operations data and other data of the Company reflect the 1996 Acquisitions (as defined in "Business of Sinclair - Broadcasting Acquisition Strategy"), the Heritage Acquisition, and the application of the proceeds of the issuance of $200,000,000 in principal amount of the Company's 9% Senior Subordinated Notes due 2007 (the "1997 Notes") issued on July 2, 1997 (the "Debt Issuance"), the issuance of $200,000,000 in liquidation amount of the Company's 115/8% High Yield Trust Offered Preferred Securities (the "HYTOPS") issued on March 14, 1997 (the "HYTOPS Issuance"), and the Preferred and Common Stock Offerings and the application of the proceeds thereof as set forth in "Use of Proceeds" as though they occurred at the beginning of the periods presented and are derived from the pro forma consolidated financial statements of the Company included elsewhere in this Prospectus Supplement. See "Pro Forma Consolidated Financial Information of Sinclair" included herein. The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sinclair" included herein and Sinclair's Consolidated Financial Statements incorporated by reference herein, and Sinclair's Annual Report on Form 10-K (as amended) for the period ended December 31, 1996 and Sinclair's Quarterly Report on Form 10-Q for the period ended June 30, 1997. Included elsewhere in this Prospectus Supplement under the heading "Pro Forma Consolidated Financial Information of Sinclair" are pro forma financial statements for the six months ended June 30, 1997.




                                                                         YEARS ENDED DECEMBER 31,
                                                       ------------------------------------------------------------
                                                           1992         1993       1994(A)     1995(A)    1996(A)
                                                       ------------ ------------ ----------- ----------- ----------
STATEMENT OF OPERATIONS DATA:
 NET BROADCAST REVENUES(C) ...........................  $ 61,081     $ 69,532     $118,611    $187,934     $346,459
 Barter revenues  ....................................     8,805        6,892       10,743      18,200       32,029
                                                        --------     --------     --------    --------    ---------
 Total revenues   ....................................    69,886       76,424      129,354     206,134      378,488
                                                        --------     --------     --------    --------    ---------
 Operating expenses, excluding depreciation and amor-
 tization, deferred compensation and special bonuses
 paid to executive officers   ........................    32,993       32,295       50,545      80,446      167,765
 Depreciation and amortization(d)   ..................    30,943       22,486       55,587      80,410      121,081
 Amortization of deferred compensation ...............         -            -            -           -          739
 Special bonuses paid to executive officers  .........         -       10,000        3,638           -            -
                                                        --------     --------     --------    --------    ---------
 Broadcast operating income   ........................     5,950       11,643       19,584      45,278       88,903
                                                        --------     --------     --------    --------    ---------
 Interest and amortization of debt discount expense       12,997       12,852       25,418      39,253       84,314
 Interest and other income ...........................     1,207        2,131        2,447       4,163        3,478
 Subsidiary trust minority interest expense(e)  ......         -            -            -           -            -
                                                        --------     --------     --------    --------    ---------
 Income (loss) before (provision) benefit for income
 taxes and extraordinary item ........................  $ (5,840)    $    922     $ (3,387)   $ 10,188     $  8,067
                                                        ========     ========     ========    ========    =========
 Net income (loss) available to common sharehold-
 ers                                                    $ (4,651)    $ (7,945)    $ (2,740)   $     76     $  1,131
                                                        ========     ========     ========    ========    =========
 Earnings (loss) per common share:
 Net income (loss) before extraordinary item .........  $  (0.16)    $      -     $  (0.09)   $   0.15     $   0.03
 Extraordinary item  .................................         -        (0.27)           -       (0.15)           -
                                                        --------     --------     --------    --------    ---------
 Net income (loss) per common share ..................  $  (0.16)    $  (0.27)    $  (0.09)   $      -     $   0.03
                                                        ========     ========     ========    ========    =========
 Weighted average shares outstanding (in thousands)       29,000       29,000       29,000      32,205       37,381
                                                        ========     ========     ========    ========    =========
OTHER DATA:
 Broadcast cash flow(f) ..............................  $ 28,019     $ 37,498     $ 67,519    $111,124     $189,216
 Broadcast cash flow margin(g)   .....................      45.9 %       53.9 %       56.9 %      59.1 %       54.6 %
 Adjusted EBITDA(h)  .................................  $ 26,466     $ 35,406     $ 64,547    $105,750     $180,272
 Adjusted EBITDA margin(g) ...........................      43.3 %       50.9 %       54.4  %     56.3 %       52.0 %
 After tax cash flow(i) ..............................  $  9,398     $ 17,950     $ 24,948    $ 51,288     $ 76,745
 After tax cash flow margin(g)   .....................      15.4 %       25.8 %       21.0 %      27.3 %       22.3 %
 Program contract payments ...........................  $ 10,427     $  8,723     $ 14,262    $ 19,938     $ 30,451
 Capital expenditures   ..............................       426          528        2,352       1,702       12,609
 Corporate overhead expense   ........................     1,553        2,092        2,972       5,374        8,944



                                                                                      DEBT AND
                                                                                  HYTOPS ISSUANCES,
                                                          SIX MONTHS ENDED      1996 ACQUISITIONS AND
                                                              JUNE 30,          HERITAGE ACQUISITION
                                                       ----------------------- -----------------------
                                                                                PRO FORMA YEAR ENDED
                                                        1996(A)     1997(A)      DECEMBER 31, 1996(B)
                                                       ---------- ------------ -----------------------
                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
 NET BROADCAST REVENUES(C) ...........................   $117,339  $219,701          $ 532,357
 Barter revenues  ....................................      9,571    19,870             40,179
                                                        ---------  --------          ---------
 Total revenues   ....................................    126,910   239,571            572,536
                                                        ---------  --------          ---------
 Operating expenses, excluding depreciation and amor-
 tization, deferred compensation and special bonuses
 paid to executive officers   ........................     52,826   114,697            274,073
 Depreciation and amortization(d)   ..................     45,493    76,650            177,286
 Amortization of deferred compensation ...............        506       233                933
 Special bonuses paid to executive officers  .........          -         -                  -
                                                        ---------  --------          ---------
 Broadcast operating income   ........................     28,085    47,991            120,244
                                                        ---------  --------          ---------
 Interest and amortization of debt discount expense        27,646    51,993            163,207
 Interest and other income ...........................      3,172     1,087              7,753
 Subsidiary trust minority interest expense(e)  ......          -     7,007             23,250
                                                        ---------  --------          ---------
 Income (loss) before (provision) benefit for income
 taxes and extraordinary item ........................   $  3,611  $ (9,922)         $ (58,460)
                                                        =========  ========          =========
 Net income (loss) available to common sharehold-
 ers                                                     $  1,511  $ (5,822)         $ (40,553)
                                                        =========  ========          =========
 Earnings (loss) per common share:
 Net income (loss) before extraordinary item .........   $   0.04  $  (0.17)         $   (1.04)
 Extraordinary item  .................................          -         -                  -
                                                        ---------  --------          ---------
 Net income (loss) per common share ..................   $   0.04  $  (0.17)         $   (1.04)
                                                        =========  ========          =========
 Weighted average shares outstanding (in thousands)        34,750    34,746             39,058
                                                        =========  ========          =========
OTHER DATA:
 Broadcast cash flow(f) ..............................   $ 65,079  $105,600          $ 257,528
 Broadcast cash flow margin(g)   .....................       55.5 %    48.1 %             48.4 %
 Adjusted EBITDA(h)  ................................. $ 62,013    $ 98,615          $ 246,278
 Adjusted EBITDA margin(g) ...........................     52.8 %      44.9 %             46.3 %
 After tax cash flow(i) .............................. $ 30,441    $ 32,737          $  78,383
 After tax cash flow margin(g)   .................... .    26.0 %      15.0 %             14.7 %
 Program contract payments ........................... $ 12,071    $ 26,259          $  52,185
 Capital expenditures   ..............................    2,114       8,286             18,512
 Corporate overhead expense   ........................    3,066       6,985             11,250



                                                                                             DEBT AND
                                                                  DEBT AND              HYTOPS ISSUANCES,
                                                             HYTOPS ISSUANCES,          1996 ACQUISITIONS,
                                                             1996 ACQUISITIONS,        HERITAGE ACQUISITION,
                                                            HERITAGE ACQUISITION       PREFERRED AND COMMON
                                                        AND PREFERRED STOCK OFFERING    STOCK OFFERINGS(M)
                                                       ------------------------------ ----------------------
                                                             PRO FORMA YEAR ENDED DECEMBER 31, 1996(B)
                                                       -----------------------------------------------------
STATEMENT OF OPERATIONS DATA:
 NET BROADCAST REVENUES(C) ...........................           $ 532,357                  $ 532,357
 Barter revenues  ....................................              40,179                     40,179
                                                                 ---------                  ---------
 Total revenues   ....................................             572,536                    572,536
                                                                 ---------                  ---------
 Operating expenses, excluding depreciation and amor-
 tization, deferred compensation and special bonuses
 paid to executive officers   ........................             274,073                    274,073
 Depreciation and amortization(d)   ..................             177,286                    177,286
 Amortization of deferred compensation ...............                 933                        933
 Special bonuses paid to executive officers  .........                   -                          -
                                                                 ---------                  ---------
 Broadcast operating income   ........................             120,244                    120,244
                                                                 ---------                  ---------
 Interest and amortization of debt discount expense                153,327                    143,903
 Interest and other income ...........................               7,753                      7,753
 Subsidiary trust minority interest expense(e)  ......              23,250                     23,250
                                                                 ---------                  ---------
 Income (loss) before (provision) benefit for income
 taxes and extraordinary item ........................           $ (48,580)                 $ (39,156)
                                                                 =========                  =========
 Net income (loss) available to common sharehold-
 ers                                                             $ (44,000)                 $ (38,346)
                                                                 =========                  =========
 Earnings (loss) per common share:
 Net income (loss) before extraordinary item .........           $   (1.13)                 $   (0.89)
 Extraordinary item  .................................                   -                          -
                                                                 ---------                  ---------
 Net income (loss) per common share ..................           $   (1.13)                 $   (0.89)
                                                                 =========                  =========
 Weighted average shares outstanding (in thousands)                 39,058                     43,058
                                                                 =========                  =========
OTHER DATA:
 Broadcast cash flow(f) ..............................           $ 257,528                  $ 257,528
 Broadcast cash flow margin(g)   .....................                48.4 %                     48.4 %
 Adjusted EBITDA(h)  .................................           $ 246,278                  $ 246,278
 Adjusted EBITDA margin(g) ...........................                46.3 %                     46.3 %
 After tax cash flow(i) ..............................           $  84,311                  $  89,965
 After tax cash flow margin(g)   .....................                15.8 %                     16.9 %
 Program contract payments ...........................           $  52,185                  $  52,185
 Capital expenditures   ..............................              18,512                     18,512
 Corporate overhead expense   ........................              11,250                     11,250


                          (Continued on following page)

                                                                       AS OF DECEMBER 31,                            AS OF
                                               ------------------------------------------------------------------   JUNE 30,
                                                   1992       1993         1994(A)      1995(A)       1996(A)       1997(A)
                                               ---------- ------------ ------------ ------------- --------------- ------------
                                                                                                                   (UNAUDITED)
BALANCE SHEET AND CASH
 FLOW DATA:
 Cash and cash equivalents  .................. $ 1,823     $  18,036   $   2,446     $  112,450    $      2,341   $   2,740
 Total assets   .............................. 140,366       242,917     399,328        605,272       1,707,297   1,762,505
 Total debt(j)  .............................. 110,659       224,646     346,270        418,171       1,288,147   1,175,783
 Company Obligated Mandatorily Re-
  deemable Security of Subsidiary
  Trust Holding Solely KDSM Senior
  Debentures(k) ..............................       -             -           -              -               -     200,000
 Total stockholders' equity (deficit)   ......  (3,127)      (11,024)    (13,723)        96,374         237,253     232,638
 Cash flows from operating activities(l).        5,235        11,230      20,781         55,909          68,970      42,483
 Cash flows from investing activities(l).       (1,051)        1,521    (249,781)      (119,243)     (1,011,897)   (112,429)
 Cash flows from financing activities(l).       (3,741)        3,462     213,410        173,338         832,818      70,345

     NOTES TO SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

(a) The Company made acquisitions in 1994, 1995, 1996 and the first six months of 1997 as described in the footnotes to the Consolidated Financial Statements incorporated herein by reference. The statement of operations data and other data presented for periods preceding the dates of acquisitions do not include amounts for these acquisitions and therefore are not comparable to subsequent periods. Additionally, the years in which the specific acquisitions occurred may not be comparable to subsequent periods depending on when during the year the acquisition occurred.


(b) The pro forma information in this table reflects the pro forma effect of the Debt Issuance, the HYTOPS Issuance, the 1996
           Acquisitions, the completion of the Heritage Acquisition and the completion of the Preferred Stock Offering and the Common Stock Offering. See "Pro Forma Consolidated Financial Information of Sinclair" included elsewhere herein. The Heritage Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. See "- Recent Developments."


(c)        Net  broadcast  revenues  are   defined  as broadcast revenues net of
           agency commissions.


(d) Depreciation and amortization includes amortization of program contract costs and net realizable value adjustments, depreciation and amortization of property and equipment, and amortization of acquired intangible broadcasting assets and other assets including amortization of deferred financing costs and costs related to excess syndicated programming.


(e)        Subsidiary    trust    minority   interest   expense  represents  the
           distributions on the HYTOPS.


(f) "Broadcast cash flow" is defined as broadcast operating income plus corporate overhead expense, special bonuses paid to executive officers, depreciation and amortization (including film amortization and amortization of deferred compensation and excess syndicated programming), less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(g) "Broadcast cash flow margin" is defined as broadcast cash flow divided by net broadcast revenues. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by net broadcast revenues. "After tax cash flow margin" is defined as after tax cash flow divided by net broadcast revenues.


(h) "Adjusted EBITDA" is defined as broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(i) "After tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization of intangibles, (excluding film amortization), amortization of deferred compensation, amortization of excess syndicated programming, special bonuses paid to executive officers, and the deferred tax provision (or minus the deferred tax benefit). After tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.
                                            (notes continued on following page)

(j) "Total debt" is defined as long-term debt, net of unamortized discount, and capital lease obligations, including current portion thereof. In 1992 total debt included warrants outstanding which were redeemable outside the control of the Company. The warrants were purchased by the Company for $10,400 in 1993. Total debt as of December 31, 1993 included $100,000 in principal amount of the 1993 Notes (as defined herein), the proceeds of which were held in escrow to provide a source of financing for acquisitions that were subsequently consummated in 1994 utilizing borrowings under the Bank Credit Agreement. $100,000 of the 1993 Notes was redeemed from the escrow in the first quarter of 1994. Total debt does not include the HYTOPS or the Company's preferred stock.


(k)        Company   Obligated  Mandatorily  Redeemable  Security  of Subsidiary
           Trust Holding Solely KDSM Senior Debentures represents $200,000 aggregate liquidation value of the HYTOPS.


(l) These items are financial statement disclosures in accordance with generally accepted accounting principles and are also presented in the Company's consolidated financial statements incorporated by reference herein.


(m) There can be no assurance that the Common Stock Offering will be consummated. The completion of the Preferred Stock Offering is not conditioned upon the completion of the Common Stock Offering.

         HISTORICAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES
            AND OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

     The Company's consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred dividends for each of the periods indicated are set forth below:




                                                                                                     SIX MONTHS
                                                                                                        ENDED
                                                             YEARS ENDED DECEMBER 31,                 JUNE 30,
                                                   ---------------------------------------------   ---------------
                                                   1992      1993     1994      1995      1996      1996     1997
                                                   ------   -------   ------   -------   -------   -------   -----
                                                                                                     (UNAUDITED)
Ratio of earnings to fixed charges(a)  .........    -       1.1 x      -       1.3 x     1.1 x     1.1 x      -
Ratio of earnings to fixed charges and preferred
 stock dividends(a)  ...........................    -       1.1 x      -       1.3 x     1.1 x     1.1 x      -
                                                     =      =====       =      =====     =====     =====       =


----------


(a) Earnings were inadequate to cover fixed charges and were inadequate to cover fixed charges and preferred stock dividends for the years ended December 31, 1992 and 1994, and for the six months ended June 30, 1997. Additional earnings of $5,840, $3,387, and $9,922 would have been required to cover fixed charges and to cover fixed charges and preferred stock dividends in the years ended December 31, 1992 and 1994, and the six months ended June 30, 1997, respectively.



     Earnings were inadequate to cover fixed charges for the pro forma year ended December 31, 1996 after giving effect to (i) the Debt and HYTOPS Issuances, 1996 Acquisitions and Heritage Acquisition, (ii) such transactions and consummation of the Preferred Stock Offering and (iii) such transactions and consummation of the Preferred and Common Stock Offerings as if each transaction had occurred on January 1, 1996; additional earnings of $58,460, $48,580 and $39,156, respectively, would have been required to cover fixed charges for the pro forma year ended December 31, 1996.

     Earnings were inadequate to cover fixed charges for the pro forma six months ended June 30, 1997 after giving effect to (i) the Debt and HYTOPS Issuances, and the Heritage Acquisition, (ii) such transactions and consummation of the Preferred Stock Offering and (iii) such transactions and consummation of the Preferred and Common Stock Offerings as if each transaction had occurred on January 1, 1997; additional earnings of $22,063, $17,123 and $12,411, respectively, would have been required to cover fixed charges for the pro forma six months ended June 30, 1997.

                                USE OF PROCEEDS


     The proceeds to the Company from the Preferred Stock Offering as contemplated hereby (net of underwriting discounts and commissions and the estimated expenses of the Offering) are estimated to be approximately $145.1 million ($167.0 million, if the Underwriter's over-allotment option is exercised in full). Concurrently with this Offering, the Company and the Selling Stockholders are conducting the Common Stock Offering, the net proceeds of which to the Company are estimated to be approximately $137.1 million at an assumed price of $36 per share (the closing price for the Class A Common Stock on August 21, 1997) (such offering along with the Preferred Stock Offering, the "Offerings"). There can be no assurance that the Common Stock Offering will be consummated. The completion of the Preferred Stock Offering is not conditioned upon completion of the Common Stock Offering. The Company will not receive any of the net proceeds from the sale of Class A Common Stock by the Selling Stockholders, in the Common Stock Offering. A portion of the net proceeds to the Company from the Offerings will be used to repay existing borrowings under the Company's revolving credit facility under the Bank Credit Agreement (as defined herein). These borrowings, which total $14 million as of the date of this Prospectus Supplement and which were used for general corporate purposes, bear interest at the rate of 8.5% per annum. After such debt repayment, the Company may make additional borrowings under the revolving credit facility until December 31, 2004. The remainder of the net proceeds from the Offerings ($268.2 million if both of the Offerings are completed and $131.2 million if only the Preferred Stock Offering is completed) will be retained by the Company for general corporate purposes including funding the Heritage Acquisition, which is anticipated to close in the first quarter of 1998, and other acquisitions if suitable acquisitions can be identified on acceptable terms. The Company has requested that the lenders under the Bank Credit Agreement approve an amendment that would recharacterize $275 million of indebtedness from the Tranche A term loan under the Credit Agreement to amounts owing under the revolving credit facility. If this amendment is approved, the Company will use all of the net proceeds of the Offerings to repay indebtedness under the Bank Credit Agreement, all of which may be reborrowed. Borrowings under the Tranche A term loan were used to finance acquisitions, and the weighted average interest rate of the borrowings thereunder was 6.73% as of the date of this Prospectus Supplement.

                                 CAPITALIZATION

     THE FOLLOWING TABLE SETS FORTH, AS OF JUNE 30, 1997, (A) THE ACTUAL CAPITALIZATION OF THE COMPANY, (B) THE pro forma capitalization of the Company as adjusted to reflect the consummation of the Debt Issuance consummated on July 2, 1997 and the Heritage Acquisition as if such transaction had occurred on June 30, 1997 (c) the pro forma capitalization of the Company as adjusted to reflect the items in (b) and the Preferred Stock Offering at an offering price of $50 per share and the application of the estimated net proceeds therefrom as set forth in "Use of Proceeds" as if such transactions had occurred on June 30, 1997 and (d) the pro forma capitalization of the Company as adjusted to reflect the items noted in (b) and (c) and the Common Stock Offering at an assumed offering price of $36 per share (the closing price of the Class A Common Stock on August 21, 1997) and the application of the estimated net proceeds therefrom as set forth in "Use of Proceeds" as if such transactions had occurred on June 30, 1997. The information set forth below should be read in conjunction with "Pro Forma Consolidated Financial Information of Sinclair" located elsewhere in this Prospectus Supplement and the historical Consolidated Financial Statements of the Company incorporated herein by reference.



                                                                                     JUNE 30, 1997
                                                          --------------------------------------------------------------------
                                                                                 (DOLLARS IN THOUSANDS)
                                                                                        DEBT ISSUANCE,      DEBT ISSUANCE,
                                                                                           HERITAGE      HERITAGE ACQUISITION,
                                                                        DEBT ISSUANCE    ACQUISITION        PREFERRED AND
                                                                        AND HERITAGE    AND PREFERRED           COMMON
                                                             ACTUAL      ACQUISITION    STOCK OFFERING    STOCK OFFERINGS(A)
                                                          ------------ --------------- ---------------- ----------------------
Cash and cash equivalents  .............................. $   2,740      $   35,740      $   35,740          $   35,740
                                                          ==========     ==========      ==========          ==========
Current portion of long-term debt   ..................... $  66,881      $   66,881      $   66,881          $   66,881
                                                          ==========     ==========      ==========          ==========
Long-term debt:
 Commercial bank financing    ........................... $ 697,000      $1,104,500      $  959,425          $  822,345
 Notes and capital leases payable to affiliates .........    11,872          11,872          11,872              11,872
 Capital leases   .......................................        30              30              30                  30
 Senior subordinated notes ..............................   400,000         600,000         600,000             600,000
                                                          ----------     ----------      ----------          ----------
                                                          1,108,902       1,716,402       1,571,327           1,434,247
                                                          ----------     ----------      ----------          ----------
Company Obligated Mandatorily Redeemable Security
 of Subsidiary Trust Holding Solely KDSM Senior
 Debentures .............................................   200,000         200,000         200,000             200,000
                                                          ----------     ----------      ----------          ----------
Stockholders' equity (deficit):
 Series B Preferred  Stock,  $.01 par value,  10,000,000  shares  authorized and
  1,106,608 shares issued and
  outstanding  ..........................................        11              11              11                  11
 Series D Convertible Exchangeable Preferred Stock,
v $.01 par  alue, 3,450,000 shares authorized and
  3,000,000 shares issued and outstanding post Pre-
  ferred Stock Offering                                           -               -              30                  30
 Class A Common Stock, $.01 par value, 100,000,000
  shares authorized and 7,100,188 shares issued and
  outstanding; 11,100,188 shares issued and outstand-
  ing, post Common Stock Offering                                71              71              71                 111
 Class B Common Stock, $.01 par value, 35,000,000
  shares authorized and 27,591,581 shares issued and
  outstanding  ..........................................       277             277             277                 277
 Additional paid-in capital   ...........................   234,812         234,812         379,857             516,897
 Additional paid-in capital - deferred compensation   .        (896)           (896)           (896)               (896)
 Additional paid-in capital - equity put options   ......    23,117          23,117          23,117              23,117
 Accumulated deficit    .................................   (24,754)        (24,754)        (24,754)            (24,754)
                                                          ----------     ----------      ----------          ----------
  Total stockholders' equity  ...........................   232,638         232,638         377,713             514,793
                                                          ----------     ----------      ----------          ----------
   Total capitalization ................................. $1,541,540     $2,149,040      $2,149,040          $2,149,040
                                                          ==========     ==========      ==========          ==========

----------

(a) There can be no assurance that the Common Stock Offering will be consummated. The completion of the Preferred Stock Offering is not conditioned upon the completion of the Common Stock Offering.

            PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF SINCLAIR

     The following Pro Forma Consolidated Financial Data include the unaudited pro forma consolidated balance sheet as of June 30, 1997 (the "Pro Forma Consolidated Balance Sheet") and the unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the six months ended June 30, 1997 (the "Pro Forma Consolidated Statement of Operations"). The unaudited Pro Forma Consolidated Balance Sheet is adjusted to give effect to the Debt Issuance, the Heritage Acquisition, the Preferred Stock Offering and the Common Stock Offering as if they occurred on June 30, 1997 and assuming application of the proceeds of the Preferred Stock Offering and the Common Stock Offering as set forth in "Use of Proceeds" above. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1996 is adjusted to give effect to the 1996 Acquisitions, the HYTOPS Issuance, the Debt Issuance, the Heritage Acquisition, the Preferred Stock Offering and the Common Stock Offering as if each occurred at the beginning of such period and assuming application of the proceeds of the Preferred Stock Offering and the Common Stock Offering as set forth in "Use of Proceeds." The unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1997 is adjusted to give effect to the HYTOPS Issuance, the Debt Issuance, the Heritage Acquisition, and the Preferred Stock Offering and the Common Stock Offering as if each occurred at the beginning of such period and assuming application of the proceeds of the Preferred Stock Offering and the Common Stock Offering as set forth in "Use of Proceeds." The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Consolidated Financial Statements as of and for the year ended December 31, 1996 and related notes thereto, the Company's unaudited consolidated financial statements for the six months ended June 30, 1997 and related notes thereto, the historical financial data of Flint T.V., Inc., the historical financial data of Superior Communications, Inc., the historical financial data of KSMO and WSTR, the historical financial data of River City Broadcasting, L.P. and the historical financial data of Heritage Media Services, Inc. - Broadcasting Segment, all of which have been filed with the Commission as part of (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended), together with the report of Arthur Andersen LLP, independent certified public accountants; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; or (iii) the Company's Current Reports on Form 8-K and Form 8-K/A filed May 10, 1996, May 13, 1996, May 17, 1996, May 29, 1996,
August 30, 1996, September 5, 1996 and August 26, 1997, each of which is incorporated by reference into this Prospectus Supplement. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on the dates specified or to project the Company's results of operations or financial position for or at any future period or date.

                        SINCLAIR BROADCAST GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)





                                                                                                                       DEBT
                                                                                                                     ISSUANCE
                                                                 CONSOLIDATED         DEBT            HERITAGE      AND HERITAGE
                                                                  HISTORICAL      ISSUANCE(A)      ACQUISITION(B)   ACQUISITION
                                                                -------------- ------------------ ---------------- -------------
                            ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ....................................  $    2,740     $     33,000 (e)                    $   35,740
 Accounts receivable, net of allowance for doubtful accounts        102,093                                            102,093
 Current portion of program contract costs   ..................      34,768                         $        926        35,694
 Prepaid expenses and other current assets   ..................       4,054                                              4,054
 Deferred barter costs  .......................................       4,267                                2,218         6,485
 Deferred tax asset  ..........................................       8,188                                              8,188
                                                                 ----------                                         ----------
   Total current assets .......................................     156,110           33,000               3,144       192,254
PROGRAM CONTRACT COSTS, less current portion ..................      30,778                                  712        31,490
LOANS TO OFFICERS AND AFFILIATES ..............................      11,241                                             11,241
PROPERTY AND EQUIPMENT, net   .................................     156,681                               22,022       178,703
NON-COMPETE AND CONSULTING AGREEMENTS, net   ..................       2,250                                              2,250
OTHER ASSETS   ................................................      71,970            4,500 (f)                        76,470
ACQUIRED INTANGIBLE BROADCASTING ASSETS, net ..................   1,333,475                              545,969     1,879,444
                                                                 ----------                         -------------   ----------
   Total Assets   .............................................  $1,762,505     $     37,500        $    571,847    $2,371,852
                                                                 ==========     ============        =============   ==========
                         LIABILITIES AND
                           STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable .............................................  $    5,310                                         $    5,310
 Accrued liabilities ..........................................      39,023                                             39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing   ...............      65,500                                             65,500
  Capital leases payable   ....................................          11                                                 11
  Notes and capital leases payable to affiliates   ............       1,370                                              1,370
  Program contracts payable   .................................      49,766                         $      1,096        50,862
 Deferred barter revenues  ....................................       4,458                                              4,458
                                                                 ----------                                         ----------
   Total current liabilities  .................................     165,438                                1,096       166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing   ...............   1,097,000     $     37,500 (g)          570,000 (h)1,704,500
  Capital leases payable   ....................................          30                                                 30
  Notes and capital leases payable to affiliates   ............      11,872                                             11,872
  Program contracts payable   .................................      46,670                                  751        47,421
  Other long-term liabilities .................................       4,960                                              4,960
                                                                 ----------                                         ----------
   Total liabilities ..........................................   1,325,970           37,500             571,847     1,935,317
                                                                 ----------     ------------        -------------   ----------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES  ...............       3,897                                              3,897
                                                                 ----------                                         ----------
COMPANY OBLIGATED MANDATORILY REDEEMABLE SE-
 CURITY OF SUBSIDIARY TRUST HOLDING SOLELY KDSM
 SENIOR DEBENTURES   ..........................................     200,000                                            200,000
                                                                 ----------                                         ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock    .................................          11                                                 11
  Series D Convertible Exchangeable Preferred Stock   .........           -                                                  -
  Class A Common Stock  .......................................          71                                                 71
  Class B Common Stock  .......................................         277                                                277
  Additional paid-in capital  .................................     234,812                                            234,812
  Additional paid-in capital - deferred compensation  .........        (896)                                              (896)
  Additional paid-in capital - equity put options  ............      23,117                                             23,117
  Accumulated deficit   .......................................     (24,754)                                           (24,754)
                                                                 ----------                                         ----------
   Total stockholders' equity .................................     232,638                                            232,638
                                                                 ----------                                         ----------
   Total Liabilities and Stockholders' Equity   ...............  $1,762,505     $     37,500        $    571,847    $2,371,852
                                                                 ==========     ============        =============   ==========

                          (Continued on following page)

                        SINCLAIR BROADCAST GROUP, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                      DEBT
                                                            ISSUANCE      PREFERRED
                                                          AND HERITAGE      STOCK
                                                          ACQUISITION    OFFERING(C)
                                                         -------------- -------------
                         ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   ...........................  $   35,740
 Accounts receivable, net of allowance for doubtful ac-
  counts                                                     102,093
 Current portion of program contract costs  ............      35,694
 Prepaid expenses and other current assets  ............       4,054
 Deferred barter costs .................................       6,485
 Deferred tax asset ....................................       8,188              -
                                                          ----------     ----------
   Total current assets   ..............................     192,254
PROGRAM CONTRACT COSTS, less current portion                  31,490
LOANS TO OFFICERS AND AFFILIATES   .....................      11,241
PROPERTY AND EQUIPMENT, net  ...........................     178,703
NON-COMPETE AND CONSULTING AGREE-
 MENTS, net                                                    2,250
OTHER ASSETS  ..........................................      76,470
ACQUIRED INTANGIBLE BROADCASTING AS-
 SETS, net                                                 1,879,444              -
                                                          ----------     ----------
   Total Assets  .......................................  $2,371,852     $
                                                          ==========     ==========
                          LIABILITIES AND
                      STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable   ....................................  $    5,310
 Accrued liabilities   .................................      39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing  .........      65,500
  Capital leases payable  ..............................          11
  Notes and capital leases payable to affiliates  ......       1,370
  Program contracts payable  ...........................      50,862
 Deferred barter revenues ..............................       4,458              -
                                                          ----------     ----------
   Total current liabilities ...........................     166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing  .........   1,704,500     $ (145,075)
  Capital leases payable  ..............................          30
  Notes and capital leases payable to affiliates  ......      11,872
  Program contracts payable  ...........................      47,421
  Other long-term liabilities   ........................       4,960
                                                          ----------
   Total liabilities   .................................   1,935,317       (145,075)
                                                          ----------     ----------
MINORITY INTEREST IN CONSOLIDATED SUB-
 SIDIARIES                                                     3,897
                                                          ----------
COMPANY OBLIGATED MANDATORILY RE-
 DEEMABLE SECURITY OF SUBSIDIARY
 TRUST HOLDING SOLELY KDSM SENIOR DE-
 BENTURES                                                    200,000
                                                          ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock   ...........................          11
  Series D Convertible Exchangeable Preferred Stock                -             30
  Class A Common Stock    ..............................          71
  Class B Common Stock    ..............................         277
  Additional paid-in capital ...........................     234,812        145,045
  Additional paid-in capital - deferred compensation.           (896)
  Additional paid-in capital - equity put options ......      23,117
  Accumulated deficit  .................................     (24,754)
                                                          ----------
   Total stockholders' equity   ........................     232,638        145,075
                                                          ----------     ----------
   Total Liabilities and Stockholders' Equity  .........  $2,371,852     $        -
                                                          ==========     ==========



                                                                                               DEBT
                                                                DEBT                        ISSUANCE,
                                                             ISSUANCE,                       HERITAGE
                                                              HERITAGE                     ACQUISITION,
                                                          ACQUISITION, AND     COMMON      PREFERRED AND
                                                          PREFERRED STOCK       STOCK      COMMON STOCK
                                                              OFFERING       OFFERING(D)   OFFERINGS(D)
                                                         ------------------ ------------- --------------
                          ASSETS
CURRENT ASSETS:
 Cash and cash equivalents   ...........................    $    35,740                    $    35,740
 Accounts receivable, net of allowance for doubtful ac-
  counts                                                        102,093                        102,093
 Current portion of program contract costs  ............         35,694                         35,694
 Prepaid expenses and other current assets  ............          4,054                          4,054
 Deferred barter costs .................................          6,485                          6,485
 Deferred tax asset ....................................          8,188                          8,188
                                                            -----------                    -----------
   Total current assets   ..............................        192,254                        192,254
PROGRAM CONTRACT COSTS, less current portion                     31,490                         31,490
LOANS TO OFFICERS AND AFFILIATES   .....................         11,241                         11,241
PROPERTY AND EQUIPMENT, net  ...........................        178,703                        178,703
NON-COMPETE AND CONSULTING AGREE-
 MENTS, net                                                       2,250                          2,250
OTHER ASSETS  ..........................................         76,470                         76,470
ACQUIRED INTANGIBLE BROADCASTING AS-
 SETS, net                                                    1,879,444               -      1,879,444
                                                            -----------      ----------    -----------
   Total Assets  .......................................    $ 2,371,852      $             $ 2,371,852
                                                            ===========      ==========    ===========
                          LIABILITIES AND
                      STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable   ....................................    $     5,310                    $     5,310
 Accrued liabilities   .................................         39,023                         39,023
 Current portion of long-term liabilities-
  Notes payable and commercial bank financing  .........         65,500                         65,500
  Capital leases payable  ..............................             11                             11
  Notes and capital leases payable to affiliates  ......          1,370                          1,370
  Program contracts payable  ...........................         50,862                         50,862
 Deferred barter revenues ..............................          4,458               -          4,458
                                                            -----------      ----------    -----------
   Total current liabilities ...........................        166,534                        166,534
LONG-TERM LIABILITIES:
  Notes payable and commercial bank financing  .........      1,559,425      $ (137,080)     1,422,345
  Capital leases payable  ..............................             30                             30
  Notes and capital leases payable to affiliates  ......         11,872                         11,872
  Program contracts payable  ...........................         47,421                         47,421
  Other long-term liabilities   ........................          4,960                          4,960
                                                            -----------                    -----------
   Total liabilities   .................................      1,790,242        (137,080)     1,653,162
                                                            -----------      ----------    -----------
MINORITY INTEREST IN CONSOLIDATED SUB-
 SIDIARIES                                                        3,897                          3,897
                                                            -----------                    -----------
COMPANY OBLIGATED MANDATORILY RE-
 DEEMABLE SECURITY OF SUBSIDIARY
 TRUST HOLDING SOLELY KDSM SENIOR DE-
 BENTURES                                                       200,000                        200,000
                                                            -----------                    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Series B Preferred Stock   ...........................             11                             11
  Series D Convertible Exchangeable Preferred Stock                  30                             30
  Class A Common Stock    ..............................             71              40            111
  Class B Common Stock    ..............................            277                            277
  Additional paid-in capital ...........................        379,857         137,040        516,897
  Additional paid-in capital - deferred compensation.              (896)                          (896)
  Additional paid-in capital - equity put options ......         23,117                         23,117
  Accumulated deficit  .................................        (24,754)                       (24,754)
                                                            -----------                    -----------
   Total stockholders' equity   ........................        377,713         137,080        514,793
                                                            -----------      ----------    -----------
   Total Liabilities and Stockholders' Equity  .........    $ 2,371,852      $        -    $ 2,371,852
                                                            ===========      ==========    ===========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) To reflect the proceeds of the Debt Issuance consummated on July 2, 1997, net of $4,500 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom.

(b) The Heritage Acquisition column reflects the assets and liabilities acquired in connection with the $630,000 purchase of Heritage less the $60,000 divestiture of the Heritage television station KOKH in Oklahoma City, Oklahoma which is required pursuant to the Heritage Acquisition Agreements and with respect to which the Company has entered into a letter of intent. The Heritage Acquisition is subject to a number of conditions customary for acquisitions of broadcasting properties. Total acquired intangibles are calculated as follows:





                                                                                       HERITAGE
                                                            HERITAGE       KOKH       ACQUISITION
                                                            ----------   ----------   ------------
Purchase Price ..........................................                               $630,000
 Add:
   Liabilities acquired-
   Current portion of program contracts payable .........     $ 1,552    $  (456)          1,096
   Long-term portion of program contracts payable  ......         860       (109)            751
 Less:
   Assets acquired-
   Current portion of program contract costs ............       1,603       (677)            926
   Deferred barter costs   ..............................       2,496       (278)          2,218
   Program contract costs, less current portion .........       1,266       (554)            712
   Property and equipment  ..............................      27,524     (5,502)         22,022
   Sale of KOKH   .......................................                                 60,000
                                                                                        ---------
   Acquired intangibles .................................                               $545,969
                                                                                        =========

(c) To reflect the proceeds of the Preferred Stock Offering (at an assumed offering price of $50 per share), net of $4,925 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom as set forth in "Use of Proceeds."

(d) To reflect the proceeds of the Common Stock Offering (at an assumed offering price of $36 per share, the closing price of the Class A Common Stock on August 21, 1997), net of $6,920 of underwriting discounts and commissions and estimated expenses and the application of the proceeds therefrom as set forth in "Use of Proceeds." There can be no assurance that the Common Stock Offering will be consummated. The completion of the Preferred Stock Offering is not conditioned upon the completion of the Common Stock Offering.

(e) To record the increase in cash and cash equivalents resulting from the net proceeds of the Debt Issuance after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement as follows:




Offering proceeds .......................................... $ 200,000
Underwriting discounts, commissions and estimated expenses      (4,500)
Repayment of revolving credit facility under the Bank Credit
Agreement   ................................................  (162,500)
                                                             ----------
Pro forma adjustment ....................................... $  33,000
                                                             ==========

(f) To record underwriting discounts and commissions and estimated expenses of $4,500.

(g) To reflect the increase in indebtedness resulting from the Debt Issuance after giving effect to the repayment of the revolving credit facility under the Bank Credit Agreement as follows:




Indebtedness incurred   ....................................  $  200,000
Repayment of revolving credit facility under the Bank Credit
Agreement   ................................................    (162,500)
                                                              ----------
Pro forma adjustment .......................................  $   37,500
                                                              ==========

(h) To reflect the incurrence of $570,000 of bank financing in connection with the Heritage Acquisition.

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                       SUPERIOR
                                                       CONSOLIDATED      FLINT      COMMUNICATIONS
                                                        HISTORICAL    TV, INC.(A)   GROUP, INC.(B)   KSMO(C)
                                                      -------------- ------------- ---------------- ----------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions                                                 $  346,459       $1,012         $4,431       $ 7,694
 Revenues realized from station barter arrange-
 ments                                                     32,029                                     2,321
                                                       ----------                                   --------
  Total revenues ....................................     378,488        1,012          4,431        10,015
                                                       ----------       -------        ------       --------
OPERATING EXPENSES:
 Program and production   ...........................      66,652          101            539         1,550
 Selling, general and administrative  ...............      75,924          345          2,002         2,194
 Expenses realized from barter arrangements .........      25,189                                     2,276
 Amortization of program contract costs and net
 realizable value adjustments   .....................      47,797          125            736           601
 Amortization of deferred compensation   ............         739
 Depreciation and amortization of property and
 equipment    .......................................      11,711            4            373           374
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   .................................      58,530                         529
 Amortization of excess syndicated programming       .      3,043
                                                       ----------
  Total operating expenses   ........................     289,585          575          4,179         6,995
                                                       ----------       -------        ------       --------
  Broadcast operating income (loss)   ...............      88,903          437            252         3,020
                                                       ----------       -------        ------       --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense       (84,314)                       (457)         (823)
 Interest income ....................................       3,136
 Subsidiary trust minority interest expense .........
 Other income (expense)   ...........................         342           19              4             7
                                                       ----------       -------        ------       --------
  Income (loss) before provision (benefit) for
  income taxes   ....................................       8,067          456           (201)        2,204
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................       6,936
                                                       ----------
NET INCOME (LOSS)   .................................  $    1,131       $  456         $ (201)      $ 2,204
                                                       ==========       =======        ======       ========
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS                                      $    1,131
                                                       ==========
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................  $     0.03
                                                       ==========
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTAND-
 ING                                                       37,381
                                                       ==========



                                                                        RIVER CITY(E)                         1996
                                                                  --------------------------              ACQUISITION
                                                        WSTR(D)    RIVER CITY      WSYX       WYZZ(F)     ADJUSTMENTS
                                                      ----------- ------------ ------------- --------- ------------------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions                                                $  7,488    $  86,869    $ (10,783)      $1,838
 Revenues realized from station barter arrange-
 ments                                                   1,715
                                                      ---------
  Total revenues ....................................    9,203       86,869      (10,783)       1,838
                                                      ---------   ----------   ----------     -------
OPERATING EXPENSES:
 Program and production   ...........................      961       10,001         (736)         214
 Selling, general and administrative  ...............    2,173       39,786       (3,950)         702  $      (3,577)(h)
 Expenses realized from barter arrangements .........    1,715
 Amortization of program contract costs and net
 realizable value adjustments   .....................    1,011        9,721         (458)         123
 Amortization of deferred compensation   ............                                                            194 (i)
 Depreciation and amortization of property and
 equipment    .......................................      284        6,294       (1,174)           6           (943)(j)
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   .................................       39       14,041       (3,599)           3          4,034 (k)
 Amortization of excess syndicated programming       .
  Total operating expenses   ........................    6,183       79,843       (9,917)       1,048           (292)
                                                      ---------   ----------   ----------     -------  -------------
  Broadcast operating income (loss)   ...............    3,020        7,026         (866)         790            292
                                                      ---------   ----------   ----------     -------  -------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense     (1,127)     (12,352)                                 (17,409)(l)
 Interest income ....................................       15          195                                   (1,636)(m)
 Subsidiary trust minority interest expense .........
 Other income (expense)   ...........................                  (149)          (8)
                                                                  ----------   ----------
  Income (loss) before provision (benefit) for
  income taxes   ....................................    1,908       (5,280)        (874)         790        (18,753)
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................                                                         (7,900)(n)
                                                                                                       -------------
NET INCOME (LOSS)   ................................. $  1,908    $  (5,280)   $    (874)      $  790  $     (10,853)
                                                      =========   ==========   ==========     =======  =============
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTAND-
 ING



                                                                                                  DEBT ISSUANCE,
                                                            HYTOPS               DEBT            HYTOPS ISSUANCE
                                                           ISSUANCE            ISSUANCE        AND 1996 ACQUISITIONS
                                                      ------------------ -------------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency commis-
 sions                                                                                             $   445,008
 Revenues realized from station barter arrange-
 ments                                                                                                  36,065
                                                                                                   -----------
  Total revenues ....................................                                                  481,073
                                                                                                   -----------
OPERATING EXPENSES:
 Program and production   ...........................                                                   79,282
 Selling, general and administrative  ...............                                                  115,599
 Expenses realized from barter arrangements .........                                                   29,180
 Amortization of program contract costs and net
 realizable value adjustments   .....................                                                   59,656
 Amortization of deferred compensation   ............                                                      933
 Depreciation and amortization of property and
 equipment    .......................................                                                   16,929
 Amortization of acquired intangible broadcasting
 assets, non-compete and consulting agreements
 and other assets   ................................. $         500 (p)  $          450 (s)             74,527
 Amortization of excess syndicated programming       .                                                   3,043
                                                                                                   -----------
  Total operating expenses   ........................           500                 450                379,149
                                                      -------------      --------------            -----------
  Broadcast operating income (loss)   ...............          (500)               (450)               101,924
                                                      -------------      --------------            -----------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense     11,820 (q)              (18,000) (t)          (122,662)
 Interest income ....................................                                                    1,710
 Subsidiary trust minority interest expense .........       (23,250)(r)                                (23,250)
 Other income (expense)   ...........................                                                      215
                                                                                                   -----------
  Income (loss) before provision (benefit) for
  income taxes   ....................................       (11,930)            (18,450)               (42,063)
PROVISION (BENEFIT) FOR INCOME
 TAXES  .............................................        (4,772)(n)          (7,380)(n)            (13,116)
                                                      -------------      --------------            -----------
NET INCOME (LOSS)   ................................. $      (7,158)     $      (11,070)           $   (28,947)
                                                      =============      ==============            ===========
NET INCOME (LOSS) AVAILABLE TO COM-
 MON STOCKHOLDERS
NET INCOME (LOSS) PER COMMON AND
 COMMON EQUIVALENT SHARE  ...........................
WEIGHTED AVERAGE COMMON AND COM-
 MON EQUIVALENT SHARES OUTSTAND-
 ING

                          (Continued on following page)

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                                                               HERITAGE(G)
                                                                    DEBT ISSUANCE,      -------------------------
                                                                    HYTOPS ISSUANCE
                                                                 AND 1996 ACQUISITIONS    HERITAGE       KOKH
                                                                ----------------------- ------------ ------------
REVENUES:
 Station broadcast revenues, net of agency commissions   ......      $   445,008        $  95,302     $ (7,953)
 Revenues realized from station barter arrangements   .........           36,065            4,292         (178)
                                                                     -----------        ----------    --------
  Total revenues  .............................................          481,073           99,594       (8,131)
                                                                     -----------        ----------    --------
OPERATING EXPENSES:
 Program and production .......................................           79,282           20,089       (1,871)
 Selling, general and administrative   ........................          115,599           31,916       (1,722)
 Expenses realized from barter arrangements  ..................           29,180            3,478          (70)
 Amortization of program contract costs and net realizable
 value adjustments   ..........................................           59,656            3,165       (1,208)
 Amortization of deferred compensation ........................              933
 Depreciation and amortization of property and equipment   .              16,929            5,472       (1,022)
 Amortization of acquired intangible broadcasting assets, non-
 compete and consulting agreements and other assets   .........           74,527            8,460         (367)
 Amortization of excess syndicated programming  ...............            3,043
                                                                     -----------
  Total operating expenses    .................................          379,149           72,580       (6,260)
                                                                     -----------        ----------    --------
  Broadcast operating income (loss) ...........................          101,924           27,014       (1,871)
                                                                     -----------        ----------    --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense   .........         (122,662)         (17,949)       1,025
 Gain on sale of station   ....................................                             6,031
 Interest income  .............................................            1,710
 Subsidiary trust minority interest expense  ..................          (23,250)
 Other income (expense) .......................................              215             (203)
                                                                     -----------        ----------
  Income (loss) before provision (benefit) for income taxes              (42,063)          14,893         (846)
PROVISION (BENEFIT) FOR INCOME
 TAXES   ......................................................          (13,116)           7,853         (466)
                                                                     -----------        ----------    --------
NET INCOME (LOSS) .............................................      $   (28,947)       $   7,040     $   (380)
                                                                     ===========        ==========    ========
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS  ................................................
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE .............................................
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING   ..............................



                                                                                         DEBT ISSUANCE,
                                                                      HERITAGE          HYTOPS ISSUANCE,         PREFERRED
                                                                    ACQUISITION       1996 ACQUISITIONS AND        STOCK
                                                                    ADJUSTMENTS       HERITAGE ACQUISITION       OFFERING
                                                                -------------------- ----------------------- -----------------
REVENUES:
 Station broadcast revenues, net of agency commissions   ......                           $    532,357
 Revenues realized from station barter arrangements   .........                                 40,179
                                                                                          ------------
  Total revenues  .............................................                                572,536
                                                                                          ------------
OPERATING EXPENSES:
 Program and production .......................................                                 97,500
 Selling, general and administrative   ........................  $     (1,808) (u)             143,985
 Expenses realized from barter arrangements  ..................                                 32,588
 Amortization of program contract costs and net realizable
 value adjustments   ..........................................                                 61,613
 Amortization of deferred compensation ........................                                    933
 Depreciation and amortization of property and equipment   .             (900)(v)               20,479
 Amortization of acquired intangible broadcasting assets, non-
 compete and consulting agreements and other assets   .........         9,531 (w)               92,151
 Amortization of excess syndicated programming  ...............                                  3,043
                                                                                          ------------
  Total operating expenses    .................................         6,823                  452,292
                                                                 -----------              ------------
  Broadcast operating income (loss) ...........................        (6,823)                 120,244
                                                                 -----------              ------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense   .........       (23,621)(x)             (163,207)       $    9,880 (y)
 Gain on sale of station   ....................................                                  6,031
 Interest income  .............................................                                  1,710
 Subsidiary trust minority interest expense  ..................                                (23,250)
 Other income (expense) .......................................                                     12
                                                                                          ------------
  Income (loss) before provision (benefit) for income taxes           (30,444)                 (58,460)            9,880
PROVISION (BENEFIT) FOR INCOME
 TAXES   ......................................................       (12,178)(n)              (17,907)            3,952 (n)
                                                                 -----------              ------------        ----------
NET INCOME (LOSS) .............................................  $    (18,266)            $    (40,553)       $    5,928
                                                                 ===========              ============        ==========
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS  ................................................                           $    (40,553)
                                                                                          ============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE .............................................                           $      (1.04)
                                                                                          ============
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING   ..............................                                 39,058 (o)
                                                                                          ============



                                                                                                             DEBT ISSUANCE,
                                                                    DEBT ISSUANCE,                          HYTOPS ISSUANCE,
                                                                   HYTOPS ISSUANCE,                        1996 ACQUISITIONS,
                                                                  1996 ACQUISITIONS,                      HERITAGE ACQUISITION,
                                                                 HERITAGE ACQUISITION       COMMON           PREFERRED AND
                                                                 AND PREFERRED STOCK         STOCK            COMMON STOCK
                                                                       OFFERING          OFFERING(MM)        OFFERINGS(MM)
                                                                ---------------------- ----------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency commissions   ......     $    532,357                             $     532,357
 Revenues realized from station barter arrangements   .........           40,179                                    40,179
                                                                    ------------                             -------------
  Total revenues  .............................................          572,536                                   572,536
                                                                    ------------                             -------------
OPERATING EXPENSES:
 Program and production .......................................           97,500                                    97,500
 Selling, general and administrative   ........................          143,985                                   143,985
 Expenses realized from barter arrangements  ..................           32,588                                    32,588
 Amortization of program contract costs and net realizable
 value adjustments   ..........................................           61,613                                    61,613
 Amortization of deferred compensation ........................              933                                       933
 Depreciation and amortization of property and equipment   .              20,479                                    20,479
 Amortization of acquired intangible broadcasting assets, non-
 compete and consulting agreements and other assets   .........           92,151                                    92,151
 Amortization of excess syndicated programming  ...............            3,043                                     3,043
                                                                    ------------                             -------------
  Total operating expenses    .................................          452,292                                   452,292
                                                                    ------------                             -------------
  Broadcast operating income (loss) ...........................          120,244                                   120,244
                                                                    ------------                             -------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount expense   .........         (153,327)       $    9,424 (z)            (143,903)
 Gain on sale of station   ....................................            6,031                                     6,031
 Interest income  .............................................            1,710                                     1,710
 Subsidiary trust minority interest expense  ..................          (23,250)                                  (23,250)
 Other income (expense) .......................................               12                                        12
                                                                    ------------                             -------------
  Income (loss) before provision (benefit) for income taxes              (48,580)            9,424                 (39,156)
PROVISION (BENEFIT) FOR INCOME
 TAXES   ......................................................          (13,955)            3,770 (n)             (10,185)
                                                                    ------------        ----------           -------------
NET INCOME (LOSS) .............................................     $    (34,625)       $    5,654           $     (28,971)
                                                                    ============        ==========           =============
NET INCOME (LOSS) AVAILABLE TO COMMON
 STOCKHOLDERS  ................................................     $    (44,000)                            $     (38,346)
                                                                    ============                             =============
NET INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE .............................................     $      (1.13)                            $       (0.89)
                                                                    ============                             =============
WEIGHTED AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING   ..............................       39,058 (o)                              43,058 (aa)
                                                                    ============                             =============

                        SINCLAIR BROADCAST GROUP, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                                                                                             HERITAGE(G)
                                                  CONSOLIDATED        HYTOPS               DEBT        ------------------------
                                                   HISTORICAL        ISSUANCE            ISSUANCE       HERITAGE       KOKH
                                                   ------------      --------------      ------------- ---------   --------
REVENUES:
 Station broadcast revenues, net of agency
 commissions   .................................  $  219,701                                           $ 46,451     $ (3,706)
 Revenues realized from station barter ar-
 rangements                                           19,870                                              2,430         (125)
                                                  ----------                                           ---------    --------
  Total revenues  ..............................     239,571                                             48,881       (3,831)
                                                  ----------                                           ---------    --------
OPERATING EXPENSES:
 Program and production ........................      46,760                                             15,313       (1,150)
 Selling, general and administrative   .........      51,634                                              9,447         (784)
 Expenses realized from station barter ar-
 rangements                                           16,303                                              1,849          (62)
 Amortization of program contract costs and
 net realizable value adjustments   ............      30,918                                                824         (297)
 Amortization of deferred compensation .........         233
 Depreciation and amortization of property
 and equipment    ..............................       8,340                                              2,819         (445)
 Amortization of acquired intangible broad-
 casting assets, non-compete and consult-
 ing agreements and other assets                      37,392    $          88 (bb)  $         225 (ee)    4,174         (184)
                                                  ----------    -------------       -------------      ---------    --------
  Total operating expenses .....................     191,580               88                 225        34,426       (2,922)
                                                  ----------    -------------       -------------      ---------    --------
  Broadcast operating income (loss) ............      47,991              (88)               (225)       14,455         (909)
                                                  ----------    -------------       -------------      ---------    --------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
 expense .......................................     (51,993)           2,894 (cc)         (9,000)(ff)   (9,979)         425
 Gain of sale of station   .....................                                                          9,401
 Interest income  ..............................       1,040
 Subsidiary trust minority interest expense     .     (7,007)          (4,618)(dd)
 Other income  .................................          47                                                (98)
                                                  ----------                                           ---------
  Income (loss) before provision (bene-
  fit) for income taxes                               (9,922)          (1,812)             (9,225)       13,779         (484)
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................      (4,100)            (725)(n)          (3,690)(n)     7,262         (369)
                                                  ----------    -------------       ------------       ---------    --------
NET INCOME (LOSS) ..............................  $   (5,822)   $      (1,087)      $      (5,535)     $  6,517     $   (115)
                                                  ==========    =============       ============       =========    ========
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................  $   (5,822)
                                                  ==========
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE                             $    (0.17)
                                                  ==========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................      34,746
                                                  ==========



                                                       HERITAGE             DEBT ISSUANCE,            PREFERRED
                                                     ACQUISITION           HYTOPS ISSUANCE              STOCK
                                                     ADJUSTMENTS       AND HERITAGE ACQUISITION       OFFERING
                                                     ----------------  -------------------------      --------------
REVENUES:
 Station broadcast revenues, net of agency
 commissions   .................................                              $ 262,446
 Revenues realized from station barter ar-
 rangements                                                                      22,175
                                                                              ---------
  Total revenues  ..............................                                284,621
                                                                              ---------
OPERATING EXPENSES:
 Program and production ........................                                 60,923
 Selling, general and administrative   ......... $         (883) (gg)            59,414
 Expenses realized from station barter ar-
 rangements                                                                      18,090
 Amortization of program contract costs and
 net realizable value adjustments   ............                                 31,445
 Amortization of deferred compensation .........                                    233
 Depreciation and amortization of property
 and equipment    ..............................           (450) (hh)            10,264
 Amortization of acquired intangible broad-
 casting assets, non-compete and consult-
 ing agreements and other assets                   4,964 (ii)                    46,659
                                                 -------------                ---------
  Total operating expenses .....................          3,631                 227,028
                                                 -------------                ---------
  Broadcast operating income (loss) ............         (3,631)                 57,593
                                                 -------------                ---------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
 expense .......................................        (10,768) (jj)           (78,421)          $     4,940 (kk)
 Gain of sale of station   .....................                                  9,401
 Interest income  ..............................                                  1,040
 Subsidiary trust minority interest expense     .                               (11,625)
 Other income  .................................                                    (51)
                                                                              ---------
  Income (loss) before provision (bene-
  fit) for income taxes                                 (14,399)                (22,063)                4,940
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................         (5,760) (n)             (7,382)            1,976 (n)
                                                 -------------                ---------           ----------
NET INCOME (LOSS) .............................. $       (8,639)              $ (14,681)          $     2,964
                                                 =============                =========           ==========
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................                              $ (14,681)
                                                                              =========
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE                                                         $   (0.42)
                                                                              =========
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................                                 34,769
                                                                              =========



                                                                                                DEBT ISSUANCE,
                                                     DEBT ISSUANCE,                            HYTOPS ISSUANCE,
                                                    HYTOPS ISSUANCE,                         HERITAGE ACQUISITION,
                                                  HERITAGE ACQUISITION        COMMON            PREFERRED AND
                                                     AND PREFERRED             STOCK             COMMON STOCK
                                                     STOCK OFFERING        OFFERING(MM)         OFFERINGS(MM)
                                                 ---------------------- ------------------- ----------------------
REVENUES:
 Station broadcast revenues, net of agency
 commissions   .................................       $ 262,446                                $     262,446
 Revenues realized from station barter ar-
 rangements                                               22,175                                       22,175
                                                       ---------                                -------------
  Total revenues  ..............................         284,621                                      284,621
                                                       ---------                                -------------
OPERATING EXPENSES:
 Program and production ........................          60,923                                       60,923
 Selling, general and administrative   .........          59,414                                       59,414
 Expenses realized from station barter ar-
 rangements                                               18,090                                       18,090
 Amortization of program contract costs and
 net realizable value adjustments   ............          31,445                                       31,445
 Amortization of deferred compensation .........             233                                          233
 Depreciation and amortization of property
 and equipment    ..............................          10,264                                       10,264
 Amortization of acquired intangible broad-
 casting assets, non-compete and consult-
 ing agreements and other assets                          46,659                                       46,659
                                                       ---------                                -------------
  Total operating expenses .....................         227,028                                      227,028
                                                       ---------                                -------------
  Broadcast operating income (loss) ............          57,593                                       57,593
                                                       ---------                                -------------
OTHER INCOME (EXPENSE):
 Interest and amortization of debt discount
 expense .......................................         (73,481)        $     4,712 (ll)             (68,769)
 Gain of sale of station   .....................           9,401                                        9,401
 Interest income  ..............................           1,040                                        1,040
 Subsidiary trust minority interest expense     .        (11,625)                                     (11,625)
 Other income  .................................             (51)                                         (51)
                                                       ---------                                -------------
  Income (loss) before provision (bene-
  fit) for income taxes                                  (17,123)              4,712                  (12,411)
PROVISION (BENEFIT) FOR INCOME
 TAXES   .......................................          (5,406)          1,884 (n)                   (3,522)
                                                       ---------         ----------             -------------
NET INCOME (LOSS) ..............................       $ (11,717)        $     2,880            $      (8,889)
                                                       =========         ==========             =============
NET LOSS AVAILABLE TO COMMON
 STOCKHOLDERS  .................................       $ (16,405)                               $     (13,577)
                                                       =========                                =============
NET LOSS PER COMMON AND COM-
 MON EQUIVALENT SHARE                                  $   (0.47)                               $       (0.35)
                                                       =========                                =============
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING  ...........................          34,769                                 38,769 (aa)
                                                       =========                                =============

                        SINCLAIR BROADCAST GROUP, INC.
            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            (DOLLARS IN THOUSANDS)
(a) The Flint T.V., Inc. ("Flint-TV") column reflects the results of operations for WSMH for the period from January 1, 1996 to February 28, 1996, the date the Flint Acquisition was consummated.

(b) The Superior Communications Group, Inc. column reflects the results of operations for Superior for the period from January 1, 1996 to May 7, 1996, the date the Superior Acquisition was consummated.

(c) The KSMO column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the transaction was consummated in July 1996.

(d) The WSTR column reflects the results of operations for the period from January 1, 1996 to July 31, 1996 as the transaction was consummated in August 1996.

(e) The  River  City  column  reflects  the results of operations for River City
    (including KRRT, Inc.) for the period from January 1, 1996 to May 31, 1996, the date the River City Acquisition was consummated. The WSYX column removes the results of WSYX from the results of River City for the period as the Company has not yet acquired WSYX. See "Business of Sinclair - Broadcasting Acquisition Strategy."

(f) The WYZZ column reflects the results of operations for the period from January 1, 1996 to June 30, 1996 as the purchase transaction was consummated in July 1996.

(g) The Heritage column reflects the results of operations for the period from January 1, 1996 to December 31, 1996 for the year ended December 31, 1996 Pro Forma Consolidated Statement of Operations and the results of operations for the period from January 1, 1997 to June 30, 1997 for the six months ended June 30, 1997 Pro Forma Consolidated Statement of Operations. The KOKH column removes the results of KOKH from the results of Heritage for both periods to reflect the sale of KOKH, which is required pursuant to the Heritage Acquisition Agreements and with respect to which the Company has entered into a letter of intent. See "Business of Sinclair - 1997 Acquisitions."

(h) To adjust River City operating expenses for non-recurring LMA payments made to KRRT, Inc. for KRRT, Inc. debt service and to adjust River City and Superior operating expenses for employment contracts and other corporate overhead expenses not assumed at the time of the 1996 Acquisitions.

(i) To record compensation expense related to options granted under the Company's Long-Term Incentive Plan:



                                                         YEAR ENDED
                                  DECEMBER 31,
                                      1996
                                                        -------------
Compensation expense related to the Long-Term Incentive
Plan on a pro forma basis   ...........................    $  933
Less: Compensation expense recorded by the Company re-
lated to the Long-Term Incentive Plan                        (739)
                                                           ------
                                                           $  194
                                                           ======

(j) To record depreciation expense related to acquired tangible assets and eliminate depreciation expense recorded by Flint-TV, Superior, KSMO, WSTR, River City and WYZZ from the period of January 1, 1996 through the date of acquisition. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years, calculated as follows:



                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                      ---------------------------------
                                                       FLINT-TV   SUPERIOR     KSMO
                                                      ---------- ---------- -----------
   Depreciation expense on acquired tangible assets    $ 32       $  315     $   240
   Less: Depreciation expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ  ......     (4)       (373)       (374)
                                                       -----      ------     -------
   Pro forma adjustment   ...........................  $ 28       $  (58)    $  (134)
                                                       =====      ======     =======



                                                        WSTR     RIVER CITY     WYZZ        TOTAL
                                                      --------- ------------ ----------- -----------
   Depreciation expense on acquired tangible assets   $  507     $   3,965    $ 159      $  5,218
   Less: Depreciation expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ  ......   (284)       (5,120)        (6)     (6,161)
                                                      -------    ---------    ------     ---------
   Pro forma adjustment   ........................... $  223     $  (1,155)   $ 153      $   (943)
                                                      =======    =========    ======     =========

(k) To record amortization expense related to acquired intangible assets and deferred financing costs and eliminate amortization expense recorded by Flint-TV, Superior, KSMO, WSTR, River City and WYZZ from the period of January 1, 1996 through date of acquisition. Intangible assets are to be amortized over lives ranging from 1 to 40 years, calculated as follows:





                                                                   YEAR ENDED
                                                                DECEMBER 31, 1996
                                                          -----------------------------
                                                           FLINT-TV   SUPERIOR   KSMO
                                                          ---------- ---------- -------
   Amortization expense on acquired intangible assets       $ 167     $   827     $ 180
   Deferred financing costs   ...........................
   Less: Amortization expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ   .........       -        (529)        -
                                                            ------    -------    ------
   Pro forma adjustment    ..............................   $ 167     $   298     $ 180
                                                            ======    =======    ======



                                                           WSTR    RIVER CITY     WYZZ       TOTAL
                                                          ------- ------------ ---------- ------------
   Amortization expense on acquired intangible assets     $ 285   $  12,060     $ 99      $  13,618
   Deferred financing costs   ...........................             1,429                   1,429
   Less: Amortization expense recorded by Flint-TV,
    Superior, KSMO, WSTR, River City and WYZZ   .........  (39)     (10,442)        (3)     (11,013)
                                                          -----   ----------    -----     ----------
   Pro forma adjustment    .............................. $ 246   $   3,047     $ 96      $   4,034
                                                          =====   ==========    =====     ==========

(l) To record interest expense for the year ended December 31, 1996 on acquisition financing relating to Superior of $59,850 (under the Bank Credit Agreement at 8.0% for four months), KSMO and WSTR of $10,425 and $7,881, respectively (both under the Bank Credit Agreement at 8.0% for six months), River City (including KRRT) of $868,300 (under the Bank Credit Agreement at 8.0% for five months) and of $851 for hedging agreements related to the River City financing and WYZZ of $20,194 (under the Bank Credit Agreement at 8.0% for six months) and eliminate interest expense recorded. No interest expense has been recorded for Flint-TV as it has been assumed that the proceeds from the 1995 Notes were used to purchase Flint-TV.



                                                                    YEAR ENDED
                                                                 DECEMBER 31, 1996
                                                       -------------------------------------
                                                         SUPERIOR       KSMO        WSTR
                                                       ------------- ----------- -----------
   Interest expense adjustment as noted above   ......  $  (1,596)    $  (417)    $  (315)
   Less: Interest expense recorded by Superior, KSMO,
    WSTR, River City and WYZZ ........................        457         823       1,127
                                                        ---------     -------     -------
   Pro forma adjustment    ...........................  $  (1,139)    $   406     $   812
                                                        =========     =======     =======



                                                        RIVER CITY     WYZZ        TOTAL
                                                       ------------ ---------- --------------
   Interest expense adjustment as noted above   ......  $ (29,032)   $  (808)   $  (32,168)
   Less: Interest expense recorded by Superior, KSMO,
    WSTR, River City and WYZZ ........................     12,352          -        14,759
                                                        ---------    -------    ----------
   Pro forma adjustment    ...........................  $ (16,680)   $  (808)   $  (17,409)
                                                        =========    =======    ==========

(m) To eliminate interest income for the year ended December 31, 1996 on proceeds from the sale of the 1995 Notes due to assumed utilization of excess cash for the following acquisitions: Flint-TV, KSMO and WSTR and WYZZ of $34,400 (with a commercial bank at 5.7% for two months), $10,425 and $7,881 (both with a commercial bank at 5.7% for six months) and $20,194 (with a commercial bank at 5.7% for six months).



                                                                                     YEAR ENDED
                                                                                  DECEMBER 31, 1996
                                                      -------------------------------------------------------------------------
                                                       FLINT-TV     KSMO        WSTR      RIVER CITY     WYZZ         TOTAL
                                                      ---------- ----------- ----------- ------------ ----------- -------------
   Interest income adjustment as noted above   ......  $  (327)   $  (297)    $  (226)     $     -     $  (576)    $  (1,426)
   Less: Interest income recorded by Flint-TV, KSMO,
    WSTR, River City and WYZZ   .....................        -          -         (15)        (195)          -          (210)
                                                       -------    -------     -------      -------     -------     ---------
   Pro forma adjustment   ...........................  $  (327)   $  (297)    $  (241)     $  (195)    $  (576)    $  (1,636)
                                                       =======    =======     =======      =======     =======     =========

(n) To record tax provision (benefit) at the applicable statutory tax rates.

(o) Weighted average shares outstanding on a pro forma basis assumes that the 1,150,000 shares of Series B Preferred Stock were converted to 4,181,818 shares of Class A Common Stock and the Company's Incentive Stock Options and Long-Term Incentive Plan Options were outstanding as of the beginning of the period.


(p) To record amortization expense on other assets that relates to the HYTOPS Issuance for one year ($6,000 over 12 years).


(q) To record the net interest expense reduction for 1996 related to application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the year ended December 31, 1996.



     Interest on adjusted borrowing on the revolving credit facility ..................    $ 12,600
     Commitment fee on available but unused borrowings of $250,000 of revolving credit
      facility at 1/2 of 1% for 12 months .............................................      (1,250)
     Commitment fee on available borrowings recorded by the Company  ..................         470
                                                                                           --------
     Pro forma adjustment  ............................................................    $ 11,820
                                                                                           ========

(r) To record subsidiary trust minority interest expense for the year ended December 31, 1996 ($200,000 aggregate liquidation value of HYTOPS).


(s) To record amortization expense on other assets for one year ($4,500 over 10 years). See note (f) of notes to Pro Forma Consolidated Balance Sheet.


(t) To  record interest expense on the 1997 Notes for one year ($200,000 at 9%).



(u) To adjust Heritage operating expenses for corporate overhead expenses which the Company does not expect to incur upon its consummation of the Heritage Acquisition on a going-forward basis.


(v) To record depreciation expense related to acquired tangible assets of $3,550 and eliminate depreciation expense of $4,450 recorded by Heritage. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years.


(w) To record amortization expense related to acquired intangible assets of $17,624 and eliminate amortization expense of $8,093 recorded by Heritage. Intangible assets are to be amortized over lives ranging from 1 to 40 years.


(x) To record interest expense on acquisition financing of $570,000 (under the Bank Credit Agreement at 71/4%), net of $780 of commitment fees for the available but unused portion of the revolving credit facility, and eliminated interest expense of $16,924 recorded by Heritage.


(y) To record the interest expense reduction of $10,518 related to application of the Preferred Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $638 for the available but unused portion of the revolving credit facility.


(z) To record the interest expense reduction of $9,938 related to application of the Common Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $514 for the available but unused portion of the revolving credit facility.

(aa) Weighted average shares outstanding on a pro forma basis assumes that the 4,000,000 shares of Class A Common Stock to be issued in the Common Stock Offering were outstanding as of the beginning of the period.


(bb) To record amortization expense on other assets that resulted from the HYTOPS Issuance for six months ($6,000 over 12 years).



     Amortization expense on other assets  ...............    $  250
     Amortization expense recorded by the Company   ......      (162)
                                                              ------
     Pro forma adjustment   ..............................    $   88
                                                              ======

(cc) To record the net interest expense reduction for 1997 related to application of the HYTOPS Issuance proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees for the available but unused portion of the revolving credit facility for the quarter ended June 30, 1997.



     Interest on adjusted borrowing on the revolving credit facility    ...............    $3,235
     Commitment fee on available but unused borrowings of $250,000 of revolving credit
      facility at 1/2 of 1% for six months   ..........................................      (625)
     Commitment fee on available borrowings recorded by the Company  ..................       284
                                                                                           ------
     Pro forma adjustment  ............................................................    $2,894
                                                                                           ======

(dd) To record subsidiary trust minority interest expense for the quarter ended June 30, 1997 ($200,000 aggregate liquidation value HYTOPS).



     Subsidiary trust minority interest expense for six months   ........................    $ (11,625)
     Subsidiary trust minority interest expense made by the Company during the quarter   .       7,007
                                                                                             ---------
     Pro forma adjustment ...............................................................    $  (4,618)
                                                                                             =========

(ee)        To  record  amortization  expense  on  other  assets  for six months
           ($4,500 over 10 years). See note (f) of notes to Pro Forma Consolidated Balance Sheet.


(ff)        To  record  interest  expense  on  the  1997  Notes  for  six months
           ($200,000 at 9%).


(gg) To adjust Heritage operating expenses for corporate overhead expenses which the Company does not expect to incur upon its consummation of the Heritage Acquisition on a going-forward basis.


(hh) To record depreciation expenses related to acquired tangible assets of $1,775 and eliminate depreciation expense of $2,225 recorded by Heritage. Tangible assets are to be depreciated over lives ranging from 5 to 29.5 years.


(ii) To record amortization expense related to acquired intangible assets of $8,954 and eliminate amortization expense of $3,990 recorded by Heritage. Intangible assets are to be amortized over lives ranging from 1 to 40 years.


(jj) To record interest expense on acquisition financing of $570,000 (under the Bank Credit Agreement at 71/4%), net of $341 of commitment fees for the available but unused portion of the revolving credit facility, and eliminate interest expense of $9,554 recorded by Heritage.



(kk) To record the interest expense reduction of $5,259 related to application of the Preferred Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $319 for the available but unused portion of the revolving credit facility.




(ll) To record the interest expense reduction of $4,969 related to application of the Common Stock Offering proceeds to the outstanding balance under the revolving credit facility offset by an increase in commitment fees of $257 for the available but unused portion of the revolving credit facility.



(mm) There can be no assurance that the Common Stock Offering will be consummated. The completion of the Preferred Stock Offering is not conditioned upon the completion of the Common Stock Offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SINCLAIR


INTRODUCTION


     THE COMPANY IS A DIVERSIFIED BROADCASTING COMPANY THAT OWNS OR PROVIDES PROGRAMMING SERVICES TO more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the right to provide programming to two additional stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned, programmed or with which the Company has Joint Sales Agreements (JSAs). The Company owns 27 radio stations, has pending acquisitions of 24 radio stations, and has options to acquire an additional seven radio stations.


     The operating revenues of the Company are derived from local and national advertisers and, to a much lesser extent, from television network compensation. The Company's primary operating expenses involved in owning, operating or programming the television and radio stations are syndicated program rights fees, commissions on revenues, employee salaries, news-gathering and promotion. Amortization and depreciation of costs associated with the acquisition of the stations and interest carrying charges are significant factors in determining the Company's overall profitability.

     Set forth below are the principal types of broadcast revenues received by the Company's stations for the periods indicated and the percentage contribution of each type to the Company's total gross broadcast revenues:


                              BROADCAST REVENUES
                            (DOLLARS IN THOUSANDS)





                                                                YEARS ENDED DECEMBER 31,
                                     ------------------------------------------------------------------------------
                                               1994                       1995                       1996
                                     ------------------------   ------------------------   ------------------------
Local/regional advertising  ......   $ 67,881         48.6%     $ 104,299        47.5%     $ 199,029        49.4%
National advertising  ............     69,374         49.6       113,678         51.7       191,449         47.6
Network compensation  ............        302          0.2           442          0.2         3,907          1.0
Political advertising ............      1,593          1.1           197          0.1         6,972          1.7
Production   .....................        696          0.5         1,115          0.5         1,142          0.3
                                     ---------      ------      ---------      ------      ---------      ------
Broadcast revenues ...............    139,846        100.0%      219,731        100.0%      402,499        100.0%
                                                    ======                     ======                     ======
Less: agency commissions .........    (21,235)                   (31,797)                   (56,040)
                                     ---------                  ---------                  ---------
Broadcast revenues, net  .........    118,611                    187,934                    346,459
Barter revenues ..................     10,743                     18,200                     32,029
                                     ---------                  ---------                  ---------
Total revenues  ..................   $ 129,354                  $ 206,134                  $ 378,488
                                     =========                  =========                  =========

     The Company's primary types of programming and their approximate percentages of 1996 net broadcast revenues were network programming (14.1%), children's programming (7.4%) and other syndicated programming (56.7%). Similarly, the Company's three largest categories of advertising and their approximate percentages of 1996 net broadcast revenues were automotive (17.4%), fast food advertising (9.2%) and movies (5.5%). No other advertising category accounted for more than 5% of the Company's net broadcast revenues in 1996. No individual advertiser accounted for more than 5% of any of the Company's individual station's net broadcast revenues in 1996.

     The following table sets forth certain operating data of the Company for the years ended December 31, 1994, 1995 and 1996 and the six months ended June 30, 1996 and 1997:




                                 OPERATING DATA
                            (DOLLARS IN THOUSANDS)





                                                                                                         SIX MONTHS
                                                               YEARS ENDED DECEMBER 31,                ENDED JUNE 30,
                                                      ------------------------------------------ ---------------------------
                                                           1994          1995          1996          1996          1997
                                                      -------------- ------------- ------------- ------------- -------------
Net broadcast revenues ..............................  $  118,611     $ 187,934     $ 346,459     $ 117,339     $ 219,701
Barter revenues  ....................................      10,743        18,200        32,029         9,571        19,870
                                                       ----------     ---------     ---------     ---------     ---------
Total revenues   ....................................     129,354       206,134       378,488       126,910       239,571
                                                       ----------     ---------     ---------     ---------     ---------
Operating expenses, excluding depreciation and
 amortization and special bonuses paid to executive
 officers  ..........................................      50,545        80,446       167,765        52,826       114,697
Depreciation and amortization   .....................      55,587        80,410       118,038        45,493        76,650
Amortization of deferred compensation ...............           -             -           739           506           233
Amortization of excess syndicated programming  ......           -             -         3,043             -             -
Special bonuses to executive officers ...............       3,638             -             -             -             -
                                                       ----------     ---------     ---------     ---------     ---------
Broadcast operating income   ........................  $   19,584     $  45,278     $  88,903     $  28,085     $  47,991
                                                       ==========     =========     =========     =========     =========
BROADCAST CASH FLOW (BCF) DATA:
Television BCF   ....................................  $   67,519     $ 111,124     $ 175,212     $  63,309     $  98,032
Radio BCF  ..........................................           -             -        14,004         1,770         7,568
                                                       ----------     ---------     ---------     ---------     ---------
Consolidated BCF (a)   ..............................  $   67,519     $ 111,124     $ 189,216     $  65,079     $ 105,600
                                                       ==========     =========     =========     =========     =========
Television BCF margin  ..............................        56.9%         59.1%         56.7%         56.3%         51.2%
Radio BCF margin ....................................           -             -          37.3%         36.4%         26.7%
Consolidated BCF margin (b)  ........................        56.9%         59.1%         54.6%         55.5%         48.1%
OTHER DATA:
Adjusted EBITDA(c)  .................................  $   64,547     $ 105,750     $ 180,272     $  62,013     $  98,615
Adjusted EBITDA margin (b)   ........................        54.4%         56.3%         52.0%         52.8%         44.9%
After-tax cash flow (d)   ...........................  $   24,948     $  51,288     $  76,745     $  30,441     $  32,737
Program contract payments ...........................      14,262        19,938        30,451        12,071        26,259
Corporate expense   .................................       2,972         5,374         8,944         3,066         6,985


----------


(a) "Consolidated BCF" is defined as broadcast operating income plus corporate overhead expenses, special bonuses paid to executive officers, depreciation and amortization (including film amortization and amortization of deferred compensation and excess syndicated programming), less cash payments for program contract rights. Cash program payments represent cash payments made for current program payables and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered non-recurring expenses. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, Consolidated BCF does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.


(b) "Consolidated BCF margin" is defined as broadcast cash flow divided by net broadcast revenues. "Adjusted EBITDA margin" is defined as Adjusted EBITDA divided by net broadcast revenues.


(c) "Adjusted EBITDA" is defined as broadcast cash flow less corporate expenses and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.



(d) "After-tax cash flow" is defined as net income (loss) before extraordinary items plus depreciation and amortization of intangibles, (excluding film amortization), amortization of deferred compensation, amortization of excess syndicated programming, special bonuses paid to executive officers, and the deferred tax provision (or minus the deferred tax benefit). After-tax cash flow is presented here not as a measure of operating results and does not purport to represent cash provided by operating activities. After-tax cash flow should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

RESULTS OF OPERATIONS


SIX MONTHS ENDED JUNE 30, 1996 AND 1997

     Total revenues increased to $239.6 million for the six months ended June 30, 1997 from $126.9 million for the six months ended June 30, 1996, or 88.8%. After excluding the effects of non-cash barter transactions, net broadcast revenues for the six months ended June 30, 1997 increased by 87.2% over the six months ended June 30, 1996. The increase in broadcast revenues was primarily the result of acquisitions and LMA transactions consummated by the Company in 1996 (the "1996 Acquisitions") and, to a lesser extent, market growth in television broadcast revenue and television broadcast revenue on a same stations basis.

     Operating expenses excluding depreciation, amortization of intangible assets and amortization of deferred compensation increased to $114.7 million for the six months ended June 30, 1997 from $52.8 million for the six months ended June 30, 1996, or 117.2%. The increase in expenses for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 was primarily attributable to operating costs associated with the 1996 Acquisitions (92.9% of increase for the six month period) and an increase in corporate overhead expenses (6.3% of increase for the six month period) related primarily to the additional expense of managing a larger base of operations.

     Broadcast operating income increased to $48.0 million for the six months ended June 30, 1997 from $28.1 million for the six months ended June 30, 1996, or 70.8%. The increase in broadcast operating income for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 was primarily attributable to the 1996 Acquisitions.

     Interest expense increased to $52.0 million for the six months ended June 30, 1997 from $27.6 million for the six months ended June 30, 1996, or 88.4%. The increase in interest expense for the six months ended June 30, 1997 primarily related to indebtedness incurred by the Company to finance the River City Acquisition on May 31, 1996, other subsequent 1996 acquisitions and acquisitions consummated in 1997 (the "1997 Acquisitions"). Subsidiary Trust Minority Interest Expense of $7.0 million for the six months ended June 30, 1997 is related to the HYTOPS. Subsidiary Trust Minority Interest Expense distributions will be partially offset by reductions in interest expense because a portion of the proceeds of the sale of the HYTOPS was used to reduce indebtedness under the Company's Bank Credit Agreement.

     Interest and other income decreased to $1.1 million for the six months ended June 30, 1997 from $3.2 million for the six months ended June 30, 1996, or 65.6%. This decrease was primarily due to lower average cash balances and related interest income.

     The net deferred tax asset increased to $8.2 million as of June 30, 1997 from $782,000 at December 31, 1996. The increase in the Company's net deferred tax asset as of June 30, 1997 as compared to December 31, 1996 primarily results from the anticipation that the pre-tax losses incurred in the first six months of 1997 will be used to offset future taxable income.

     Net loss for the six months ended June 30, 1997 was $5.8 million or $(0.17) per share compared to net income of $1.5 million or $0.04 per share for the six months ended June 30, 1996.

     Broadcast cash flow increased to $105.6 million for the six months ended June 30, 1997 from $65.1 million for the six months ended June 30, 1996, or 62.2%. This increase in broadcast cash flow primarily resulted from the 1996 and 1997 Acquisitions and, to a lesser extent, increases in net broadcast revenues on a same station basis. The Company's broadcast cash flow margin decreased to 48.1% for the six months ended June 30, 1997 from 55.5% for the six months ended June 30, 1996. Excluding the effect of radio station broadcast cash flow, television broadcast cash flow margin decreased to 51.2% for the six months ended June 30, 1997 from 56.3% for the six months ended June 30, 1996. The decrease in broadcast cash flow margins for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily resulted from the lower margins of the acquired radio broadcasting assets and lower margins of certain television stations acquired during 1996. For television stations owned, operated or programmed for the six months ended June 30, 1996 and the six months ending June 30,

1997, broadcast cash flow margins increased from 55.5% to 57.0%, respectively. This increase primarily resulted from expense savings related to synergies realized from the 1996 Acquisitions combined with increases in net broadcast revenue.


     Adjusted EBITDA increased to $98.6 million for the six months ended June 30, 1997 from $62.0 million for the six months ended June 30, 1996, or 59.0%. This increase in Adjusted EBITDA for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 resulted from the 1996 and 1997 Acquisitions. The Company's Adjusted EBITDA margin decreased to 44.9% for the six months ended June 30, 1997 from 52.8% for the six months ended June 30, 1996. The decrease in Adjusted EBITDA margin for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily resulted from operating cost structures at certain of the acquired stations and increases in corporate overhead expenses. The Company has begun to implement and will continue to implement operating and programming expense savings resulting from synergies realized from the businesses acquired in and prior to 1996 and 1997 and believes that the benefits of the implementation of these methods will result in improvement in broadcast cash flow margin and Adjusted EBITDA margin over time.


     After-tax cash flow increased to $32.7 million for the six months ended June 30, 1997 from $30.4 million for the six months ended June 30, 1996, or 7.6%. The increase in after-tax cash flow for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily resulted from the 1996 and 1997 Acquisitions and internal growth, offset by increased interest expense on the debt incurred to consummate the 1996 and 1997 Acquisitions and subsidiary trust minority interest expense related to the HYTOPS Issuance during March 1997.


YEARS ENDED DECEMBER 31, 1996 AND 1995


     Total revenues increased to $378.5 million for the year ended December 31, 1996 from $206.1 million for the year ended December 31, 1995, or 83.6%. Excluding the effects of non-cash barter transactions, net broadcast revenues for the year ended December 31, 1996 increased by 84.4% over the year ended December 31, 1995. The increase in broadcast revenues was primarily the result of acquisitions and LMA transactions consummated by the Company in 1995 (the "1995 Acquisitions") and 1996. For stations owned, operated or programmed throughout 1995 and 1996, television broadcast revenue grew 2.1% for the year ended December 31, 1996 when compared to the year ended December 31, 1995. For stations owned, operated or programmed throughout 1994 and 1995, television broadcast revenue grew 12.8% for the year ended December 31, 1995 when compared to the year ended December 31, 1994. The decrease in 1996 revenue growth as compared to 1995 revenue growth primarily resulted from the loss in 1996 of the Fox affiliation at WTTO in the Birmingham market, the loss of the NBC affiliation at WRDC in the Raleigh market and decreases in ratings at WCGV and WNUV in the Milwaukee and Baltimore markets, respectively.


     Operating expenses excluding depreciation, amortization of intangible assets and amortization of deferred compensation and excess syndicated programming costs increased to $167.8 million for the year ended December 31, 1996 from $80.4 million for the year ended December 31, 1995, or 108.7%. The increase in expenses for the year ended December 31, 1996 as compared to the year ended December 31, 1995 was largely attributable to operating costs associated with the 1995 and 1996 Acquisitions, an increase in LMA fees resulting from LMA transactions and an increase in corporate overhead expenses.



     Broadcast operating income increased to $88.9 million for the year ended December 31, 1996, from $45.3 million for the year ended December 31, 1995, or 96.2%. The increase in broadcast operating income for the year ended December 31, 1996 as compared to the year ended December 31, 1995 was primarily attributable to the 1995 and 1996 Acquisitions.


     Interest expense increased to $84.3 million for the year ended December 31, 1996 from $39.3 million for the year ended December 31, 1995, or 114.5%. The increase in interest expense for the year ended December 31, 1996 was primarily related to senior bank indebtedness incurred by the Company to finance the River City Acquisition and other acquisitions.

     Interest and other income decreased to $3.5 million for the year ended December 31, 1996 from $4.2 million for the year ended December 31, 1995, or 16.7%. The decrease for the year ended December 31, 1996 was primarily due to lower cash balances and related interest income resulting from cash payments made in February 1996 when the Company made a $34.4 million payment relating to the WSMH acquisition and April 1996 when the Company made a $60 million down payment relating to the River City Acquisition. The decrease in interest income was offset by an increase in other income resulting from the 1995 and 1996 Acquisitions.

     For the reasons described above, net income for the year ended December 31, 1996 was $1.1 million or $0.03 per share compared to net income of $5.0 million or $0.15 per share for the year ended December 31, 1995 before the extraordinary loss on early extinguishment of debt.

     Broadcast cash flow increased to $189.2 million for the year ended December 31, 1996 from $111.1 million for the year ended December 31, 1995, or 70.3%. The increase in broadcast cash flow for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from the 1995 and 1996 Acquisitions. For stations owned, operated or programmed throughout 1995 and 1996, broadcast cash flow grew 1.3% for the year ended December 31, 1996 when compared to the year ended December 31, 1995. For stations owned, operated or programmed throughout 1994 and 1995, broadcast cash flow grew 23.7% for the year ended December 31, 1995 when compared to the year ended December 31, 1994. The decrease in 1996 broadcast cash flow growth as compared to 1995 broadcast cash flow growth primarily resulted from the loss in 1996 of the Fox affiliation at WTTO in the Birmingham market, the loss of the NBC affiliation at WRDC in the Raleigh market and decreases in ratings at WCGV and WNUV in the Milwaukee and Baltimore markets, respectively. The Company's broadcast cash flow margin decreased to 54.6% for the year ended December 31, 1996 from 59.1% for the year ended December 31, 1995. Excluding the effect of radio station broadcast cash flow, television station broadcast cash flow margin decreased to 56.7% for the year ended December 31, 1996 as compared to 59.1% for the year ended December 31, 1995. The decrease in broadcast cash flow margins for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from the lower margins of the acquired radio broadcasting assets and lower margins of certain of the acquired television stations. For stations owned, operated or programmed throughout 1996 and 1995, broadcast cash flow margins were unchanged when comparing the years ended December 31, 1996 and 1995. The Company believes that margins of certain of the acquired stations will improve as operating and programming synergies are implemented.

     Adjusted EBITDA increased to $180.3 million for the year ended December 31, 1996 from $105.8 million for the year ended December 31, 1995, or 70.4%. The increase in Adjusted EBITDA for the year ended December 31, 1996 as compared to the year ended December 31, 1995 resulted from the 1995 and 1996 Acquisitions. The Company's Adjusted EBITDA margin decreased to 52.0% for the year ended December 31, 1996 from 56.3% for the year ended December 31, 1995. The decrease in Adjusted EBITDA margins for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from higher operating costs at certain of the acquired stations. The Company has begun to implement and will continue to implement operating and programming synergies throughout the businesses acquired in and prior to 1996. The Company believes that the benefits of the implementation of these methods will result in improvement in broadcast cash flow and Adjusted EBITDA margins in future periods.


     After-tax cash flow increased to $76.7 million for the year ended December 31, 1996 from $51.3 million for the year ended December 31, 1995, or 49.5%. The increase in after-tax cash flow for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily resulted from the 1995 and 1996 Acquisitions offset by interest expense on the debt incurred to consummate these acquisitions.


YEARS ENDED DECEMBER 31, 1995 AND 1994

     Total revenues increased to $206.1 million for the year ended December 31, 1995, from $129.4 million for the year ended December 31, 1994, or 59.3%. This increase includes revenues from the acquisitions of WTVZ and WLFL and the entering into LMA agreements with WABM and WDBB.

This increase also includes the first full year of revenues from the acquisition of WCGV and WTTO and the entering into LMA agreements with WNUV, WVTV and FSFA (the "1994 Acquisitions"). Excluding the effect of non-cash barter transactions, net broadcast revenues increased to $187.9 million for the year ended December 31, 1995 from $118.6 million for the year ended December 31, 1994, or 58.4%.

     These increases in net broadcast revenues were primarily a result of the 1994 and 1995 Acquisitions and LMA transactions consummated by the Company, as well as television broadcast revenue growth in each of the Company's markets. WPGH, the Pittsburgh Fox affiliate, achieved in excess of 14% net broadcast revenue growth for the year ended December 31, 1995 as compared to the year ended December 31, 1994. This increase was primarily attributable to a new metered rating service that began in May 1995 which significantly improved WPGH's market rating. WBFF, the Fox affiliate in Baltimore and WCGV, the former Fox affiliate, now a UPN affiliate in Milwaukee, both achieved in excess of 10% net broadcast revenue growth as these stations began to realize the advantages of having an LMA in these markets.

     Operating expenses excluding depreciation and amortization and special bonuses paid to executive officers increased to $80.4 million for the year ended December 31, 1995 from $50.5 million for the year ended December 31, 1994. These increases in expenses were primarily attributable to increases in operating expenses relating to the 1994 and 1995 Acquisitions, including the payment of LMA fees which increased to approximately $5.6 million for the year ended December 31, 1995 as compared to $1.1 million for the year ended December 31, 1994. Corporate overhead expenses increased 80.8% for the year ended December 31, 1995 as compared to the year ended December 31, 1994. This increase was primarily due to expenses associated with being a public company (i.e., directors and officers insurance, travel expenses and professional fees) and executive bonus accruals for bonuses which were paid based on achieving in excess of 20% growth percentages in pro forma broadcast cash flow for the year 1995 compared to 1994.

     Broadcast operating income increased to $45.3 million for the year ended December 31, 1995 from $19.6 million for the year ended December 31, 1994, or 131.1%. This increase in broadcast operating income was primarily a result of the 1994 and 1995 Acquisitions and an increase in television broadcast revenues in each of the Company's markets, partially offset by increased amortization expenses related to these acquisitions.

     Interest expense increased to $39.3 million for the year ended December 31, 1995 from $25.4 million for the year ended December 31, 1994, or 54.7%. The major component of this increase in interest expense was increased borrowings under the Bank Credit Agreement to finance the 1994 and 1995 Acquisitions. During August 1995, the Company issued $300 million of Senior Subordinated Notes and used a portion of the net proceeds to repay outstanding indebtedness under the Bank Credit Agreement and the remainder provided an increase to the Company's cash balances of approximately $91.4 million. The interest expense related to these notes was approximately $10.0 million in 1995. This increase was partially offset by the application of the net proceeds of an offering of Class A Common Stock to reduce a portion of the indebtedness under the Bank Credit Agreement during June 1995. Interest expense was also reduced as a result of the application of net cash flow from operating activities to further decrease borrowings under the Bank Credit Agreement.

     Interest and other income increased to $4.2 million for the year ended December 31, 1995 from $2.4 million for the year ended December 31, 1994, or 75.0%. This increase in interest income primarily resulted from an increase in cash balances that remained from the proceeds of Senior Subordinated Notes issued in August 1995. Income (loss) before benefit (provision) for income taxes and extraordinary item increased to income of $10.2 million for the year ended December 31, 1995 from a loss of $3.4 million for the year ended December 31, 1994.

     Net income available to common shareholders improved to income of $76,000 for the year ended December 31, 1995 from a loss of $2.7 million for the year ended December 31, 1994. In August 1995, the Company consummated the sale of $300 million of Senior Subordinated Notes generating net proceeds to the Company of $293.2 million. The net proceeds of this offering were utilized to repay outstanding indebtedness under the Bank Credit Agreement of $201.8 million with the remainder being retained for general corporate purposes including potential future acquisitions. In conjunction with the early retirement of the indebtedness under the Bank Credit Agreement, the Company recorded an extraordinary loss of $4.9 million net of a tax benefit of $3.4 million, related to the write-off of deferred financing costs under the Bank Credit Agreement.

     Broadcast cash flow increased to $111.1 million for the year ended December 31, 1995 from $67.5 million for the year ended December 31, 1994, or 64.6%. This increase in broadcast cash flow was primarily due to the 1994 and 1995 Acquisitions, growth in market revenues and a reduction in program payments as a percentage of net broadcast revenues to 10.6% for the year ended December 31, 1995 from 12.0% for the year ended December 31, 1994.


     Adjusted EBITDA increased to $105.8 million for the year ended December 31, 1995 from $64.6 million for the year ended December 31, 1994, or 63.8%, consistent with the growth in broadcast cash flow. After tax cash flow increased to $51.3 million for the year ended December 31, 1995 from $24.9 million for the year ended December 31, 1994, or 106.0%.


LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1997, the Company had $2.7 million in cash balances and a working capital deficit of approximately $9.3 million. The Company's working capital deficit primarily results from the accelerated method of amortization of program contract costs and the even payment streams of program contract liabilities. Excluding the effect of current program contract costs and current program contract liabilities, the Company's working capital at June 30, 1997, would have been $5.7 million. The Company's primary source of liquidity is cash provided by operations and availability under the Bank Credit Agreement. As of August 11, 1997, the Company's cash balances were approximately $1.9 million with approximately $254 million available for borrowing under the Bank Credit Agreement. In addition, the Bank Credit Agreement provides for a Tranche C term loan in the amount of up to $400 million which can be utilized upon approval by the agent bank and the raising of sufficient commitments from banks to fund the additional loans. In July 1997, the Company entered into a purchase agreement to acquire the license and non-license assets of the radio and television stations of Heritage for $630 million and made a cash down payment of $63.0 million. The Company has entered into a letter of intent to sell one of the Heritage television stations for $60 million (the sale of which is required pursuant to the acquisition agreement relating to the remaining Heritage television and radio properties). The Company anticipates that it will finance the Heritage acquisition through additional bank financing (including a draw under Tranche C described above) or through a combination of additional bank financing and proceeds from an offering of securities.

     Net cash flows from operating activities increased to $42.5 million for the six months ended June 30, 1997 from $26.4 million for the six months ended June 30, 1996. The Company made income tax payments of $5.3 million for the six months ended June 30, 1997 as compared to $5.6 million for the six months ended June 30, 1996 due to anticipated tax benefits generated by the 1996 Acquisitions. The Company made interest payments on outstanding indebtedness of $55.7 million during the six months ended June 30, 1997 as compared to $29.5 million for the six months ended June 30, 1996. Additional interest payments for the six months ended June 30, 1997 as compared to the six months ended June 30, 1996 primarily related to additional interest costs on indebtedness incurred to finance the 1996 Acquisitions. The Company made subsidiary trust minority interest expense payments of $6.0 million for the six months ended June 30, 1997 related to the private placement of the HYTOPS completed in March 1997. Program rights payments increased to $26.3 million for the six months ended June 30, 1997 from $12.1 million for the six months ended June 30, 1996, primarily as a result of the 1996 Acquisitions.

     Net cash flows used in investing activities decreased to $112.4 million for the six months ended June 30, 1997 from $942.1 million for the six months ended June 30, 1996. During January 1997, the Company purchased the license and non-license assets of WWFH-FM and WILP-AM in Wilkes-Barre, Pennsylvania for approximately $770,000. In January and March 1997, the Company made cash payments of $9.0 million and $1.5 million relating to the acquisition of the license and non-license assets of KUPN-TV and WGR-AM and WWWS-AM, respectively, utilizing indebtedness under the Bank Credit Agreement and existing cash balances. In May 1997, the Company made cash payments of $78 million to acquire the license and non-license assets of KUPN-TV utilizing indebtedness under the Bank Credit Agreement and existing cash balances. During the six months ended June 30, 1997, the Company made purchase option extension payments of $6.5 million relating to WSYX-TV. The Company made payments totaling $8.5 million during the six months ended June 30, 1997 in order to exercise options to acquire certain FCC licenses. The Company made payments for property and equipment of $8.3 million for the six months ended June 30, 1997. In July 1997, the Company entered into a purchase agreement to acquire the license and non-license assets of the television and radio stations of Heritage and made a cash down payment of $63.0 million. The Company anticipates that future requirements for capital expenditures will also include other acquisitions if suitable acquisitions can be identified on acceptable terms and capital expenditures incurred during the ordinary course of business.

     Net cash flows provided by financing activities decreased to $70.3 million for the six months ended June 30, 1997 from $807.4 million for the six months ended June 30, 1996. In March 1997, the Company completed a private placement of the HYTOPS. The Company utilized $135 million of the approximately $193.4 million net proceeds of the HYTOPS Issuance to repay outstanding debt and retained the remainder for general corporate purposes. The Company made payments totaling $4.6 million to repurchase 186,000 shares of Class A Common Stock for the six months ended June 30, 1997. In May 1997, the Company made payments of $4.7 million related to the amendment of its Bank Credit Agreement. In the fourth quarter of 1996, the Company negotiated the prepayment of syndicated program contract liabilities for excess syndicated programming assets. In the first quarter of 1997, the Company made final cash payments of $1.4 million related to these negotiations. In July 1997, the Company issued the 1997 Notes using $162.5 million of the approximately $196 million proceeds to repay outstanding indebtedness under the revolving credit facility under the Bank Credit Agreement and using the remainder to pay a portion of the $63 million cash down payment relating to the Heritage Acquisition.


     The Company anticipates that funds from operations, existing cash balances and availability of the revolving credit facility under the Bank Credit Agreement will be sufficient to meet its working capital, capital expenditure commitments and debt service requirements for the foreseeable future. However, to the extent such funds are not sufficient, or if the Company commits to additional capital expenditures (including additional acquisitions), the Company may need to incur additional indebtedness, refinance existing indebtedness or raise funds from the sale of additional equity. The Bank Credit Agreement and the indentures relating to the Company's 9% Senior Subordinated Notes due 2007, 10% Senior Subordinated Notes due 2003 and 10% Senior Subordinated Notes due 2005 restrict the incurrence of additional indebtedness and the use of proceeds of an equity issuance. On August 22, 1997, the Company filed a $1 billion shelf registration statement covering the issuance of the Company's debt securities, preferred stock and common stock. The shares of Class A Common Stock offered in the Common Stock Offering and the shares of Convertible Exchangeable Preferred Stock offered in the Preferred Stock Offering are offered pursuant to such shelf registration statement. A portion of the net proceeds to the Company from the Offerings will be used to repay existing borrowings under the revolving credit facility under the Bank Credit Agreement, and the remainder of the net proceeds will be retained by the Company for general corporate purposes, including funding the Heritage Acquisition, which is anticipated to close in the first quarter of 1998, and other acquisitions if suitable acquisitions can be identified on acceptable terms. The Company has requested the lenders under the Bank Credit Agreement to approve an amendment that would characterize $275 million of indebtedness from the Tranche A term loan to amounts owing under the revolving credit facility. If this amendment is approved, the Company will use all of the net proceeds of the Offerings to repay indebtedness under the Bank Credit Agreement. See "Use of Proceeds" and "Business of Sinclair - 1997 Acquisitions."

INCOME TAXES

     Income tax benefit increased to $4.1 million for the six months ended June 30, 1997 from a provision of $2.1 million for the six months ended June 30, 1996. The Company's effective tax rate decreased to a benefit of 41.3% for the six months ended June 30, 1997 from a provision of 58.2% for the six months ended June 30, 1996. The net deferred tax asset increased to $8.2 million as of June 30, 1997 from $782,000 at December 31, 1996. The increase in the Company's net deferred tax asset as of June 30, 1997 as compared to December 31, 1996 primarily resulted from the anticipation that the pre-tax losses incurred in the first six months of 1997 will be used to offset future taxable income.

     The Company's income tax provision increased to $6.9 million for the year ended December 31, 1996 from $5.2 million for the year ended December 31, 1995. The Company's effective tax rate increased to 86% for the year ended December 31, 1996 from 51% for the year ended December 31, 1995. The increase for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily related to certain financial reporting and income tax differences attributable to certain 1995 and 1996 Acquisitions, and state franchise taxes which are independent of pre-tax income.

     The net deferred tax asset decreased to $782,000 as of December 31, 1996 from $21.0 million at December 31, 1995. The decrease in the Company's net deferred tax asset as of December 31, 1996 as compared to December 31, 1995 is primarily due to the Company recording deferred tax liabilities of $18.1 million relating to the acquisition of all of the outstanding stock of Superior in May 1996, adjustments related to certain 1995 acquisitions, and resulting differences between the book and tax basis of the underlying assets.

     A $1.8 million net tax provision and a $647,000 tax benefit was recognized for the years ended December 31, 1995 and December 31, 1994, respectively. The provision for the year ended December 31, 1995 was comprised of $5.2 million provision relating to the Company's income before provision for income taxes and extraordinary item offset by a $3.4 million income tax benefit relating to the extraordinary loss on early extinguishment of debt. The $5.2 million tax provision reflects a 51% effective tax rate for the year ended December 31,
1995, which is higher than the statutory rate primarily due to the non-deductibility of goodwill relating to the repurchase of Common Stock in 1990. The income tax benefit for the year ended December 31, 1994 was 19.1% of the Company's loss before income taxes, which is lower than the benefit calculated at statutory rates primarily due to non-deductible goodwill amortization. After giving effect to these changes the Company had net deferred tax assets of $21.0 million at December 31, 1995 and $12.5 million at December 31, 1994, respectively.


SEASONALITY

     The Company's results usually are subject to seasonal fluctuations, which result in fourth quarter broadcast operating income usually being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period.

                               INDUSTRY OVERVIEW


TELEVISION BROADCASTING

     Commercial television stations in the United States are typically affiliated with one of six television networks, which are at different stages of development. The networks are differentiated in part by the amount of programming they provide their affiliates each week and by the length of time they have been in operation. These networks are ABC, CBS, NBC, FOX, WB, and UPN. The ABC, CBS, and NBC networks (the "Traditional Networks") have a substantial number of affiliated stations, have been in operation for the longest time and provide the majority of their affiliates' programming each day. Fox established an affiliate network in the mid-`80s and provides fewer hours of prime-time and daytime programming than the Traditional Networks. WB and UPN, the newest television networks, will soon increase their prime-time programming from three to four nights and also provide a number of hours of children's programming each week. Television stations affiliated with Fox, WB, or UPN have more hours of the day to program and consequently have more commercial inventory to sell to advertisers.

     Each Traditional Network provides the majority of its affiliates' programming each day without charge in exchange for a substantial majority of the available advertising time in the programs supplied. Each Traditional Network sells this advertising time and retains the revenue. The affiliate receives compensation from the Traditional Network and retains the revenue from time sold during breaks in and between network programs and in programming the affiliate produces or purchases from non-network sources.

     In contrast, a station that is not affiliated with a Traditional Network supplies over-the-air programming by acquiring rights to broadcast programs through syndication. This syndicated programming is generally acquired by such stations for cash and barter. Those stations that acquire a program through syndication are usually given exclusive rights to show the program in the station's market for either a period of years or a number of episodes agreed upon between the station and the syndicator of the programming. Types of syndicated programs aired on these stations include feature films, popular series previously shown on network television and series produced for direct distribution to television stations.

     Fox has established a network of television stations that operates on a basis similar to the Traditional Networks. However, the 15 hours per week of prime-time programming supplied by Fox to its affiliates are significantly less than that of the Traditional Networks and, as a result, Fox affiliates retain a significantly higher portion of the available inventory of broadcast time for their own use than Traditional Network affiliates. As of December 31, 1996, Fox had 169 affiliated stations broadcasting to 95.0% of U.S. television households.

     During 1994, WB established an affiliation of independent stations which began broadcasting in January 1995 and operates on a basis similar to Fox. However, WB currently supplies only six hours of prime-time programming per week to its affiliates (which will increase to eight hours per week in January 1998), which is significantly less than that of Fox and, as a result, WB affiliates retain a significantly higher portion of the available inventory of broadcast time for their own use than affiliates of Fox or the Traditional Networks. As of December 31, 1996, WB had 96 affiliated stations broadcasting to 86.0% of U.S. television households, including cable coverage provided by WGN-TV.

     During 1994, UPN established an affiliation of independent television stations that began broadcasting in January 1995. The amount of prime-time programming supplied by UPN to its affiliates in January 1997 was six hours per week, which will be increased in the 1997 fall season to eight hours per week. As of December 31, 1996, UPN had 91 affiliated stations broadcasting to 73.9% of U.S. television households, excluding secondary affiliations.

     Television stations derive their revenues primarily from the sale of national, regional and local advertising. All network-affiliated stations, including those affiliated with Fox and others, are required to carry spot advertising sold by their networks. This reduces the amount of advertising available for sale directly by the network-affiliated stations. Network affiliates generally are compensated for the broadcast of network advertising. The compensation paid is negotiated, station-by-station, based on a fixed formula, subject to certain adjustments. Stations directly sell all of the remaining advertising to be inserted in network programming and all of the advertising in non-network programming, retaining all of the revenues received from these sales of advertising, less any commissions paid. Through barter and cash-plus-barter arrangements, however, a national syndicated program distributor typically retains a portion of the available advertising time for programming it supplies, in exchange for no or reduced fees to the station for such programming.

     Advertisers wishing to reach a national audience usually purchase time directly from the Traditional Networks, the Fox network, UPN, or WB, or advertise nationwide on an ad hoc basis. National advertisers who wish to reach a particular regional or local audience buy advertising time directly from local stations through national advertising sales representative firms. Additionally, local businesses purchase advertising time directly from the stations' local sales staff. Advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, demographic characteristics of the DMA served by the station, the availability of alternative advertising media in the DMA, aggressive and knowledgeable sales forces and the development of projects, features and marketing programs that tie advertiser messages to programming. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, will adversely affect the broadcast business. Conversely, increases in advertising budgets may contribute to an increase in the revenue and operating cash flow of a particular broadcast television station.

     Information regarding competition in the television broadcast industry is set forth under "Business of Sinclair - Competition."


RADIO BROADCASTING

     The primary source of revenues for radio stations is the sale of advertising time to local and national spot advertisers and national network advertisers. During the past decade, local advertising revenue as a percentage of total radio advertising revenue in a given market has ranged from approximately 79% to 82%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross Domestic Product ("GDP"). Total domestic radio advertising revenue reached an all-time record of $12.3 billion in 1996, as reported by the Radio Advertising Bureau (the "RAB").

     According to the RAB's Radio Marketing Guide and Fact Book for Advertisers, 1997, radio reaches approximately 95% of all Americans over the age of 12 every week. More than one half of all radio listening is done outside the home, in contrast to other advertising media. The average adult listener spends approximately three hours and 20 minutes per weekday listening to radio. Most radio listening occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This "morning drive time" period reaches more than 80% of people over the age of 12 and, as a result, radio advertising sold during this period achieves premium advertising rates. Radio listeners have gradually shifted over the years from AM to FM stations. FM reception, as compared to AM, is generally clearer and provides greater total range and higher fidelity, except for so-called "clear channel" AM radio stations, which have the maximum range of any type of station and can be very successful in the news/talk/sports format. In comparison to AM, FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

     Radio is considered an efficient, cost-effective means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies and news/talk. A station's format and style of presentation enable it to target certain demographics. By capturing a specific share of a market's radio listening audience, with particular concentration in a targeted demographic, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographics listen to specific stations.

     The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station and the local competitive envi-ronment. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station usually will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

     Information regarding competition in the radio broadcast industry is set forth under "Business of Sinclair - Competition."

                             BUSINESS OF SINCLAIR


     The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations, and has options to acquire an additional seven radio stations.

     The 29 television stations the Company owns or programs pursuant to LMAs are located in 21 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation, with ten stations affiliated with Fox, 12 with UPN, three with WB, two with ABC and one with CBS. One station operates as an independent. The Company has recently entered into an agreement with WB pursuant to which seven of its stations would switch affiliations to, and one independent station would become affiliated with, WB. In addition, the Company has notified UPN of its non-renewal of affiliation with respect to three additional stations, which will either operate as independents or enter into new affiliation agreements with UPN or another network. See "- Television Broadcasting - Programming and Affiliations," below.


     The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, album/progressive rock and adult contemporary. Of the 27 stations owned by the Company, 12 broadcast on the AM band and 15 on the FM band. The Company owns from two to eight stations in all but one of the seven radio markets it serves.



     The Company has undergone rapid and significant growth over the course of the last six years. Since 1991, the Company has increased the number of stations it owns or provides services to from three television stations to 29 television stations and 27 radio stations. From 1991 to 1996, net broadcast revenues and Adjusted EBITDA increased from $39.7 million to $346.5 million and from $15.5 million to $180.3 million, respectively. Pro forma for the 1996 Acquisitions and the Heritage Acquisition, 1996 net broadcast revenues and Adjusted EBITDA would have been $532.4 million and $246.3 million, respectively.

license and non-license assets of KUPN-TV utilizing indebtedness under the Bank Credit Agreement and existing cash balances. During the six months ended June 30, 1997, the Company made purchase option extension payments of $6.5 million relating to WSYX-TV. The Company made payments totaling $8.5 million during the six months ended June 30, 1997 in order to exercise options to acquire certain FCC licenses. The Company made payments for property and equipment of $8.3 million for the six months ended June 30, 1997. In July 1997, the Company entered into a purchase agreement to acquire the license and non-license assets of the television and radio stations of Heritage and made a cash down payment of $63.0 million. The Company anticipates that future requirements for capital expenditures will also include other acquisitions if suitable acquisitions can be identified on acceptable terms and capital expenditures incurred during the ordinary course of business.

     Net cash flows provided by financing activities decreased to $70.3 million for the six months ended June 30, 1997 from $807.4 million for the six months ended June 30, 1996. In March 1997, the Company completed a private placement of the HYTOPS. The Company utilized $135 million of the approximately $193.4 million net proceeds of the HYTOPS Issuance to repay outstanding debt and retained the remainder for general corporate purposes. The Company made payments totaling $4.6 million to repurchase 186,000 shares of Class A Common Stock for the six months ended June 30, 1997. In May 1997, the Company made payments of $4.7 million related to the amendment of its Bank Credit Agreement. In the fourth quarter of 1996, the Company negotiated the prepayment of syndicated program contract liabilities for excess syndicated programming assets. In the first quarter of 1997, the Company made final cash payments of $1.4 million related to these negotiations. In July 1997, the Company issued the 1997 Notes using $162.5 million of the approximately $196 million proceeds to repay outstanding indebtedness under the revolving credit facility under the Bank Credit Agreement and using the remainder to pay a portion of the $63 million cash down payment relating to the Heritage Acquisition.


     The Company anticipates that funds from operations, existing cash balances and availability of the revolving credit facility under the Bank Credit Agreement will be sufficient to meet its working capital, capital expenditure commitments and debt service requirements for the foreseeable future. However, to the extent such funds are not sufficient, or if the Company commits to additional capital expenditures (including additional acquisitions), the Company may need to incur additional indebtedness, refinance existing indebtedness or raise funds from the sale of additional equity. The Bank Credit Agreement and the indentures relating to the Company's 9% Senior Subordinated Notes due 2007, 10% Senior Subordinated Notes due 2003 and 10% Senior Subordinated Notes due 2005 restrict the incurrence of additional indebtedness and the use of proceeds of an equity issuance. On August 22, 1997, the Company filed a $1 billion shelf registration statement covering the issuance of the Company's debt securities, preferred stock and common stock. The shares of Class A Common Stock offered in the Common Stock Offering and the shares of Convertible Exchangeable Preferred Stock offered in the Preferred Stock Offering are offered pursuant to such shelf registration statement. A portion of the net proceeds to the Company from the Offerings will be used to repay existing borrowings under the revolving credit facility under the Bank Credit Agreement, and the remainder of the net proceeds will be retained by the Company for general corporate purposes, including funding the Heritage Acquisition, which is anticipated to close in the first quarter of 1998, and other acquisitions if suitable acquisitions can be identified on acceptable terms. The Company has requested the lenders under the Bank Credit Agreement to approve an amendment that would characterize $275 million of indebtedness from the Tranche A term loan to amounts owing under the revolving credit facility. If this amendment is approved, the Company will use all of the net proceeds of the Offerings to repay indebtedness under the Bank Credit Agreement. See "Use of Proceeds" and "Business of Sinclair - 1997 Acquisitions."

INCOME TAXES

     Income tax benefit increased to $4.1 million for the six months ended June 30, 1997 from a provision of $2.1 million for the six months ended June 30, 1996. The Company's effective tax rate decreased to a benefit of 41.3% for the six months ended June 30, 1997 from a provision of 58.2% for the six months ended June 30, 1996. The net deferred tax asset increased to $8.2 million as of June 30, 1997 from $782,000 at December 31, 1996. The increase in the Company's net deferred tax asset as of June 30, 1997 as compared to December 31, 1996 primarily resulted from the anticipation that the pre-tax losses incurred in the first six months of 1997 will be used to offset future taxable income.

     The Company's income tax provision increased to $6.9 million for the year ended December 31, 1996 from $5.2 million for the year ended December 31, 1995. The Company's effective tax rate increased to 86% for the year ended December 31, 1996 from 51% for the year ended December 31, 1995. The increase for the year ended December 31, 1996 as compared to the year ended December 31, 1995 primarily related to certain financial reporting and income tax differences attributable to certain 1995 and 1996 Acquisitions, and state franchise taxes which are independent of pre-tax income.

     The net deferred tax asset decreased to $782,000 as of December 31, 1996 from $21.0 million at December 31, 1995. The decrease in the Company's net deferred tax asset as of December 31, 1996 as compared to December 31, 1995 is primarily due to the Company recording deferred tax liabilities of $18.1 million relating to the acquisition of all of the outstanding stock of Superior in May 1996, adjustments related to certain 1995 acquisitions, and resulting differences between the book and tax basis of the underlying assets.

     A $1.8 million net tax provision and a $647,000 tax benefit was recognized for the years ended December 31, 1995 and December 31, 1994, respectively. The provision for the year ended December 31, 1995 was comprised of $5.2 million provision relating to the Company's income before provision for income taxes and extraordinary item offset by a $3.4 million income tax benefit relating to the extraordinary loss on early extinguishment of debt. The $5.2 million tax provision reflects a 51% effective tax rate for the year ended December 31,
1995, which is higher than the statutory rate primarily due to the non-deductibility of goodwill relating to the repurchase of Common Stock in 1990. The income tax benefit for the year ended December 31, 1994 was 19.1% of the Company's loss before income taxes, which is lower than the benefit calculated at statutory rates primarily due to non-deductible goodwill amortization. After giving effect to these changes the Company had net deferred tax assets of $21.0 million at December 31, 1995 and $12.5 million at December 31, 1994, respectively.


SEASONALITY

     The Company's results usually are subject to seasonal fluctuations, which result in fourth quarter broadcast operating income usually being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period.

                               INDUSTRY OVERVIEW


TELEVISION BROADCASTING

     Commercial television stations in the United States are typically affiliated with one of six television networks, which are at different stages of development. The networks are differentiated in part by the amount of programming they provide their affiliates each week and by the length of time they have been in operation. These networks are ABC, CBS, NBC, FOX, WB, and UPN. The ABC, CBS, and NBC networks (the "Traditional Networks") have a substantial number of affiliated stations, have been in operation for the longest time and provide the majority of their affiliates' programming each day. Fox established an affiliate network in the mid-`80s and provides fewer hours of prime-time and daytime programming than the Traditional Networks. WB and UPN, the newest television networks, will soon increase their prime-time programming from three to four nights and also provide a number of hours of children's programming each week. Television stations affiliated with Fox, WB, or UPN have more hours of the day to program and consequently have more commercial inventory to sell to advertisers.

     Each Traditional Network provides the majority of its affiliates' programming each day without charge in exchange for a substantial majority of the available advertising time in the programs supplied. Each Traditional Network sells this advertising time and retains the revenue. The affiliate receives compensation from the Traditional Network and retains the revenue from time sold during breaks in and between network programs and in programming the affiliate produces or purchases from non-network sources.

     In contrast, a station that is not affiliated with a Traditional Network supplies over-the-air programming by acquiring rights to broadcast programs through syndication. This syndicated programming is generally acquired by such stations for cash and barter. Those stations that acquire a program through syndication are usually given exclusive rights to show the program in the station's market for either a period of years or a number of episodes agreed upon between the station and the syndicator of the programming. Types of syndicated programs aired on these stations include feature films, popular series previously shown on network television and series produced for direct distribution to television stations.

     Fox has established a network of television stations that operates on a basis similar to the Traditional Networks. However, the 15 hours per week of prime-time programming supplied by Fox to its affiliates are significantly less than that of the Traditional Networks and, as a result, Fox affiliates retain a significantly higher portion of the available inventory of broadcast time for their own use than Traditional Network affiliates. As of December 31, 1996, Fox had 169 affiliated stations broadcasting to 95.0% of U.S. television households.

     During 1994, WB established an affiliation of independent stations which began broadcasting in January 1995 and operates on a basis similar to Fox. However, WB currently supplies only six hours of prime-time programming per week to its affiliates (which will increase to eight hours per week in January 1998), which is significantly less than that of Fox and, as a result, WB affiliates retain a significantly higher portion of the available inventory of broadcast time for their own use than affiliates of Fox or the Traditional Networks. As of December 31, 1996, WB had 96 affiliated stations broadcasting to 86.0% of U.S. television households, including cable coverage provided by WGN-TV.

     During 1994, UPN established an affiliation of independent television stations that began broadcasting in January 1995. The amount of prime-time programming supplied by UPN to its affiliates in January 1997 was six hours per week, which will be increased in the 1997 fall season to eight hours per week. As of December 31, 1996, UPN had 91 affiliated stations broadcasting to 73.9% of U.S. television households, excluding secondary affiliations.

     Television stations derive their revenues primarily from the sale of national, regional and local advertising. All network-affiliated stations, including those affiliated with Fox and others, are required to carry spot advertising sold by their networks. This reduces the amount of advertising available for sale directly by the network-affiliated stations. Network affiliates generally are compensated for the broadcast of network advertising. The compensation paid is negotiated, station-by-station, based on a fixed formula, subject to certain adjustments. Stations directly sell all of the remaining advertising to be inserted in network programming and all of the advertising in non-network programming, retaining all of the revenues received from these sales of advertising, less any commissions paid. Through barter and cash-plus-barter arrangements, however, a national syndicated program distributor typically retains a portion of the available advertising time for programming it supplies, in exchange for no or reduced fees to the station for such programming.

     Advertisers wishing to reach a national audience usually purchase time directly from the Traditional Networks, the Fox network, UPN, or WB, or advertise nationwide on an ad hoc basis. National advertisers who wish to reach a particular regional or local audience buy advertising time directly from local stations through national advertising sales representative firms. Additionally, local businesses purchase advertising time directly from the stations' local sales staff. Advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, demographic characteristics of the DMA served by the station, the availability of alternative advertising media in the DMA, aggressive and knowledgeable sales forces and the development of projects, features and marketing programs that tie advertiser messages to programming. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, will adversely affect the broadcast business. Conversely, increases in advertising budgets may contribute to an increase in the revenue and operating cash flow of a particular broadcast television station.

     Information regarding competition in the television broadcast industry is set forth under "Business of Sinclair - Competition."


RADIO BROADCASTING

     The primary source of revenues for radio stations is the sale of advertising time to local and national spot advertisers and national network advertisers. During the past decade, local advertising revenue as a percentage of total radio advertising revenue in a given market has ranged from approximately 79% to 82%. The growth in total radio advertising revenue tends to be fairly stable and has generally grown at a rate faster than the Gross Domestic Product ("GDP"). Total domestic radio advertising revenue reached an all-time record of $12.3 billion in 1996, as reported by the Radio Advertising Bureau (the "RAB").

     According to the RAB's Radio Marketing Guide and Fact Book for Advertisers, 1997, radio reaches approximately 95% of all Americans over the age of 12 every week. More than one half of all radio listening is done outside the home, in contrast to other advertising media. The average adult listener spends approximately three hours and 20 minutes per weekday listening to radio. Most radio listening occurs during the morning, particularly between the time a listener wakes up and the time the listener reaches work. This "morning drive time" period reaches more than 80% of people over the age of 12 and, as a result, radio advertising sold during this period achieves premium advertising rates. Radio listeners have gradually shifted over the years from AM to FM stations. FM reception, as compared to AM, is generally clearer and provides greater total range and higher fidelity, except for so-called "clear channel" AM radio stations, which have the maximum range of any type of station and can be very successful in the news/talk/sports format. In comparison to AM, FM's listener share is now in excess of 75%, despite the fact that the number of AM and FM commercial stations in the United States is approximately equal.

     Radio is considered an efficient, cost-effective means of reaching specifically identified demographic groups. Stations are typically classified by their on-air format, such as country, adult contemporary, oldies and news/talk. A station's format and style of presentation enable it to target certain demographics. By capturing a specific share of a market's radio listening audience, with particular concentration in a targeted demographic, a station is able to market its broadcasting time to advertisers seeking to reach a specific audience. Advertisers and stations utilize data published by audience measuring services, such as Arbitron, to estimate how many people within particular geographical markets and demographics listen to specific stations.

     The number of advertisements that can be broadcast without jeopardizing listening levels (and the resulting ratings) is limited in part by the format of a particular station and the local competitive envi-ronment. Although the number of advertisements broadcast during a given time period may vary, the total number of advertisements broadcast on a particular station generally does not vary significantly from year to year.

     A station's local sales staff generates the majority of its local and regional advertising sales through direct solicitations of local advertising agencies and businesses. To generate national advertising sales, a station usually will engage a firm that specializes in soliciting radio advertising sales on a national level. National sales representatives obtain advertising principally from advertising agencies located outside the station's market and receive commissions based on the revenue from the advertising obtained.

     Information regarding competition in the radio broadcast industry is set forth under "Business of Sinclair - Competition."

                             BUSINESS OF SINCLAIR


     The Company is a diversified broadcasting company that owns or provides programming services to more television stations than any other commercial broadcasting group in the United States. The Company currently owns or provides programming services pursuant to Local Marketing Agreements (LMAs) to 29 television stations, has pending acquisitions of four additional television stations, and has pending acquisitions of the rights to provide programming to two additional television stations. The Company believes it is also one of the top 20 radio groups in the United States, when measured by the total number of radio stations owned. The Company owns 27 radio stations, has pending acquisitions of 24 radio stations, and has options to acquire an additional seven radio stations.

     The 29 television stations the Company owns or programs pursuant to LMAs are located in 21 geographically diverse markets, with 23 of the stations in the top 51 television DMAs in the United States. The Company's television station group is diverse in network affiliation, with ten stations affiliated with Fox, 12 with UPN, three with WB, two with ABC and one with CBS. One station operates as an independent. The Company has recently entered into an agreement with WB pursuant to which seven of its stations would switch affiliations to, and one independent station would become affiliated with, WB. In addition, the Company has notified UPN of its non-renewal of affiliation with respect to three additional stations, which will either operate as independents or enter into new affiliation agreements with UPN or another network. See "- Television Broadcasting - Programming and Affiliations," below.


     The Company's radio station group is also geographically diverse with a variety of programming formats including country, urban, news/talk/sports, album/progressive rock and adult contemporary. Of the 27 stations owned by the Company, 12 broadcast on the AM band and 15 on the FM band. The Company owns from two to eight stations in all but one of the seven radio markets it serves.



     The Company has undergone rapid and significant growth over the course of the last six years. Since 1991, the Company has increased the number of stations it owns or provides services to from three television stations to 29 television stations and 27 radio stations. From 1991 to 1996, net broadcast revenues and Adjusted EBITDA increased from $39.7 million to $346.5 million and from $15.5 million to $180.3 million, respectively. Pro forma for the 1996 Acquisitions and the Heritage Acquisition, 1996 net broadcast revenues and Adjusted EBITDA would have been $532.4 million and $246.3 million, respectively.

TELEVISION BROADCASTING


     The Company owns and operates, provides programming services to, or has agreed to acquire the following television stations:




                                                                                           NUMBER OF
                                                                                          COMMERCIAL                 EXPIRATION
                               MARKET                                                     STATIONS IN    STATION      DATE OF
           MARKET              RANK(A)   STATIONS   STATUS(B)    CHANNEL   AFFILIATION   THE MARKET(C)   RANK(D)    FCC LICENSE
----------------------------- --------- ---------- ------------ --------- ------------- --------------- --------- ----------------
PITTSBURGH, PENNSYLVANIA     .    19       WPGH        O&O         53          FOX             6           4           8/1/99
                                           WPTT        LMA         22          UPN                         5           8/1/99
Sacramento, California ......     20       KOVR        O&O         13          CBS             8           3           2/1/98
St. Louis, Missouri .........     21       KDNL        O&O         30          ABC             7           5           2/1/98
Baltimore, Maryland .........     23       WBFF        O&O         45          FOX             5           4          10/1/04
                                           WNUV        LMA         54          UPN                         5          10/1/04
Indianapolis, Indiana  ......     25       WTTV       LMA(e)        4          UPN             8           4        8/1/97 (f)
                                           WTTK     LMA(e)(g)      29          UPN                         4        8/1/97 (f)
Raleigh-Durham,
 North Carolina  ............     29       WLFL        O&O         22          FOX             5           3          12/1/04
                                           WRDC        LMA         28          UPN                         5          12/1/04
Cincinnati, Ohio ............     30       WSTR        O&O         64          UPN             5           5       10/1/97 (f)
Milwaukee, Wisconsin   ......     31       WCGV        O&O         24          UPN             6           4       12/1/97 (f)
                                           WVTV        LMA         18          WB                          5       12/1/97 (f)
Kansas City, Missouri  ......     32       KSMO        O&O         62          UPN             5           5           2/1/98
Columbus, Ohio   ............     34       WTTE        O&O         28          FOX             5           4       10/1/97 (f)
Asheville, North Carolina
 and Greenville/
 Spartanburg/Anderson,
 South Carolina     .........     35       WFBC        LMA         40        IND(h)            6           5          12/1/04
                                           WLOS        O&O         13          ABC             6           3          12/0/04
San Antonio, Texas  .........     38       KABB        O&O         29          FOX             7           4           8/1/98
                                           KRRT        LMA         35          UPN                         6           8/1/98
Norfolk, Virginia   .........     40       WTVZ        O&O         33          FOX             6           4          10/1/04
Oklahoma City,
 Oklahoma  ..................     43       KOCB        O&O         34          UPN             7           5           6/1/98
Birmingham, Alabama .........     51       WTTO        O&O         21          WB              5           4           4/1/05
                                           WABM        LMA         68          UPN                         5           4/1/05
Charleston and Hunting-
 ton, West Virginia               56       WCHS      Pending        8          ABC             4           3         10/01/04
Mobile, Alabama and
 Pensacola, Florida .........     61       WEAR      Pending        3          ABC             6           2          2/01/05
                                           WFGX     Pending(i)     35          WB                          6          2/01/05
Flint/Saginaw/Bay City,
 Michigan  ..................     62       WSMH        O&O         66          FOX             5           4       10/1/97 (f)
Las Vegas, Nevada   .........     64       KUPN        O&O         21          UPN             8           5          10/1/98
Lexington, Kentucky .........     68       WDKY        O&O         56          FOX             5           4           8/1/05
Des Moines, Iowa ............     71       KDSM        O&O         17          FOX             4           4           2/1/98
Burlington, Vermont and
 Plattsburgh, New York       .    91       WPTZ      Pending        5          NBC             4           2           6/1/99
                                           WNNE     Pending(j)     31          NBC                         3           4/1/99
                                           WFFF     Pending(i)     44          FOX                          (k)              (k)
Peoria/Bloomington,
 Illinois  ..................    110       WYZZ        O&O         43          FOX             4           4       12/1/97 (f)
Tuscaloosa, Alabama .........    185       WDBB       LMA(l)       17          WB              2           2           4/1/05


                          (footnotes on following page)


----------

(a) Rankings are based on the relative size of a station's DMA among the 211 generally recognized DMAs in the United States as estimated by Nielsen.

(b) "O&O" refers to stations owned and operated by the Company, "LMA" refers to stations to which the Company provides programming services pursuant to an LMA and "Pending" refers to stations the Company has agreed to acquire.
    See "- 1997 Acquisitions."

(c) Represents the number of television stations designated by Nielsen as "local" to the DMA, excluding public television stations and stations which do not meet the minimum Nielsen reporting standards (weekly cumulative audience of at least 2.5%) for the Sunday-Saturday, 6:00 a.m.
    to 2:00 a.m. time period.

(d) The rank of each station in its market is based upon the November 1996 Nielsen estimates of the percentage of persons tuned to each station in the market from 6:00 a.m. to 2:00 a.m., Sunday-Saturday.

(e) Non-License Assets acquired from River City Broadcasting, L.P. ("River City") and option exercised to acquire License Assets will become owned and operated upon FCC approval of transfer of License Assets and closing of acquisition of License Assets.

(f) License renewal application pending.

(g) WTTK currently simulcasts all of the programming aired on WTTV and the station rank applies to the combined viewership of these stations.

(h) "IND" or "Independent" refers to a station that is not affiliated with any of ABC, CBS, NBC, Fox, WB or UPN.

(i) The Company will provide programming services to this station upon completion of the Heritage Acquisition.

(j) WNNE currently simulcasts the programming broadcast on WPTZ.


(k) This station began broadcast operations in August 1997 pursuant to program test authority and does not yet have a license. This station has not yet established a rank.


(l) WDBB simulcasts the programming broadcast on WTTO.


Operating Strategy

     The Company's television operating strategy includes the following key elements:


Attracting Viewership

     The Company seeks to attract viewership and expand its audience share through selective, high-quality programming.

     Popular Programming. The Company believes that an important factor in attracting viewership to its stations is their network affiliations with Fox, WB, ABC, CBS and UPN. These affiliations enable the Company to attract viewers by virtue of the quality first-run original programming provided by these networks and the networks' promotion of such programming. The Company also seeks to obtain, at attractive prices, popular syndicated programming that is complementary to the station's network affiliation. Examples of popular syndicated programming obtained by the Company for broadcast on its Fox, WB and UPN affiliates and Independent stations are "Mad About You," "Frasier," "The Simpsons," "Home Improvement" and "Seinfeld." In addition to network programming, the Company's ABC and CBS affiliates broadcast news magazine, talk show, and game show programming such as "Hard Copy," "Entertainment Tonight," "Regis and Kathie Lee," "Wheel of Fortune" and "Jeopardy."

     Children's Programming. The Company seeks to be a leader in children's programming in each of its respective DMAs. The Company's nationally recognized "Kids Club" was the forerunner and model for the Fox network-wide marketing efforts promoting children's programming. Sinclair carries the Fox Children's Network ("FCN") and WB's and UPN's children's programming, all of which include significant amounts of animated programming throughout the week. In those markets where the Company owns or programs ABC or CBS affiliates, the Company broadcasts those networks' animated programming during weekends. In addition to this animated programming, the Company broadcasts other forms of children's programming, which may be produced by the Company or by an affiliated network.

     Counter-Programming. The Company's programming strategy on its Fox, WB, UPN and Independent stations also includes "counter-programming," which consists of broadcasting programs that are alternatives to the types of programs being shown concurrently on competing stations. This strategy is designed to attract additional audience share in demographic groups not served by concurrent programming on competing stations. The Company believes that implementation of this strategy enables its stations to achieve competitive rankings in households in the 18-49 and 25-54 demographics and to offer greater diversity of programming in each of its DMAs.

     Local News. The Company believes that the production and broadcasting of local news can be an important link to the community and an aid to the station's efforts to expand its viewership. In addition, local news programming can provide access to advertising sources targeted specifically to local news. The Company carefully assesses the anticipated benefits and costs of producing local news prior to introduction at a Company station because a significant investment in capital equipment is required and substantial operating expenses are incurred in introducing, developing and producing local news programming. The Company currently provides local news programming at WBFF and WNUV in Baltimore, WLFL in Raleigh/Durham, KDNL in St. Louis, KABB in San Antonio, KOVR in Sacramento, WPGH in Pittsburgh and WLOS in Asheville. The Company also broadcasts news programs on WDKY in Lexington, which are produced in part by the Company and in part through the purchase of production services from an independent third party and on WTTV in Indianapolis, which are produced by a third party in exchange for a limited number of advertising spots. River City provides the Company news production services with respect to the production of news programming and on air talent on WTTE. Pursuant to an agreement, River City provides certain services to the Company in return for a fee equal to approximately $416,000 per year. The possible introduction of local news at the other Company stations is reviewed periodically. The Company's policy is to institute local news programming at a specific station only if the expected benefits of local news programming at the station are believed to exceed the associated costs after an appropriate start-up period.

     Popular Sporting Events. The Company attempts to capture a portion of advertising dollars designated to sports programming in selected DMAs. The Company's WB and UPN affiliated and independent stations generally face fewer restrictions on broadcasting live local sporting events than do their competitors that are affiliates of the major networks and Fox since affiliates of the major networks and Fox are subject to prohibitions against preemptions of network programming. The Company has been able to acquire the local television broadcast rights for certain sporting events, including NBA basketball, Major League Baseball, NFL football, NHL hockey, ACC basketball, Big Ten football and basketball, and SEC football. The Company seeks to expand its sports broadcasting in DMAs as profitable opportunities arise. In addition, the Company's stations that are affiliated with Fox, ABC and CBS broadcast certain Major League Baseball games, NFL football games and NHL hockey games as well as other popular sporting events.


Innovative Local Sales and Marketing

     The Company believes that it is able to attract new advertisers to its stations and increase its share of existing customers' advertising budgets by creating a sense of partnership with those advertisers. The Company develops such relationships by training its sales forces to offer new marketing ideas and campaigns to advertisers. These campaigns often involve the sponsorship by advertisers of local promotional events that capitalize on the station's local identity and programming franchises. For example, several of the Company's stations stage local "Kids Fairs" which allow station advertisers to reinforce their on-air advertising with their target audience. Through its strong local sales and marketing focus, the Company seeks to capture an increasing share of its revenues from local sources, which are generally more stable than national advertising.


Control of Operating and Programming Costs

     By employing a disciplined approach to managing programming acquisition and other costs, the Company has been able to achieve operating margins that the Company believes are among the highest in the television broadcast industry. The Company has sought and will continue to seek to acquire quality programming for prices at or below prices paid in the past. As an owner or provider of programming services to 29 stations in 21 DMAs reaching approximately 15% of U.S. television households (without giving effect to the Heritage Acquisition), the Company believes that it is able to negotiate favorable terms for the acquisition of programming. Moreover, the Company emphasizes control of each of its stations' programming and operating costs through program-specific profit analysis, detailed budgeting, tight control over staffing levels and detailed long-term planning models.

Attract and Retain High Quality Management

     The Company believes that much of its success is due to its ability to attract and retain highly skilled and motivated managers, both at the corporate and local station levels. A portion of the compensation provided to general managers, sales managers and other station managers is based on their achieving certain operating results. The Company also provides its corporate and station managers with deferred compensation plans offering options to acquire Class A Common Stock.


Community Involvement

     Each of the Company's stations actively participates in various community activities and offers many community services. The Company's activities include broadcasting programming of local interest and sponsorship of community and charitable events. The Company also encourages its station employees to become active members of their communities and to promote involvement in community and charitable affairs. The Company believes that active community involvement by its stations provides its stations with increased exposure in their respective DMAs and ultimately increases viewership and advertising support.


Establish LMAs

     The Company believes that it can attain significant growth in operating cash flow through the utilization of LMAs. By expanding its presence in a market in which it owns a station, the Company can improve its competitive position with respect to a demographic sector. In addition, by providing programming services to an additional station in a market, the Company is able to realize significant economies of scale in marketing, programming, overhead and capital expenditures. The Company provides programming services pursuant to an LMA to an additional station in seven of the 21 television markets in which the Company owns or programs a station.


Programming and Affiliations

     The Company continually reviews its existing programming inventory and seeks to purchase the most profitable and cost-effective syndicated programs available for each time period. In developing its selection of syndicated programming, the Company balances the cost of available syndicated programs with their potential to increase advertising revenue and the risk of their reduced popularity during the term of the program contract. The Company seeks to purchase only those programs with contractual periods that permit programming flexibility and which complement a station's overall programming strategy and counter-programming strategy. Programs that can perform successfully in more than one time period are more attractive due to the long lead time and multi-year commitments inherent in program purchasing.

     Twenty-eight of the 29 television stations owned or provided programming services by the Company currently operate as affiliates of Fox (ten stations), UPN (twelve stations), ABC (two stations), WB (three stations) or CBS (one station). The networks produce and distribute programming in exchange for each station's commitment to air the programming at specified times and for commercial announcement time during the programming. In addition, networks other than Fox and UPN pay each affiliated station a fee for each network-sponsored program broadcast by the stations.

     On August 21, 1996, the Company entered into an agreement with Fox (the "Fox Agreement") which, among other things, provides that the affiliation agreements between Fox and eight stations owned or provided programming services by the Company (except as noted below) would be amended to have new five-year terms commencing on the date of the Fox Agreement. Fox has the option to extend the affiliation agreements for additional five-year terms and must extend all of the affiliation agreements if it extends any (except that Fox may selectively renew affiliation agreements if any station has breached its affiliation agreement). The Fox Agreement also provides that the Company will have the right to purchase, for fair market value, any station Fox acquires in a market currently served by a Company-owned Fox affiliate (other than the Norfolk and Raleigh-Durham markets) if Fox determines to terminate the affiliation agreement with the Company's station in that market and operate the station acquired by Fox as a Fox affiliate. The Fox Agreement confirmed that the affiliation agreements for WTVZ-TV (Norfolk, Virginia) and WLFL-TV

(Raleigh, North Carolina) will terminate August 31, 1998. The Fox Agreement also includes provisions limiting the ability of the Company to preempt Fox programming except where it has existing programming conflicts or where the Company preempts to serve a public purpose.

     The Company's affiliation agreements with ABC for KDNL and WLOS in St. Louis and Asheville, respectively, have ten-year terms expiring in 2005 and 2004, respectively. Each of the Company's current UPN affiliation agreements expires in January 1998 unless renewed by the Company.


     On July 4, 1997, the Company entered into an agreement with WB, pursuant to which the Company agreed that certain stations currently affiliated with UPN would terminate their affiliations with UPN at the end of the current affiliation term in January 1998, and would enter into affiliation agreements with WB effective as of that date. The Company has advised UPN that the following stations owned or provided programming services by the Company will not renew their affiliation agreements with UPN when the current agreements expire on January 15, 1998: WPTT-TV, Pittsburgh, Pennsylvania, WNUV-TV,
Baltimore, Maryland. WSTR-TV, Cincinnati, Ohio, KRRT-TV, San Antonio, Texas, KOCB-TV, Oklahoma City, Oklahoma, KSMO-TV, Kansas City, Missouri, WCGV-TV, Milwaukee, Wisconsin, WABM-TV, Birmingham, Alabama, and WTTV-TV/WTTK-TV, Indianapolis, Indiana. These stations (other than WCGV-TV, KSMO-TV and WABM-TV, which will either operate as independents or enter into new affiliation agreements with UPN or another network) will enter into ten-year affiliation agreements with WB beginning on January 16, 1998 (other than WTTV-TV/WTTK-TV, with respect to which the affiliation agreement will begin January 11, 1999 and end January 15, 2008). Pursuant to the WB Agreement, the WB affiliation agreements of WVTV-TV, Milwaukee, Wisconsin, and WTTO-TV, Birmingham, Alabama (whose programming is simulcasted on WDBB-TV, Tuscaloosa, Alabama), have been extended to January 16, 2008. In addition, WFBC-TV in Greenville, South Carolina will become affiliated with WB on November 1, 1999 when WB's current affiliation with another station in that market expires. WTVZ-TV, Norfolk, Virginia and WLFL-TV, Raleigh, North Carolina, will become affiliated with WB when their affiliations with Fox expire. These Fox affiliations are scheduled to expire on August 31, 1998.



     Under the terms of the WB Agreement, WB has agreed to pay the Company $64 million in aggregate amount in monthly installments during the first eight years commencing on January 16, 1998 in consideration for entering into affiliation agreements with WB. In addition, WB will be obligated to pay an additional $10 million aggregate amount in monthly installments in each of the following two years provided that WB is in the business of supplying programming as a television network during each of those years.

     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998.

     Each of the affiliation agreements relating to stations involved in the River City Acquisition (other than River City's Fox and ABC affiliates) is terminable by the network upon transfer of the License Assets of the station. Since transfer of the License Assets, no such affiliation agreement has been terminated.

Radio Broadcasting


     The following table sets forth certain information regarding the radio stations (i) owned and operated by the Company, or (ii) which the Company has an option or has agreed to acquire:




                           RANKING OF                                              STATION RANK    EXPIRATION
       GEOGRAPHIC          STATION'S             STATION              PRIMARY       IN PRIMARY       DATE OF
         MARKET            MARKET BY           PROGRAMMING          DEMOGRAPHIC    DEMOGRAPHIC         FCC
        SERVED(A)          REVENUE(B)            FORMAT              TARGET(C)      TARGET(D)        LICENSE
------------------------- ------------ --------------------------- -------------- -------------- ---------------
Los Angeles, California    1
 KBLA-AM(e)                                      Korean                N/A(e)         N/A(e)        12/1/97(f)
St. Louis, Missouri       18
 KPNT-FM                                    Alternative Rock        Adults 18-34          2          2/1/05
 WVRV-FM                                Modern Adult Contemporary   Adults 18-34          3         12/1/04
 WRTH-AM(g)                                  Adult Standards        Adults 25-54         20          2/1/05
 WIL-FM(g)                                       Country            Adults 25-54          7          2/1/05
 KIHT-FM(g)                                     70s Rock            Adults 25-54         11          2/1/05
Portland, Oregon          22
 KKSN-AM(g)                                  Adult Standards        Adults 25-54         28          2/1/98
 KKSN-FM(g)                                    60s Oldies           Adults 25-54          5          2/1/98
 KKRH-FM(g)                                     70s Rock            Adults 25-54          7          2/1/98
Kansas City, Missouri     29
 KCAZ-AM(g)(h)                                 Children's              N/A(h)         N/A(h)         6/1/97(f)
 KCFX-FM(g)                                     70s Rock            Adults 25-54          1          6/1/97(f)
 KQRC-FM(g)                                    Active Rock          Adults 18-34          2          6/1/05
 KCIY-FM(g)                                    Smooth Jazz          Adults 25-54         11          2/1/05
 KXTR-FM(g)                                     Classical           Adults 25-54         18          2/1/05
Milwaukee, Wisconsin      32
 WEMP-AM(g)                                    60s Oldies           Adults 25-54         26         12/1/04
 WMYX-FM(g)                                Adult Contemporary       Adults 25-54          6         12/1/04
 WAMG-FM(g)                                     Rhythmic            Adults 25-54         15         12/1/04
Nashville, Tennessee      34
 WLAC-FM (i)                               Adult Contemporary       Women 25-54           5          8/1/04
 WJZC-FM(i)                                    Smooth Jazz          Women 25-54           9          8/1/04
 WLAC-AM(i)                                 News/Talk/Sports        Adults 35-64          9          8/1/04
New Orleans, Louisiana    38
 WLMG-FM                                   Adult Contemporary       Women 25-54           4          6/1/04
 KMEZ-FM                                      Urban Oldies          Women 25-54           6          6/1/04
 WWL-AM                                     News/Talk/Sports        Adults 35-64          1          6/1/04
 WSMB-AM                                       Talk/Sports          Adults 35-64         17          6/1/04
 WBYU-AM(g)                                  Adult Standards        Adults 25-54         19          6/1/98
 WEZB-FM(g)(j)                             Adult Contemporary       Adults 25-54         10          6/1/05
 WRNO-FM(g)                                     70s Rock            Adults 25-54          8          6/1/01
Memphis, Tennessee        40
 WRVR-FM                                 Soft Adult Contemporary    Women 25-54           2          8/1/04
 WJCE-AM                                      Urban Oldies          Women 25-54          13          8/1/04
 WOGY-FM                                         Country            Adults 25-54          7          8/1/04
Norfolk, Virginia         41
 WGH-AM(g)                                     Sports Talk          Adults 25-54         18         10/1/03
 WGH-FM(g)                                       Country            Adults 25-54          3         10/1/03
 WVCL-FM(g)(k)                                 60s Oldies           Adults 25-54         10         10/1/03
Buffalo, New York         42
 WMJQ-FM                                   Adult Contemporary       Women 25-54           2          6/1/98
 WKSE-FM                                 Contemporary Hit Radio     Women 18-49           1          6/1/98
 WBEN-AM                                    News/Talk/Sports        Adults 35-64          6          6/1/98
 WWKB-AM                                         Country            Adults 35-64         18          6/1/98
 WGR-AM                                          Sports             Adults 25-54          9          6/1/98
 WWWS-AM                                      Urban Oldies          Women 25-54          11          6/1/98
                                                   (continued on following page)

                          RANKING OF                                            STATION RANK   EXPIRATION
       GEOGRAPHIC         STATION'S            STATION             PRIMARY       IN PRIMARY     DATE OF
         MARKET           MARKET BY          PROGRAMMING         DEMOGRAPHIC    DEMOGRAPHIC       FCC
       SERVED(A)         REVENUE(B)            FORMAT             TARGET(C)      TARGET(D)      LICENSE
------------------------ ------------ ------------------------- -------------- -------------- ------------
Rochester, New York           53
 WBBF-AM(g)                                Adult Standards       Adults 25-54        23          6/1/98
 WBEE-FM(g)                                    Country           Adults 25-54         1          6/1/98
 WKLX-FM(g)                                  60s Oldies          Adults 25-54         7          6/1/98
 WQRV-FM(g)                                 Classic Hits         Adults 25-54         9          6/1/98
                              60
Asheville, North Carolina/
 Greenville/Spartanburg,
 South Carolina
 WFBC-FM(l)                            Contemporary Hit Radio   Women 18-49           4         12/1/03
 WORD-AM(l)                                   News/Talk          Adults 35-64         9         12/1/03
 WYRD-AM(l)                                   News/Talk          Adults 35-64        10         12/1/03
 WSPA-AM(l)                               Full Service/Talk      Adults 35-64        15         12/1/03
 WSPA-FM(l)                            Soft Adult Contemporary  Women 25-54           4         12/1/03
 WOLI-FM(l)                                    Oldies            Adults 25-54         9         12/1/03
 WOLT-FM(l)                                    Oldies            Adults 25-54        11         12/1/03
Wilkes-Barre/Scranton,        68
 Pennsylvania
 WKRZ-FM(m)                            Contemporary Hit Radio    Adults 18-49         1          8/1/98
 WGGY-FM                                       Country           Adults 25-54         2          8/1/98
 WILK-AM(n)                               News/Talk/Sports       Adults 35-64         8          8/1/98
 WGBI-AM(n)                               News/Talk/Sports       Adults 35-64        20          8/1/98
 WWSH-FM(o)                                   Soft Hits         Women 25-54           7          8/1/98
 WILP-AM(n)                               News/Talk/Sports       Adults 35-64        19          8/1/98
 WWFH-FM(o)                                   Soft Hits         Women 25-54          10          8/1/98
 WKRF-FM(m)                            Contemporary Hit Radio    Adults 18-49        17          8/1/98



----------
(a)         Actual city of license may differ from the geographic market served.



(b) Ranking of the principal radio market served by the station among all U.S. radio markets by 1996 aggregate gross radio broadcast revenue according to Duncan's Radio Market Guide - 1997 Edition.

(c) Due to variations that may exist within programming formats, the primary demographic target of stations with the same programming format may be different.

(d)          All   information   concerning   ratings   and  audience  listening
           information is derived from the Spring 1997 Arbitron Metro Area Ratings Survey (the "Spring 1997 Arbitron"). Arbitron is the generally accepted industry source for statistical information concerning audience ratings. Due to the nature of listener surveys, other radio ratings services may report different rankings; however, the Company does not believe that any radio ratings service other than Arbitron is accorded significant weight in the radio broadcast industry. "Station Rank in Primary Demographic Target" is the ranking of the station among all radio stations in its market that are ranked in its target demographic group and is based on the station's average persons share in the primary demographic target in the applicable Metro Survey Area. Source: Average Quarter Hour Estimates, Monday through Sunday, 6:00 a.m. to midnight, Spring 1997 Arbitron.

(e)         Programming is provided to this station by a third party pursuant to an LMA.

(f)        License renewal application pending.

(g)         The  Company  has the right to acquire the assets of this station in the Heritage Acquisition.

(h)        This station is being programmed by a third party pursuant to an LMA.
           The third party has an option to acquire this station for $550,000 which expires on September 30, 1997.


(i)        The Company has agreed to sell this station to a third party.

(j)         A  petition  for  reconsideration  of  the  grant  of this station's license renewal is pending.

(k)         EEO  reporting  conditions  were  placed  on  this station's license renewals for 1997, 1998 and 1999.

(l) The Company has an option to acquire Keymarket of South Carolina, Inc. ("Keymarket" or "KSC"). Keymarket owns and operates WYRD-AM, WORD-AM and WFBC-FM, and has exercised its option to acquire WSPA-AM and WSPA-FM, and provides sales services pursuant to a JSA and has an option to acquire WOLI-FM and WOLT-FM.

(m)        WKRZ-FM and WKRF-FM simulcast their programming.

(n)        WILK-AM, WGBI-AM and WILP-AM simulcast their programming.

(o)        WWSH-FM and WWFH-FM simulcast their programming.

Radio Operating Strategy


     The Company's radio strategy is to operate a cluster of radio stations in selected geographic markets throughout the country. In each geographic market, the Company employs broadly diversified programming formats to appeal to a variety of demographic groups within the market. The Company seeks to strengthen the identity of each of its stations through its programming and promotional efforts, and emphasizes that identity to a far greater degree than the identity of any local radio personality.

     The Company believes that its strategy of appealing to diverse demographic groups in selected geographic markets allows it to reach a larger share of the overall advertising market while realizing economies of scale and avoiding dependence on one demographic or geographic market. The Company realizes economies of scale by combining sales and marketing forces, back office operations and general management in each geographic market. At the same time, the geographic diversity of its portfolio of radio stations helps lessen the potential impact of economic downturns in specific markets and the diversity of target audiences served helps lessen the impact of changes in listening preferences. In addition, the geographic and demographic diversity allows the Company to avoid dependence on any one or any small group of advertisers.

     The Company's group of radio stations includes the top billing station group in two markets and one of the top three billing station groups in each of its markets other than Los Angeles, St. Louis and Nashville. Through ownership or LMAs, the group also includes duopolies in six of its seven markets and, upon exercise of options to acquire stations in the Asheville/Greenville/Spartanburg market, the Company will have duopolies in seven of its eight markets.

     Depending on the programming format of a particular station, there are a predetermined number of advertisements broadcast each hour. The Company determines the optimum number of advertisements available for sale during each hour without jeopardizing listening levels (and the resulting ratings). Although there may be shifts from time to time in the number of advertisements available for sale during a particular time of day, the total number of advertisements available for sale on a particular station normally does not vary significantly. Any change in net radio broadcasting revenue, with the exception of those instances where stations are acquired or sold, is generally the result of pricing adjustments made to ensure that the station effectively uses advertising time available for sale, an increase in the number of commercials sold or a combination of these two factors.

     Large, well-trained local sales forces are maintained by the Company in each of its radio markets. The Company's principal goal is to utilize its sales efforts to develop long-standing customer relationships through frequent direct contacts, which the Company believes provides it with a competitive advantage. Additionally, in some radio markets, duopolies permit the Company to offer creative advertising packages to local, regional and national advertisers. Each radio station programmed by the Company also engages a national independent sales representative to assist it in obtaining national advertising revenues. These representatives obtain advertising through national advertising agencies and receive a commission from the radio station based on its gross revenue from the advertising obtained.


BROADCASTING ACQUISITION STRATEGY

     On February 8, 1996, the Telecommunications Act of 1996 (the "1996 Act") was signed into law. The 1996 Act represents the most sweeping overhaul of the country's telecommunications laws since the Communications Act of 1934, as amended (the "Communications Act"). The 1996 Act relaxes the broadcast ownership rules and simplifies the process for renewal of broadcast station licenses.

     The Company believes that the enactment of the 1996 Act presents a unique opportunity to build a larger and more diversified broadcasting company. Additionally, the Company expects that the opportunity to act as one of the consolidators of the industry will enable the Company to gain additional influence with program suppliers, television networks, other vendors, and alternative delivery media. The additions to the Company's management team as a result of the River City Acquisition have given it additional resources to take advantage of these developments.

     In implementing its acquisition strategy, the Company seeks to identify and pursue favorable station or group acquisition opportunities primarily in the 15th to 75th largest DMAs and Metro Service Areas ("MSAs"). In assessing potential acquisitions, the Company examines opportunities to improve revenue share, audience share and/or cost control. Additional factors considered by the Company in a potential acquisition include geographic location, demographic characteristics and competitive dynamics of the market. The Company also considers the opportunity for cross-ownership of television and radio stations and the opportunity it may provide for cross-promotion and cross-selling.

     In conjunction with its acquisitions, the Company may determine that certain of the acquired stations may not be consistent with the Company's strategic plan. In such an event, the Company reviews opportunities for swapping such stations with third parties for other stations or selling such stations outright. The Heritage Acquisition may provide such opportunities.

     Since the 1996 Act became effective, the Company has acquired, obtained options to acquire or has acquired the right to program or provide sales services to 18 television and 34 radio stations for an aggregate consideration of approximately $1.3 billion. Certain terms of these acquisitions are described below:

     River City Acquisition. On May 31, 1996, pursuant to an amended and restated asset purchase agreement, the Company acquired all of the Non-License Assets of River City other than the assets relating to WSYX-TV in Columbus, Ohio. Simultaneously, the Company entered into a 10-year LMA with River City with respect to all of River City's License Assets (with the exception of the License Assets relating to WSYX-TV). The Company has since exercised options to acquire all of River City's License Assets other than License Assets relating to WTTV-TV and WTTK-TV in Indianapolis, Indiana, WSYX-TV in Columbus, Ohio and WFBC-TV in Greenville, South Carolina. Glencairn has acquired the License Assets of WFBC-TV, and the Company provides programming services to WFBC-TV pursuant to an LMA. The Company has a 10-year option (the "License Assets Option") to acquire River City's License Assets relating to WTTV-TV and WTTK-TV, and a three-year option to acquire the assets relating to WSYX-TV (both the License and Non-License Assets, collectively the "Columbus Option"). The exercise price for the License Assets Option for WTTV-TV and WTTK-TV is $1.9 million and the Company is required to pay a quarterly extension fee with respect to the License Assets Option of 15% of the option exercise price through May 3, 1998 and 25% of the option exercise price thereafter. Acquisition of the License Assets relating to WTTV-TV and WTTK-TV is now subject to FCC approval of transfer of such License Assets. There can be no assurance that this approval will be obtained. An application for transfer of the License Assets was filed in November 1996. A petition was filed to deny this application and, at the Company's request, the FCC has withheld action on this application. The petitioner has appealed the withholding of action on the application.

     At the time of the River City Acquisition, the Company also acquired from another party the Non-License Assets relating to one additional television station (KRRT-TV in Kerrville, Texas) to which River City provided programming pursuant to an LMA. Glencairn has acquired the License Assets of KRRT-TV and the Company provides programming services to KRRT-TV pursuant to an LMA. The Company has also acquired or has agreed to acquire four radio stations to which River City provided programming or sales services.


     On July 17, 1997, the Company and Glencairn acquired the License Assets of WLOS-TV and WFBC-TV, respectively. Applications for review have been filed by third parties which appeal the FCC's grants of (i) the Company's application to acquire WLOS-TV in the Asheville, North Carolina/ Greenville/Spartanburg, South Carolina market and Glencairn's application to acquire WFBC-TV in that market and (ii) the Company's application to acquire KABB-TV in the San Antonio market. The Company has filed oppositions to both applications for review.

     The Company paid an aggregate of approximately $1.0 billion for the Non-License Assets and the options to acquire the License Assets in connection with the River City Acquisition consisting of $847.6 million in cash and 1,150,000 shares of Series A Preferred Stock of the Company and options to acquire 1,382,435 shares of Class A Common Stock at an exercise price of $30.11. The Series A Preferred Stock has been exchanged for 1,150,000 shares of Series B Preferred Stock of the Company, which at issuance had an aggregate liquidation value of $115 million and are convertible at any time, at the option of the holders, into an aggregate of 4,181,818 shares of Class A Common Stock of the Company (which had a market value on May 31, 1996 of approximately $125.1 million). The exercise price for the Columbus Option is approximately $130 million plus the amount of indebtedness secured by the WSYX assets on the date of exercise (not to exceed the amount outstanding on the date of closing of $105 million) and the Company is required to pay an extension fee with respect to the Columbus Option as follows: (i) 8% of $130 million for the first year following the closing of the River City Acquisition; (ii) 15% of $130 million for the second year following the closing; and (iii) 25% of $130 million for each following year. The extension fee accrues beginning on the date of closing, and is payable (beginning December 31, 1996) at the end of each calendar quarter until such time as the option is exercised or River City sells WSYX-TV to a third party, which River City has the right to do in certain limited circumstances. The Company paid the extension fees due March 31, 1997 and June 30, 1997. The Company has acquired all of the River City License Assets except those related to WTTV-TV and WTTK-TV, and the Company continues to provide programming services to WTTV-TV and WTTK-TV pursuant to an LMA with River City. Pursuant to the LMA with River City, the Company is required to provide at least 166 hours per week of programming to WTTV-TV and WTTK-TV and, subject to certain exceptions, River City is required to broadcast all programming provided by the Company. The Company is required to pay River City monthly fees under the LMA with respect to WTTV-TV and WTTK-TV in an amount sufficient to cover specified expenses of operating the stations. The Company has the right to sell advertising time on the stations during the hours programmed by the Company.

     The Company and River City filed notification under the HSR Act, with respect to the Company's acquisition of all River City assets prior to closing the acquisition. After the United States Justice Department ("DOJ") indicated that it would request additional information regarding the antitrust implications of the acquisition of WSYX-TV by the Company in light of the Company's ownership of WTTE-TV, the Company and River City agreed to submit separate notifications with respect to the WSYX-TV assets and the other River City assets. The DOJ then granted early termination of the waiting period with respect to the transfer of the River City assets other than WSYX-TV, permitting the acquisition of those assets to proceed. The Company and River City agreed to notify the DOJ 30 days before entering into an LMA or similar agreement with respect to WSYX-TV and agreed not to enter into such an agreement until 20 days after substantially complying with any request for information from DOJ regarding the transaction. The Company is in the process of preparing a submission to the DOJ regarding the competitive effects of entering into an LMA arrangement in Columbus. The Company has agreed to sell the License Assets of WTTE-TV to Glencairn and to enter into an LMA with Glencairn to provide programming services to WTTE-TV. The FCC has approved this transaction, but the Company does not believe that this transaction will be completed unless the Company acquires WSYX-TV.


     In the River City Acquisition, the Company also acquired an option held by River City to purchase either (i) all of the assets of Keymarket of South Carolina, Inc. for the forgiveness of debt held by the Company in an aggregate principal amount of approximately $7.4 million as of August 22, 1997, plus payment of approximately $1,000,000 less certain adjustments or (ii) all of the stock of KSC for $1,000,000 less certain adjustments. KSC owns and operates three radio stations in the Asheville, North Carolina/ Greenville/Spartanburg, South Carolina MSA (WFBC-FM, WFBC-AM and WORD-AM). The option to acquire the assets or stock of KSC expire on December 31, 1997. The Company intends to exercise this option in the fourth quarter of 1997. KSC also holds an option to acquire from Spartan Radiocasting, Inc. certain assets relating to two additional stations (WSPA-AM and WSPA-FM) in the Asheville, North Carolina/Greenville/Spartanburg, South Carolina MSA which KSC currently programs pursuant to an LMA. KSC's option to acquire these assets is exercisable for $5.15 million and expires in January 2000, subject to extension to the extent the applicable LMA is extended beyond that date. KSC also has an option to acquire assets of Palm Broadcasting Company, L.P., which owns two additional stations in the Asheville, North Carolina/Greenville/Spartanburg, South Carolina MSA (WOLI-FM and WOLT-FM) in an amount equal to the outstanding debt of Palm Broadcasting Company, L.P. to the Company, which was approximately $3.03 million as of March 31, 1997. This option expires in April 2001. KSC has a JSA with Palm Broadcasting Company, L.P., but does not provide programming for WOLI or WOLT.

     Superior  Acquisition.  On  May  8,  1996,  the  Company  acquired  WDKY-TV
(Lexington, Kentucky) and KOCB-TV (Oklahoma City, Oklahoma) by acquiring the stock of Superior Communications Group, Inc. for approximately $63.5 million.

     Flint Acquisition. On February 27, 1996 the Company acquired the assets of WSMH-TV (Flint, Michigan) for approximately $35.8 million by exercising options granted in 1995.

     Cincinnati/Kansas City Acquisitions. On July 1, 1996, the Company acquired the assets of KSMO-TV (Kansas City, Missouri) and on August 1, 1996, it acquired the assets of WSTR-TV (Cincinnati, Ohio) for approximately $34.2 million.

     Peoria/Bloomington  Acquisition.  On July 1, 1996, the Company acquired the
assets  of  WYZZ-TV  (Peoria/Bloomington,   Illinois)  for  approximately  $21.2
million.


1997 ACQUISITIONS

     Las Vegas Acquisition. On January 30, 1997, the Company entered into an agreement to acquire the assets of KUPN-TV, the UPN affiliate in Las Vegas, Nevada, for $87.0 million. The Company completed this acquisition on May 30, 1997.

     Heritage Acquisition. On July 16, 1997, the Company entered into the Heritage Acquisition Agreements with certain subsidiaries of Heritage. Pursuant to the Heritage Acquisition Agreements, the Company has the right to acquire the assets of five television stations (the interests in one of which the Company is required to dispose), programming rights under LMAs with respect to two additional television stations, and the assets of 24 radio stations. The Company will acquire the assets of one television station serving the Charleston/Huntington, West Virginia market, one station in the Mobile, Alabama/ Pensacola, Florida market and rights under an LMA with respect to another station in that market, and the assets of two stations in the Burlington, Vermont/Plattsburgh, New York market and the right to provide programming to one station in that market. The radio stations to be acquired serve the St. Louis, Missouri market (three stations), the Portland, Oregon market (three stations), the Kansas City, Missouri market (five stations), the Milwaukee, Wisconsin market (three stations), the Norfolk, Virginia market (three stations), the New Orleans, Louisiana market (three stations) and the Rochester, New York market (four stations). The Heritage Acquisition Agreements also provide for the acquisition of the assets relating to the operation of a television station in Oklahoma City, Oklahoma, but the Company is required by the agreements to dispose of its interest in that station, and the Company has entered into a letter of intent to sell that station for $60 million in cash.

     The aggregate purchase price of the Heritage Acquisition is $630 million payable in cash at closing, less a deposit of $63 million paid at the time of signing the Heritage Acquisition Agreements. The Company intends to finance the purchase price from some combination of the proceeds of the Common Stock Offering, the proceeds of the Preferred Stock Offering, funds available under the Bank Credit Agreement, and the expected proceeds ($60 million) from the sale of interests in the Oklahoma City station.

     The Heritage Acquisition is conditioned on, among other things, FCC approval and the expiration of the applicable waiting period under the HSR Act.



     Additional Radio Acquisitions and Dispositions. The Company entered into an agreement on January 29, 1997 to acquire the assets of WGR-AM and WWWS-AM in Buffalo, New York, for $1.5 million. The Company's acquisition of WGR-AM and WWWS-AM was consummated on April 18, 1997. On January 31, 1997, the Company completed the acquisition of the assets of WWFH-FM and WILP-AM, each in
Wilkes-Barre, Pennsylvania, for aggregate consideration of approximately $773,000. On March 12, 1997, the Company entered into an agreement to acquire the assets of radio station WKRF-FM in the Wilkes-Barre/Scranton, Pennsylvania market. The Company completed this acquisition on July 31, 1997. In April 1997, the Company entered into an agreement to acquire the assets of radio station WWSH-FM in the Wilkes-Barre/Scranton market. The Company completed this acquisition on August 29, 1997.

     In August, 1997, the Company entered into an agreement with SFX Broadcasting, Inc. ("SFX") pursuant to which the Company will sell to SFX the assets relating to the operations of Nashville radio stations WJZC-FM, WLAC-FM and WLAC-AM (the "SFX Stations"). Under the agreement, SFX will pay to the Company an aggregate consideration of $35 million in cash for the SFX Stations or, at the Company's option, transfer to the Company assets that both SFX and the Company agree have a fair market value equal to $35 million. The sale of the SFX Stations is conditioned on the approval of each of the Department of Justice and the Federal Communications Commission and is expected to close in 1998.

     Ongoing Discussions. In furtherance of its acquisition strategy, the Company routinely reviews, and conducts investigations of potential television and radio station acquisitions. When the Company believes a favorable opportunity exists, the Company seeks to enter into discussions with the owners of such stations regarding the possibility of an acquisition by the Company. At any given time, the Company may be in discussions with one or more such station owners. The Company is in serious negotiations with various parties relating to the acquisition of television and radio properties which would be acquired for aggregate consideration of approximately $85 million. There can be no assurance that any of these or other negotiations will lead to definitive agreements or if agreements are reached that any transactions would be consummated.



LOCAL MARKETING AGREEMENTS

     The Company currently has LMA arrangements with stations in seven markets in which it owns a television station: Pittsburgh, Pennsylvania (WPTT), Baltimore, Maryland (WNUV), Raleigh/Durham, North Carolina (WRDC), Milwaukee, Wisconsin (WVTV), Birmingham, Alabama (WABM), San Antonio, Texas (KRRT) and Asheville/Greenville/Spartanburg, South Carolina (WFBC). In addition, the Company has an LMA arrangement with a station in the Tuscaloosa, Alabama market
(WDBB), which is adjacent to Birmingham. In each of these markets, other than Pittsburgh and Tuscaloosa, the LMA arrangement is with Glencairn and the Company owns the Non-License Assets of the stations. The Company owns the assets of one radio station (KBLA-AM in Los Angeles) which an independent third party programs pursuant to an LMA.

     The Company believes that it is able to increase its revenues and improve its margins by providing programming services to stations in selected DMAs and MSAs where the Company already owns a station. In certain instances, single station operators and stations operated by smaller ownership groups do not have the management expertise or the operating efficiencies available to the Company as a multi-station broadcaster. The Company seeks to identify such stations in selected markets and to provide such stations with programming services pursuant to LMAs. In addition to providing the Company with additional revenue opportunities, the Company believes that these LMA arrangements have assisted certain stations whose operations may have been marginally profitable to continue to air popular programming and contribute to diversity of programming in their respective DMAs and MSAs.

     In cases where the Company enters into LMA arrangements in connection with a station whose acquisition by the Company is pending FCC approval, the Company
(i) obtains an option to acquire the station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment (the "License Assets") and (ii) acquires the remaining assets (the "Non-License Assets") at the time it enters into the option. Following acquisition of the Non-License Assets, the License Assets continue to be owned by the owner-operator and holder of the FCC license, which enters into an LMA with the Company. After FCC approval for transfer of the License Assets is obtained, the Company exercises its option to acquire the License Assets and become the owner-operator of the station, and the LMA arrangement is terminated.


     In connection with the River City Acquisition, the Company entered into LMAs with River City and the owner of KRRT with respect to each of the nine television and 21 radio stations with respect to which the Company acquired Non-License Assets. The Company or Glencairn has now acquired the License Assets of all of the television and radio stations with respect to which the Company initially acquired Non-License Assets in the River City Acquisition, other than WTTV and WTTK in Indianap-olis, Indiana. The LMA with River City for these two stations is in effect for a ten-year term, which corresponds with the term of the option the Company holds to acquire the related River City License Assets. Pursuant to the LMA, the Company pays River City fees in return for which the Company acquires all of the inventory of broadcast time of the stations and the right to sell 100% of each station's inventory of advertising time. Upon grant of FCC approval of the transfer of License Assets with respect to WTTV and WTTK, the Company intends to acquire the License Assets, and thereafter the LMA will terminate and the Company will operate the stations. At the Company's request, the FCC has withheld action on the application for the Company's acquisition of WTTV and WTTK in Indianapolis (and a pending application for the Controlling Stockholders to divest their attributable interests in WIIB in Indianapolis) until the FCC completes its pending rulemaking proceeding considering the cross-interest policy.


USE OF DIGITAL TELEVISION TECHNOLOGY


     The Company believes that television broadcasting may be enhanced significantly by the development and increased availability of digital broadcasting service technology. This technology has the potential to permit the Company to provide viewers multiple channels of digital television over each of its existing standard channels, to provide certain programming in a high definition television format and to deliver various forms of data, including data on the Internet, to home and business computers. These additional capabilities may provide the Company with additional sources of revenue. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. In addition, Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business. This digital broadcasting service technology is not currently available to the viewing public and a successful transition from the current analog broadcast format to a digital format may take many years. There can be no assurance that the Company's efforts to take advantage of the new technology will be commercially successful.


FEDERAL REGULATION OF TELEVISION AND RADIO BROADCASTING

     The ownership, operation and sale of television and radio stations are subject to the jurisdiction of the FCC, which acts under authority granted by the Communications Act. Among other things, the FCC assigns frequency bands for broadcasting; determines the particular frequencies, locations and operating power of stations; issues, renews, revokes and modifies station licenses; regulates equipment used by stations; adopts and implements regulations and policies that directly or indirectly affect the ownership, operation and employment practices of stations; and has the power to impose penalties for violations of its rules or the Communications Act.

     The following is a brief summary of certain provisions of the Communications Act, the 1996 Act and specific FCC regulations and policies. Reference should be made to the Communications Act, the 1996 Act, FCC rules and the public notices and rulings of the FCC for further information concerning the nature and extent of federal regulation of broadcast stations.

     License Grant and Renewal. Television and radio stations operate pursuant to broadcasting licenses that are granted by the FCC for maximum terms of eight years.

     Television and radio station licenses are subject to renewal upon application to the FCC. During certain periods when renewal applications are pending, competing applicants may file for the radio or television frequency being used by the renewal applicant. During the same periods, petitions to deny license renewal applications may be filed by interested parties, including members of the public. Prior to the 1996 Act, the FCC was generally required to hold hearings on renewal applications if a competing application against a renewal application was filed, if the FCC was unable to determine that renewal of a license would serve the public interest, convenience and necessity, or if a petition to deny raised a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity.

     The 1996 Act does not prohibit either the filing of petitions to deny license renewals or the filing of competing applications. Under the 1996 Act, the FCC is still required to hold hearings on renewal applications if it is unable to determine that renewal of a license would serve the public interest, convenience or necessity, or if a petition to deny raises a "substantial and material question of fact" as to whether the grant of the renewal application would be prima facie inconsistent with the public interest, convenience and necessity. Pursuant to the 1996 Act, however, the FCC is prohibited from considering competing applications for a renewal applicant's frequency, and is required to grant the renewal application, if the FCC finds: (i) that the station has served the public interest, convenience and necessity; (ii) that there have been no serious violations by the licensee of the Communications Act or the rules and regulations of the FCC; and (iii) there have been no other violations by the licensee of the Communications Act or the rules and regulations of the FCC that, when taken together, would constitute a pattern of abuse.


     All of the stations that the Company (i) owns and operates, (ii) intends to acquire pursuant to pending acquisitions, or (iii) currently provides programming services to pursuant to an LMA, are presently operating under regular licenses, which expire as to each station on the dates set forth under "- Television Broadcasting" and "- Radio Broadcasting," above. Although renewal of license is granted in the vast majority of cases even when petitions to deny are filed, there can be no assurance that the licenses of such stations will be renewed.


Ownership Matters

General

     The Communications Act prohibits the assignment of a broadcast license or the transfer of control of a broadcast licensee without the prior approval of the FCC. In determining whether to permit the assignment or transfer of control of, or the grant or renewal of, a broadcast license, the FCC considers a number of factors pertaining to the licensee, including compliance with various rules limiting common ownership of media properties, the "character" of the licensee and those persons holding "attributable" interests therein, and compliance with the Communications Act's limitations on alien ownership.

     To obtain the FCC's prior consent to assign a broadcast license or transfer control of a broadcast licensee, appropriate applications must be filed with the FCC. If the application involves a "substantial change" in ownership or control, the application must be placed on public notice for a period of approximately 30 days during which petitions to deny the application may be filed by interested parties, including members of the public. If the application does not involve a "substantial change" in ownership or control, it is a "pro forma" application. The "pro forma" application is nevertheless subject to having informal objections filed against it. If the FCC grants an assignment or transfer application, interested parties have approximately 30 days from public notice of the grant to seek reconsideration of that grant. Generally, parties that do not file initial petitions to deny or informal objections against the application face difficulty in seeking reconsideration of the grant. The FCC normally has approximately an additional 10 days to set aside such grant on its own motion. When passing on an assignment or transfer application, the FCC is prohibited from considering whether the public interest might be served by an assignment or transfer to any party other than the assignee or transferee specified in the application.

     The FCC generally applies its ownership limits to "attributable" interests held by an individual, corporation, partnership or other association. In the case of corporations holding, or through subsidiaries controlling, broadcast licenses, the interests of officers, directors and those who, directly or indirectly, have the right to vote 5% or more of the corporation's stock (or 10% or more of such stock in the case of insurance companies, investment companies and bank trust departments that are passive investors) are generally attributable, except that, in general, no minority voting stock interest will be attributable if there is a single holder of more than 50% of the outstanding voting power of the corporation. The FCC has a pending rulemaking proceeding that, among other things, seeks comment on whether the FCC should modify its attribution rules by (i) raising the attribution stock benchmark from 5% to 10%; (ii) raising the attribution stock benchmark for passive investors from 10% to 20%; (iii) restricting the availability of the single majority shareholder exemption; and (iv) attributing certain interests such as non-voting stock, debt and certain holdings by limited liability corporations in certain circumstances. More recently, the FCC has solicited comment on proposed rules that would (i) treat an otherwise nonattributable equity or debt interest in a licensee as an attributable interest where the interest holder is a program supplier or the owner of a broadcast station in the same market and the equity and/or debt holding is greater than a specified benchmark; (ii) treat a licensee of a television station which, under an LMA, brokers more than 15% of the time on another television station serving the same market, as having an attributable interest in the brokered station; and (iii) in certain circumstances, treat the licensee of a broadcast station that sells advertising time on another station in the same market pursuant to a JSA as having an attributable interest in the station whose advertising is being sold.

     The Controlling Stockholders hold attributable interests in two entities owning media properties, namely: Channel 63, Inc., licensee of WIIB-TV, a UHF television station in Bloomington, Indiana, and Bay Television, Inc., licensee of WTTA-TV, a UHF television station in St. Petersburg, Florida. All of the issued and outstanding shares of Channel 63, Inc. are owned by the Controlling Stockholders. All the issued and outstanding shares of Bay Television, Inc. are owned by the Controlling Stockholders (75%) and Robert L. Simmons (25%), a former stockholder of the Company. The Controlling Stockholders have agreed to divest their attributable interests in Channel 63, Inc. and the Company believes that, after doing so, such holdings will not materially restrict its ability to acquire or program additional broadcast stations.

     Under its "cross-interest" policy, the FCC considers certain "meaningful" relationships among competing media outlets in the same market, even if the ownership rules do not specifically prohibit the relationship. Under this policy, the FCC may consider significant equity interests combined with an attributable interest in a media outlet in the same market, joint ventures, and common key employees among competitors. The cross-interest policy does not necessarily prohibit all of these interests, but requires that the FCC consider whether, in a particular market, the "meaningful" relationships between competitors could have a significant adverse effect upon economic competition and program diversity. Heretofore, the FCC has not applied its cross-interest policy to LMAs and JSAs between broadcast stations. In its ongoing rulemaking proceeding concerning the attribution rules, the FCC has sought comment on, among other things, (i) whether the cross-interest policy should be applied only in smaller markets, and (ii) whether non-equity financial relationships such as debt, when combined with multiple business interrelationships such as LMAs and JSAs, raise concerns under the cross-interest policy. Moreover, in its most recent proposals in its ongoing attribution rulemaking proceeding, the FCC has proposed treating television LMAs, JSAs, and debt or equity interests as attributable interests in certain circumstances without regard to the cross-interest policy.

     The Communications Act prohibits the issuance of broadcast licenses to, or the holding of a broadcast license by, any corporation of which more than 20% of the capital stock is owned of record or voted by non-U.S. citizens or their representatives or by a foreign government or a representative thereof, or by any corporation organized under the laws of a foreign country (collectively, "Aliens"). The Communications Act also authorizes the FCC, if the FCC determines that it would be in the public interest, to prohibit the issuance of a broadcast license to, or the holding of a broadcast license by, any corporation directly or indirectly controlled by any other corporation of which more than 25% of the capital stock is owned of record or voted by Aliens. The Company has been advised that the FCC staff has interpreted this provision to require a finding that such grant or holding would be in the public interest before a broadcast license may be granted to or held by any such corporation and that the FCC staff has made such a finding only in limited circumstances. The FCC has issued interpretations of existing law under which these restrictions in modified form apply to other forms of business organizations, including partnerships. As a result of these provisions, the licenses granted to Subsidiaries of the Company by the FCC could be revoked if, among other restrictions imposed by the FCC, more than 25% of the Company's stock were directly or indirectly owned or voted by Aliens. The Company and the Subsidiaries are domestic corporations, and the Controlling Stockholders are all United States citizens. The Amended and Restated Articles of Incorporation of the Company (the "Amended Certificate") contain limitations on Alien ownership and control that are substantially similar to those contained in the Communications Act. Pursuant to the Amended Certificate, the Company has the right to repurchase Alien-owned shares at their fair market value to the extent necessary, in the judgment of the Board of Directors, to comply with the Alien ownership restrictions.


Television

     National Ownership Rule. Prior to the 1996 Act, FCC rules generally prohibited an individual or entity from having an attributable interest in more than 12 television stations nationwide, or in television stations reaching more than 25% of the national television viewing audience. Pursuant to the 1996 Act, the FCC has modified its rules to eliminate any limitation on the number of television stations an individual or entity may own nationwide, subject to the restriction that no individual or entity may have an attributable interest in television stations reaching more than 35% of the national television viewing audience. Historically, VHF stations have shared a larger portion of the market than UHF stations. Therefore, only half of the households in the market area of any UHF station are included when calculating whether an entity or individual owns television stations reaching more than 35% of the national television viewing audience. All but three of the stations owned and operated by the Company, or to which the Company provides programming services, are UHF.

     Duopoly Rule. On a local level, the television "duopoly" rule generally prohibits a single individual or entity from having an attributable interest in two or more television stations with overlapping Grade B service areas. While the 1996 Act has not eliminated the TV duopoly rule, it does direct the FCC to initiate a rulemaking proceeding to determine whether to retain, modify, or eliminate the rule. The FCC has pending a rulemaking proceeding in which it has proposed to modify the television duopoly rule to permit the common ownership of television stations in different DMAs, so long as the Grade A signal contours of the stations do not overlap. Pending resolution of its rulemaking proceeding, the FCC has adopted an interim waiver policy that permits the common ownership of television stations in different DMAs with no overlapping Grade A signal contours, conditioned on the final outcome of the rulemaking proceeding. The FCC has also sought comment on whether common ownership of two television stations in a market should be permitted (i) where one or more of the commonly owned stations is UHF, (ii) where one of the stations is in bankruptcy or has been off the air for a substantial period of time and (iii) where the commonly owned stations have very small audience or advertising shares, are located in a very large market, and/or a specified number of independently owned media voices would remain after the acquisition.

     Local Marketing Agreements. Over the past few years, a number of television stations, including certain of the Company's stations, have entered into what have commonly been referred to as LMAs. While these agreements may take varying forms, pursuant to a typical LMA, separately owned and licensed television stations agree to enter into cooperative arrangements of varying sorts, subject to compliance with the requirements of antitrust laws and with the FCC's rules and policies. Under these types of arrangements, separately owned stations could agree to function cooperatively in terms of programming, advertising sales, etc., subject to the requirement that the licensee of each station shall maintain independent control over the programming and operations of its own station. One typical type of LMA is a programming agreement between two separately owned television stations serving a common service area, whereby the licensee of one station programs substantial portions of the broadcast day on the other licensee's station, subject to ultimate editorial and other controls being exercised by the latter licensee, and sells advertising time during such program segments. Such arrangements are an extension of the concept of "time brokerage" agreements, under which a licensee of a station sells blocks of time on its station to an entity or entities which program the blocks of time and which sell their own commercial advertising announcements during the time periods in question. The staff of the FCC's Mass Media Bureau has held that LMAs are not contrary to the Communications Act, provided that the licensee of the station which is being substantially programmed by another entity maintains complete responsibility for and control over programming and operations of its broadcast station and assures compliance with applicable FCC rules and policies.

     At present, FCC rules permit television station LMAs, and the licensee of a television station brokering time on another television station is not considered to have an attributable interest in the brokered station. However, in connection with its ongoing rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt rules providing that the licensee of a television station which brokers more than 15% of the time on another television station serving the same market would be deemed to have an attributable interest in the brokered station for purposes of the national and local multiple ownership rules. In connection with this proceeding, the FCC has solicited detailed information from parties to television LMAs as to the terms and characteristics of such LMAs.


     The 1996 Act provides that nothing therein "shall be construed to prohibit the origination, continuation, or renewal of any television local marketing agreement that is in compliance with the regulations of the [FCC]." The legislative history of the 1996 Act reflects that this provision was intended to grandfather television LMAs that were in existence upon enactment of the 1996 Act, and to allow television LMAs consistent with the FCC's rules subsequent to enactment of the 1996 Act. In its pending rulemaking proceeding regarding the television duopoly rule, the FCC has proposed to adopt a grandfathering policy providing that, in the event that television LMAs become attributable interests, LMAs that are in compliance with existing FCC rules and policies and were entered into before November 5, 1996, would be permitted to continue in force until the original term of the LMA expires. Under the FCC's proposal, television LMAs that are entered into or renewed after November 5, 1996 would have to be terminated if LMAs are made attributable interests and the LMA in question resulted in a violation of the television multiple ownership rules. The Company's LMAs with television stations WPTT in Pittsburgh, Pennsylvania, WNUV in Baltimore, Maryland, WVTV in Milwaukee, Wisconsin, WRDC in Raleigh/Durham, North Carolina, WABM in Birmingham, Alabama, and WDBB in Tuscaloosa, Alabama, were in existence on both the date of enactment of the 1996 Act and November 5, 1996. The Company's LMAs with television stations WTTV and WTTK in Indianapolis, Indiana were entered into subsequent to the date of enactment of the 1996 Act but prior to November 5, 1996. The Company's LMA with television station KRRT-TV in Kerrville, Texas was in existence on the date of enactment of the 1996 Act, but was assumed by the Company subsequent to that date but prior to November 5, 1996. The licensee's rights under the Company's LMA with KRRT-TV were assumed by Glencairn subsequent to November 5, 1996. The Company's LMA with WFBC-TV in Asheville/Greenville/Spartanburg, South Carolina, was entered into by the Company subsequent to the date of enactment of the 1996 Act but prior to November 5, 1996, and the licensee's rights under that LMA were assumed by Glencairn subsequent to November 5, 1996. The Company cannot predict if any or all of its LMAs will be grandfathered.

     The Conference Agreement adopted as part of the Balanced Budget Act of 1997 recently signed into law by President Clinton (the "Balanced Budget Act") clarifies Congress' intent with respect to LMAs and duopolies. The Conference Agreement states as follows: "The conferees do not intend that the duopoly and television-newspaper cross-ownership relief provided herein should have any bearing upon the [FCC's] current proceedings, which concerns more immediate relief. The conferees expect that the [FCC] will proceed with its own independent examination in these matters. Specifically, the conferees expect that the [FCC] will provide additional relief (e.g., VHF/UHF combinations) that it finds to be in the public interest, and will implement the permanent grandfather requirement for local marketing agreements as provided in the Telecommunications Act of 1996."

     The TV duopoly rule currently prevents the Company from acquiring the licenses of television stations with which it has LMAs in those markets where the Company owns a television station. As a result, if the FCC were to decide that the provider of programming services under a television LMA should be treated as having an attributable interest in the brokered station, and if it did not relax its television duopoly rule, the Company could be required to modify or terminate those of its LMAs that were not in existence on the date of enactment of the 1996 Act or on November 5, 1996. Furthermore, if the FCC adopts its present proposal with respect to the grandfathering of television LMAs, the Company could be required to terminate even those LMAs that were in effect prior to the date of enactment of the 1996 Act or prior to November 5, 1996, after the initial term of the LMA or upon assignment of the LMA. In such an event, the Company could be required to pay termination penalties under certain of such LMAs. Further, if the FCC were to find, in connection with any of the Company's LMAs, that the owners/licensees of the stations with which the Company has LMAs failed to maintain control over their operations as required by FCC rules and policies, the licensee of the LMA station and/or the Company could be fined or set for hearing, the outcome of which could be a monetary forfeiture or, under certain circumstances, loss of the applicable FCC license. The Company is unable to predict the ultimate outcome of possible changes to these FCC rules and the impact such FCC rules may have on its broadcasting operations.

     On June 1, 1995, the Chief of the FCC's Mass Media Bureau released a Public Notice concerning the processing of television assignment and transfer of control applications proposing LMAs. Due to the pendency of the ongoing rulemaking proceeding concerning attribution of ownership, the Mass Media Bureau has placed certain restrictions on the types of television assignment and transfer of control applications involving LMAs that it will approve during the pendency of the rulemaking. Specifically, the Mass Media Bureau has stated that it will not approve arrangements where a time broker seeks to finance a station acquisition and hold an option to purchase the station in the future. The Company believes that none of the Company's LMAs fall within the ambit of this Public Notice.


Radio

     National Ownership Rule. Prior to the 1996 Act, the FCC's rules limited an individual or entity from holding attributable interests in more than 20 AM and 20 FM radio stations nationwide. Pursuant to the 1996 Act, the FCC has modified its rules to eliminate any limitation on the number of radio stations a single individual or entity may own nationwide.

     Local Ownership Rule. Prior to the 1996 Act, the FCC's rules generally permitted an individual or entity to hold attributable interests in no more than four radio stations in a local market (no more than two of which could be in the same service (AM or FM)), and then only if the aggregate audience share of the commonly owned stations did not exceed 25%. In markets with fewer than 15 commercial radio stations, an individual or entity could hold an attributable interest in no more than three radio stations in the market (no more than two of which could be in the same service), and then only if the number of the commonly owned stations did not exceed 50% of the total number of commercial radio stations in the market.

     Pursuant to the 1996 Act, the limits on the number of radio stations one entity may own locally have been increased as follows: (i) in a market with 45 or more commercial radio stations, an entity may own up to eight commercial radio stations, not more than five of which are in the same service (AM or FM);
(ii) in a market with between 30 and 44 (inclusive) commercial radio stations, an entity may own up to seven commercial radio stations, not more than four of which are in the same service; (iii) in a market with between 15 and 29
(inclusive) commercial radio stations, an entity may own up to six commercial radio stations, not more than four of which are in the same service; and (iv) in a market with 14 or fewer commercial radio stations, an entity may own up to five commercial radio stations, not more than three of which are in the same service, except that an entity may not own more than 50% of the stations in such market. These numerical limits apply regardless of the aggregate audience share of the stations sought to be commonly owned. FCC ownership rules continue to permit an entity to own one FM and one AM station in a local market regardless of market size. Irrespective of FCC rules governing radio ownership, however, the DOJ and the Federal Trade Commission have the authority to determine, and in certain recent radio transactions not involving the Company have determined, that a particular transaction presents antitrust concerns.

     Local Marketing Agreements. As in television, a number of radio stations have entered into LMAs. The FCC's multiple ownership rules specifically permit radio station LMAs to be entered into and implemented, so long as the licensee of the station which is being programmed under the LMA maintains complete responsibility for and control over programming and operations of its broadcast station and assures compliance with applicable FCC rules and policies. For the purposes of the multiple ownership rules, in general, a radio station being programmed pursuant to an LMA by an entity is not considered an attributable ownership interest of that entity unless that entity already owns a radio station in the same market. However, a licensee that owns a radio station in a market, and brokers more than 15% of the time on another station serving the same market, is considered to have an attributable ownership interest in the brokered station for purposes of the FCC's multiple ownership rules. As a result, in a market in which the Company owns a radio station, the Company would not be permitted to enter into an LMA with another local radio station which it could not own under the local ownership rules, unless the Company's programming constituted 15% or less of the other local station's programming time on a weekly basis. The FCC's rules also prohibit a broadcast licensee from simulcasting more than 25% of its programming on another station in the same broadcast service (i.e., AM-AM or FM-FM) through a time brokerage or LMA arrangement where the brokered and brokering stations serve substantially the same area.

     Joint Sales Agreements. Over the past few years, a number of radio (and television) stations have entered into cooperative arrangements commonly known as joint sales agreements, or JSAs. While these agreements may take varying forms, under the typical JSA, a station licensee obtains, for a fee, the right to sell substantially all of the commercial advertising on a separately-owned and licensed station in the same market. The typical JSA also customarily involves the provision by the selling licensee of certain sales, accounting, and "back office" services to the station whose advertising is being sold. The typical JSA is distinct from an LMA in that a JSA (unlike an LMA) normally does not involve programming.

     The FCC has determined that issues of joint advertising sales should be left to enforcement by antitrust authorities, and therefore does not generally regulate joint sales practices between stations. Currently, stations for which a licensee sells time under a JSA are not deemed by the FCC to be attributable interests of that licensee. However, in connection with its ongoing rulemaking proceeding concerning the attribution rules, the FCC is considering whether JSAs should be considered attributable interests or within the scope of the FCC's cross-interest policy, particularly when JSAs contain provisions for the supply of programming services and/or other elements typically associated with LMAs. If JSAs become attributable interests as a result of changes in the FCC rules, the Company may be required to terminate any JSA it might have with a radio station which the Company could not own under the FCC's multiple ownership rules.


Other Ownership Matters

     There remain in place after the 1996 Act a number of additional cross-ownership rules and prohibitions pertaining to licensees of television and radio stations. FCC rules, the Communications Act, or both generally prohibit an individual or entity from having an attributable interest in both a television station and a radio station, a daily newspaper, or a cable television system that is located in or serves the same market area.


     Antitrust Regulation. The DOJ and the Federal Trade Commission have increased their scrutiny of the television and radio industry since the adoption of the 1996 Act, and have indicated their intention to review matters related to the concentration of ownership within markets (including LMAs and JSAs) even when the ownership or LMA or JSA in question is permitted under the laws administered by the FCC or by FCC rules and regulations.

     Radio/Television Cross-Ownership Rule. The FCC's radio/television cross-ownership rule (the "one to a market" rule) generally prohibits a single individual or entity from having an attributable interest in a television station and a radio station serving the same market. However, in each of the 25 largest local markets in the United States, provided that there are at least 30 separately owned stations in the particular market, the FCC has traditionally employed a policy that presumptively allows waivers of the one to a market rule to permit the common ownership of one AM, one FM and one TV station in the market. The 1996 Act directs the FCC to extend this policy to each of the top 50 markets. Moreover, the FCC has pending a rulemaking proceeding in which it has solicited comment on whether the one to a market rule should be eliminated altogether. The Company has pending several requests for waivers to the "one-to-a-market" rule in connection with its applications to acquire radio stations in the Heritage Acquisition Markets where the Company owns or proposes to own a television station.

     However, the FCC does not apply its presumptive waiver policy in cases involving the common ownership of one television station, and two or more radio stations in the same service (AM or FM), in the same market. Pending its ongoing rulemaking proceeding to reexamine the one to a market rule, the FCC has stated that it will consider waivers of the rule in such instances on a case-by-case basis, considering (i) the public service benefits that will arise from the joint operation of the facilities such as economies of scale, cost savings and programming and service benefits; (ii) the types of facilities in-volved; (iii) the number of media outlets owned by the applicant in the relevant market; (iv) the financial difficulties of the stations involved; and (v) the nature of the relevant market in light of the level of competition and diversity after joint operation is implemented. The FCC has stated that it expects that any such waivers that are granted will be conditioned on the outcome of the rulemaking proceeding.

     In its ongoing rulemaking proceeding to reexamine the one to a market rule, the FCC has proposed the following options for modifying the rule in the event it is not eliminated: (i) extending the presumptive waiver policy to any television market in which a specified number of independently owned voices would remain after common ownership of a television station and one or more radio stations is effectuated; (ii) extending the presumptive waiver policy to entities that seek to own more than one FM and/or one AM radio station; (iii) reducing the minimum number of independently owned voices that must remain after a transaction is effectuated; and (iv) modifying the five-factor case-by-case test for waivers.

     Local Television/Cable Cross-Ownership Rule. While the 1996 Act eliminates a previous statutory prohibition against the common ownership of a television broadcast station and a cable system that serve the same local market, the 1996 Act leaves the current FCC rule in place. The legislative history of the Act indicates that the repeal of the statutory ban should not prejudge the outcome of any FCC review of the rule.

     Broadcast Network/Cable Cross-Ownership Rule. The 1996 Act directs the FCC to eliminate its rules which formerly prohibited the common ownership of a broadcast network and a cable system, subject to the provision that the FCC revise its rules as necessary to ensure carriage, channel positioning, and non-discriminatory treatment of non-affiliated broadcast stations by cable systems affiliated with a broadcast network. In March 1996, the FCC issued an order implementing this legislative change.

     Broadcast/Daily Newspaper Cross-Ownership Rule. The FCC's rules prohibit the common ownership of a radio or television broadcast station and a daily newspaper in the same market. The 1996 Act does not eliminate or modify this prohibition. In October 1996, however, the FCC initiated a rulemaking proceeding to determine whether it should liberalize its waiver policy with respect to cross-ownership of a daily newspaper and one or more radio stations in the same market.

     Dual Network Rule. The 1996 Act directs the FCC to repeal its rule which formerly prohibited an entity from operating more than one television network. In March 1996, the FCC issued an order implementing this legislative change. Under the modified rule, a network entity is permitted to operate more than one television network, provided, however, that ABC, CBS, NBC, and/or Fox are prohibited from merging with each other or with another network television entity such as WB or UPN.

     Expansion of the Company's broadcast operations on both a local and national level will continue to be subject to the FCC's ownership rules and any changes the FCC or Congress may adopt. Concomitantly, any further relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, more specifically to the extent that any of the Company's competitors may have greater resources and thereby be in a superior position to take advantage of such changes.


Must-Carry/Retransmission Consent

     Pursuant to the Cable Act of 1992, television broadcasters are required to make triennial elections to exercise either certain "must-carry" or "retransmission consent" rights in connection with their carriage by cable systems in each broadcaster's local market. By electing the must-carry rights, a broadcaster demands carriage on a specified channel on cable systems within its Area of Dominant Influence, in general as defined by the Arbitron 1991-92 Television Market Guide. These must-carry rights are not absolute, and their exercise is dependent on variables such as (i) the number of activated channels on a cable system; (ii) the location and size of a cable system; and (iii) the amount of programming on a broadcast station that duplicates the programming of another broadcast station carried by the cable system. Therefore, under certain circumstances, a cable system may decline to carry a given station. Alternatively, if a broadcaster chooses to exercise retransmission consent rights, it can prohibit cable systems from carrying its signal or grant the appropriate cable system the authority to retransmit the broadcast signal for a fee or other consideration. In October 1996, the Company elected must-carry or retransmission consent with respect to each of its markets based on its evaluation of the respective markets and the position of the Company's station within the market. The Company's stations continue to be carried on all pertinent cable systems, and the Company does not believe that its elections have resulted in the shifting of its stations to less desirable cable channel locations. Certain of the Company's stations affiliated with Fox are required to elect retransmission consent because Fox's retransmission consent negotiations on behalf of the Company resulted in agreements which extend into 1998. Therefore, the Company will need to negotiate retransmission consent agreements for these Fox-affiliated stations to attain carriage on those relevant cable systems for the balance of this triennial period (i.e., through December 31, 1999). For subsequent elections beginning with the election to be made by October 1, 1999, the must-carry market will be the station's DMA, in general as defined by the Nielsen DMA Market and Demographic Rank Report of the prior year.

     The must-carry rules have been subject to judicial scrutiny. In April 1993, the United States District Court for the District of Columbia summarily upheld the constitutionality of the legislative must-carry provisions under a First Amendment challenge. However, in June 1994, the Supreme Court remanded the case to the lower court with instructions to test the constitutionality of the must-carry rules under an "intermediate scrutiny" standard. In a decision issued in December 1995, a closely divided three-judge District Court panel ruled that the record showed that there was substantial evidence before Congress from which it could draw the reasonable inferences that (1) the must-carry rules were necessary to protect the local broadcast industry; and (2) the burdens on cable systems with rapidly increasing channel capacity would be quite small. Accordingly, the District Court panel ruled that Congress had not violated the First Amendment in enacting the "must-carry" provisions. In March 1997, the Supreme Court, by a 5-4 majority, affirmed the District Court's decision and thereby let stand the must-carry rules.


Syndicated Exclusivity/Territorial Exclusivity

     The FCC has imposed syndicated exclusivity rules and expanded existing network nonduplication rules. The syndicated exclusivity rules allow local broadcast television stations to demand that cable operators black out syndicated non-network programming carried on "distant signals" (i.e., signals of broadcast stations, including so-called "superstations," which serve areas substantially removed from the cable system's local community). The network non-duplication rules allow local broadcast network television affiliates to require that cable operators black out duplicating network programming carried on distant signals. However, in a number of markets in which the Company owns or programs stations affiliated with a network, a station that is affiliated with the same network in a nearby market is carried on cable systems in the Company's market. This is not in violation of the FCC's network nonduplication rules. However, the carriage of two network stations on the same cable system could result in a decline of viewership adversely affecting the revenues of the Company owned or programmed station.


Restrictions on Broadcast Advertising

     Advertising of cigarettes and certain other tobacco products on broadcast stations has been banned for many years. Various states restrict the advertising of alcoholic beverages. Congressional committees have recently examined legislation proposals which may eliminate or severely restrict the advertising of beer and wine. Although no prediction can be made as to whether any or all of the present proposals will be enacted into law, the elimination of all beer and wine advertising would have an adverse effect upon the revenues of the Company's stations, as well as the revenues of other stations which carry beer and wine advertising.

     The FCC has imposed commercial time limitations in children's television programming pursuant to legislation. In television programs designed for viewing by children of 12 years of age and under, commercial matter is limited to 12 minutes per hour on weekdays and 10.5 minutes per hour on weekends. In granting renewal of the license for WBFF-TV, the FCC imposed a fine of $10,000 on the Company alleging that the station had exceeded these limitations. The Company has appealed this fine and the appeal is pending.

     The Communications Act and FCC rules also place restrictions on the broadcasting of advertisements by legally qualified candidates for elective office. Among other things, (i) stations must provide "reasonable access" for the purchase of time by legally qualified candidates for federal office; (ii) sta-tions must provide "equal opportunities" for the purchase of equivalent amounts of comparable broadcast time by opposing candidates for the same elective office; and (iii) during the 45 days preceding a primary or primary run-off election and during the 60 days preceding a general or special election, legally qualified candidates for elective office may be charged no more than the station's "lowest unit charge" for the same class of advertisement, length of advertisement, and daypart.


Programming and Operation

     General. The Communications Act requires broadcasters to serve the "public interest." The FCC gradually has relaxed or eliminated many of the more formalized procedures it had developed in the past to promote the broadcast of certain types of programming responsive to the needs of a station's community of license. FCC licensees continue to be required, however, to present programming that is responsive to their communities' issues, and to maintain certain records demonstrating such responsiveness. Complaints from viewers concerning a station's programming may be considered by the FCC when it evaluates renewal applications of a licensee, although such complaints may be filed at any time and generally may be considered by the FCC at any time. Stations also must pay regulatory and application fees, and follow various rules promulgated under the Communications Act that regulate, among other things, political advertising, sponsorship identifications, the advertisement of contests and lotteries, obscene and indecent broadcasts, and technical operations, including limits on radiofrequency radiation. In addition, licensees must develop and implement affirmative action programs designed to promote equal employment opportunities, and must submit reports to the FCC with respect to these matters on an annual basis and in connection with a renewal application. Failure to observe these or other rules and policies can result in the imposition of various sanctions, including monetary forfeitures, or the grant of a "short" (i.e., less than the full) license renewal term or, for particularly egregious violations, the denial of a license renewal application or the revocation of a license.


     Children's Television Programming. Pursuant to legislation enacted in 1991, all television stations have been required to broadcast some television programming designed to meet the educational and informational needs of children 16 years of age and under. In August 1996, the FCC adopted new rules setting forth more stringent children's programming requirements. Specifically, television stations are now required to broadcast a minimum of three hours per week of "core" children's educational programming, which the FCC defines as programming that (i) has serving the educational and informational needs of children 16 years of age and under as a significant purpose; (ii) is regularly scheduled, weekly and at least 30 minutes in duration; and (iii) is aired between the hours of 7:00 a.m. and 10:00 p.m. Furthermore, "core" children's educational programs, in order to qualify as such, are required to be identified as educational and informational programs over the air at the time they are broadcast, and are required to be identified in the children's programming reports required to be placed in stations' public inspection files. Additionally, television stations are required to identify and provide information concerning "core" children's programming to publishers of program guides and listings.

     Television Violence. The 1996 Act contains a number of provisions relating to television violence. First, pursuant to the 1996 Act, the television industry has developed a ratings system, and the FCC has recently solicited public comment on that system. Furthermore, the 1996 Act provides that all television sets larger than 13 inches that are manufactured one year after enactment of the 1996 Act must include the so-called "V-chip," a computer chip that allows blocking of rated programming. In addition, the 1996 Act requires that all television license renewal applications filed after May 1, 1995 contain summaries of written comments and suggestions received by the station from the public regarding violent programming.


     Closed Captioning. The 1996 Act directs the FCC to adopt rules requiring closed captioning of all broadcast television programming, except where captioning would be "economically burdensome." The FCC has recently adopted such rules. The rules require generally that (i) 95% of all new programming first published or exhibited on or after January 1, 1998 must be closed captioned within eight years, and (ii) 75% of "old" programming which first aired prior to January 1, 1998 must be closed captioned within 10 years, subject to certain exemptions.

Digital Television

     The FCC has taken a number of steps to implement digital television ("DTV") broadcasting service in the United States. In December 1996, the FCC adopted a DTV broadcast standard and, in April 1997, adopted decisions in several pending rulemaking proceedings that establish service rules and a plan for implementing DTV. The FCC adopted a DTV Table of Allotments that provides all authorized television stations with a second channel on which to broadcast a DTV signal. The FCC has attempted to provide DTV coverage areas that are comparable to stations' existing service areas. The FCC has ruled that television broadcast licensees may use their digital channels for a wide variety of services such as high-definition television, multiple standard definition television programming, audio, data, and other types of communications, subject to the requirement that each broadcaster provide at least one free video channel equal in quality to the current technical standard.

     Initially, DTV channels will be located in the range of channels from channel 2 through channel 51. The FCC is requiring that affiliates of ABC, CBS, Fox and NBC in the top 10 television markets begin digital broadcasting by May 1, 1999 (the stations affiliated with these networks in the top 10 markets have voluntarily committed to begin digital broadcasting within 18 months), and that affiliates of these networks in markets 11 through 30 begin digital broadcasting by November 1999. The FCC's plan calls for the DTV transition period to end in the year 2006, at which time the FCC expects that (i) DTV channels will be clustered either in the range of channels 2 through 46 or channels 7 through 51; and (ii) television broadcasters will have ceased broadcasting on their non-digital channels, allowing that spectrum to be recovered by the government for other uses. Under the Balanced Budget Act, however, the FCC is authorized to extend the December 31, 2006 deadline for reclamation of a television station's non-digital channel if, in any given case: (i) one or more television stations affiliated with one of the four major networks in a market are not broadcasting digitally, and the FCC determines that such stations have "exercised due diligence" in attempting to convert to digital broadcasting; (ii) less than 85% of the television households in the station's market subscribe to a multichannel video service (cable, wireless cable or DBS) that carries at least one digital channel from each of the local stations in that market; or (iii) less than 85% of the television households in the station's market can receive digital signals off the air using either a set-top converter box for an analog television set or a new DTV television set. The Balanced Budget Act also directs the FCC to auction the non-digital channels by September 30, 2002 even though they are not to be reclaimed by the government until at least December 31, 2006. The Balanced Budget Act also permits broadcasters to bid on the non-digital channels in cities with populations greater than 400,000, provided the channels are used for DTV. Thus, it is possible a broadcaster could own two channels in a market. The FCC has opened a separate proceeding in which it has proposed to reallocate television channels 60 through 69 to other services while protecting existing television stations on those channels from interference during the DTV transition period. Additionally, the FCC will open a separate proceeding to consider to what extent the cable must-carry requirements will apply to DTV signals.


     Implementation of digital television will improve the technical quality of television signals received by viewers. Under certain circumstances, however, conversion to digital operation may reduce a station's geographic coverage area or result in some increased interference. The FCC's DTV allotment plan may also result in UHF stations having considerably less signal power within their service areas than present VHF stations that move to DTV channels. The Company has filed with the FCC a petition for reconsideration of the FCC's DTV allotment plan because of its concerns with respect to the relative DTV signal powers of VHF/UHF and UHF/UHF stations. Implementation of digital television will also impose substantial additional costs on television stations because of the need to replace equipment and because some stations will need to operate at higher utility costs. The FCC is also considering imposing new public interest requirements on television licensees in exchange for their receipt of DTV channels. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. In addition, Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business.


Proposed Changes

     The Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that could affect, directly or indirectly, the operation, ownership and profitability of the Company's broadcast stations, result in the loss of audience share and advertising revenues for the Company's broadcast stations, and affect the ability of the Company to acquire additional broadcast stations or finance such acquisitions. In addition to the changes and proposed changes noted above, such matters may include, for example, the license renewal process, spectrum use fees, political advertising rates, potential restrictions on the advertising of certain products (beer, wine and hard liquor, for example), and the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations. Other matters that could affect the Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as direct radio and television broadcast satellite service, the continued establishment of wireless cable systems and low power television stations, digital television and radio technologies, and the advent of telephone company participation in the provision of video programming service.


Other Considerations

     The foregoing summary does not purport to be a complete discussion of all provisions of the Communications Act or other congressional acts or of the regulations and policies of the FCC. For further information, reference should be made to the Communications Act, other congressional acts, and regulations and public notices promulgated from time to time by the FCC. There are additional regulations and policies of the FCC and other federal agencies that govern political broadcasts, public affairs programming, equal employment opportunity, and other matters affecting the Company's business and operations.



ENVIRONMENTAL REGULATION

     Prior to the Company's ownership or operation of its facilities, substances or waste that are or might be considered hazardous under applicable environmental laws may have been generated, used, stored or disposed of at certain of those facilities. In addition, environmental conditions relating to the soil and groundwater at or under the Company's facilities may be affected by the proximity of nearby properties that have generated, used, stored or disposed of hazardous substances. As a result, it is possible that the Company could become subject to environmental liabilities in the future in connection with these facilities under applicable environmental laws and regulations. Although the Company believes that it is in substantial compliance with such environmental requirements, and have not in the past been required to incur significant costs in connection therewith, there can be no assurance that the Company's costs to comply with such requirements will not increase in the future. The Company presently believes that none of its properties have any condition that is likely to have a material adverse effect on the Company's financial condition or results of operations.


COMPETITION

     The Company's television and radio stations compete for audience share and advertising revenue with other television and radio stations in their respective DMAs or MSAs, as well as with other advertising media, such as newspapers, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable and wireless cable systems. Some competitors are part of larger organizations with substantially greater financial, technical and other resources than the Company.

     Television Competition. Competition in the television broadcasting industry occurs primarily in individual DMAs. Generally, a television broadcasting station in one DMA does not compete with stations in other DMAs. The Company's television stations are located in highly competitive DMAs. In addition, certain of the Company's DMAs are overlapped by both over-the-air and cable carriage of stations in adjacent DMAs, which tends to spread viewership and advertising expenditures over a larger number of television stations.

     Broadcast television stations compete for advertising revenues primarily with other broadcast television stations, radio stations and cable system operators serving the same market. Traditional Network programming generally achieves higher household audience levels than Fox, WB and UPN programming and syndicated programming aired by independent stations. This can be attributed to a combination of factors, including the Traditional Networks' efforts to reach a broader audience, generally better signal carriage available when broadcasting over VHF channels 2 through 13 versus broadcasting over UHF channels 14 through 69 and the higher number of hours of Traditional Network programming being broadcast weekly. However, greater amounts of advertising time are available for sale during Fox, UPN and WB programming and non-network syndicated programming, and as a result the Company believes that the Company's programming typically achieves a share of television market advertising revenues greater than its share of the market's audience.

     Television stations compete for audience share primarily on the basis of program popularity, which has a direct effect on advertising rates. A large amount of the Company's prime time programming is supplied by Fox and to a lesser extent WB, UPN, ABC and CBS. In those periods, the Company's affiliated stations are totally dependent upon the performance of the networks' programs in attracting viewers. Non-network time periods are programmed by the station primarily with syndicated programs purchased for cash, cash and barter, or barter-only, and also through self-produced news, public affairs and other entertainment programming.

     Television advertising rates are based upon factors which include the size of the DMA in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the DMA served by the station, the availability of alternative advertising media in the DMA (including radio and cable), the aggressiveness and knowledge of sales forces in the DMA and development of projects, features and programs that tie advertiser messages to programming. The Company believes that its sales and programming strategies allow it to compete effectively for advertising within its DMAs.

     Other factors that are material to a television station's competitive position include signal coverage, local program acceptance, network affiliation, audience characteristics and assigned broadcast frequency. Historically, the Company's UHF broadcast stations have suffered a competitive disadvantage in comparison to stations with VHF broadcast frequencies. This historic disadvantage has gradually declined through (i) carriage on cable systems, (ii) improvement in television receivers, (iii) improvement in television transmitters, (iv) wider use of all channel antennae, (v) increased availability of programming, and (vi) the development of new networks such as Fox, WB and UPN.

     The broadcasting industry is continuously faced with technical changes and innovations, the popularity of competing entertainment and communications media, changes in labor conditions, and governmental restrictions or actions of federal regulatory bodies, including the FCC, any of which could possibly have a material effect on a television station's operations and profits. There are sources of video service other than conventional television stations, the most common being cable television, which can increase competition for a broadcast television station by bringing into its market distant broadcasting signals not otherwise available to the station's audience, serving as a distribution system for national satellite-delivered programming and other non-broadcast programming originated on a cable system and selling advertising time to local advertisers. Other principal sources of competition include home video exhibition, direct-to-home broadcast satellite television ("DBS") entertainment services and multichannel multipoint distribution services ("MMDS"). Moreover, technology advances and regulatory changes affecting programming delivery through fiber optic telephone lines and video compression could lower entry barriers for new video channels and encourage the development of increasingly specialized "niche" programming. The 1996 Act permits telephone companies to provide video distribution services via radio communication, on a common carrier basis, as "cable systems" or as "open video systems," each pursuant to different regulatory schemes. The Company is unable to predict the effect that technological and regulatory changes will have on the broadcast television industry and on the future profitability and value of a particular broadcast television station.

     The FCC authorizes DBS services throughout the United States. Currently, two FCC permitees, DirecTV and United States Satellite Broadcasting, provide subscription DBS services via high-power communications satellites and small dish receivers, and other companies provide direct-to-home video service using lower powered satellites and larger receivers. Additional companies are expected to commence direct-to-home operations in the near future. DBS and MMDS, as well as other new technologies, will further increase competition in the delivery of video programming.

     The Company cannot predict what other matters might be considered in the future, nor can it judge in advance what impact, if any, the implementation of any of these proposals or changes might have on its business.


     The Company believes that television broadcasting may be enhanced significantly by the development and increased availability of digital broadcasting service technology. This technology has the potential to permit the Company to provide viewers multiple channels of digital television over each of its existing standard channels, to provide certain programming in a high definition television format and to deliver various forms of data, including data on the Internet, to home and business computers. These additional capabilities may provide the Company with additional sources of revenue. The Company is currently considering plans to provide high definition television ("HDTV"), to provide multiple channels of television including the provision of additional broadcast programming and transmitted data on a subscription basis, and to continue its current TV program channels without subscription fees on its allocated portions of the broadcast spectrum. The 1996 Act allows the FCC to charge a spectrum fee to broadcasters who use the digital spectrum to offer subscription-based services. The FCC is expected to open a rulemaking in the fall of 1997 to consider the spectrum fees to be charged to broadcasters for such use. In addition, Congress has announced plans to hold hearings on broadcasters' plans for the use of their digital spectrum. The Company cannot predict what future actions the FCC or Congress might take with respect to DTV, nor can it predict the effect of the FCC's present DTV implementation plan or such future actions on the Company's business. This digital broadcasting service technology is not currently available to the viewing public and a successful transition from the current analog broadcast format to a digital format may take many years. There can be no assurance that the Company's efforts to take advantage of the new technology will be commercially successful.

     The Company also competes for programming, which involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. The Company's stations compete for exclusive access to those programs against in-market broadcast station competitors for syndicated products. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Public broadcasting stations generally compete with commercial broadcasters for viewers but not for advertising dollars.

     Historically, the cost of programming has increased because of an increase in the number of new Independent stations and a shortage of quality programming. However, the Company believes that over the past five years program prices generally have stabilized.

     The Company believes it competes favorably against other television stations because of its management skill and experience, the ability of the Company historically to generate revenue share greater than its audience share, the network affiliations and its local program acceptance. In addition, the Company believes that it benefits from the operation of multiple broadcast properties, affording it certain nonquantifiable economies of scale and competitive advantages in the purchase of programming.

     Radio Competition. Radio broadcasting is a highly competitive business, and each of the radio stations operated by the Company competes for audience share and advertising revenue directly with other radio stations in its geographic market, as well as with other media, including television, cable television, newspapers, magazines, direct mail and billboard advertising. The audience ratings and advertising revenue of each of such stations are subject to change, and any adverse change in a particular market could have a material adverse effect on the revenue of such radio stations located in that market. There can be no assurance that any one of the Company's radio stations will be able to maintain or increase its current audience ratings and radio advertising revenue market share.

     The Company will attempt to improve each radio station's competitive position with promotional campaigns designed to enhance and reinforce its identities with the listening public. Extensive market research is conducted in order to identify specific demographic groups and design a programming format for those groups. The Company seeks to build a strong listener base composed of specific demographic groups in each market, and thereby attract advertisers seeking to reach these listeners. Aside from building its stations' identities and targeting its programming at specific demographic groups, management believes that the Company also obtains a competitive advantage by operating duopolies or multiple stations in the nation's larger mid-size markets.

     The radio broadcasting industry is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems and by digital audio broadcasting ("DAB"). DAB may provide a medium for the delivery by satellite or terrestrial means of multiple new audio programming formats to local and national audiences. The FCC has issued licenses for two DAB systems. Historically, the radio broadcasting industry has grown in terms of total revenues despite the introduction of new technologies for the delivery of entertainment and information, such as television broadcasting, cable television, audio tapes and compact disks. There can be no assurance, however, that the development or introduction in the future of any new media technology will not have an adverse effect on the radio broadcast industry.


EMPLOYEES

     As of August 20, 1997, the Company had approximately 2,300 employees. With the exception of certain of the employees of KOVR-TV, KDNL-TV, WBEN-AM and WWL-AM, none of the employees are represented by labor unions under any collective bargaining agreement. No significant labor problems have been experienced by the Company, and the Company considers its overall labor relations to be good.


LEGAL PROCEEDINGS

     On July 14, 1997, Sinclair publicly announced that it had reached an agreement for certain of its owned and/or programmed television stations which are currently affiliated with UPN to become affiliated with WB beginning January 16, 1998. On August 1, 1997, UPN informed Sinclair that it did not believe Sinclair or its affiliates had provided proper notice of its intention not to extend the UPN affiliation agreements beyond January 15, 1998, and, accordingly, that these agreements had been automatically renewed through January 15, 2001.

     In August 1997, UPN filed an action in Los Angeles Superior Court against the Company, seeking declaratory relief and specific performance or, in the alternative, unspecified damages and alleging that neither the Company nor its affiliates provided proper notice of their intention not to extend the current UPN affiliations beyond January 15, 1998. Certain subsidiaries of the Company have filed an action in the Circuit Court for Baltimore City seeking declaratory relief that their notice was effective to terminate the affiliations on January 15, 1998. Although the Company believes that proper notice of intention not to extend was provided to UPN, there can be no assurance that the Company and its subsidiaries will prevail in these proceedings or that the outcome of these proceedings, if adverse to the Company and its subsidiaries, will not have a material adverse effect on the Company.

     The Company currently and from time to time is involved in litigation incidental to the conduct of its business. Except as described above, the Company is not a party to any lawsuit or proceeding that in the opinion of the Company will have a material adverse effect.

                                  MANAGEMENT

     Set forth below is certain information relating to the Company's executive officers, directors, certain key employees and persons expected to become executive officers, directors or key employees.



           NAME                 AGE                          TITLE
-----------------------------   -----   -------------------------------------------------
David D. Smith   ............    46     President, Chief Executive Officer, Director and
                                        Chairman of the Board
Frederick G. Smith  .........    48     Vice President and Director
J. Duncan Smith  ............    43     Vice President, Secretary and Director
Robert E. Smith  ............    34     Vice President, Treasurer and Director
David B. Amy  ...............    44     Chief Financial Officer
Barry Drake   ...............    45     Chief Operating Officer, SCI Radio
Alan B. Frank ...............    47     Regional Director, SCI
Robert Gluck  ...............    39     Regional Director, SCI
Michael Granados ............    42     Regional Director, SCI
Steven M. Marks  ............    40     Regional Director, SCI
John T. Quigley  ............    54     Regional Director, SCI
Frank Quitoni ...............    52     Regional Director, SCI
M. William Butler   .........    44     Vice President/Group Program Director, SCI
Michael Draman   ............    48     Vice President/TV Sales and Marketing, SCI
Stephen A. Eisenberg   ......    55     Vice President/Director of National Sales, SCI
Nat Ostroff   ...............    56     ice President/New Technology
Delbert R. Parks, III  ......    44     Director of Operations and Engineering, SCI
Robert E. Quicksilver  ......    42     Vice President/General Counsel, SCI
Thomas E. Severson  .........    33     Corporate Controller
Michael E. Sileck   .........    37     Vice President/Finance, SCI
Robin A. Smith   ............    41     Chief Financial Officer, SCI Radio
Patrick J. Talamantes  ......    33     Director of Corporate Finance
Lawrence E. McCanna .........    53                  Director
Basil A. Thomas  ............    82                        Director

     In addition to the foregoing, the following persons have agreed to serve as executive officers and/or directors of the Company as soon as permissible under the rules of the FCC and applicable laws. See "Risk Factors - Dependence Upon Key Personnel; Employment Agreements with Key Personnel" in the attached Prospectus.



           NAME                AGE                         TITLE
----------------------------   -----   -----------------------------------------------
Barry Baker  ...............    45     Executive Vice President of the Company, Chief
                                           Executive Officer of SCI and Director
Kerby Confer ...............    56          Chief Executive Officer, SCI Radio
Roy F. Coppedge, III  ......    49                       Director

     In connection with the River City Acquisition, the Company agreed to increase the size of the Board of Directors from seven members to nine to accommodate the prospective appointment of each of Barry Baker and Roy F. Coppedge, III or such other designee as Boston Ventures may select. Mr. Baker and Mr. Confer currently serve as consultants to the Company.

     Members of the Board of Directors are elected for one-year terms and until their successors are duly elected and qualified. Executive officers are appointed by the Board of Directors annually to serve for one-year terms and until their successors are duly appointed and qualified.

     On July 30, 1997 William E. Brock submitted and the Company accepted his resignation from the Company's Board of Directors. Currently, no action has been taken by the Board of Directors to identify a replacement for Mr. Brock.

     David D. Smith has served as President, Chief Executive Officer and Chairman of the Board since September 1990. Prior to that, he served as General Manager of WPTT from 1984, and assumed the financial and engineering responsibility for the Company, including the construction of WTTE in 1984. In

1980, Mr. Smith founded Comark Television, Inc., which applied for and was granted the permit for WPXT-TV in Portland, Maine and which purchased WDSI-TV in Chattanooga, Tennessee. WPXT-TV was sold one year after construction and WDSI-TV was sold two years after its acquisition. From 1978 to 1986, Mr. Smith co-founded and served as an officer and director of Comark Communications, Inc., a company engaged in the manufacture of high power transmitters for UHF television stations. His television career began with WBFF in Baltimore, where he helped in the construction of the station and was in charge of technical maintenance until 1978. David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith are brothers.

     Frederick G. Smith has served as Vice President of the Company since 1990 and as a Director since 1986. Prior to joining the Company in 1990, Mr. Smith was an oral and maxillofacial surgeon engaged in private practice and was employed by Frederick G. Smith, M.S., D.D.S., P.A., a professional corporation of which Mr. Smith was the sole officer, director and stockholder.

     J. Duncan Smith has served as Vice President, Secretary and a Director of the Company since 1988. Prior to that, he worked for Comark Communications, Inc. installing UHF transmitters. In addition, he also worked extensively on the construction of WPTT in Pittsburgh, WTTE in Columbus, WIIB in Bloomington and WTTA in St. Petersburg, as well as on the renovation of the new studio, offices and news facility for WBFF in Baltimore.

     Robert E. Smith has served as Vice President, Secretary and a Director of the Company since 1988. Prior to that, he served as Program Director at WBFF from 1986 to 1988. Prior to that, he assisted in the construction of WTTE and also worked for Comark Communications, Inc. installing UHF transmitters.

     David B. Amy has served as Chief Financial Officer ("CFO") since October of 1994. In addition, he serves as Secretary of Sinclair Communications, Inc., the Company subsidiary which owns and operates the broadcasting operations. Prior to his appointment as CFO Mr. Amy served as the Corporate Controller of the Company beginning in 1986 and has been the Company's Chief Accounting Officer since that time. Mr. Amy has over thirteen years of broadcast experience, having joined the Company as a business manager for WPTT in Pittsburgh. Mr. Amy received an MBA degree from the University of Pittsburgh in 1981.

     Barry Drake has served as Chief Operating Officer of SCI Radio since completion of the River City Acquisition. Prior to that time, he was Chief Operating Officer - Keymarket Radio Division of River City since July 1995. Prior to that time, he was President and Chief Operating Officer of Keymarket since 1988. From 1985 through 1988, Mr. Drake performed the duties of the President of each of the Keymarket broadcasting entities, with responsibility for three stations located in Houston, St. Louis and Detroit.

     Alan B. Frank has served as Regional Director for the Company since May 1994. As Regional Director, Mr. Frank is responsible for the Pittsburgh and Kansas City markets. Prior to his appointment to Regional Director, Mr. Frank served as General Manager of WPGH beginning in September 1991.

     Robert Gluck has served as Regional Director of the Company since August 1997. As Regional Director, Mr. Gluck is responsible for the Milwaukee and Raleigh/Durham markets. Prior to joining the Company, Mr. Gluck served as General Manager at WTIC-TV in the Hartford-New Haven market. Prior to joining WTIC-TV in 1988, Mr. Gluck served as National Sales Manager and Local Sales Manager of WLVI-TV in Boston. Before joining WLVI-TV, Mr. Gluck served in various sales and management capacities with New York advertising agency firms.


     Michael Granados has served as a Regional Director of the Company since July 1996. As a Regional Director, Mr. Granados is responsible for the San Antonio, Des Moines, Peoria and Las Vegas markets. Prior to July 1996, Mr. Granados has served in various positions with the Company and, before the River City Acquisition, with River City. He served as the General Sales Manager of KABB from 1989 to 1993, the Station Manager and Director of Sales of WTTV from 1993 to 1994 and the General Manager of WTTV prior to his appointment as Regional Director in 1996.

     Steven M. Marks has served as Regional Director for the Company since October 1994. As Regional Director, Mr. Marks is responsible for the Baltimore, Norfolk, Flint and Birmingham markets. Prior to his appointment as Regional Director, Mr. Marks served as General Manager for WBFF since July 1991. From 1986 until joining WBFF in 1991, Mr. Marks served as General Sales Manager at WTTE. Prior to that time, he was national sales manager for WFLX-TV in West Palm Beach, Florida.

     John T. Quigley has served as a Regional Director of the Company since June 1996. As Regional Director, Mr. Quigley is responsible for the Columbus, Cincinnati, and Oklahoma City markets. Prior to that time, Mr. Quigley served as general manager of WTTE since July 1985. Prior to joining WTTE, Mr. Quigley served in broadcast management positions at WCPO-TV in Cincinnati, Ohio and WPTV-TV in West Palm Beach, Florida.

     Frank Quitoni has served as a Regional Director since completion of the River City Acquisition. As Regional Director, Mr. Quitoni is responsible for the St. Louis, Sacramento, Indianapolis and Asheville/ Greenville/Spartanburg markets. Prior to joining the Company, he was Vice President of Operations for River City since 1995. Mr. Quitoni had served as the Director of Operations and Engineering for River City since 1994. Prior thereto Mr. Quitoni served as a consultant to CBS beginning in 1989. Mr. Quitoni was the Director of Olympic Operations for CBS Sports for the 1992 Winter Olympic Games and consulted with CBS for the 1994 Winter Olympic Games. Mr. Quitoni was awarded the Technical Achievement Emmy for the 1992 and 1994 CBS Olympic broadcasts.

     M. William Butler has served as Vice President/Group Program Director, SCI since 1997. From 1995 to 1997, Mr. Butler served as Director of Programming at KCAL, the Walt Disney Company station in Los Angeles, California. From 1991 to 1995, he was Director of Marketing and Programming at WTXF in Philadelphia, Pennsylvania and prior to that he held the same position at WLVI in Boston, Massachusetts. Mr. Butler attended the Graduate Business School of the University of Cincinnati from 1975 to 1976.

     Michael Draman has served as Vice President/TV Sales and Marketing, SCI since 1997. From 1995 until joining the Company, Mr. Draman served as Vice President of Revenue Development for New World Television. From 1983 to 1995, he was Director of Sales and Marketing for WSVN in Miami, Florida. Mr. Draman attended The American University and The Harvard Business School and served with the U.S. Marine Corps in Vietnam.

     Stephen A. Eisenberg has served as Director of National Sales, SCI since November 1996. Prior to joining the Company, he worked since 1975 in various capacities at Petry Television, including most recently as Vice President/Director of Sales with total national sales responsibility for KTTV in Los Angeles, California, KCPQ-TV in Seattle, Washington, WTNH-TV in New Haven, Connecticut, WKYC-TV in Cleveland, Ohio, WBIR-TV in Knoxville, Tennessee, WKEF-TV in Dayton, Ohio and WTMJ-TV in Milwaukee, Wisconsin. Mr. Eisenberg received an MS degree in Journalism from Northwestern's Medill School and a BA degree from Brooklyn College.

     Nat Ostroff has served as Vice President for New Technology since joining the Company in January of 1996. From 1981 until joining the Company, he was the President and CEO of Comark Communication Inc., a leading manufacturer of UHF transmission equipment. While at Comark, Mr. Ostroff was nominated and awarded a Prime Time Emmy Award for outstanding engineering achievement for the development of new UHF transmitter technologies in 1993. In 1968, Mr. Ostroff founded Acrodyne Industries Inc., a manufacturer of TV transmitters and a public company and served as its first President and CEO. Mr. Ostroff holds a BSEE degree from Drexel University and an MEEE degree from New York University. He is a member of several industry organizations, including, AFCCE, IEEE and SBE.

     Delbert R. Parks III has served as Vice President of Operations and Engineering since the completion of the River City Acquisition. Prior to that time, he was Director of Operations and Engineering for WBFF and Sinclair since 1985, and has been with the Company for 25 years. He is responsible for planning, organizing and implementing operational and engineering policies and strategies as they relate to television and computer systems. Currently, he is consolidating facilities for Sinclair's television stations and has just completed a digital facility for Sinclair's news and technical operation in Pittsburgh. Mr. Parks is also a Lieutenant Colonel in the Maryland Army National Guard and commands the 1st Battalion, 175th Infantry (Light).

     Robert E. Quicksilver has served as Vice President/General Counsel, SCI since completion of the River City Acquisition. Prior to that time he served as General Counsel of River City since September 1994. From 1988 to 1994, Mr. Quicksilver was a partner of the law firm of Rosenblum, Goldenhersh,
Silverstein and Zafft, P.C. in St. Louis. Mr. Quicksilver holds a B.A. from Dartmouth College and a J.D. from the University of Michigan.

     Thomas E. Severson has served as Corporate Controller since January 1997. Prior to that time, Mr. Severson served as Assistant Controller of the Company since 1995. Prior to joining the Company, Mr. Severson held positions in the audit departments of KPMG Peat Marwick LLP and Deloitte & Touche LLP from 1991 to 1995. Mr. Severson is a graduate of the University of Baltimore and is a Certified Public Accountant.

     Michael E. Sileck has served as Vice President/Finance of SCI since completion of the River City Acquisition. Prior to that time he served as the Director of Finance for River City since 1993. Mr. Sileck joined River City in July 1990 as Director of Finance and Business Affairs for KDNL-TV. Mr. Sileck is an active member of the Broadcast Cable Financial Management Association ("BCFM") and was a Director of BCFM from 1993 to 1996. Mr. Sileck, a Certified Public Accountant, received a B.S. degree in Accounting from Wayne State University and an M.B.A. in Finance from Oklahoma City University.


     Robin A. Smith has served as Chief Financial Officer, SCI Radio since June 1996. From 1993 until joining the Company, Ms. Smith served as Vice President and Chief Financial Officer of the Park Lane Group of Menlo Park, California, which owned and operated small market radio stations. From 1982 to 1993, she served as Vice President and Treasurer of Edens Broadcasting, Inc. in Phoenix, Arizona, which owns and operates radio stations in major markets. Ms. Smith is a graduate of the Arizona State University and is a Certified Public Accountant.


     Patrick J. Talamantes has served as Director of Corporate Finance and Treasurer of SCI since completion of the River City Acquisition. Prior to that time, he served as Treasurer for River City since April 1995. From 1991 to 1995, he was a Vice President with Chemical Bank, where he completed financings for clients in the cable, broadcasting, publishing and entertainment industries. Mr. Talamantes holds a B.A. degree from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania.


     Lawrence E. McCanna has served as a Director of the Company since July 1995. Mr. McCanna has been a partner of the accounting firm of Gross, Mendelsohn & Associates, P.A., since 1972 and has served as its managing partner since 1982. Mr. McCanna has served on various committees of the Maryland Association of Certified Public Accountants and was chairman of the Management of the Accounting Practice Committee. He is also a former member of the Management of an Accounting Practice Committee of the American Institute of Certified Public Accountants. Mr. McCanna is a member of the board of directors of Maryland Special Olympics.


     Basil A. Thomas has served as a Director of the Company since November 1993. He is of counsel to the Baltimore law firm of Thomas & Libowitz, P.A. and has been in the private practice of law since 1983. From 1961 to 1968, Judge Thomas served as an Associate Judge on the Municipal Court of Baltimore City and, from 1968 to 1983, he served as an Associate Judge of the Supreme Bench of Baltimore City. Judge Thomas is a trustee of the University of Baltimore and a member of the American Bar Association and the Maryland State Bar Association. Judge Thomas attended the College of William & Mary and received his L.L.B. from the University of Baltimore. Judge Thomas is the father of Steven A. Thomas, a senior attorney and founder of Thomas & Libowitz, counsel to the Company.


     Barry Baker has been the Chief Executive Officer of River City since 1989, and is the President of the corporate general partner of River City and Better Communications, Inc. ("BCI"). The principal business of both River City and BCI is television and radio broadcasting. In connection with the River City Acquisition, the Company agreed to appoint Mr. Baker Executive Vice President of the Company and to elect him as a Director at such time as he is eligible to hold those positions under applicable FCC regulations. He currently serves as a consultant to the Company.


     Kerby Confer served as a member of the Board of Representatives and Chief Executive Officer - Keymarket Radio Division of River City since July 1995. Prior thereto, Mr. Confer served as Chairman of the Board and Chief Executive Officer of Keymarket since its founding in December 1981. Prior to engaging in the acquisition of various radio stations in 1975, Mr. Confer held a number of jobs in the broadcast business, including serving as Managing Partner of a radio station in Annapolis, Maryland from 1969 to 1975. From 1966 to 1969, he hosted a pop music television show on WBAL-TV (Baltimore) and

WDCA-TV (Washington, D.C.). Prior thereto, Mr. Confer served as program director or producer/director for radio and television stations owned by Susquehanna Broadcasting and Plough Broadcasting Company, Inc. Mr. Confer currently provides services to the Company and is expected to become Chief Executive Officer of SCI Radio at such time as he is eligible to hold this position under applicable FCC regulations.

     Roy F. Coppedge, III is a general partner of the general partner of each of the Boston Ventures partnerships, limited partnerships primarily involved in the business of investments. Mr. Coppedge is a director of Continental Cablevision, Inc., and American Media, Inc. and a member of the Board of Representatives of Falcon Holding Group, L.P. In connection with the River City Acquisition, the Company agreed to elect Mr. Coppedge as a Director at such time as he is eligible to hold that position under applicable FCC regulations.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with David D. Smith, President and Chief Executive Officer of the Company. David Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. The Company's Compensation Committee has approved an increase in Mr. Smith's total compensation to $1,200,000. Mr. Smith is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of
(i) a breach by Mr. Smith of any material covenant, promise or agreement contained in the employment agreement; (ii) a dissolution or winding up of the Company; (iii) the disability of Mr. Smith for more than 210 days in any twelve month period (as determined under the employment agreement); or (iv) for cause, which includes conviction of certain crimes, breach of a fiduciary duty to the Company or the stockholders, or repeated failure to exercise or undertake his duties as an officer of the Company (each, a "Termination Event").

     In June 1995, the Company entered into an employment agreement with Frederick G. Smith, Vice President of the Company. Frederick Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $260,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

     In June 1995,  the Company  entered into an  employment  agreement  with J.
Duncan Smith, Vice President and Secretary of the Company. J. Duncan Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $270,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

     In June 1995, the Company entered into an employment  agreement with Robert
E. Smith, Vice President and Treasurer of the Company. Robert E. Smith's employment agreement has an initial term of three years and is renewable for additional one-year terms, unless either party gives notice of termination not less than 60 days prior to the expiration of the then current term. Under the agreement, Mr. Smith receives a base salary of $250,000 and is also entitled to participate in the Company's Executive Bonus Plan based upon the performance of the Company and Mr. Smith during the year. The employment agreement provides that the Company may terminate Mr. Smith's employment prior to expiration of the agreement's term as a result of a Termination Event.

     In connection with the River City Acquisition, the Company entered into an employment agreement (the "Baker Employment Agreement") with Barry Baker pursuant to which Mr. Baker will become President and Chief Executive Officer of SCI and Executive Vice President of the Company at such time as

Mr. Baker is able to hold those positions consistent with applicable FCC regulations. Until such time as Mr. Baker is able to become an officer of the Company, he serves as a consultant to the Company pursuant to a consulting agreement and receives compensation that he would be entitled to as an officer under the Baker Employment Agreement. While Mr. Baker acts as consultant to the Company he will not direct employees of Sinclair in the operation of its television stations and will not perform services relating to any shareholder, bank financing or regulatory compliance matters with respect to the Company. In addition, Mr. Baker will remain the Chief Executive Officer of River City and will devote a substantial amount of his business time and energies to those services. Mr. Baker receives a base salary of approximately $1,135,200 per year, subject to annual increases of 7 1/2% on January 1 each year. Mr. Baker is also entitled to receive a bonus equal to 2% of the amount by which the Broadcast Cash Flow (as defined in the Baker Employment Agreement) of SCI for a year exceeds the Broadcast Cash Flow for the immediately preceding year. Mr. Baker has received options to acquire 1,382,435 shares of the Class A Common Stock (or 3.33% of the common equity of Sinclair determined on a fully diluted basis as of the date of the River City Acquisition). The option became exercisable with respect to 50% of the shares upon closing of the River City Acquisition, and became exercisable with respect to an additional 25% of the shares on the first anniversary of the closing of the River City Acquisition, and will become exercisable with respect to the remaining 25% on the second anniversary of the closing of the River City Acquisition. The exercise price of the option is approximately $30.11 per share. The term of the Baker Employment Agreement extends until May 31, 2001, and is automatically extended to the third anniversary of any Change of Control (as defined in the Baker Employment Agreement). If the Baker Employment Agreement is terminated as a result of a Series B Trigger Event (as defined below), then Mr. Baker shall be entitled to a termination payment equal to the amount that would have been paid in base salary for the remainder of the term of the agreement plus bonuses that would be paid for such period based on the average bonus paid to Mr. Baker for the previous three years, and all options shall vest immediately upon such termination. In addition, upon such a termination, Mr. Baker shall have the option to purchase from the Company for the fair market value thereof either (i) all broadcast operations of Sinclair in the St. Louis, Missouri DMA or (at the option of Mr. Baker) the Asheville/Greenville/Spartanburg, South Carolina DMA or (ii) all of the Company's radio broadcast operations. Mr. Baker shall also have the right following such a termination to receive quarterly payments (which may be paid either in cash or, at the Company's option, in additional shares of Class A Common Stock) equal to 5.00% of the fair market value (on the date of each payment) of all stock options and common stock issued pursuant to the exercise of such stock options or pursuant to payments of this obligation in shares of Class A Common Stock and held by him at the time of such payment (except that the first such payment shall be 3.75% of such value). The fair market value of unexercised options for such purpose shall be equal to the market price of underlying shares less the exercise price of the options. Following termination of Mr. Baker's employment agreement, the Company shall have the option to purchase the options and shares from Mr. Baker at their market value. A "Series B Trigger Event" means the termination of Barry Baker's employment with the Company prior to the expiration of the initial five-year term of the Baker Employment Agreement (i) by the Company for any reason other than "for cause" (as defined in the Baker Employment Agreement) or (ii) by Barry Baker under certain circumstances, including (a) on 60 days' prior written notice given at any time within 180 days following a Change of Control; (b) if Mr. Baker is not elected (and continued) as a director of Sinclair or SCI, as President and Chief Executive Officer of SCI or as Executive Vice President of Sinclair, or Mr. Baker shall be removed from any such board or office; (c) upon a material breach by Sinclair or SCI of the Baker Employment Agreement which is not cured; (d) if there shall be a material diminution in Mr. Baker's authority or responsibility, or certain of his economic benefits are materially reduced, or Mr. Baker shall be required to work outside Baltimore; or (e) the effective date of his employment as contemplated by clause (b) shall not have occurred by August 31, 1997. Mr. Baker cannot be appointed to such positions with the Company or SCI until the Company or SCI takes certain actions with respect to WTTV and WTTK in Indianapolis or WTTE or WSYX in Columbus as described under "Risk Factors Dependence on Key Personnel; Employment Agreements with Key Personnel" in the accompanying Prospectus. The Company has not taken these actions as of the date of this Prospectus Supplement and, accordingly, Mr. Baker is able to terminate the Baker Employment Agreement at any time.

            DESCRIPTION OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

     THE FOLLOWING SUMMARY DESCRIPTION OF THE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK IS QUALIFIED IN ITS entirety by reference to the Articles Supplementary to the Amended and Restated Articles of Incorporation of the Company as amended (the "Amended Certificate") governing the Convertible Exchangeable Preferred Stock (the "Articles Supplementary"), a copy of which will be filed as an exhibit to the registration statement of which this Prospectus Supplement is a part. The definitions of certain capitalized terms used in the following summary are set forth under "Certain Definitions" below. Other capitalized terms used herein and not otherwise defined below or under "Certain Definitions" below are defined in the Articles Supplementary.


General

     The Convertible Exchangeable Preferred Stock has been authorized as a new series of preferred stock, consisting of up to 3,450,000 shares. The Amended Certificate authorizes the Company to issue, without any action on the part of its stockholders, an aggregate of 10,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). The Company's Board of Directors (the "Board of Directors") has authority to divide the Preferred Stock into one or more series and has broad authority to determine the relative rights and preferences of the shares within each series, including voting rights. Subject to certain conditions, the Convertible Exchangeable Preferred Stock will be exchangeable for the Company's % Convertible Subordinated Debentures due 2012 (the "Exchange Debentures") at the option of the Company on any scheduled dividend payment date on or after , 2000. See "Certain Federal Income Tax Considerations."


     The Convertible Exchangeable Preferred Stock will rank (i) junior in right of payment to all indebtedness of the Company and the Subsidiaries; (ii) senior in right of payment to all Common Stock of the Company; (iii) pari passu with the Company's Series C Preferred Stock ($206.2 million liquidation value as of the date hereof); and (iv) senior to the Company's Series B Preferred Stock ($108.9 million liquidation value as of August 25, 1997) except that upon the termination of Barry Baker's employment agreement with the Company prior to May 31, 2001 by the Company for any reason other than "for cause" (as defined in the employment agreement) or by Mr. Baker under certain circumstances described under "Description of Capital Stock - Existing Preferred Stock - Series B Preferred Stock" in the accompanying Prospectus, then the Convertible Exchangeable Preferred Stock will rank pari passu with the Series B Preferred Stock in respect of dividends and distributions upon liquidation, dissolution and winding-up of the Company. One such circumstance pursuant to which Mr. Baker can terminate his employment agreement is the failure of Mr. Baker to be elected and continued in certain positions at the Company before August 31, 1997, which election cannot take place prior to the Company taking certain actions related to FCC approval of such election. The Company has not taken these actions as of the date of this Prospectus Supplement and, accordingly, Mr. Baker is able to terminate his employment agreement at any time. See "Description of Capital Stock" in the accompanying Prospectus and "Management" herein.

     The Articles Supplementary relating to the Series B Preferred Stock limit the aggregate liquidation value of preferred stock that is senior to the Series B Preferred Stock ("Senior Securities") to $400 million. The Series C Preferred Stock does, and the Convertible Exchangeable Preferred Stock will, constitute Senior Securities.


DIVIDENDS

     Holders of Convertible Exchangeable Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, cash dividends of $ per share annually, payable quarterly in arrears on , , and of each year, on or after , 1997 (each a "Dividend Payment Date"). Such dividends will accrue and be cumulative from the most recent Dividend Payment Date or, if none have been paid, from the date of first issuance of the Convertible Exchangeable Preferred Stock and will be payable to holders of record on the record date for each dividend payment fixed by the Board of

Directors. If a Dividend Payment Date is a Saturday, Sunday or legal holiday, however, the dividend will be payable on the next business day without any additional amounts required to be paid; provided that dividends will accrue and be cumulative from Dividend Payment Dates and not from the date of payment.


     The Convertible Exchangeable Preferred Stock will have priority as to dividends over the Class A Common Stock, the Class B Common Stock and any other series or class of the Company's stock that ranks junior to the Convertible Exchangeable Preferred Stock, as to dividends ("Junior Dividend Stock"). The Company's Series B Preferred Stock is Junior Dividend Stock except in certain circumstances with respect to Mr. Baker's employment agreement as described above. No dividend (other than dividends payable solely in Common Stock, any Junior Dividend Stock or warrants or other rights to acquire such Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock, including the full dividend for the then-current quarterly dividend period and any Additional Dividends (as defined herein), shall have been paid or declared and set apart for payment without interest.

     Except as provided below, the Company may not pay dividends on any class or series of stock having parity with the Convertible Exchangeable Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Convertible Exchangeable Preferred Stock. The Company's Series C Preferred Stock is Parity Dividend Stock and, in certain circumstances with respect to Mr. Baker's employment agreement as described above, the Series B Preferred Stock is also Parity Dividend Stock. In addition, except as provided below, the Company may not pay dividends on the Convertible Exchangeable Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends are not paid in full on Convertible Exchangeable Preferred Stock and on any Parity Dividend Stock, all dividends declared on the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock will be declared and made pro rata so that the amount of dividends declared on the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock bear to each other.

     The Company may not purchase any shares of the Convertible Exchangeable Preferred Stock or any Parity Dividend Stock (except for consideration payable in Common Stock or Junior Dividend Stock) or redeem fewer than all the shares of the Convertible Exchangeable Preferred Stock and Parity Dividend Stock then outstanding if the Company has failed to pay any accrued dividend on the Convertible Exchangeable Preferred Stock or any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, the Company may purchase or redeem fewer than all the shares of the Convertible Exchangeable Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the Convertible Exchangeable Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

     If the Company hereafter issues any series or class of stock that ranks senior as to dividends to the Convertible Exchangeable Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Senior Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), the Company may not pay or declare and set apart for payment any dividend on the Convertible Exchangeable Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend Stock, including the full dividends for the then-current dividend period, have been paid or declared and set apart for payment without interest. The Company has no Senior Dividend Stock outstanding on the date of this Prospectus Supplement.

     The dividend payable on Convertible Exchangeable Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable on any scheduled Convertible Exchangeable Preferred Stock dividend that may be in arrears.

     Under Maryland law, no distribution to stockholders may be made by the Company if, after giving effect to the distribution, (i) the Company would not be able to pay indebtedness of the Company as the indebtedness becomes due in the usual course of business, or (ii) the Company's total assets would be less than the sum of the Company's total liabilities plus, unless the charter permits otherwise, the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. The Company's Amended Certificate does not contain such a provision. The Existing Notes and Bank Credit Agreement limit the Company's ability to pay cash dividends on its capital stock, including the Convertible Exchangeable Preferred Stock, and future agreements may provide the same.

     Certain covenants under the Existing Indentures (as defined in the accompanying Prospectus), the Bank Credit Agreement and the Articles Supplementary relating to the Series C Preferred Stock restrict the amount of dividends that may be declared and paid by the Company on its capital stock including the Convertible Exchangeable Preferred Stock. Although the Company
presently believes it will be able to pay dividends on the Convertible Exchangeable Preferred Stock as required, there can be no assurance that the Company will be permitted under such restrictions to declare dividends throughout the term of the Convertible Exchangeable Preferred Stock. The Company may make other restricted payments or the Company's consolidated operating performance may decline, either of which could limit the Company's ability to declare dividends. In addition, under the terms of the Bank Credit Agreement, the Company would not be able to pay full cash dividends on the Convertible Exchangeable Preferred Stock beginning December 31, 1998 unless the Company's Total Indebtedness Ratio (as defined in the Bank Credit Agreement) improves from the Company's pro forma 1996 Total Indebtedness Ratio. As of December 31, 1996, on a pro forma basis assuming completion on January 1, 1996 of the 1996 Acquisitions, the HYTOPS Issuance, the Debt Issuance, the Heritage Acquisition, and the Preferred Stock Offering, this limitation would have allowed the Company to pay up to $16.3 million in dividends on capital stock for fiscal 1996. The Company must also satisfy other financial covenants under the Bank Credit Agreement to pay cash dividends. See "Risk Factors Restrictions Imposed by Terms of Indebtedness" in the accompanying Prospectus.


LIQUIDATION RIGHTS


     In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to the payment in full, or until provision has been made for the payment in full of all claims of creditors of the Company,
(i) holders of Convertible Exchangeable Preferred Stock are entitled to receive the liquidation preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends (including Additional Dividends, if any), whether or not declared, to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of stock hereafter issued that ranks junior as to liquidation rights to the Convertible Exchangeable Preferred Stock ("Junior Liquidation Stock"), and (ii) holders of Convertible Exchangeable Preferred Stock will not be entitled to receive the liquidation preference of their shares until the liquidation preference of any other series or class of stock hereafter issued that ranks senior as to liquidation rights to the Convertible Exchangeable Preferred Stock ("Senior Liquidation Stock"), if any, has been paid in full. The holders of Convertible Exchangeable Preferred Stock and any series or class of stock hereafter issued that ranks on a parity as to the liquidation rights with the Convertible Exchangeable Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the Convertible Exchangeable Preferred Stock and the Parity Liquidation Stock. The Series C Preferred Stock is Parity Liquidation Stock and the Series B Preferred Stock is Junior Liquidation Stock except in certain circumstances with respect to Mr. Baker's employment agreement as described above in which it becomes Parity Liquidation Stock.

     After payment in full of the liquidation preference plus any accrued and unpaid dividends (including Additional Dividends, if any), on the Convertible Exchangeable Preferred Stock, the holders will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.



VOTING RIGHTS


     The holders of Convertible Exchangeable Preferred Stock will have no voting rights except as described below or as required by law. In exercising any voting rights, each outstanding share of Convertible Exchangeable Preferred Stock will be entitled to one vote, although shares held by the Company or any entity controlled by the Company will have no voting rights.



     Whenever dividends on the Convertible Exchangeable Preferred Stock are in arrears in aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of the Company's Board of Directors will be increased by two, and the holders of Convertible Exchangeable Preferred Stock, voting separately as a class, will be entitled to select the two additional directors to the Board of Directors at (i) any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or (ii) at a special meeting of stockholders called by the Company at the request of the holders of the Convertible Exchangeable Preferred Stock; provided, that, at any time when shares of Convertible Exchangeable Preferred Stock are outstanding and after the earlier of (i) the time when the Amended Certificate is amended to increase the Board of Directors by two or two directors have resigned as contemplated by the next succeeding paragraph and
(ii) one year after the issue date of the Convertible Exchangeable Preferred Stock, if additional directors are not then holding office pursuant to those provisions, the number of directors at any such time constituting the Board of Directors may not exceed the number which is two less than the maximum number of directors then specified in the Amended Certificate. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.


     The Amended Certificate currently limits the number of directors to nine and, pursuant to the Amended Certificate, directors can only be removed from the Board of Directors "for cause". Accordingly, unless the Amended Certificate is amended to increase the number of directors that may be elected to the Board of Directors or unless two directors resign in order to accommodate the election of directors by the holders of Convertible Exchangeable Preferred Stock, such holders may be unable to elect the two directors to which such holders are entitled. If the Company fails, within one year after the issue date of the
Convertible   Exchangeable   Preferred  Stock,   either  to  cause  the  Amended
Certificate to be amended to increase the maximum number of directors by two or to cause two directors to resign, then the Company shall pay additional
dividends   ("Additional   Dividends")   to  the  holders  of  the   Convertible
Exchangeable   Preferred  Stock.   Additional  Dividends  shall  accrue  on  the
Convertible Exchangeable Preferred Stock over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following the first anniversary of the issue date of the Convertible Exchangeable Preferred Stock, with such Additional Dividend rate increasing by an additional
 .25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Dividend rate on any shares of the Convertible Exchangeable Preferred Stock may not exceed 1.5% per annum; and provided further, that when the Amended Certificate has been so amended or such directors have resigned, Additional Dividends shall cease to accrue.


     Any Additional Dividends will be payable in cash on the various payment dates related to the Convertible Exchangeable Preferred Stock. The Additional Dividends will be determined by multiplying the applicable Additional Dividend rate by the liquidation preference of the Convertible Exchangeable Preferred Stock multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period, and the denominator of which is 360.

     In addition, so long as any Convertible Exchangeable Preferred Stock is outstanding, the Company will not, without the affirmative vote or consent of the holders of at least 66 2/3% of all outstanding shares of Convertible
Exchangeable Preferred Stock, (i) amend, alter or repeal (by merger or otherwise) any provision of the Amended Certificate or the Bylaws of the Company so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions of the Convertible Exchangeable Preferred Stock,
(ii) authorize any new class of Senior Dividend Stock, any Senior Liquidation Stock or any security convertible into or exchangeable for Senior Dividend Stock or Senior Liquidation Stock or (iii) effect any reclassification of the Convertible Exchangeable Preferred Stock or any reclassification of any capital stock into Senior Dividend Stock or Senior Liquidation Stock.

REDEMPTION AT OPTION OF THE COMPANY


     The Convertible Exchangeable Preferred Stock will be redeemable, at the Company's option, in whole or from time to time in part, at any time on or after , 2000, upon not less than 30 nor more than 60 days' prior notice by first class mail to each holder of Convertible Exchangeable Preferred Stock to be redeemed at its address appearing in the security register at the following redemption prices ("Redemption Prices") plus accrued and unpaid dividends (including Additional Dividends, if any), expressed on a per share basis, whether or not declared, to the date of redemption.

     If redeemed during the 12-month period beginning in the year indicated, the Redemption Price shall be:





                 PRICE                                      PRICE
   YEAR        PER SHARE               YEAR                PER SHARE
------------   -----------   ---------------------------   ----------
2000  ......   $             2004  .....................      $
2001  ......                 2005  .....................
2002  ......                 2006  .....................
2003  ......                 2007 and thereafter  ......       50


     If fewer than all the outstanding shares of Convertible Exchangeable Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such other manner as the Board of Directors may reasonably determine to be equitable. There is no mandatory redemption or sinking fund obligation for the Convertible Exchangeable Preferred Stock. In the event that the Company has failed to pay accrued and unpaid dividends (including Additional Dividends, if any) on the Convertible Exchangeable Preferred Stock, it may not redeem less than all of the outstanding shares of the Convertible Exchangeable Preferred Stock until all such accrued and unpaid dividends have been paid in full.

     After the redemption date, dividends will cease to accrue on the shares of Convertible Exchangeable Preferred Stock called for redemption and all rights of the holders of those shares will terminate, except the conversion rights to the extent described below and the right to receive the redemption price plus accrued and unpaid dividends (including Additional Dividends, if any), whether or not declared, to the redemption date, without interest. The Bank Credit Agreement, the Existing Indentures and the Articles Supplementary relating to the Series C Preferred Stock restrict the ability of the Company to redeem the Convertible Exchangeable Preferred Stock and future agreements may do the same.



     Shares of Convertible Exchangeable Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Maryland law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of preferred stock must be in compliance with the Articles Supplementary and except that such shares may not be reissued or sold as shares of Convertible Exchangeable Preferred Stock.

CONVERSION RIGHTS

     Each holder of Convertible Exchangeable Preferred Stock will have the right, at the holder's option, to convert any or all shares into Class A Common Stock at any time at a conversion price (subject to adjustment as described below) of $ per share of the underlying Class A Common Stock. If the Convertible Exchangeable Preferred Stock is called for redemption, the conversion right will terminate at the close of business on the second day preceding the redemption date fixed by the Board of Directors.


     Holders of shares of Convertible Exchangeable Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. If shares of Convertible Exchangeable Preferred Stock not called for redemption are surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on any corresponding Dividend Payment Date such shares so surrendered must be accompanied by payment in same day funds of an amount equal to the dividend payable on such shares on such Dividend Payment Date and such shares will be entitled to such dividends. No such payment will be required to accompany shares of Convertible Exchangeable Preferred Stock called for redemption and surrendered during such period and which are not converted. A holder of shares of Convertible Exchangeable Preferred Stock on a dividend record date who (or whose transferee) tenders any such shares for conversion into shares of Class A Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such shares of Convertible Exchangeable Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Convertible Exchangeable Preferred Stock for conversion. Except as provided above, the Company will make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A Common Stock issuable upon such conversion. No fractional shares of Class A Common Stock will be required to be issued upon conversion but, in lieu thereof, the Company may deliver cash in an appropriate amount which will be paid based on the last reported sale price for the Class A Common Stock on the day of conversion.

     The conversion price will be subject to adjustment upon the occurrence of any of the following events: (i) the subdivision, combination or reclassification of outstanding shares of Class A Common Stock; (ii) the payment in shares of Common Stock of a dividend or distribution on any class of capital stock of the Company; (iii) the issuance of rights or warrants to all holders of Class A Common Stock or Class B Common Stock or both entitling them to acquire shares of Common Stock at a price per share less than the average of the last reported sales price of the Class A Common Stock for the five consecutive trading days immediately prior to such issuance; (iv) the distribution to holders of Class A Common Stock or Class B Common stock or both of shares of capital stock other than Common Stock, evidences of indebtedness, cash or assets (including securities, but excluding dividends or distributions paid exclusively in cash and dividends, distributions, rights and warrants referred to above);
(v) a distribution consisting exclusively of cash (excluding any cash distributions referred to in (iv) above) to all holders of Class A Common Stock or Class B Common Stock or both in an aggregate amount that, together with (A) the aggregate amount of all other cash distributions to all holders of the Class A Common Stock or Class B Common Stock within the 12 months preceding such distribution and (B) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding such distribution, exceeds 12.5% of the Company's Market Capitalization (as defined below) on the date fixed for determining the stockholders entitled to such distribution; and (vi) the consummation of a tender offer made by the Company or any Subsidiary of the Company for Common Stock which involves an aggregate consideration that, together with (X) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or a Subsidiary for Common Stock consummated within the 12 months preceding the consummation of such tender offer and (Y) the aggregate amount of all cash distributions (excluding any cash distributions referred to in (iv) above) to all holders of the Class A Common Stock or Class B Common Stock or both within the 12 months preceding the consummation of such tender offer, exceeds 12.5% of the Company's Market Capitalization on the date of consummation of such tender offer. No adjustment of the conversion price will be


                                      S-75
made until cumulative adjustments amount to one percent or more of the conversion price as last adjusted; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made successively.


     "Market Capitalization" means the product of the number of issued and outstanding shares of Common Stock multiplied by the last reported sales price of the Class A Common Stock.


     The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the conversion price is so reduced, the Company shall mail to holders of the Convertible Exchangeable Preferred Stock a notice of the reduction at least 15 days before the date the reduced conversion price takes effect, stating the reduced conversion price and the period it will be in effect.


     In case of any reclassification of the Class A Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Class A Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or other property, then the holder of each share of Convertible Exchangeable Preferred Stock then outstanding shall have the right thereafter, during the period that the Convertible Exchangeable Preferred Stock shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock into which one share of Convertible Exchangeable Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The kind and amount of securities into or for which the shares of Convertible Exchangeable Preferred Stock will be convertible or redeemable after consummation of such transaction will be subject to adjustment as described above following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing and the surviving corporation in any such transaction agrees in writing to comply with the terms of the foregoing.


CHANGE OF CONTROL



     If a Change of Control (as hereinafter defined) occurs with respect to the Company, then shares of the Convertible Exchangeable Preferred Stock may be converted, at the option of the holder thereof, at any time from the date of such Change of Control until the expiration of 45 days after the date of a notice by the Company to all holders of the Convertible Exchangeable Preferred Stock of the occurrence of the Change of Control, into the number of shares of Class A Common Stock determined by dividing (i) the $50 liquidation preference of the Convertible Exchangeable Preferred Stock, plus accrued and unpaid dividends, if any, up to but excluding the date of the Change of Control by (ii) the adjusted conversion price. The adjusted conversion price (the "Adjusted Conversion Price") is the greater of (i) the average of the last reported sales price per share of the Class A Common Stock for the last five trading days before the Change of Control or (ii) $ (being 66 2/3% of the last reported sales price of the Class A Common Stock on the day before the date of this Prospectus Supplement) as adjusted for stock splits or combinations. The special conversion rights will exist upon the occurrence of any Change of Control, whether or not the transaction relating thereto has been approved by management of the Company and may not be waived by management. Exercise of the special conversion rights by the holder of a share of Convertible Exchangeable Preferred Stock will be irrevocable. If the Change of Control involves a consolidation, merger or sale of assets of the Company, the holders of Convertible Exchangeable Preferred Stock exercising their special conversion rights will be entitled to receive the same consideration as received for the number of shares of Class A Common Stock into which their shares of Convertible Exchangeable Preferred Stock would have been converted pursuant to the special conversion rights. These special conversion rights are in addition to the regular conversion rights that apply to the Convertible Exchangeable Preferred Stock.

     The Company may, at its option, elect to pay holders of the Convertible Exchangeable Preferred Stock exercising their special conversion rights an amount in cash equal to the $50 liquidation preference of the Convertible Exchangeable Preferred Stock, plus accrued and unpaid dividends, if any, up to but excluding the date of the Change of Control, in which event no conversion pursuant to the exercise of the special conversion rights set forth in the preceding paragraph will occur, unless the Company defaults in making payment of such amounts.

     A Change of Control will result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. Moreover, the Bank Credit Agreement prohibits the repurchase of the Convertible Exchangeable Preferred Stock by the Company. A Change of Control will also allow holders of Existing Notes or holders of Series C Preferred Stock to require the Company to redeem either the Existing Notes or the Series C Preferred Stock, as the case may be.

     The existence of these special conversion rights may deter certain mergers, tender offers or other takeover attempts and may thereby adversely affect the market price of the Class A Common Stock.


     "Change of Control"  means the  occurrence of any of the following  events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Ruled 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under the terms of the indenture relating to the 1997 Notes as in effect on the date of this Prospectus Supplement, without giving effect to any later amendments thereto (and such amount shall be treated as a Restricted Payment) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger, Sale of Assets" of the 1997 Indenture.


     "Disqualified Equity Interests" means any equity interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any stated maturity of the principal of the applicable security or are redeemable at the option of the holder thereof at any time prior to any such stated maturity, or are convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option or the holder thereof.

     "Permitted  Holders" means as of the date of determination (i) any of David
D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members of the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of any of the Persons described in clauses (i),
(ii) or (iv) or any trust for the benefit of such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and
(ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, who, in each case, at any particular date shall beneficially own or have the right to acquire, directly or indirectly, equity interests of the Company.

     The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under Maryland law (which is the Company's state of incorporation) to represent a specific quantitative test. As a consequence, in the event the Holders of the Convertible Exchangeable Preferred Stock elected to exercise their rights in the event of a Change of Control under the terms set forth above and the Company elected to contest such election, there could be no assurance as to how a court interpreting Maryland law would interpret the phrase.


EXCHANGE RIGHTS


     Subject to certain conditions, the Company may, at its option, on any scheduled Dividend Payment Date on or after , 2000, exchange the Convertible Exchangeable Preferred Stock, in whole but not in part, for the Exchange Debentures; provided that (i) on the date of such exchange there are no accumulated and unpaid dividends (whether or not declared) (including Additional Dividends, if any) on the Convertible Exchangeable Preferred Stock which are not being simultaneously paid with such exchange (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient for any such dividends; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (iv) no default or event of default would exist under the Existing Indentures or the Bank Credit Agreement. See "Description of Exchange Debentures" below for the terms of the Exchange Debentures. Holders of Convertible Exchangeable Preferred Stock so exchanged will be entitled to receive, subject to the succeeding sentence $1,000 principal amount of Exchange Debentures for each $1,000 of liquidation preference of Convertible Exchangeable Preferred Stock held by such holders at the time of exchange plus an amount per share in cash equal to all accrued but unpaid dividends thereon to the date of exchange. The Exchange Debentures will be issued (i) only in denominations of $1,000 and integral multiples thereof with a single Exchange Debenture in an amount less than $1,000 to effectuate the transfer or exchange or (ii) in such other denominations as may be authorized by the Company for purposes of transfer or exchange. An amount in cash may be paid to holders for any principal amount otherwise issuable which is less than $1,000. Following such exchange, all dividends on the Convertible Exchangeable Preferred Stock will cease to accrue, the rights of the holders of Convertible Exchangeable Preferred Stock as stockholders of the Company shall cease and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated as the registered holder or holders of such Exchange Debentures. Notice of exchange will be mailed at least 30 days but not more than 60 days prior to the date of exchange to each holder of Convertible Exchangeable Preferred Stock. See "Description of Exchange Debentures" below.

     In addition, under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer law, if at the time of the Company's payment of dividends on, redemption of or exchange of Exchange Debentures for, the Convertible Exchangeable Preferred Stock (i) the Company is insolvent or rendered insolvent by reason thereof; (ii) the Company is engaged in a business or transaction for which the Company's remaining assets constitute unreasonably small capital; or (iii) the Company intends to incur or believes that it would incur debts beyond its ability to pay such debts as they mature, then the relevant distribution to holders of Convertible Exchangeable Preferred Stock could be avoided in whole or in part as a fraudulent conveyance and such holders could be required to return the same or equivalent amounts to or for the benefit of existing or future creditors of the Company. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature. See "Description of Exchange Debentures - Fraudulent Conveyance Considerations."

     The Bank Credit Agreement, the Existing Indentures and the Articles Supplementary relating to the Series C Preferred Stock restrict the Company's ability to exchange the Convertible Exchangeable Preferred Stock for the Exchange Debentures.


GLOBAL CERTIFICATE

         Shares of Convertible Exchangeable Preferred Stock will be evidenced initially by one or more registered global certificates (the "Global Certificate") which will be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, record ownership of the Global Certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Owners of beneficial interests in the Global Certificate may hold their interests in the Global Certificate directly through DTC if such holder is a participant in DTC or indirectly through organizations that are participants in DTC ( the "Participants"). Persons who are not Participants may beneficially own interests in the Global Certificate held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede & Co., as nominee of DTC, is the registered owner of the Global Certificate, Cede & Co, for all purposes will be considered the sole holder of the Global Certificate. Except as noted below, owners of beneficial interests in the Global Certificate will be entitled to receive physical delivery of certificates in definitive form.

         Payment of dividends on and any redemption price with respect to the Global Certificate will be made to Cede & Co., the nominee for DTC, as registered owner of the Global Certificate, by wire transfer of immediately available funds on each dividend payment date or redemption date, as applicable. Neither the Company nor the Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company has been informed by DTC that, with respect to any payment of dividends on, or the redemption price with respect to, the Global Certificate, DTC's practice is to credit Participants' accounts on the payment date therefor, with payments in amounts proportionate to their respective beneficial interests in the Convertible Exchangeable Preferred Stock represented by the Global Certificate as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in the Convertible Exchangeable Preferred Stock represented by the Global Certificate held through such Participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

         Transfers between Participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Certificate to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in the Convertible Exchangeable Preferred Stock represented by the Global Certificate to pledge such interest to persons or entitles that do not participate in the DTC system, or otherwise take actions in respect of such interest may be affected by lack of a physical certificate evidencing such interest.

     Neither the Company nor the Transfer Agent will have responsibility for the performance of DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Convertible Exchangeable Preferred Stock including, without limitation, the presentation of Convertible Exchangeable Preferred Stock for exchange or conversion as described above) only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited, and only in respect of the Convertible Exchangeable Preferred Stock represented by the Global Certificate as to which such Participant or Participants has or have given such direction.

     DTC has also advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the
Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants and through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Underwriters. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as brokers, dealers and trust companies through, or which maintain a custodial relationship with, a Participant, either directly or indirectly.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Certificate among Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause the Convertible Exchangeable Preferred Stock to be issued in definitive form in exchange for the Global Certificate. In addition, the Company in its sole discretion may at any time determine not to have any of the Convertible Exchangeable Preferred Stock represented by the Global Certificate.


OTHER PROVISIONS

     The shares of Convertible Exchangeable Preferred Stock, and the Class A Common Stock when issued upon conversion thereof, will be duly and validly issued, fully paid and nonassessable.

     The holders of shares of Convertible Exchangeable Preferred Stock will have no preemptive rights with respect to any securities of the Company.

     The Company intends to apply for listing of the Convertible Exchangeable Preferred Stock on the Nasdaq National Market. Prior to the issuance of the Convertible Exchangeable Preferred Stock, there will be no trading market for the shares of Convertible Exchangeable Preferred Stock, and there can be no assurance that a market will develop. See "Risk Factors - Absence of Public Trading Market" in the accompanying Prospectus.

     If shares of the Convertible Exchangeable Preferred Stock trade, they are expected to trade at a price that takes into account the value, if any, of accrued and unpaid distributions; thus, purchasers will not pay for, and sellers will not receive, any accrued and unpaid distributions that are not included in the trading price of the Convertible Exchangeable Preferred Stock.

     The Convertible Exchangeable Preferred Stock pays dividends at a fixed rate. The liquidation preference of the Convertible Exchangeable Preferred Stock is not necessarily indicative of the price at which the Convertible Exchangeable Preferred Stock will actually trade at or after the time of the issuance thereof, and the Convertible Exchangeable Preferred Stock may trade at prices below its liquidation preference. The market price can be expected to fluctuate with changes in other securities that pay dividends or interest at a fixed rate and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of debt and other securities that pay dividends or interest at a fixed rate.

     The registrar, transfer agent, conversion agent and dividend disbursing agent for the Convertible Exchangeable Preferred Stock and the transfer agent and registrar for the Class A Common Stock issuable upon conversion thereof is The First National Bank of Boston.

                      DESCRIPTION OF EXCHANGE DEBENTURES


     The Exchange Debentures will be issued under an indenture, a copy of the form of which will be filed as an exhibit to the registration statement of which this Prospectus Supplement is a part (the "Exchange Debenture Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"). The following summaries of certain provisions of the Exchange Debenture Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Exchange Debenture Indenture, including the definition therein of certain terms. Wherever particular sections or defined terms of the Exchange Debenture Indenture are referred to, such sections or defined terms are incorporated herein by reference. For purposes of the following discussion, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company, including, without limitation, the Company's Class A Common Stock and Class B Common Stock.


GENERAL

     The Exchange Debentures will be unsecured obligations of the Company, will be limited to $150 million in aggregate principal amount (plus an amount equal to the aggregate liquidation preference of any shares of Convertible Exchangeable Preferred Stock issued upon exercise of the Underwriters' over-allotment option) and will mature on , 2012. The Exchange Debentures will bear interest at the rate per annum of % from the date of original issuance of Exchange Debentures pursuant to the Indenture, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly on , , and of each year (each an "Interest Payment Date") commencing on the first such payment date following the date of the exchange, to the Person in whose name the Exchange Debenture (or any predecessor Exchange Debenture) is registered at the close of business on the preceding , , and
         , as the case may be. Interest on the Exchange Debentures will be paid on the basis of a 360-day year of twelve 30-day months.


     Principal of, and premium, if any, and interest on, the Exchange Debentures will be payable (i) in respect of Exchange Debentures held of record by The Depository Trust Company ("DTC") or its nominee, in same day funds on or prior to the payment dates with respect to such amounts and (ii) in respect of Exchange Debentures held of record by holders other than DTC or its nominee, at the corporate trust office of the Trustee. In addition, with respect to Exchange Debentures held of record by holders other than DTC or its nominee, payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto as it appears in the register for the Exchange Debentures on the regular record date for such interest (the "Regular Record Date"). The Exchange Debentures may be surrendered for transfer, exchange or conversion at the corporate trust office of the Trustee. Except under certain conditions, the Exchange Debentures will not be issued in certificate form but will be held by DTC in permanent global form.

     The Exchange Debentures will be issued only in registered form, without coupons and in denominations of $1,000 or any integral multiple thereof or such other denomination as determined by the Company. No service charge will be made for any transfer or exchange of the Exchange Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including the fees and expenses of the Trustee) payable in connection therewith. The Company is not required (i) to issue, register the transfer of or exchange any Exchange Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Exchange Debenture selected for redemption in whole or in part, except the unredeemed portion of Exchange Debentures being redeemed in part.

     All monies paid by the Company to the Trustee or any Paying Agent for the payment of principal of and premium if any and interest on any Exchange Debenture which remain unclaimed for two years after such principal, premium or interest become due and payable may be repaid to the Company. Thereafter, the registered holder of such Exchange Debenture may, as an unsecured general creditor, look only to the Company for payment thereof.

     The Exchange Debenture Indenture does not contain any provisions that would provide protection to holders of the Exchange Debentures against a sudden and dramatic decline in credit quality of the Company resulting from any takeover, recapitalization or similar restructuring, except as described below under "Change of Control."


CONVERSION RIGHTS

     The holder of any Exchange Debenture will have the right, at the holder's option, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Class A Common Stock at any time prior to maturity, initially at the conversion rate in effect on the Convertible Exchangeable Preferred Stock at the date of exchange of the Convertible Exchangeable Preferred Stock for Exchange Debentures (subject to adjustments as described below), except that if an Exchange Debenture is called for redemption, the conversion right will terminate on the close of business on the second business day preceding the date fixed for redemption. No payment of interest and no adjustment in respect of dividends will be made upon the conversion of any Exchange Debenture, and the holder will lose any right to payment of interest on the Exchange Debentures surrendered for conversion. Exchange Debentures surrendered for conversion during the period from the Regular Record Date for an interest payment to the corresponding Interest Payment Date (except Exchange Debentures called for redemption during that period) must be accompanied by payment of an amount equal to the interest upon conversion. No fractional shares will be issued upon conversion but, in lieu thereof, an appropriate amount will be paid in cash based on the last reported sale price for the shares of Class A Common Stock on the day of conversion. The provisions in the Exchange Debenture Indenture for adjustment of the conversion rate (including a reduction of the conversion rate under certain circumstances) and conversion in connection with a reclassification, consolidation, merger, sale, transfer or share exchange will be substantially the same as those applicable to the Convertible Exchangeable Preferred Stock described above under the caption "Description of Convertible Exchangeable Preferred Stock Conversion Rights."


SUBORDINATION

     The payment of the principal of and premium, if any, and interest on the Exchange Debentures will, to the extent set forth in the Exchange Debenture Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt in cash or cash equivalents or in any other form acceptable to the holders of Senior Debt. The Exchange Debentures will be subordinated indebtedness of the Company ranking junior to all existing and future Senior Subordinated Indebtedness of the Company and pari passu to all other existing and future subordinated indebtedness of the Company.

     As of June 30, 1997 on a pro forma basis, after giving effect to the Debt Issuance, the sale of the Convertible Exchangeable Preferred Stock offered hereby and the application of the estimated net proceeds thereof, the aggregate amount of Senior Debt that ranked senior in right of payment to the Exchange Debentures would have been approximately $1.6 billion. As the Company is a holding company, substantially all of the Company's assets consist of the capital stock of its Subsidiaries. Except to the extent that the Company may itself be a creditor with recognized claims against its Subsidiaries, the claims of the holders of the Exchange Debentures are effectively subordinated to the claims of the direct creditors of the Subsidiaries of the Company. All of the Senior Debt is guaranteed by substantially all of the Company's Subsidiaries. Subject to compliance with certain limitations in the Company's debt instruments, the Company and its Subsidiaries may incur additional indebtedness. See "Risk Factors - Subordination of the Subordinated Debt Securities and the Related Guarantees; Asset Encumbrances" in the accompanying Prospectus and "Capitalization" herein.

     During the continuance of any default in the payment of any Senior Debt and non-payment default with respect to Senior Debt pursuant to which the maturity thereof has been accelerated, no payment or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on the Exchange Debentures or on account of the purchase, redemption, defeasance or other acquisition of the Exchange Debentures unless and until such default has been cured, waived or has ceased to exist or such Senior Debt shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of Senior Debt.

     During the continuance of any non-payment default with respect to any Designated Senior Debt pursuant to the terms of which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from a representative of the holder of any Designated Senior Debt of a written notice of such default, no payment or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on the Exchange Debentures or on account of the purchase, redemption, defeasance or other acquisition of the Exchange Debentures for the period specified below (the "Payment Blockage Period").


     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee from a representative of the holders of any Designated Senior Debt and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Debt as to which notice was given shall not therefore have been accelerated); (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured or waived or ceased to exist or on which such Designated Senior Debt is discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of Designated Senior Debt; or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the representative of holders of Designated Senior Debt or the holders of at least a majority of the Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and
(iii), the Company shall promptly resume making any and all required payments in respect of the Exchange Debentures, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company of the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, premium, if any, or interest on the Exchange Debentures may not be made may commence and that the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

     If the Company fails to make any payment on the Exchange Debentures when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Exchange Debenture Indenture and would enable the holders of the Exchange Debentures to accelerate the Maturity thereof. See "Events of Default."

     The Exchange Debenture Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, all Senior Debt must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Debt, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Exchange Debentures.

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Debt may recover more, ratably, than the holders of the Exchange Debentures, and funds which would be otherwise payable to the holders of the Exchange Debentures will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Debt, and the Company may be unable to meet its obligations fully with respect to the Exchange Debentures.


FRAUDULENT CONVEYANCE CONSIDERATIONS

     Under applicable provisions of the federal bankruptcy law or comparable provisions of state fraudulent transfer law, if a court were to find that at the time of the exchange of the Convertible Exchangeable Preferred Securities for Exchange Debentures (i) the Company was insolvent or rendered insolvent by reason thereof, (ii) the Company was engaged, or about to engage, in a business or transaction for which the Company's remaining assets constitute unreasonably small capital, (iii) the Company intended to incur or believed that it would incur debts beyond its ability to pay such debts as they mature or (iv) the Company was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if in either case, after final judgment, the judgment is unsatisfied). In such case, the holders could be required to return the Exchange Debentures to or for the benefit of existing or future creditors of the Company. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction which is being applied. Generally, an entity would be considered insolvent if, at the time it incurs any obligation
(i) the sum of its debts, including contingent liabilities, was greater than the fair salable value of its assets at a fair valuation, (ii) the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature, or (iii) it is incurring debt beyond its ability to pay as such debt matures.


REDEMPTION AT OPTION OF THE COMPANY

     The Exchange Debentures will be redeemable, at the Company's option, in whole or from time to time in part, at any time on or after , 2000, upon not less than 30 nor more than 60 days' prior notice by first class mail to each holder of Exchange Debentures to be redeemed at its address appearing in the security register and prior to maturity at the following redemption prices ("Redemption Prices") (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     If redeemed during the 12-month period beginning , in the year indicated, the Redemption Price shall be:





               REDEMPTION                           REDEMPTION
   YEAR          PRICE              YEAR              PRICE
------------   ------------   -------------------   -----------
2000  ......        %         2004   ............          %
2001  ......                  2005   ............
2002  ......                  2006   ............
2003  ......                  2007 and thereafter       100%


SINKING FUND AND DEFEASANCE

     There will be no sinking fund or defeasance rights.



CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(i) either (1) the Company shall be the surviving corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Exchange Debentures and the Exchange Debenture Indenture, and the Exchange Debenture Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) such transaction does not adversely effect the validity or enforceability of the Exchange Debentures; and (iv) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Exchange Debenture Indenture and that all conditions precedent provided for in the Exchange Debenture Indenture relating to such transaction have been complied with.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under the Exchange Debenture Indenture and the Exchange Debentures.

CHANGE OF CONTROL

     If a Change of Control (as defined under the caption "Description of Convertible Exchangeable Preferred Stock - Change of Control") shall occur at any time, then each holder of Exchange Debentures shall have the right to require that the Company purchase such holder's Exchange Debentures in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 100% of the principal amount of such Exchange Debentures, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Exchange Debenture Indenture.

     Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to the holder of Exchange Debentures, by first-class mail, postage prepaid, at their addresses appearing in the security register, stating, among other things, the Change of Control Purchase Price and that the Change of Control Purchase Date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Exchange Debenture not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Exchange Debentures must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Debentures that might be delivered by holders of the Exchange Debentures seeking to accept the Change of Control Offer. The holders of the Existing Notes and the Series C Preferred Stock have rights upon a Change of Control that are similar to the rights of the holders of the Exchange Debentures. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. Moreover, the Bank Credit Agreement prohibits the repurchase of the Exchange Debentures by the Company. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Exchange Debenture Indenture.

     The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Exchange Debenture Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Exchange Debentures elected to exercise their rights under the Exchange Debenture Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require the Company to repurchase such holder's Exchange Debentures upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

     The provisions of the Exchange Debenture Indenture will not afford holders of Exchange Debentures the right to require the Company to repurchase the Exchange Debentures in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the Exchange Debentures, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

     The Company will comply with tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.


EVENTS OF DEFAULT


     An Event of Default will occur under the Exchange Debenture Indenture if:

     (i) there shall be a default in the payment of any interest on any Exchange Debenture when it becomes due and payable, and such default shall continue for a period of 30 days;

     (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Exchange Debenture at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

     (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under the Exchange Debenture Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b) or (c) of this clause (iii)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Exchange Debentures; (b) there shall be a default in the performance or breach of the provisions described in "- Consolidation, Merger, Sale of Assets"; or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions described in "- Change of Control";

     (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

     (v) there shall have been the entry by a court of competent jurisdiction of
(a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (vi) (a) the Company or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or
(e) the Company or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (vi).

     If an Event of Default (other than as specified in clauses (v) and (vi) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Exchange Debentures outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Exchange Debentures to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the holders of the Exchange Debentures); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Exchange Debentures by appropriate judicial proceeding. If an Event of Default specified in clause (v) or (vi) of the prior paragraph occurs and is continuing, then all the Exchange Debentures shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Exchange Debentures, together with accrued and unpaid interest, if any, to the date the Exchange Debentures become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Exchange Debentures, the holders of the Exchange Debentures shall give notice to the agent under the Bank Credit Agreement of such acceleration.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Exchange Debentures outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Exchange Debenture Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Exchange Debentures, (iii) the principal of and premium, if any, on any Exchange Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Exchange Debentures and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Exchange Debentures; and
(b) all Events of Default, other than the non-payment of principal of the Exchange Debentures which have become due solely by such declaration of acceleration, have been cured or waived.

     The holders of not less than a majority in aggregate principal amount of the Exchange Debentures outstanding may on behalf of the holders of all the Exchange Debentures waive any past default under the Exchange Debenture Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Exchange Debenture, or in respect of a covenant or provision which under the Exchange Debenture Indenture cannot be modified or amended without the consent of the holder of each Exchange Debenture outstanding.

     The Company is also required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Exchange Debenture Indenture, including whether or not any default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Exchange Debenture Indenture at the request or direction of any of the holders of the Exchange Debentures unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign. The Exchange Debenture Indenture provides that the Trustee may withhold notice to the holders of the Exchange Debentures of any continuing default (except in the payment of the principal of or premium, if any, or interest on any Exchange Debentures) if the Trustee considers it in the interest of holders of the Exchange Debentures to do so.


MODIFICATION, AMENDMENTS AND WAIVERS

     Modifications and amendments of the Exchange Debenture Indenture may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Exchange Debentures; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Exchange Debenture affected thereby: (i) change the stated Maturity of the principal of, or any installment of interest on, any Exchange Debenture or reduce the principal amount thereof or the rate of interest thereon or any premium, if any, payable upon the redemption thereof, or change the coin or currency in which the principal of any Exchange Debenture or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated Maturity thereof (or in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the provisions described in "- Change of Control," including amending, changing or modifying any definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Exchange Debentures, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Exchange Debenture Indenture or certain defaults; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Exchange Debentures required for such actions or to provide that certain other provisions of the Exchange Debenture Indenture cannot be modified or waived without the consent of the holder of each Exchange Debenture affected thereby; (v) except as otherwise permitted under "Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company of any of its rights and obligations under the Exchange Debenture Indenture; or (vi) amend or modify any of the provisions of the Exchange Debenture Indenture relating to the subordination or conversion of the Exchange Debentures in any manner adverse to the holders of the Exchange Debentures.

     The holders of a majority in aggregate principal amount of the Exchange Debentures outstanding may waive compliance with certain restrictive covenants and provisions of the Exchangeable Debenture Indenture.


SATISFACTION AND DISCHARGE

     The Exchange Debenture Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or conversion of Exchange Debentures, as expressly provided for in the Exchange Debenture Indenture) as to all outstanding Exchange Debentures when (a) either (i) all of the Exchange Debentures therefore authenticated and delivered (except lost, stolen or destroyed Exchange Debentures which have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Exchange Debentures not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Debentures not therefore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such stated Maturity or redemption date; (b) the Company has paid or caused to be paid all other sums payable under the Exchange Debenture Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that (i) all conditions precedent under the Exchange Debenture Indenture relating to the satisfaction and discharge of the Exchange Debenture Indenture have been complied with and
(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Exchange Debenture Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.


PAYMENTS OF PRINCIPAL AND INTEREST

     The Exchange Debenture Indenture will require that payments in respect of the Exchange Debentures (including principal, premium, if any, and interest) held of record by DTC (including Exchange Debentures evidenced by the Global Exchange Debentures) be made in same day funds. Payments in respect of the Exchange Debentures held of record by holders other than DTC may, at the option of the Company, be made by check and mailed to such holders of record as shown on the register for the Exchange Debentures.


GOVERNING LAW

     The Exchange Debenture Indenture and Exchange Debentures will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state's conflict of laws principles.


INFORMATION CONCERNING THE TRUSTEE

     The Exchange Debenture Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within ninety days, apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Exchange Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Exchange Debenture Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Exchange Debenture Indentures at the request of any of the holders of the Exchange Debentures, unless they shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


OTHER PROVISIONS

     The Company is under no obligation to apply for listing of the Exchange Debentures on any securities exchange or on any automated interdealer quotation system. If the Company did apply for any such listing, there is no assurance that such application would be granted or that, if granted, an active trading market would develop. See "Risk Factors - Absence of Public Trading Market for Certain Securities" in the accompanying Prospectus.

                              CERTAIN DEFINITIONS

     Set forth below is a summary of certain terms used in the Exchange Debenture Indenture and the Articles Supplementary:

     "Bank  Credit  Agreement"  means  the Third  Amended  and  Restated  Credit
Agreement, dated as of May 20, 1997, between the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein and The Chase Manhattan Bank as agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder.

     "Designated Senior Debt" is defined as (i) all Senior Debt outstanding under the Bank Credit Agreement and (ii) any other Senior Debt which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for Indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Indebtedness arises as "Designated Senior Debt" by the Company.

     "Equity Interest" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

     "Existing  Indentures" means the indentures relating to the Existing Notes.


     "Existing Notes" means the Company's 10% Senior Subordinated Notes due 2003, the Company's 10% Senior Subordinated Notes due 2005, and the Company's 9% Senior Subordinated Notes due 2007.

     "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

     "Founders' Notes" means the term notes, dated September 30, 1990, made by the Company to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among the Company, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

     "Guaranteed Debt" of any Persons means, without duplication, all Indebtedness of any other person referred to in the definition of Indebtedness contained in this section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but includ-
ing, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all capital lease obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Company and its Subsidiaries with respect to Film Contracts entered into in the ordinary course of business.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreement, as defined in the Bank Credit Agreement.

     "Maturity," when used with respect to any Exchange Debenture, means the date on which the principal of such Exchange Debenture becomes due and payable as provided in the Exchange Debenture or as provided in the Exchange Debenture Indenture, whether at stated Maturity, the offer date, or the redemption date and whether by declaration of acceleration, offer in respect of excess proceeds, Change of Control, call for redemption or otherwise.

     "Person" means any individual, corporate, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "Restricted Subsidiary" means a Subsidiary subject to the covenants or events of default under the agreements governing other indebtedness of the Company.

     "Senior Subordinated Indebtedness" means the Existing Notes and all other Indebtedness ranking pari passu in right of payment with the Existing Notes.


     "Senior Debt" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or note allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Exchange Debenture Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Exchange Debentures. Without limiting the generality of the foregoing, "Senior Debt" shall include
(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Debt to the extent that the Indebt-edness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders' Notes, (iii) existing and future Senior Subordinated Indebtedness of the Company and (iv) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Debt" shall not include (i) Indebtedness evidenced by the Exchange Debentures, (ii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iii) Indebtedness which is represented by Disqualified Equity Interests, (iv) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (v) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a subsidiary or any other affiliate of the Company or any of such affiliate's subsidiaries, and (vi) Indebtedness owed by the Company for compensation to employees or for services.

     "Subsidiary" means any Person a majority of the equity ownership or the voting stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                    DESCRIPTION OF INDEBTEDNESS OF SINCLAIR

BANK CREDIT AGREEMENT

     On May 20, 1997, the Company amended and restated the Bank Credit Agreement. The terms of the Bank Credit Agreement as amended and restated are summarized below. The summary set forth below does not purport to be complete and is qualified in its entirety by reference to the provisions of the Bank Credit Agreement. A copy of the Bank Credit Agreement is available upon request from the Company. In addition, not all indebtedness of the Company is described below, only that incurred in connection with the Existing Notes and indebtedness that has been incurred since May 20, 1997. The terms of other indebtedness of the Company are set forth in other documents previously filed by the Company with the Commission. See "Available Information."

     The Company entered into the Bank Credit Agreement with the Banks. The Bank Credit Agreement is comprised of two components, consisting of (i) the $400 million Revolving Credit Facility and (ii) the $600 million Term Loan. An additional term loan in the amount of $400 million is available to the Company under the Bank Credit Agreement. The Company has borrowed no funds with respect to this additional term loan. Beginning March 31, 2000, the commitment under the Revolving Credit Facility is subject to mandatory quarterly reductions to the following percentages of the initial amount: 90% at December 31, 2000, 69.2% at December 31, 2001, 48.4% at December 31, 2002, 27.5% at December 31, 2003 and 0%
at December 31, 2004. The Term Loan is required to be repaid by the Company in equal quarterly installments beginning on September 30, 1997 with the quarterly payment escalating annually through the final maturity date of December 31, 2004.


     Concurrently with the Common Stock Offering and the Preferred Stock Offering the Company has requested that the Banks approve a reduction in the $600 million Term Loan by $275 million (to $325 million) and an increase in the $400 million Revolving Credit Facility by $275 million (to $675 million). If the Banks approve the Company's request, the commitments under the Revolving Credit Facility, as increased, will be subject to mandatory quarterly reductions to the following percentages of the increased amount: 97.7% at December 31, 1997, 93.3% at December 31, 1998, 88.6% at December 31, 1999, 76.6% at December 31, 2000,
58.1% at December 31, 2004. The Term Loan, as amended, will be required to be repaid by the Company in equal quarterly installments beginning September 30, 1997 with the quarterly payments escalating annually through the final maturity date of December 31, 2004.

     The Company is entitled to prepay the outstanding amounts under the Revolving Credit Facility and the Term Loan subject to certain prepayment conditions and certain notice provisions at any time and from time to time. Partial prepayments of the Term Loan are applied in the inverse order of maturity to the outstanding loans on a pro rata basis. Prepaid amounts of the Term Loan may not be reborrowed. In addition, the Company is required to pay an amount equal to (i) 100% of the net proceeds from the sale of assets (other than in the ordinary course of business) not used within 270 days, (ii) insurance recoveries and condemnation proceeds not used for permitted uses within 270 days
(iii) 80% of net Equity Issuance (as defined in the Bank Credit Agreement), net of prior approved uses and certain other exclusions not used within 270 days unless the Company has a contract to reinvest the proceeds within 90 days of the 270 days, and (iv) 50% of Excess Cash Flow so long as Total Debt/Adjusted EBITDA (each as defined in the Bank Credit Agreement) is greater than or equal to 5.0x, to the Banks for application first to prepay the Term Loan, pro rata in inverse order of maturity, and then to prepay outstanding amounts under the Revolving Credit Facility with a corresponding reduction in commitment.

     In addition to the Revolving Credit Facility and the Term Loans, the Bank Credit Agreement provides that the Banks may, but are not obligated to, loan the Company up to an additional $400 million at any time prior to September 29, 1998 (the "Incremental Facility"). This additional loan, if agreed to by the Agent and a majority of the Banks, would be in the form of a senior secured standby multiple draw term loan. The Incremental Facility would be available to fund the acquisition of WSYX and certain other acquisitions and would be repayable in equal quarterly installments beginning September 30, 1998, with the quarterly payment escalating annually through the final maturity date of December 30, 2004.

     The Company's obligations under the Bank Credit Agreement are secured by a pledge of substantially all of the Company's assets, including the stock of all of the Company's subsidiaries other than KDSM, Inc., KDSM Licensee, Inc., the Trust and Cresap Enterprises, Inc. The subsidiaries of the Company (other than

KDSM, Inc., KDSM Licensee, Inc., Cresap Enterprises, Inc. and the Trust) as well as Gerstell Development Corporation, Keyser Investment Group, Inc. and Cunningham Communications (each a "Stockholder Affiliate"), have guaranteed the obligations of the Company. In addition, all subsidiaries of the Company (other than Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee, Inc. and the Trust) have pledged, to the extent permitted by law, all of their assets to the Banks and Gerstell Development Corporation, Keyser Investment Group, Inc. and Cunningham Communications have pledged certain real property to the Banks.


     The Company has caused the FCC license for each television station (to the extent such license has been transferred or acquired) or the option to acquire such licenses to be held in a single-purpose entity utilized solely for such purpose (the "TV License Subsidiaries") with the exception of the options for WTTV and WTTK in the Indianapolis DMA, both of which are held by a single entity. The TV License Subsidiaries are in all instances owned by wholly-owned indirect subsidiaries of the Company. Additionally, the Company has caused the FCC licenses of the radio stations in each local market to be held by a single purpose entity utilized solely for that purpose (the "Radio License Subsidiaries"). The Radio License Subsidiaries are in all instances owned by wholly-owned indirect subsidiaries of the Company.



     Interest on amounts drawn under the Bank Credit Agreement is, at the option of Company, equal to (i) the London Interbank Offered Rate plus a margin of .50% to 1.875% for the Revolving Credit Facility and 2.75% for the Term Loan, or (ii) the Base Rate, which equals the higher of the Federal Funds Rate plus 1/2 of 1% or the Prime Rate of Chase, plus a margin of zero to .625% for the Revolving Credit Facility and the Term Loan. The Company must maintain interest rate hedging arrangements or instruments for at least 60% of the principal amount of the facilities until May 20, 1999.


     The Bank Credit Agreement contains a number of covenants which restrict the operations of the Company and its subsidiaries, including the ability to: (i) merge, consolidate, acquire or sell assets; (ii) create additional indebtedness or liens; (iii) pay dividends on the Parent Preferred; (iv) enter into certain arrangements with or investments in affiliates; and (v) change the business or ownership of the Company. The Company and its subsidiaries are also prohibited under the Bank Credit Agreement from incurring obligations relating to the acquisition of programming if, as a result of such acquisition, the cash payments on such programming exceed specified amounts set forth in the Bank Credit Agreement.



     In addition, the Company must comply with certain other financial covenants in the Bank Credit Agreement which include: (i) Fixed Charges Ratio (as defined in the Bank Credit Agreement) of no less than 1.05 to 1 at any time; (ii) Interest Coverage Ratio (as defined in the Bank Credit Agreement) of no less than 1.8 to 1 from the Restatement Effective Date (as defined in the Bank Credit Agreement) to December 30, 1998 and increasing each fiscal year to 2.20 to 1 from December 31, 2000 and thereafter; and (iii) a Senior Indebtedness Ratio (as defined in the Bank Credit Agreement) of no greater than 5.0x from the Restatement Effective Date declining to 4.0x by December 31, 2001 and at all times thereafter and (iv) a Total Indebtedness Ratio (as defined in the Bank Credit Agreement) of no greater than 6.75 to 1 from the Restatement Effective Date declining to 4.00 to 1 by December 31, 2001 and at all times thereafter.


     The Events of Default under the Bank Credit Agreement include, among others: (i) the failure to pay principal, interest or other amounts when due;
(ii) the making of untrue representations and warranties in connection with the Bank Credit Agreement; (iii) a default by the Company or the subsidiaries in the performance of its obligations under the Bank Credit Agreement or certain related security documents; (iv) certain events of insolvency or bankruptcy, (v) the rendering of certain money judgments against the Company or its subsidiaries; (vi) the incurrence of certain liabilities to certain plans governed by the Employee Retirement Income Security Act of 1974; (vii) a change of control or ownership of the Company or its subsidiaries; (viii) the security documents being terminated and ceasing to be in full force and effect; (ix) any broadcast license (other than a non-material license) being terminated, forfeited or revoked or failing to be renewed for any reason whatsoever or for any reason a subsidiary shall at any time cease to be a licensee under any broadcast license (other than a non-material broadcast license); (x) any LMA or options to acquire License Assets being terminated for any reason whatsoever;
(xi) any amendment, modification, supplement or waiver of the provisions of the Indenture without the prior written consent of the majority lenders; and (xii) a payment default on any other indebtedness of the Company if the principal amount of such indebtedness exceeds $5 million.

Description of Existing Notes Under Existing Indentures


     THE EXISTING NOTES WERE ISSUED UNDER INDENTURES DATED DECEMBER 9, 1993 AS AMENDED, MODIFIED OR supplemented from time to time (the "1993 Indenture") and August 28, 1995 (the "1995 Indenture" and July 2, 1997 (the "1997 Indenture" and as amended, modified, or supplemented from time to time together with the 1993 Indenture and the 1995 Indenture, the "Existing Indentures"). Pursuant to the terms of the Existing Indentures, the Existing Notes are guaranteed, jointly and severally, on a senior subordinated unsecured basis by all of the Subsidiaries, except Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee, Inc.
and the Trust.


     The 1993 Notes mature on December 15, 2003, the 1995 Notes mature on September 30, 2005 and the 1997 Notes mature on July 15, 2007, and are unsecured senior subordinated obligations of the Company. The 1993 Indenture limited the aggregate principal amount of the 1993 Notes to $200.0 million, the 1995 Indenture limited the aggregate principal amount of the 1995 Notes to $300.0 million and the 1997 Indenture limited the aggregate principal amount of the 1997 Notes to $200.0 million. The 1993 Notes bear interest at the rate of 10% per annum payable semi-annually on June 15 and December 15 of each year, the 1995 Notes bear interest at a rate of 10% per annum payable semi-annually on September 30 and March 30 of each year and the 1997 Notes bear interest at a rate of 9% per annum payable semi-annually on January 15 and July 15 of each year.


     The Company issued $200.0 million of the 1993 Notes on December 9, 1993. $100.0 million of these Notes were subsequently redeemed by the Company in March 1994 with proceeds from the sale of the original 1993 Notes that had been held in escrow pending their expected use in connection with certain acquisitions of the Company that were instead financed through drawings under the Bank Credit Agreement. As of the date hereof, $100.0 million of the 1993 Notes remain outstanding. The Company issued $300.0 million of the 1995 Notes on August 28, 1995. As of the date hereof, $300.0 million of the 1995 Notes remain outstanding and $200.0 million of the 1997 Notes remain outstanding.

     The 1993 Notes are redeemable in whole or in part prior to maturity at the option of the Company on or after December 15, 1998 at certain redemption prices specified in the 1993 Indenture. The 1995 Notes are redeemable in whole or in part prior to maturity at the option of the Company on or after September 30, 2000 at certain redemption prices specified in the 1995 Indenture. The 1997 Notes are redeemable in whole or in part prior to maturity at the option of the Company on or after July 15, 2002 at certain redemption prices specified in the 1997 Indenture.

     The Existing Notes are general unsecured obligations of the Company and subordinated in right of payment to all Senior Indebtedness (as defined in the Existing Indentures), including all indebtedness of the Company under the Bank Credit Agreement.

     Upon a change of control (as defined in the Existing Indentures), each holder of the Existing Notes will have the right to require the Company to repurchase such holder's Existing Notes at a price equal to 101% of the principal amount plus accrued interest through the date of repurchase. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in an acceleration of the indebtedness under the Bank Credit Agreement. See "Description of Indebtedness of Sinclair - Bank Credit Agreement." In addition, the Company will be obligated to offer to repurchase Existing Notes at 100% of their principal amount plus accrued interest through the date of repurchase in the event of certain asset sales.

     The Existing Indentures include covenants that impose certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends, or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right to the payment of any senior debt and senior in right of payment to the Existing Notes, incur liens, impose restrictions on the ability of the subsidiary to pay dividends or make any payments to the Company, or merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company. See "Risk Factors Restrictions Imposed by Terms of Indebtedness" in the accompanying Prospectus.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material federal income tax consequences of the purchase, ownership, conversion, redemption, and disposition of the Convertible Exchangeable Preferred Stock and the Exchange Debentures. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect). This summary addresses only the tax consequences of the purchase, ownership, conversion, redemption and disposition of the Convertible Exchangeable Preferred Stock and the Exchange Debentures by a person who is (i) for United States federal income tax purposes a citizen or resident of the United States (including certain former citizens and former long-term residents), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (except, to the extent, in the case of a partnership, the partnership is treated as foreign under regulations), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to an investor's decision to purchase the Convertible Exchangeable
Preferred Stock, such as foreign, state and local, or estate and gift tax consequences, and it is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules.

     In addition, the summary is (i) limited to initial purchasers who will acquire the Convertible Exchangeable Preferred Stock pursuant to the Offering made by this Prospectus Supplement and any Exchange Debentures received in exchange therefor, and (ii) assumes that the Convertible Exchangeable Preferred Stock and Exchange Debentures will be held as capital assets (generally, property held for investment within the meaning of Section 1221 of the Code). Holders should note that there can be no assurance that the Internal Revenue Service ("IRS") will take a similar view with respect to the tax consequences described below and that no ruling has been or will be requested by the Company from the IRS on any tax matters relating to the Convertible Exchangeable Preferred Stock or Exchange Debentures. ALL PROSPECTIVE HOLDERS OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION, REDEMPTION, AND DISPOSITION OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES.



DIVIDENDS AND OTHER DISTRIBUTIONS

     Distributions on the Convertible Exchangeable Preferred Stock will be taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits, as determined for federal income tax purposes. Any distribution in excess of current or accumulated earnings and profits will be treated first as a nontaxable return of capital reducing the holder's tax basis in the Convertible Exchangeable Preferred Stock. Any distribution in excess of the holder's basis in the Convertible Exchangeable Preferred Stock will be treated as a capital gain.

     Dividends received by corporate holders of Convertible Exchangeable Preferred Stock will qualify for the 70% dividends received deduction under
Section 243 of the Code if the holding period and other requirements for such deduction are met, subject to the limitations in Section 246 and 246A of the Code (although the benefits of the deductions may be reduced or eliminated by the corporate alternative minimum tax). Under Section 246(c) of the Code the 70% dividends received deduction is disallowed for any dividend with respect to stock (i) that is held for 45 days or less during the 90 day period beginning 45 days before the ex-dividend date (or held 90 days or less in the 180 day period beginning 90 days before the ex-dividend date in the case of a dividend on stock having preference in dividends which are attributable to a period or periods aggregating more than 366 days), or (ii) if the taxpayer is under an obligation to make related payments with respect to positions in substantially similar or related property. In addition, a taxpayer's holding period for these purposes is suspended during any period in which the taxpayer has an option to sell, is under a contractual obligation to sell, has made (and not closed) a short sale of, or has granted an option to buy, substantially identical stock or securities, or holds one or more positions with respect to substantially similar or related property that diminish the risk of loss from holding the stock. Finally, under Section 246A of the Code, the dividends received deduction may be reduced or eliminated if a corporate holder's shares of Convertible Exchangeable Preferred Stock are debt financed.

     Section 1059 of the Code requires a corporate holder of stock to reduce (but not below zero) its basis in the stock by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held the stock subject to a risk of loss for more than 2 years before the date of the announcement, declaration, or agreement (whichever is earliest) with respect to the extraordinary dividend or if the distribution occurs in the context of a redemption, as discussed below.

     A holder will recognize gain in the year the dividend is received to the extent the nontaxed portion of any extraordinary dividend exceeds the holder's adjusted tax basis for the stock. Generally, the "nontaxed portion" of an extraordinary dividend is the amount excluded from income under Section 243 of the Code (relating to the dividends received deduction described above). An "extraordinary dividend" is a dividend that (i) equals or exceeds 5% of the holder's adjusted tax basis in the stock (reduced for this purpose by the nontaxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend, provided, however, that in either case the fair market value of the stock (as of the day before the ex-dividend date) may be substituted for stock basis if the fair market value of the stock can be established by the holder to the satisfaction of the IRS.

     An extraordinary dividend would also include any amount treated as a dividend in the case of a redemption (including an exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures) that is either non-pro rata as to all stockholders or in partial liquidation of the Company, regardless of the relative size of the dividend and regardless of the corporate holder's holding period for the Convertible Exchangeable Preferred Stock. In addition, "extraordinary dividend" treatment will result without regard to the period stock is held if a redemption is treated as a dividend by reason of options being taken into account under Section 318(a)(4) of the Code. Thus, if, as discussed below, the exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures is treated as a dividend, any such dividend may be an extraordinary dividend to corporate holders.

     Special rules overriding the general application of Code Section 1059 apply with respect to "qualified preferred dividends," which are defined as any fixed dividends paid on stock that provide for a fixed preferred dividend to be paid not less frequently than annually, provided that no such dividends were in arrears at the time the holder acquired the stock. Where a qualified preferred dividend exceeds the 5% or 20% limitations described above, it will be treated as an extraordinary dividend only if (i) the actual rate of return on the stock for the period the stock has been held by the holder receiving the dividend exceeds 15%, or (ii) such rate of return does not exceed 15% and the holder disposes of such stock before holding it, subject to risk of loss, for 5 years. In the latter case, however, the amount treated as an extraordinary dividend is generally limited to the excess of the actual rate of return over the stated rate of return. For purposes of determining the actual or stated rate of return, a holder should compare the actual or stated annual dividends to the lesser of
(a) the holder's adjusted tax basis for the stock, or (b) the liquidation preference of the stock. The length of time that a taxpayer is deemed to have held stock for purposes of Section 1059 of the Code is determined under principles similar to those contained in Section 246(c) of the Code, described above.


REDEMPTION PREMIUM

     Under Section 305(c) of the Code and applicable Treasury Regulations, if the Convertible Exchangeable Preferred Stock is redeemable at a premium, the entire premium may be taxable as a constructive distribution to the holder (treated as a dividend, a non-taxable return of capital, or capital gain pursuant to the rules summarized above under the caption "Dividends and Other Distributions"). Holders would be required to recognize such redemption premium before payment is actually received under a constant interest rate method similar to that described below for accruing original issue discount.

     The Company does not intend to treat the Convertible Exchangeable Preferred Stock as having such a redemption premium reportable under the constant interest rate method because the Company believes that there are no plans, arrangements, or agreements that effectively require or are intended to compel it to redeem or exchange the Convertible Exchangeable Preferred Stock. Were the IRS to disagree with the Company's conclusion, holders could be required to report any redemption premium as described above. Moreover, holders who are related to the Company within the meaning of Treasury regulations under Section 305 may be subject to different rules.


SALE, REDEMPTION, OR EXCHANGE OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


Sale

     On the sale of shares of Convertible Exchangeable Preferred Stock, gain or loss will be recognized by the holder in an amount equal to the difference between (i) the amount of cash and fair market value of any property received on such sale (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of the Company's current or accumulated earnings and profits), and (ii) the holder's adjusted tax basis in the Convertible Exchangeable Preferred Stock. Such gain or loss will be capital gain or loss if the shares of Convertible Exchangeable Preferred Stock are held as capital assets. For certain noncorporate holders (including individuals), the rate of taxation of capital gains will depend upon
(i) the holder's holding period for the Convertible Exchangeable Preferred Stock (with the lowest rate available only for Convertible Exchangeable Preferred Stock held more than 18 months) and (ii) the holder's marginal tax rate for ordinary income. Holders of Convertible Exchangeable Preferred Stock should consult their tax advisors with respect to applicable rates and holding periods, and netting rules for capital losses.


Redemption

     A redemption of shares of Convertible Exchangeable Preferred Stock will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend, a non-taxable return of capital, or capital gain, pursuant to the rules summarized above under the caption "Dividends and Other Distributions" unless the redemption satisfies certain tests set forth in Section 302(b) of the Code, in which case the redemption will be treated as a sale or exchange of the Convertible Exchangeable Preferred Stock, the tax treatment of which is described in the preceding paragraph. The redemption will have satisfied such tests under Section 302(b) of the Code if it
(i) is "substantially disproportionate" with respect to the holder, (ii) results in a "complete termination" of the holder's stock interest in the company, or
(iii) is "not essentially equivalent to a dividend" with respect to the holder. A distribution to a holder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in such holder's proportionate interest in the Company. If, as a result of the redemption of the Convertible Exchangeable Preferred Stock, a holder, whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs, experiences a reduction in his proportionate interest in the Company (taking into account shares deemed owned by the holder under Sections 302(c) and 318 of the Code and, in certain events, dispositions of stock which occur contemporaneously with the redemption), then, based upon published IRS rulings, such holder may be regarded as having suffered a meaningful reduction in his interest in the Company. In determining whether any of these tests has been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Sections 302(c) and 318 of the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular holder of Convertible Exchangeable Preferred Stock depends on the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

     If a redemption of the Convertible Exchangeable Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of property received by the holder without any offset for the holder's basis in the Convertible Exchangeable Preferred Stock. The holder's adjusted tax basis in the redeemed Convertible Exchangeable Preferred Stock will be transferred to any of the holder's remaining stock holdings in the Company. If, however, the holder has no remaining stock holdings in the Company, such basis could be lost.

     Any redemption of the Convertible Exchangeable Preferred Stock that is treated as a dividend and that is non-pro rata as to all stockholders, including holders of Class A Common Stock, will be subject to the "extraordinary dividend" provisions of Code Section 1059 discussed above under the caption "Dividends and Other Distributions."


Exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures

     An exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures will be a taxable event for federal income tax purposes. For the reasons set forth below, it is unclear whether, standing alone, the exchange would be treated as a sale or exchange of the Convertible Exchangeable Preferred Stock or would be taxable as a dividend. This is so because an exchange of the Convertible Exchangeable Preferred Stock will be subject to the same general rules as a redemption for cash or property. However, since a holder of Exchange Debentures will be treated under the constructive ownership rules of the Code as owning the Class A Common Stock into which the Exchange Debentures are convertible, in applying Section 302 of the Code, a redemption of the Convertible Exchangeable Preferred Stock may not, standing alone, satisfy the "complete termination" or the "substantially disproportionate" tests of Code
Section 302(b), as described above. Such a redemption may, therefore, be taxable as a dividend to the extent of the Company's current or accumulated earnings and profits, unless, based on all the facts and circumstances, it satisfies either the "not essentially equivalent to a dividend" test or unless any of the foregoing tests could otherwise be satisfied. Although the Company intends to take the position that the redemption of the Convertible Exchangeable Preferred Stock for Exchange Debentures is a sale or exchange for federal income tax purposes that is "not essentially equivalent to a dividend," no assurance can be given that an exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures will be treated as a sale or exchange for federal income tax purposes. Based on published rulings, a holder who does not desire dividend treatment and who sells or otherwise disposes of a portion of the Convertible Exchangeable Preferred Stock or Exchange Debentures to unrelated parties substantially contemporaneously with the exchange of the Convertible Exchangeable Preferred Stock for Exchange Debentures may increase the likelihood of satisfying one or more of the foregoing tests. Prospective holders should consult their tax advisors as to whether dividend treatment might apply to them on an exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures.

     If any of the foregoing tests under Section 302 of the Code are met, the exchange of shares of Convertible Exchangeable Preferred Stock for Exchange Debentures will result in taxable gain or loss based on the difference between
(i) the issue price of the Exchange Debentures (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of the Company's current or accumulated earnings and profits) and (ii) the holder's adjusted tax basis in the Convertible Exchangeable Preferred Stock surrendered in the exchange. The determination of the issue price of the Exchange Debentures is discussed below under the caption "Original Issue Discount."

     If an exchange of the Convertible Exchangeable Preferred Stock for Exchange Debentures is treated as a distribution that is taxable as a dividend, the amount of the distribution will be measured by the issue price of the Exchange Debentures received by the holder. Any amount so treated as a dividend will, in most circumstances, be subject to the "extraordinary dividend" provisions of Code Section 1059 applicable to corporate holders, which is discussed above under the caption "Dividends and Other Distributions." To the extent that dividend treatment results from the exchange, a holder's adjusted tax basis in the exchanged Convertible Exchangeable Preferred Stock will be transferred to such holder's remaining stock holdings, if any, in the Company. If the holder does not retain any stock ownership in the Company, such holder's basis may be transferred to any shares owned by a related person or to any

Exchange Debentures received in the exchange (although some uncertainty exists with respect to the holder's ability to apply such basis to the Exchange
Debentures) or the holder may lose such basis entirely. If such basis is transferred to the Exchange Debentures received, it may have an effect on subsequent calculations of original issue discount or bond premium.

STATED INTEREST ON EXCHANGE DEBENTURES

     The stated interest on the Exchange Debentures will be taxable as ordinary income when received by a holder utilizing the cash receipts and disbursements method of tax accounting and when accrued by a holder utilizing the accrual method of tax accounting, unless the Exchange Debentures are issued with original issue discount or premium, in which case the rules described below will apply.

ORIGINAL ISSUE DISCOUNT

     An Exchange Debenture that is issued for an issue price that is less than its stated redemption price at maturity will generally be considered to have been issued with original issue discount for United States federal income tax purposes. If the Exchange Debentures are traded on an established securities market within the meaning of Section 1273(b) of the Code, the "issue price" of an Exchange Debenture will equal its fair market value on the issue date. If the Exchange Debentures are not traded on an established market and the Convertible Exchangeable Preferred Stock is traded on an established market, the "issue price" of an Exchange Debenture will equal the fair market value of the Convertible Exchangeable Preferred Stock on the issue date. In the event that neither the Convertible Exchangeable Preferred Stock nor the Exchange Debentures are traded on an established securities market, and absent any "potentially abusive situation," the issue price of the Exchange Debentures will be their stated principal amount, or, in the event the Exchange Debentures do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, their "imputed principal amount" as determined under Section 1274 of the Code using the applicable federal rate ("AFR") in effect as of the date of the exchange. The "stated redemption price at maturity" of an Exchange Debenture will equal the sum of all payments required under the Exchange Debenture other than payments of qualified stated interest. "Qualified stated interest" generally means stated interest unconditionally payable as a series of payments in cash or property (other than debt instruments of the Company) at least annually during the entire term of the Exchange Debenture at a single fixed rate of interest that appropriately takes into account the length of the interval between payments.

     An Exchange Debenture will not be considered to have original issue discount if the difference between the Exchange Debenture's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e. one-quarter of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity. Holders of Exchange Debentures with a de minimis amount of original issue discount will generally include such original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on such Exchange Debentures.

     A holder of an Exchange Debenture with original issue discount will be required to include qualified stated interest payments in income as such payments are received or accrued in accordance with the holder's method of accounting for federal income tax purposes. A holder will be required to include original issue discount in income for federal income tax purposes as it accrues, regardless of accounting method, in accordance with a constant yield method based on a compounding of interest. As a consequence, holders may be required to include interest on Exchange Debentures with original issue discount in income before receiving the corresponding interest payments.

     If issued with original issue discount, the Exchange Debentures may be subject to the provision of the Code dealing with high-yield discount obligations, in which case a certain portion of the original issue discount may be treated as a dividend with respect to the stock of the Company and the rules applicable to distributions with respect to the Convertible Exchangeable Preferred Stock may apply.

PREMIUM

     If a holder's tax basis in an Exchange Debenture exceeds the amount payable at maturity, Section 171 of the Code provides for an election whereby the excess or premium, to the extent not attributable to the conversion privilege of the Exchange Debenture, can be offset against (and thereby reduce) taxable income attributable to interest received on the Exchange Debenture. The premium is amortized, as an offset to interest received, over the remaining term of the Exchange Debenture. An election under Section 171 of the Code generally is binding once made and applies to all obligations owned or subsequently acquired by the taxpayer. In addition, if the price paid for an Exchange Debenture is in excess of the "adjusted issue price" of the Exchange Debenture at the time of the purchase, but less than the Exchange Debenture's stated redemption price at maturity, the regulations allow the holder to take the "acquisition premium" into account thereby reducing the amount of original issue discount otherwise required to be included in income.


MARKET DISCOUNT

     The market discount provisions of Sections 1276-1278 of the Code generally provide that, subject to a statutorily-defined de minimis exception, if a holder of an Exchange Debenture purchases it at a market discount and thereafter recognizes gain on the disposition of the Exchange Debenture (including a gift), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that accrued while the Exchange Debenture was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase of an Exchange Debenture with original issue discount at or after the original issue at a price below the revised issue price. The revised issue price equals the original issue price of the Exchange Debenture plus the aggregate amount of original issue discount includible in income with respect to the Exchange Debenture before the date of its purchase. The market discount rules also provide that a holder who acquires an Exchange Debenture at a market discount (and who does not elect to include such market discount in income on a current basis) may be required to defer a portion of any interest incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

     The Exchange Debentures provide that they may be redeemed, in whole or in part, before maturity. If some or all of the Exchange Debentures are redeemed, each holder of an Exchange Debenture that was acquired at a market discount would be required to treat the principal payment as ordinary interest income to the extent of any accrued market discount on such Exchange Debenture.

     A holder of an Exchange Debenture may elect to have market discount accrue on a constant interest rate basis or a straight line basis. In addition, a holder of an Exchange Debenture acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a holder of an Exchange Debenture elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or certain other disposition of such Exchange Debenture and the deferral of interest deduction on indebtedness related to such Exchange Debenture will not apply.


REDEMPTION OR SALE OF EXCHANGE DEBENTURES

     In general, a holder of an Exchange Debenture will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the Exchange Debenture measured by the difference between (i) the amount of cash and the fair market value of property received (except to the extent attributable to the payment of accrued interest not previously included in income) and (ii) the holder's tax basis in the Exchange Debenture. The tax basis of an Exchange Debenture to a holder will generally equal its cost, or in the case of a holder who received an Exchange Debenture in exchange for Convertible Exchangeable Preferred Stock, the issue price of the Exchange Debenture on the date of issue (in either case increased by any original issue discount or market discount previously included in income by the holder and decreased by any cash payments received, other than payments constituting qualified stated interest, and any amortizable bond premium deducted over the term of the Exchange Debenture). Subject to the market discount rules discussed above, any such gain or loss will generally be capital gain or loss, the tax consequences of which are discussed under the caption "Sale, Redemption, or Exchange of Convertible Exchangeable Preferred Stock."

CONVERSION  OF  CONVERTIBLE  EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES
INTO
CLASS A COMMON STOCK

     In general, no gain or loss will be recognized for federal income tax purposes upon conversion of the Convertible Exchangeable Preferred Stock or the Exchange Debentures solely into shares of Class A Common Stock. However, if dividends on the Convertible Exchangeable Preferred Stock were in arrears at the time of conversion, a portion of the Class A Common Stock received in exchange for the Convertible Exchangeable Preferred Stock would be viewed under Section 305(c) of the Code as a distribution with respect to the Convertible Exchangeable Preferred Stock, taxable as a dividend at the time of the exchange. Similarly, if interest on the Exchange Debentures were in arrears at the time of conversion, a portion of the Class A Common Stock received in exchange for the Exchange Debentures would be taxable as ordinary interest income at the time of the exchange. In addition, a holder will recognize gain or loss on receipt of cash in lieu of fractional shares of Class A Common Stock in an amount equal to the difference between the amount of cash received and the holder's tax basis in such fractional shares. Except to the extent of cash paid in lieu of fractional shares of Class A Common Stock, the adjusted tax basis for the shares of Class A Common Stock received upon conversion will be equal to the adjusted tax basis of the Convertible Exchangeable Preferred Stock or the Exchange Debentures converted, and, provided the Convertible Exchangeable Preferred Stock or the Exchange Debentures are held as capital assets, the holding period of the shares of Class A Common Stock will include the holding period of the Convertible Exchangeable Preferred Stock or the Exchange Debentures converted. Any accrued market discount not previously included in income as of the date of the conversion of Exchange Debentures will carry over to the Class A Common Stock received on conversion and gain realized upon the subsequent disposition of the Class A Common Stock will be treated as ordinary income to the extent of such market discount.


ADJUSTMENTS TO CONVERSION PRICE

     Adjustments in the conversion price (or the failure to make such adjustments) pursuant to the anti-dilution provisions of the Convertible Exchangeable Preferred Stock or the Exchange Debentures to reflect distributions of cash or property to holders of Class A Common Stock, or pursuant to the optional adjustment provisions permitted to be made by the Company, may result in constructive distributions to holders of Convertible Exchangeable Preferred Stock or Exchange Debentures that could be taxable to them as dividends pursuant to Section 305 of the Code. If such a constructive distribution were to occur, a holder of Convertible Exchangeable Preferred Stock or Exchange Debentures could be required to recognize ordinary income for tax purposes without receiving a corresponding distribution of cash.


Backup Withholding and Reporting Requirements

     Information reporting to the IRS is required for dividends, interest payments and original issue discount accruals for certain noncorporate holders (including individuals). These noncorporate holders may be subject to backup withholding at a rate of 31 percent on payments of dividends, principal, premium and interest (including original issue discount, if any) on, and the proceeds of a sale, exchange, or redemption of, shares of Convertible Exchangeable Preferred Stock or the Exchange Debentures. Backup withholding will apply only if the holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, would be his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The application for exemption is available by providing a properly completed IRS Form W-9. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The Company will report to the holders of Convertible Exchangeable Preferred Stock or Exchange Debentures and the IRS the amount of any "reportable payments" and any amount withheld with respect to the Convertible Exchangeable Preferred Stock or Exchange Debentures during each calendar year.

Special Tax Rules Applicable to Foreign Holders


General

     As used herein, a "Non-U.S. Holder" means any individual or entity other than a holder of Convertible Exchangeable Preferred Stock that is (i) a citizen or resident of the United States (including certain former citizens and former residents), (ii) a partnership, corporation (including an entity treated as a corporation or partnership for United States federal income tax purposes) or other entity created or organized in the United States or under the laws of the United States or of any political subdivision organized thereof (other than any partnership treated as foreign under federal regulations), (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust with respect to the administration of which a court within the United States is able to exercise primary supervision and which has one or more United States fiduciaries, who have the authority to control all substantial decisions of the trust.

     An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a non-resident alien) by virtue of being present in the United States at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). Resident aliens are subject to United States federal tax as if they were United States citizens.


Dividends on Convertible Exchangeable Preferred Stock

     Subject to the discussion below, any dividends paid to a Non-U.S. Holder of Convertible Exchangeable Preferred Stock generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under present law, for purposes of determining whether tax is to be withheld at a 30% rate or a reduced rate as specified by an income tax treaty, the Company ordinarily will presume that dividends paid to an address in a foreign country are paid to a resident of such country absent definite knowledge that such presumption is not warranted. A Non-U.S. Holder that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amount currently withheld by filing an appropriate claim for refund with the United States Internal Revenue Service. Under proposed regulations, a beneficial owner who is a Non-U.S. Holder must submit a properly completed Internal Revenue Service Form W-8 to the Company or a qualified intermediary to be eligible for a tax treaty reduction.

     If a Non-U.S. Holder is engaged in a trade or business in the United States, and if (i) dividends on the Convertible Exchangeable Preferred Stock are effectively connected with the conduct of such trade or business or (ii) if a tax treaty applies, dividends are attributable to a United States permanent establishment of the Non-U.S. Holder, the Non-U.S. Holder will generally be subject to regular United States income tax on such effectively connected income in the same manner as if the Non-U.S. Holder were a United States resident. Such a Non-U.S. Holder will be required to provide the Company a properly executed United States Revenue Service Form 4224 or successor form in order to claim an exemption from the 30% withholding tax.


Interest on Exchange Debentures

     Payments of interest (including original issue discount, if any) on the Exchange Debentures by the Company or any agent of the Company to any Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that in the case of interest (including original issue discount) (1) the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) the Non-U.S. Holder is not (x) a controlled foreign corporation that is related to the Company through stock ownership, or (y) a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (3) either (A) the beneficial owner of the Exchange Debentures certifies to the Company or its agent, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Exchange Debentures on behalf of the beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by the financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. The certification requirement described in clause 3(A) will be fulfilled by the provision of United States Internal Revenue Service Form W-8. Each Non-U.S. Holder of an Exchange Debenture should be aware that if it does not properly provide the required Internal Revenue Service form, or if the Internal Revenue Service form is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the Exchange Debenture may be subject to United States withholding tax at a 30 percent rate.


     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest (including original issue discount, if any) on the Exchange Debentures is effectively connected with the conduct of such trade or business (or, if an income tax treaty applies, and the Non-U.S. Holder maintains a United States "permanent establishment" to which the interest is generally attributable), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), will generally be subject to United States federal income tax on such interest in the same manner as if it were a United States person.


Ownership and Sale of Convertible Exchangeable Preferred Stock and Exchange Debentures


     In general, a Non-U.S. Holder will not be subject to United States federal income tax with respect to any gain realized on a sale or other disposition of Convertible Exchangeable Preferred Stock or Exchange Debentures (including any gain realized on an exchange of Convertible Exchangeable Preferred Stock for Exchange Debentures that is treated as a sale or exchange for United States federal income tax purposes) unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in Code
Section 911 (d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States; (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; or (iii) in certain cases, if the Company is or has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder's holding period. A corporation is generally a "United States real property holding corporation" if the fair market value of its "United States real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although the Company does not believe that it has been or is or will become a "United States real property holding corporation" in the foreseeable future, any such development could have adverse United States tax consequences for Non-U.S. Holders.


     In addition, no federal income tax will be imposed on a Non-U.S. Holder on the conversion of the Convertible Exchangeable Preferred Stock or Exchange Debentures for Class A Common Stock.


     Further, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits, subject to certain adjustments, deemed to have been repatriated from the United States. For purposes of the branch profits tax, dividends or interest on, and any gain recognized on the sale, exchange or other disposition of the Convertible Exchangeable Preferred Stock or the Exchange Debentures, will be included in the effectively connected earnings and profits of such Non-U.S. Holder if such dividends, interest or gain, as the case may be, is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

Federal Estate Tax

     Under Section 2104 of the Code an individual Non-U.S. Holder who owns shares of Convertible Exchangeable Preferred Stock at the time of his death will be required to include the value thereof in his gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. Exchange Debentures held by an individual Non-U.S. Holder at the time of his death will not be included in his gross estate for United States federal estate tax purposes, provided that the individual Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of the Company entitled to vote and, at the time of such individual Non-U.S. Holder's death, payments with respect to such Exchange Debentures would not have been effectively connected with the conduct by such individual Non-U.S. Holder of a trade or business in the United States.


Information Reporting and Backup Withholding

     Under certain circumstances, the Internal Revenue Service requires "information reporting" and "backup withholding" at a rate of 31% with respect to payments of dividends and interest. Non-U.S. Holders generally would be exempt from Internal Revenue Service reporting requirements and United States backup withholding with respect to dividends payable on Convertible Exchangeable Preferred Stock and interest payable on Exchange Debentures. Under proposed regulations, however, a Non-U.S. Holder of Convertible Exchangeable Preferred Stock that fails to certify its Non-U.S. Holder status in accordance with the requirements of the proposed regulations, would under certain circumstances be subject to United States backup withholding at a rate of 31% on payments of dividends and interest. The application for exemption is available by providing a properly completed Internal Revenue Service Form W-8.

     The payment of the proceeds of the disposition of Convertible Exchangeable Preferred Stock or Exchange Debentures by a holder to or through the United States office of a broker or through a non-United States branch of a United States broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the holder either certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition by a Non-U.S. Holder of Convertible Exchangeable Preferred Stock or Exchange Debentures to or through a non-United States office of a non-United States broker will not be subject to backup withholding or information reporting unless the non-United States broker has certain United States relationships.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded (or credited against the holder's United States federal income tax liability, if any) provided that the required information is furnished to the Internal Revenue Service.

     THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE. ACCORDINGLY, EACH PROSPECTIVE HOLDER OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, CONVERSION, REDEMPTION AND DISPOSITION OF THE CONVERTIBLE EXCHANGEABLE PREFERRED STOCK OR EXCHANGE
DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                                  UNDERWRITING


     Under the terms and subject to the conditions stated in the Underwriting Agreement dated the date of this Prospectus Supplement, each of Smith Barney Inc., BT Alex. Brown Incorporated, Credit Suisse First Boston Corporation, Salomon Brothers Inc, Chase Securities Inc. and Furman Selz LLC (the "Underwriters") has severally agreed to purchase, and the Company has agreed to sell to each Underwriter, the number of shares of Convertible Exchangeable Preferred Stock set forth opposite the name of such Underwriter below:






                                                          NUMBER
                      UNDERWRITER                        OF SHARES
------------------------------------------------------- ----------
         Smith Barney Inc.  ...........................
         BT Alex. Brown Incorporated ..................
         Credit Suisse First Boston Corporation  ......
         Salomon Brothers Inc. ........................
         Chase Securities Inc. ........................
         Furman Selz LLC ..............................
          Total .......................................  3,000,000
                                                         =========


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Convertible Exchangeable Preferred Stock offered hereby (other than those covered by the overallotment option described below) if any such shares are taken.

     The Underwriters initially propose to offer part of the shares of Convertible Exchangeable Preferred Stock directly to the public at the public offering price set forth on the cover page of this Prospectus Supplement and part of the shares to certain dealers at a price that represents a concession not in excess of $________ per share below the public offering price. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $________ per share to the other Underwriters or to certain other dealers.
After the initial offering of the shares to the public, the public offering price and such concessions may be changed by the Underwriters.

     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to an aggregate of 450,000 additional shares of Convertible Exchangeable Preferred Stock at the public offering price set forth on the cover page of this Prospectus Supplement less underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares solely for the purpose of covering over-allotments, if any, incurred in connection with the sale of the shares of Convertible Exchangeable Preferred Stock offered hereby. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite each Underwriter's name in the preceding table bears to the total number of shares of Convertible Exchangeable Preferred Stock offered by the Underwriters hereby.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     The Company, its officers and directors and the holders of all of the shares of Class B Common Stock to be outstanding after the Offering have agreed that, for a period of 90 days from the date of this Prospectus Supplement, they will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock of the Company or any securities convertible into, or exercisable or exchangeable for, Common Stock of the Company.

     In connection with this Offering and in compliance with applicable law, the Underwriters may overallot (i.e., sell more shares of Convertible Exchangeable Preferred Stock than the total amount shown on the list of Underwriters which appears above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the shares of Convertible Exchangeable Preferred Stock at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the
Convertible Exchangeable Preferred Stock or effecting purchases of the Convertible Exchangeable Preferred Stock for the purpose of pegging, fixing or maintaining the price of the Convertible Exchangeable Preferred Stock or for the purpose of reducing a syndicate short position created in connection with the Offering. A syndicate short position may be covered by exercise of the option described above in lieu of or in addition to open market purchases. In addition, the contractual arrangements among the Underwriters include a provision whereby, if the Underwriters purchase shares of Convertible Exchangeable Preferred Stock in the open market for the account of the underwriting syndicate and the securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the shares of Convertible Exchangeable Preferred Stock in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

     Smith Barney Inc. and certain of the other Underwriters have and may continue to provide investment banking services to the Company for which they receive customary fees.


     Chase Securities Inc. is an affiliate of The Chase Manhattan Bank which is agent bank and a lender to the Company under the Bank Credit Agreement. The Chase Manhattan Bank will receive its proportionate share of any repayment by the Company of amounts outstanding under the Bank Credit Agreement from the proceeds of the sale of the shares of Convertible Exchangeable Preferred Stock offered hereby. In addition, Chase Securities Inc., The Chase Manhattan Bank and their affiliates participate from time to time in investment banking and commercial banking transactions for the Company.

                           GLOSSARY OF DEFINED TERMS

     "ABC" means Capital Cities/ABC, Inc.

     "Adjusted EBITDA" means broadcast cash flow less corporate overhead expense and is a commonly used measure of performance for broadcast companies. Adjusted EBITDA does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flows, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     "Adjusted   EBITDA  margin"  means  the  Adjusted  EBITDA  divided  by  net broadcast revenues.

     "Amended   Certificate"   means   the  Amended  and  Restated  Articles  of
Incorporation of the Company, as amended.

     "Arbitron" means Arbitron, Inc.

     "Bank Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of May 20, 1997, among the Company, the Subsidiaries, certain lenders named therein, and The Chase Manhattan Bank, as agent.

     "Broadcast cash flow margin" means broadcast cash flow divided by net broadcast revenues.

     "Broadcast  Cash Flow"  means  operating  income  plus  corporate  overhead
expenses,  special  bonuses  paid  to  executive  officers,   non-cash  deferred
compensation, depreciation and amortization, including both tangible and intangible assets and program rights, less cash payment for program rights. Cash program payments represent cash payments made for current program payables and sports rights and do not necessarily correspond to program usage. Special bonuses paid to executive officers are considered unusual and non-recurring. The Company has presented broadcast cash flow data, which the Company believes are comparable to the data provided by other companies in the industry, because such data are commonly used as a measure of performance for broadcast companies. However, broadcast cash flow (i) does not purport to represent cash provided by operating activities as reflected in the Company's consolidated statements of cash flow, (ii) is not a measure of financial performance under generally accepted accounting principles and (iii) should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

     "CBS" means CBS, Inc.

     "Cincinnati/Kansas City Acquisitions" means the Company's acquisition of the assets and liabilities of WSTR-TV (Cincinnati, OH) and KSMO-TV (Kansas City, MO).

     "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share.

     "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

     "Columbus   Option"  means  the  Company's  option  to  purchase  both  the
Non-License Assets and the License Assets relating to WSYX-TV, Columbus, OH.

     "Commission" means the Securities and Exchange Commission.

     "Common  Stock"  means  the  Class  A  Common  Stock and the Class B Common
   Stock.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Company" means Sinclair Broadcast Group, Inc. and its wholly owned subsidiaries.

     "Controlling Stockholders" means David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

     "DAB" means digital audio broadcasting.

     "DBS" means direct-to-home broadcast satellite television.

     "Debt Issuance" means the Company's private placement of the 1997 Notes, in the principal amount of $200,000,000, on July 2, 1997.

     "Designated Market Area" or "DMA" means one of the 211 generally-recognized television market areas.

     "DOJ" means the United States Justice Department.

     "DTV" means digital television.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FCC" means the Federal Communications Commision.

     "FCN" means the Fox Children's Network.

     "Flint Acquisition" means the Company's acquisition of the assets of WSMH-TV (Flint, Michigan).

     "Fox" means Fox Broadcasting Company.

     "Glencairn" means Glencairn, Ltd. and its subsidiaries.

     "Greenville Stations" means radio stations WFBC-FM, WORD-AM, WFBC-AM, WSPA-AM, WSPA-FM, WOLI-FM, and WOLT-FM located in the Greenville/Spartanburg, South Carolina area.

     "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HYTOPS" means the Company's 115/8% High Yield Trust Offered Preferred Securities issued pursuant to the HYTOPS Issuance.

     "HYTOPS Issuance" means the Company's private placement of HYTOPS, in a liquidation amount of $200,000,000, on March 14, 1997.

     "Independent" means a station that is not affiliated with any of ABC, CBS, NBC, FOX, UPN or WB.

     "JSAs" means joint sales agreements pursuant to which an entity has the right, for a fee paid to the owner and operator of a station, to sell substantially all of the commercial advertising on the station.

     "KSC" means Keymarket of South Carolina, Inc.

     "License Assets" means the television and radio station assets essential for broadcasting a television or radio signal in compliance with regulatory guidelines, generally consisting of the FCC license, transmitter, transmission lines, technical equipment, call letters and trademarks, and certain furniture, fixtures and equipment.

     "License Assets Option" means the Company's option to purchase the License Assets of KDNL-TV, St. Louis, MO; KOVR-TV, Sacramento, CA; WTTV-TV and WTTK-TV, Indianapolis, IN; WLOS-TV, Asheville, NC; KABB-TV, San Antonio, TX; and KDSM-TV, Des Moines, IA, which the Company has exercised with respect to all stations other than WTTV-TV and WTTK-TV.

     "LMAs" means program services agreements, time brokerage agreements or local marketing agreements pursuant to which an entity provides programming services to television or radio stations that are not owned by the entity.

     "Major Networks" means each of ABC, CBS or NBC, singly or collectively.

     "MSA" means the Metro Survey Area as defined by Arbitron.

     "MMDS" means multichannel multipoint distribution services.

     "NBC" means the National Broadcasting Company.

     "Nielsen" means the A.C. Nielsen Company Station Index dated May 1996.

     "1993 Notes" means the Company's 10% Senior Subordinated Notes due 2003.

     "1995 Notes" means the Company's 10% Senior Subordinated Notes due 2005.

     "1996 Acquisitions" means the 16 television and 33 radio stations that the Company acquired, obtained options to acquire, or obtained the right to program during 1996 for an aggregate consideration of approximately $1.2 billion.

     "1997 Notes" means the Company's 9% Senior Subordinated Notes due 2007, issued pursuant to the Debt Issuance.

     "Non-License Assets" means the assets relating to operation of a television or radio station other than License Assets.

     "Peoria/Bloomington Acquisition" means the acquisition by the Company of the assets of WYZZ-TV on July 1, 1996.

     "River City" means River City Broadcasting, L.P.

     "River City Acquisition" means the Company's acquisition from River City and the owner of KRRT of certain Non-License Assets, options to acquire certain License and Non-License Assets and rights to provide programming or sales and marketing for certain stations, which was completed May 31, 1996.

     "SCI" means Sinclair Communications, Inc., a wholly owned subsidiary of the Company that holds all of the broadcast operations of the Company.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Stock" means the Company's Series A Exchangeable Preferred Stock, par value $.01 per share, each share of which has been exchanged for a share of the Company's Series B Convertible Preferred Stock.

     "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share.

     "Series C Preferred Stock" means the Company's Series C Preferred Stock, par value $.01 per share.

     "Sinclair" means Sinclair Broadcast Group, Inc. and its wholly owned subsidiaries.

     "Superior Acquisition" means the Company's acquisition of the stock of Superior Communications, Inc. ("Superior").

     "TBAs" means time brokerage agreements; see definition of "LMAs."

     "UHF" means ultra-high frequency.

     "UPN" means United Paramount Television Network Partnership.

     "VHF" means very-high frequency.

     "WB" and the "WB Network" mean The WB Television Network Partners.

================================================================================

       No dealer, salesperson or other person has been AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE ACCOMPANYING PROSPECTUS, IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES OF CONVERTIBLE EXCHANGEABLE PREFERRED STOCK BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THIS DATE HEREOF.
                      -----------------------------------

                               TABLE OF CONTENTS




                                                         PAGE NO.
                                                         ---------
                                   PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary ........................      S-1
Historical and Pro Forma Ratios of Earnings to
   Fixed Charges and of Earnings to Fixed Charges
   and Preferred Dividends ...........................      S-11
Use of Proceeds   ....................................      S-12
Capitalization .......................................      S-13
Pro Forma Consolidated Financial Information of
   Sinclair ..........................................      S-14
Management's Discussion and Analysis of
   Financial Condition and Results of Operations of
   Sinclair ..........................................      S-24
Industry Overview ....................................      S-33
Business of Sinclair .................................      S-36
Management  ..........................................      S-64
Description of Convertible Exchangeable Preferred
   Stock .............................................      S-70
Description of Exchange Debentures  ..................      S-80
Certain Definitions  .................................      S-89
Description of Indebtedness of Sinclair   ............      S-92
Certain Federal Income Tax Considerations    .........      S-95
Underwriting   .......................................     S-105
Glossary of Defined Terms  ...........................      G-1
                                           PROSPECTUS
Available Information   ..............................       1
Incorporation of Certain Documents by Reference       .      1
The Company ..........................................       3
Risk Factors   .......................................       3
Use of Proceeds   ....................................      16
Historical and Pro Forma Ratio of Earnings to Fixed
   Charges  ..........................................      16
Selling Stockholders .................................      17
Description of Debt Securities   .....................      18
Description of Capital Stock  ........................      32
Plan of Distribution .................................      40
Legal Matters  .......................................      41
Experts  .............................................      41


================================================================================

================================================================================




                               3,000,000 SHARES



                        SINCLAIR BROADCAST GROUP, INC.

                         $    CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK





[GRAPHIC OMITTED]



                         ----------------------------


                    P R O S P E C T U S  S U P P L E M E N T


                                        , 1997

                         ----------------------------





                               SMITH BARNEY INC.
                                BT ALEX. BROWN
                          CREDIT SUISSE FIRST BOSTON
                             SALOMON BROTHERS INC
                             CHASE SECURITIES INC.
                                  FURMAN SELZ



================================================================================

                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses payable by the Company in connection with the issuance and distribution of the securities being registered other than any underwriting compensation.





                            ITEM                                  AMOUNT
--------------------------------------------------------------   -----------

     SEC Registration Fee ....................................   $  303,030
     Nasdaq fees .............................................       35,000
     Blue Sky fees and expenses (including legal fees)  ......       35,000
     Printing and engraving expenses  ........................      450,000
     Legal fees and expenses .................................      375,000
     Accounting fees and expenses  ...........................      300,000
     Trustees and registrar fees   ...........................       35,000
     Miscellaneous fees and expenses  ........................       66,970
                                                                 -----------
        Total ................................................   $1,600,000
                                                                 ===========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Amendment and Restatement and By-Laws of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

     Section 12 of Article II of the Amended By-Laws of Sinclair Broadcast Group, Inc. provides as follows:


     A director shall perform his duties as a director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the
Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by:


       (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;


       (b) counsel, certified public accountants, or other persons as to matters
    which  the  director   reasonably   believes  to  be  within  such  person's
    professional or expert competence; or


       (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-Laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

     The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the disposition of any claim or proceeding.

     The Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides for indemnification by the Underwriters of the Registrant's directors, officers and controlling persons against certain liabilities that may be incurred in connection with the Offering, including liabilities under the Securities Act of 1933, as amended.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) EXHIBITS






 EXHIBIT
                               NUMBER DESCRIPTION
-------- -----------------------------------------------------------------------
  1.1*   Form of Common Stock Underwriting Agreement
  1.2*   Form of Debt Security Underwriting Agreement
  1.3*   Form of Preferred Stock Underwriting Agreement
  4.1    Amended and  Restated  certificate  of  Incorporation (incorporated  by reference to the Company's Report on Form 10-Q for the quarterly period ended June 30, 1996.)
  4.2    Bylaws (incorporated by reference to the Company Registration Statement on Form S-1, No. 33-90682)
  4.3    Form of Class A Common Stock  Certificate (incorporated by reference to the Company's registration statement on Form S-1, No. 33-90682)
  4.4*   Form of Articles  Supplementary  relating  to  Preferred  Stock  issued pursuant to this Registration Statement
  4.5    Form of Senior Indenture
  4.6    Form of Senior Subordinated Indenture
  4.7*   Form of Preferred Stock Certificate
  4.8*   Form of Depositary Agreement
  4.9*   Form of Depositary Receipt
  5.1*   Form  of  Opinion of Wilmer, Cutler & Pickering (including the  consent of such firm) regarding legality of securities being offered
  5.2*   Form of Opinion of Thomas & Libowitz,  P.A. (including  the  consent of such firm) regarding legality of securities being offered
 12.1_   Statement re computation of ratios
 23.1    Consent of Wilmer, Cutler & Pickering (incorporated herein by reference to Exhibit 5.1 hereto)
 23.2    Consent of Arthur Andersen LLP,independent certified public accountants
 23.3    Consent  of  KPMG  Peat  Marwick LLP,  independent   certified   public
         accountants
 23.4    Consent of Price Waterhouse LLP, independent accountants, relating  to
         Financial Statements of Kansas City TV 62 Limited Partnership
 23.5    Consent of Price Waterhouse LLP, independent accountants, relating   to
         financial  statements  of Cincinnati TV 64 Limited Partnership
 23.6    Consent of Ernst & Young LLP, independent certified public accountants

 EXHIBIT
                               NUMBER DESCRIPTION
--------- ----------------------------------------------------------------------

 23.7_    Consent of Barry Baker to be named as a director
 23.8_    Consent of Roy F. Coppedge, III to be named as a director
 24.1_    Powers of Attorney for David D. Smith,  Frederick  G. Smith, J. Duncan
          Smith, Robert E.  Smith,  Basil  A. Thomas,  William  Brock,  Lawrence
          McCanna and David B. Amy.
25.1      Statement  of  Eligibility  of Trustee  for  Convertible  Subordinated
          Debentures due 2012 on Form T-1.
25.2      Statement of Eligibility of Trustee For Senior Debentures on Form T-1.


----------

* To be filed by amendment or as an exhibit to be incorporated by reference herein in connection with an offering of the offered securities.

_ Previously filed.


     (B) FINANCIAL STATEMENT SCHEDULES:

     Incorporated by reference to Schedule II of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended.


ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, That paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this amendment to registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 15th day of September , 1997.


                                        SINCLAIR BROADCAST GROUP, INC.

                                        By: /s/ David B. Amy

                                           ------------------------------------

                                           David B. Amy
                                           Chief Financial Officer


                                        THE GUARANTORS LISTED BELOW

                                        By: /s/ David B. Amy
                                            ------------------------------------
                                            David B. Amy
                                            Chief Financial Officer




                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.








        SIGNATURE                             TITLE                           DATE
---------------------------   ---------------------------------------   ------------------
            *                 Chairman of the Board,                       September 15, 1997
-------------------------     Chief Executive Officer,
     David D. Smith           President and Director
                              of the Guarantors listed below
                              (Principal executive officer)

       /s/ David B. Amy       Chief Financial Officer and                  September 15, 1997
-----------------------       Director of the Guarantors listed below
       David B. Amy           (other than Sinclair Communications, Inc.,)
                              (Prinicipal Financial and Accounting Officer
                              of Sinclair Broadcast Group, Inc. and
                              the Guarantors listed below

-------------------------     Director of Sinclair Broadcast Group,        September 15, 1997
     Frederick G. Smith        Inc. and Sinclair Communications,

            *
-------------------------     Director of Sinclair Broadcast Group,
     J. Duncan Smith           Inc. and Sinclair Communications,
                               Inc.

-------------------------     Director of Sinclair Broadcast Group,        September 15, 1997
     Robert E. Smith           Inc. and Sinclair Communications,
                               Inc.

        SIGNATURE                             TITLE                           DATE
---------------------------   ---------------------------------------   ------------------
            *                 Director of Sinclair Broadcast Group,        September 15, 1997
-------------------------      Inc. and Sinclair Communications,
        Basil A. Thomas        Inc.

            *                 Director of Sinclair Broadcast Group,        September 15, 1997
-------------------------      Inc. and Sinclair Communications,
       Lawrence E. McCanna     Inc.



*By: /s/ David B. Amy
     David B. Amy
     Attorney-in-fact


                                   GUARANTORS
Chesapeake Television, Inc.
Chesapeake Television Licensee, Inc.
FSF-TV, Inc.
KABB Licensee, Inc.
KDNL Licensee, Inc.
KSMO, Inc.
KSMO Licensee, Inc.
KUPN Licensee, Inc.
SCI-Indiana Licensee, Inc.
SCI-Sacramento Licensee, Inc.
Sinclair Communications, Inc.
Sinclair Radio of Albuquerque, Inc.
Sinclair Radio of Albuquerque Licensee, Inc.
Sinclair Radio of Buffalo, Inc.
Sinclair Radio of Buffalo Licensee, Inc.
Sinclair Radio of Greenville, Inc.
Sinclair Radio of Greenville Licensee, Inc.
Sinclair Radio of Los Angeles, Inc.
Sinclair Radio of Los Angeles Licensee, Inc.
Sinclair Radio of Memphis, Inc.
Sinclair Radio of Memphis Licensee, Inc.
Sinclair Radio of Nashville, Inc.
Sinclair Radio of Nashville Licensee, Inc.
Sinclair Radio of New Orleans, Inc.
Sinclair Radio of New Orleans Licensee, Inc.
Sinclair Radio of St. Louis, Inc.
Sinclair Radio of St. Louis Licensee, Inc.
Sinclair Radio of Wilkes-Barre, Inc.
Sinclair Radio of Wilkes-Barre Licensee, Inc.
Superior Communications of Kentucky, Inc.
Superior Communications of Oklahoma, Inc.
Superior KY License Corp.
Superior OK License Corp.
Tuscaloosa Broadcasting Inc.
WCGV, Inc.
WCGV Licensee, Inc.
WDBB, Inc.
WLFL, Inc.
WLFL Licensee, Inc.
WLOS Licensee, Inc.
WPGH, Inc.
WPGH Licensee, Inc.
WSMH, Inc.
WSMH Licensee, Inc.
WSTR, Inc.
WSTR Licensee, Inc.
WSYX, Inc.
WTTE, Channel 28, Inc.
WTTE, Channel 28 Licensee, Inc.
WTTO, Inc.
WTTO Licensee, Inc.
WTVZ, Inc.
WTVZ Licensee, Inc.
WYZZ, Inc.
WYZZ Licensee, Inc.

                                 EXHIBIT INDEX
                                ----------------


 EXHIBIT
                               NUMBER DESCRIPTION
-------- -----------------------------------------------------------------------
  1.1*   Form of Common Stock Underwriting Agreement
  1.2*   Form of Debt Security Underwriting Agreement
  1.3*   Form of Preferred Stock Underwriting Agreement
  4.1 Amended and Restated certificate of Incorporation (incorporated by reference to the Company's Report on Form 10-Q for the quarterly period ended June 30, 1996.)
  4.2 Bylaws (incorporated by reference to the Company Registration Statement on Form S-1, No. 33-90682)
  4.3 Form of Class A Common Stock Certificate (incorporated by reference to the Company's registration statement on Form S-1, No. 33-90682)
  4.4* Form of Articles Supplementary relating to Preferred Stock issued pursuant to this Registration Statement
  4.5    Form of Senior Indenture
  4.6    Form of Senior Subordinated Indenture
  4.7*   Form of Preferred Stock Certificate
  4.8*   Form of Depositary Agreement
  4.9*   Form of Depositary Receipt
  5.1* Form of Opinion of Wilmer, Cutler & Pickering (including the consent of such firm) regarding legality of securities being offered
  5.2* Form of Opinion of Thomas & Libowitz, P.A. (including the consent of such firm) regarding legality of securities being offered
 12.1_   Statement re computation of ratios
 23.1 Consent of Wilmer, Cutler & Pickering (incorporated herein by reference to Exhibit 5.1 hereto)
 23.2    Consent of Arthur Andersen LLP,independent certified public accountants
 23.3    Consent  of  KPMG  Peat  Marwick LLP,  independent   certified   public
         accountants
 23.4 Consent of Price Waterhouse LLP, independent accountants, relating to Financial Statements of Kansas City TV 62 Limited Partnership
 23.5    Consent of Price Waterhouse LLP, independent accountants, relating   to
         financial  statements  of Cincinnati TV 64 Limited Partnership
 23.6    Consent of Ernst & Young LLP, independent certified public accountants
 23.7_    Consent of Barry Baker to be named as a director
 23.8_    Consent of Roy F. Coppedge, III to be named as a director
 24.1_ Powers of Attorney for David D. Smith, Frederick G. Smith, J. Duncan Smith, Robert E. Smith, Basil A. Thomas, William Brock, Lawrence McCanna and David B. Amy.
25.1 Statement of Eligibility of Trustee for convertible Subordinated Debentures due 2012 on Form T-1
25.2      Statement of Eligibility of Trustee For Senior Debentures of Form T-1.